     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH   , 1998



                                                      REGISTRATION NO. 333-46233

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               MEDIQ INCORPORATED
             (Exact name of Registrant as specified in its charter)
                            ------------------------

            DELAWARE                            7352                           51-0219413
  (State or Other Jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
      of Incorporation or           Classification Code Number)           Identification No.)
         Organization)

                            ------------------------

                                ONE MEDIQ PLAZA
                              PENNSAUKEN, NJ 08110
                                 (609) 662-3200
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                               THOMAS E. CARROLL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                              PENNSAUKEN, NJ 08110
                                 (609) 662-3200
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

         WILLIAM G. LAWLOR, ESQ.                  F. DOUGLAS RAYMOND, III, ESQ.
          Dechert Price & Rhoads                    Drinker Biddle & Reath LLP
         4000 Bell Atlantic Tower              Philadelphia National Bank Building
             1717 Arch Street                          1345 Chestnut Street
          Philadelphia, PA 19103                   Philadelphia, PA 19107-3496
              (215) 994-4000                              (215) 988-2700

                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and the effective time of the merger (the "Merger") of MQ Acquisition Corporation ("MQ"), a corporation that has been organized by Bruckmann, Rosser, Sherrill & Co. L.P., with and into MEDIQ Incorporated ("MEDIQ" or the "Company"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") between MQ and the Company, dated as of January 14, 1998, which is attached as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement.


    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                       PENNSAUKEN, NEW JERSEY, 08110-1460

                                                                          , 1998

Dear Fellow Stockholders:

    You are cordially invited to attend a Special Meeting of the stockholders of MEDIQ Incorporated (the "Company") to vote on the proposed merger (the "Merger") of the Company with MQ Acquisition Corporation, a Delaware corporation ("MQ") that has been organized by Bruckmann, Rosser, Sherrill & Co., L.P. Details of the Merger are discussed in the enclosed Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transactions.


    At the special meeting, you will be asked to approve and adopt the Agreement and Plan of Merger, dated as of January 14, 1998 (the "Merger Agreement"), and the transactions contemplated thereby. A copy of the Merger Agreement is attached as Annex A to the enclosed Proxy Statement/Prospectus. Please carefully read the accompanying Proxy Statement/Prospectus, which contains a detailed description of the Merger and the Merger Agreement.


    On January 14, 1998, a Special Committee of the Board of Directors (the "Special Committee") and the Board of Directors of the Company, by unanimous vote (i) determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the holders of MEDIQ Common Stock, (ii) determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the holders of MEDIQ Preferred Stock, and (iii) recommended that holders of MEDIQ Common Stock and holders of MEDIQ Preferred Stock each approve the Merger, the Merger Agreement and the transactions contemplated thereby.

    The Merger requires the approval at the Special Meeting of (i) the holders of a majority of the outstanding voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock, voting together as a single class and (ii) the holders of a majority of the outstanding shares of MEDIQ Preferred Stock. Pursuant to stockholder agreements between MQ and certain stockholders of the Company, holders of 4,701,464 shares of Common Stock and 4,730,006 shares of MEDIQ Preferred Stock, representing approximately 24% of the outstanding MEDIQ Common Stock (without giving effect to the conversion of any shares of MEDIQ Preferred Stock into shares of MEDIQ Common Stock), 75% of the outstanding MEDIQ Preferred Stock and approximately 63% of the total combined voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock voting together as a single class (in each case without giving effect to the exercise of any outstanding options to acquire MEDIQ Stock) have agreed to vote their shares in favor of the Merger, the Merger Agreement and the other actions contemplated thereby, subject to the terms and conditions thereof. The affirmative vote of the shares of MEDIQ Stock subject to the stockholder agreements will be sufficient to approve the Merger and the Merger Agreement.

    On behalf of the Board of Directors, I wish to thank you for your support.

    The Special Meeting will be held at the Company's corporate headquarters,
One MEDIQ Plaza, Pennsauken, New Jersey, 08110-1460 on           , 1998,
beginning at 9:00 a.m.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          Very truly yours,

                                          Thomas E. Carroll
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                       PENNSAUKEN, NEW JERSEY, 08110-1460
                                 (609) 662-3200
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD           , 1998

                            ------------------------

To the Stockholders of MEDIQ Incorporated:

    NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (including any adjournments or postponements thereof, the "Special Meeting") of MEDIQ Incorporated, a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters located at One MEDIQ Plaza, Pennsauken, New
Jersey, 08110-1460, on             , 1998, beginning at 9:00 a.m., for the
following purposes, which are more fully described in the accompanying Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"):


        1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 14, 1998 (the "Merger Agreement"), between the Company and MQ Acquisition Corporation, a Delaware corporation ("MQ") organized by Bruckmann, Rosser, Sherrill & Co., L.P., and the transactions contemplated thereby, including the merger of MQ with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, each share of common stock, par value $1.00 per share, of the Company (the "MEDIQ Common Stock") and each share of Series A preferred stock, par value $.50 per share, of the Company (the "MEDIQ Preferred Stock" and, collectively with the MEDIQ Common Stock, the "MEDIQ Shares" or the "MEDIQ Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive (i) $13.75 in cash, without interest, and (ii) 0.075 of a share of the Surviving Corporation's Series A 13% Cumulative Compounding Preferred Stock, par value $.01 per share with a liquidation preference of $10.00 per share ("Series A Preferred Stock"), except for the MEDIQ Shares owned directly or indirectly by MQ or the Company and dissenting shares. Each MEDIQ Share that is issued and outstanding immediately prior to the Effective Time and owned by MQ or the Company or any direct or indirect subsidiary of MQ or the Company will be canceled and no payments or any consideration will be made with respect thereto. See "THE MERGER--Merger Consideration" in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement (including the principal exhibits thereto) is attached as Annex A to the accompanying Proxy Statement/Prospectus.


        2. To transact such other and further business as may properly come before the Special Meeting.

    The Merger requires the approval at the Special Meeting of (i) the holders of a majority of the outstanding voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the outstanding shares of MEDIQ Preferred Stock. Pursuant to stockholder agreements between MQ and certain stockholders of the Company, holders of approximately 4,701,464 shares of Common Stock and 4,730,006 shares of MEDIQ Preferred Stock, representing approximately 24% of the outstanding MEDIQ Common Stock (without giving effect to the conversion of any shares of MEDIQ Preferred Stock into shares of MEDIQ Common Stock), 75% of the outstanding MEDIQ Preferred Stock and approximately 63% of the total combined voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock voting together as a single class (in each case without giving effect to the exercise of any outstanding options to acquire MEDIQ Stock) have agreed to vote their shares in favor of the Merger, the Merger Agreement and the other actions contemplated thereby, subject to the terms and conditions thereof. The affirmative vote of the shares of MEDIQ Stock subject to the stockholders agreements will be sufficient to approve the Merger and the Merger Agreements.

    The record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting is April 1, 1998 (the "Record Date"). Only holders of record of shares of MEDIQ Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of the stockholders entitled to vote at the Special Meeting will be available for examination by any holder of MEDIQ Stock, for proper purposes, during normal business hours, at the Company's corporate headquarters, One MEDIQ Plaza, Pennsauken, New Jersey, 08110-1460, for a period of 10 days prior to the Special Meeting and continuing through the date of the Special Meeting.



    Holders of MEDIQ Common Stock and MEDIQ Preferred Stock who do not vote in favor of the Merger and who comply with the applicable provisions of the Delaware General Corporation Law will be entitled to dissenters' rights of appraisal in connection with the Merger. The full text of Section 262 of the Delaware General Corporation Law relating to the rights of stockholders to dissent from the Merger is attached as Annex C to the accompanying Proxy Statement/Prospectus.


    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON ANY MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Eugene M. Schloss, Jr.

                                          SECRETARY

          , 1998

                            ------------------------

                  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND
            RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                               MEDIQ INCORPORATED
                                ONE MEDIQ PLAZA
                       PENNSAUKEN, NEW JERSEY 08110-1460
                           PROXY STATEMENT/PROSPECTUS
                            ------------------------

    This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being furnished to stockholders of MEDIQ Incorporated, a Delaware corporation ("MEDIQ" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of stockholders of the Company, including any adjournments or postponements thereof, scheduled to
be held on           , 1998 at 9:00 a.m., at the Company's corporate
headquarters located at One MEDIQ Plaza, Pennsauken, NJ 08110-1460 (the "Special Meeting"). This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of MQ Acquisition Corporation, a Delaware corporation ("MQ") that has been organized by Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS"), with and into the Company with the Company as the surviving corporation (the "Surviving Corporation") pursuant to the Agreement and Plan of Merger, dated as of January 14, 1998 (the "Merger Agreement"), between MQ and the Company, and the transactions contemplated thereby.


    Pursuant to the Merger, each share of common stock, par value $1.00 per share, of the Company (the "MEDIQ Common Stock") and each share of Series A preferred stock, par value $.50 per share, of the Company (the "MEDIQ Preferred Stock" and, collectively with the MEDIQ Common Stock, the "MEDIQ Shares" or the "MEDIQ Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive
(i) $13.75 in cash, without interest, and (ii) 0.075 of a share of the Surviving Corporation's Series A 13% Cumulative Compounding Preferred Stock, par value $.01 per share with a liquidation preference of $10.00 per share (the "Series A Preferred Stock") (such cash and Series A Preferred Stock, the "Merger Consideration"), except for MEDIQ Shares owned directly or indirectly by MQ or the Company, Rolled Shares (as defined herein), and Dissenting Shares (as defined herein). Each MEDIQ Share that is issued and outstanding immediately prior to the Effective Time and owned by MQ or the Company or any direct or indirect subsidiary of MQ or the Company, will be canceled and no payments or any consideration will be made with respect thereto. See "THE MERGER--Merger Consideration." As a consequence of the Merger, it is currently expected that at the Effective Time BRS, together with other co-investors selected by BRS, will hold approximately 829,219 shares of Common Stock of the Surviving Corporation (the "Surviving Corporation Common Stock"), representing approximately 82.9% of the outstanding shares of the Surviving Corporation Common Stock, and approximately 5,624,565 shares of Series A Preferred Stock, representing approximately 71.8% of the outstanding shares of Series A Preferred Stock, and a majority of the outstanding shares of each other class of capital stock of the Company. A copy of the Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus.


    This Proxy Statement/Prospectus also constitutes a prospectus of the Company with respect to the shares of Series A Preferred Stock of the Surviving Corporation to be issued in the Merger.

    The Merger requires the approval at the Special Meeting of (i) the holders of a majority of the outstanding voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock, voting together as a single class, and (ii) the holders of a majority of the shares of outstanding MEDIQ Preferred Stock. Pursuant to stockholder agreements between MQ and certain stockholders of the Company, holders of 4,701,464 shares of MEDIQ Common Stock and 4,730,006 shares of MEDIQ Preferred Stock, representing approximately 24% of the outstanding MEDIQ Common Stock (without giving effect to the conversion of any shares of MEDIQ Preferred Stock into shares of MEDIQ Common Stock), 75% of the outstanding MEDIQ Preferred Stock and approximately 63% of the total combined voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock voting together as a single class (in each case excluding treasury shares and without giving effect to the exercise of any outstanding options to acquire MEDIQ Stock), have agreed to vote their shares in favor of the Merger, the Merger Agreement and the other actions contemplated thereby, subject to the terms and conditions thereof. See "THE STOCKHOLDER AGREEMENTS." The affirmative vote of the shares of MEDIQ Stock subject to the stockholders agreements will be sufficient to approve the Merger and the Merger Agreement. Holders of MEDIQ Common Stock and MEDIQ Preferred Stock who do not vote in favor of the Merger and who comply with the applicable provisions of the Delaware General Corporation Law (the "DGCL") will be entitled to dissenters' rights of appraisal in connection with the Merger as described herein. See "DISSENTING STOCKHOLDERS' RIGHTS."


    A Special Committee of the Board of Directors (the "Special Committee") and the Board of Directors (the "Board") of the Company, by unanimous vote of those directors present (who constituted all of the directors then in office) have (i) determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the holders of MEDIQ Common Stock, (ii) determined that the Merger, the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the holders of MEDIQ Preferred Stock, and (iii) recommended that holders of MEDIQ Common Stock and holders of MEDIQ Preferred Stock each approve the Merger, the Merger Agreement and the transactions contemplated thereby.



    MEDIQ Common Stock is listed for trading on the American Stock Exchange (the "AMEX") under the symbol "MED." MEDIQ Preferred Stock is listed for trading on the AMEX under the symbol "MED.Pr". On March 25, 1998, the last reported sale price of MEDIQ Common Stock was $13.625 per share and the last reported sale price of MEDIQ Preferred Stock was $13.375 per share. On January 14, 1998, the last trading day before public announcement of the execution of the Merger Agreement, the last sale price of MEDIQ Common Stock as reported on the AMEX was $11.00 per share. On December 16, 1997, the last day MEDIQ Preferred Stock was traded before public announcement of the execution of the Merger Agreement, the last sale price of MEDIQ Preferred Stock as reported on the AMEX was $11.50 per share (and the last sale price of MEDIQ Common Stock on such date was $11.56). If the Merger is consummated, the Company anticipates that none of the shares of the Surviving Corporation's capital stock will be listed on the AMEX or any other national securities exchange and will not be quoted on the NASDAQ Stock Market. See "RISK FACTORS--Delisting of MEDIQ Common Stock and MEDIQ Preferred Stock From AMEX; Uncertainty Regarding Liquidity and Market Price for Series A Preferred Stock."


    This Proxy Statement/Prospectus, the accompanying form of proxy and the other enclosed documents are first being mailed to holders of MEDIQ Stock on or
about           , 1998.
                         ------------------------------


    SEE "SPECIAL FACTORS" BEGINNING ON PAGE 25 AND "RISK FACTORS" BEGINNING ON PAGE 50 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF MEDIQ STOCK IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER.

                             ---------------------

     NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION
       NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS
           OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR
             ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY
               STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                             CONTRARY IS UNLAWFUL.

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS       , 1998.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................           2

FORWARD-LOOKING STATEMENTS.................................................................................           2

SUMMARY....................................................................................................           4

  The Parties..............................................................................................           5
  The Special Meeting......................................................................................           5
  The Merger...............................................................................................           8
  Certain Federal Income Tax Consequences..................................................................          12
  Treatment of MEDIQ Stock Options.........................................................................          12
  Interests of Certain Persons in the Merger...............................................................          12
  Stockholder Agreements...................................................................................          14
  Stock Option Agreement...................................................................................          15
  The Rollover Agreement...................................................................................          15
  Dissenting Stockholders' Appraisal Rights................................................................          16
  Market Price Information.................................................................................          16
  Funds Required for the Transactions......................................................................          16
  Security Ownership in the Surviving Corporation..........................................................          19
  Selected Consolidated Historical and Pro Forma Financial Data............................................          21

SPECIAL FACTORS............................................................................................          25

  Background of the Merger.................................................................................          25
  Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger...............          33
  Purposes and Reasons of BRS and MQ for the Merger........................................................          35
  Position of BRS and MQ as to Fairness of the Merger......................................................          35
  Purposes and Reasons of the Rotko Entities and Messrs. Carroll and Kaplan in Agreeing to the Merger......          36
  Position of the Rotko Entities and Messrs. Carroll and Kaplan as to Fairness of the Merger...............          36
  Interests of Certain Persons in the Merger...............................................................          37
  Anticipated Accounting Treatment.........................................................................          40
  Federal Income Tax Consequences..........................................................................          40
  Opinion of the Company's Financial Advisor...............................................................          43
  Forecasts; Limits of Reliability.........................................................................          47

RISK FACTORS...............................................................................................          50

  Substantial Leverage; Ability to Service Debt; Stockholders' Deficit.....................................          50
  Restrictive Covenants....................................................................................          51
  Controlling Stockholders of the Company..................................................................          51
  Delisting of MEDIQ Common Stock and MEDIQ Preferred Stock From AMEX; Uncertainty Regarding Liquidity and
    Market Price for Series A Preferred Stock..............................................................          52
  Limited Voting Rights....................................................................................          52
  Restrictions on the Payment of Dividends.................................................................          53
  Possible Termination of Exchange Act Reporting...........................................................          53
  Competition..............................................................................................          53
  Ability to Implement Acquisition Strategy and Ability to Manage Growth...................................          54
  Reliance on Key Personnel................................................................................          54
  Dependence on Sales Representatives and Service Specialists..............................................          54

                                                                                                                PAGE
                                                                                                                -----
  Regulation of the Health Care Industry...................................................................          55
  Uncertainty of Health Care Reform; Reimbursement of Health Care Costs....................................          55
  Consolidation of Purchasing Entities.....................................................................          56
  Fraud and Abuse Laws.....................................................................................          56
  Product Liability........................................................................................          56

THE SPECIAL MEETING........................................................................................          57

  Matters to be Considered.................................................................................          57
  Required Votes...........................................................................................          57
  Voting and Revocation of Proxies.........................................................................          58
  Record Date; Stock Entitled to Vote; Quorum..............................................................          58
  Solicitation of Proxies..................................................................................          59
  Dissenters' Rights.......................................................................................          59

THE MERGER.................................................................................................          60

  The Parties..............................................................................................          60
  Effective Time...........................................................................................          60
  Merger Consideration.....................................................................................          60
  Conversion of MQ Stock...................................................................................          60
  Exchange of Shares.......................................................................................          61
  Fractional Shares........................................................................................          61
  Conduct of Business Pending the Merger...................................................................          62
  Conditions to the Consummation of the Merger.............................................................          62
  Regulatory Approvals.....................................................................................          64
  Effect on Stock and Employee Benefit Matters.............................................................          64
  AMEX De-Listing..........................................................................................          64
  Resale of MEDIQ Preferred Stock Following the Merger.....................................................          64

SOURCES AND AMOUNT OF FUNDS................................................................................          65

  Description of New Credit Facility.......................................................................          65
  Description of the Offerings.............................................................................          67
  Equity Contribution......................................................................................          71

SECURITY OWNERSHIP IN THE SURVIVING CORPORATION............................................................          72

MARKET PRICE AND DIVIDEND INFORMATION......................................................................          73

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS......................................................          74

CAPITALIZATION.............................................................................................          86

THE COMPANY................................................................................................          84

  Rentals..................................................................................................          84
  Disposables and Parts....................................................................................          85
  Outsourcing..............................................................................................          85
  Growth Strategy..........................................................................................          85
  Stockholder Litigation...................................................................................          87

DESCRIPTION OF MEDIQ CAPITAL STOCK PRIOR TO THE MERGER.....................................................          87

  General..................................................................................................          87
  MEDIQ Common Stock.......................................................................................          87
  MEDIQ Preferred Stock....................................................................................          88

DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER....................................................          88

                                                                                                                PAGE
                                                                                                                -----
  General..................................................................................................          88
  Common Stock.............................................................................................          89
  Preferred Stock..........................................................................................          89
  Series A Preferred Stock.................................................................................          90
  Series B Preferred Stock.................................................................................          94
  Series C Preferred Stock.................................................................................          95

CERTAIN PROVISIONS OF THE MERGER AGREEMENT.................................................................          97

  The Merger...............................................................................................          97
  Certificate of Incorporation and Bylaws..................................................................          97
  Directors................................................................................................          97
  Merger Consideration.....................................................................................          97
  Dissenting Shares........................................................................................          98
  Option Consideration.....................................................................................          98
  Exchange of MEDIQ Shares.................................................................................          98
  Adjustment of Merger Consideration and Option Consideration..............................................         101
  Representations and Warranties...........................................................................         101
  No Solicitation of Alternative Transactions..............................................................         101
  Certain Covenants........................................................................................         103
  Employee Benefits........................................................................................         105
  Indemnification..........................................................................................         105
  Financing................................................................................................         106
  Conditions...............................................................................................         107
  Termination..............................................................................................         109
  Expenses.................................................................................................         110
  Amendment and Waiver.....................................................................................         110

STOCK OPTION AGREEMENT.....................................................................................         112

  General..................................................................................................         112
  Termination..............................................................................................         113
  Exercise of Option.......................................................................................         113

THE STOCKHOLDER AGREEMENTS.................................................................................         114

  General..................................................................................................         114
  Agreement Not to Transfer................................................................................         115
  Certain Covenants of the Rotko Entities..................................................................         115
  Termination..............................................................................................         115

THE ROLLOVER AGREEMENT.....................................................................................         115

MANAGEMENT OF SURVIVING CORPORATION AND OTHER TRANSACTIONS.................................................         118

  Directors and Officers of the Surviving Corporation......................................................         118
  Security Ownership of Certain Beneficial Owners and Management...........................................         119

REGULATORY APPROVALS.......................................................................................         121

DISSENTING STOCKHOLDERS' RIGHTS............................................................................         121

LEGAL MATTERS..............................................................................................         123

EXPERTS....................................................................................................         123

OTHER INFORMATION AND STOCKHOLDER PROPOSALS................................................................         124

        SCHEDULE I.........  Certain Information Regarding MQ Acquisition Corporation         I-1
                             and Bruckmann, Rosser, Sherrill & Co., L.P.
        ANNEX A............  Agreement and Plan of Merger                                     A-1
        ANNEX B............  Opinion of Salomon Smith Barney                                  B-1
        ANNEX C............  Excerpts from Delaware General Corporation Law Relating          C-1
                             to Dissenters' Rights
        ANNEX D............  Restated Certificate of Incorporation of the Surviving           D-1
                             Corporation (including Certificate of Designation,
                             Preferences and Rights for Series A 13.0% Cumulative
                             Compounding Preferred Stock; Certificate of Designation,
                             Preferences and Rights For Series B 13.25% Cumulative
                             Compounding Perpetual Preferred Stock; and Certificate of
                             Designation, Preferences and Rights for Series C 13.5%
                             Cumulative Compounding Preferred Stock)
        ANNEX E............  Stock Option Agreement                                           E-1
        ANNEX F............  The Stockholder Agreements                                       F-1
        ANNEX G............  The Rollover Agreement                                           G-1

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS, IN CONNECTION WITH THE MERGER, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, MQ OR BRS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY (OR ANY SUBSIDIARY THEREOF) SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). MQ is not subject to the informational requirements of the Exchange Act. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at Citicorp Center, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov. The MEDIQ Shares are listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006-1881.


    This Proxy Statement/Prospectus also constitutes a Prospectus of the Company filed as part of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus omits certain information contained in the Registration Statement and the exhibits thereto in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and related exhibits for further information with respect to the Company and MEDIQ Shares. For the complete text of any documents, the material provisions of which are described herein, reference is made in each instance to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.


    A copy of each report and opinion referred to in this Proxy
Statement/Prospectus will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or his representative who has been so designated in writing.


    Pursuant to the requirements of Section 13(e) of the Exchange Act and Rule 13e-3 promulgated thereunder, the Company, as the issuer of the class of equity securities which is the subject of a Rule 13e-3 transaction, three trusts that are holders of record of certain securities of the Company, certain trustees of such trusts, the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, MQ and BRS have filed with the Commission a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained in the Schedule 13E-3 and the exhibits thereto. The Schedule 13E-3 and the exhibits thereto may be inspected at and obtained from the Commission and from the Company in the manner set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS RELATING TO THE COMPANY, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS SPECIFICALLY ARE INCORPORATED BY REFERENCE IN SUCH DOCUMENTS), ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, FROM MEDIQ INCORPORATED, ONE MEDIQ PLAZA, PENNSAUKEN, NEW JERSEY 08110-1460, ATTENTION: INVESTOR RELATIONS, TELEPHONE: (609)662-3200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS REQUESTED, ANY SUCH REQUEST SHOULD BE MADE BY            , 1998.


    The following documents previously filed by the Company (File No. 1-8147) with the Commission are incorporated in this Proxy Statement/Prospectus by reference:


        (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by the Company's Reports on Form 10-K-A filed on January 28, 1998 and March 27, 1998.



        (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.



        (3) The description of MEDIQ Common Stock and MEDIQ Preferred Stock set forth in the Company's Registration Statement on Form 8-A previously filed with the Commission.



        (4) The Company's Current Report on Form 8-K filed on January 21, 1998.


    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement/Prospectus.

                           FORWARD-LOOKING STATEMENTS


    Except for the historical information contained or incorporated by reference in this Proxy Statement/ Prospectus, the matters discussed or incorporated by reference herein are forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. The forward-looking statements contained herein involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The material factors known to the Company are general economic and business conditions, competition with other companies and other factors set forth in "RISK FACTORS" and elsewhere in this Proxy Statement/Prospectus and in the documents incorporated by reference herein.



    The Company hereby identifies the following additional factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecast, estimated or budgeted by the Company in forward-looking statements: (i) heightened competition, including specifically price competition, the entry of new competitors, or the introduction of new products by new and existing competitors; (ii) adverse state and federal legislation and regulation, including changes in Medicare and Medicaid reimbursement policies; (iii) the termination of contracts with major customers or renegotiation of these contracts at less cost-effective rates or with longer payment terms; (iv) unanticipated price increases in medical equipment or other rented equipment and supplies; and (v) higher service, administrative or general expenses occasioned by the need for additional advertising, marketing, administrative, or management information systems expenditures.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. REFERENCE IS MADE TO THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO CAREFULLY AND IN THEIR ENTIRETY.

    FOR A DISCUSSION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THEIR CONSIDERATION OF THE MERGER, INCLUDING CERTAIN RISKS RELATED TO THE SHARES OF SERIES A PREFERRED STOCK TO BE RECEIVED BY STOCKHOLDERS OF THE COMPANY PURSUANT TO THE MERGER, SEE "SPECIAL FACTORS" AND "RISK FACTORS."


THE PARTIES
The Company.......................  The Company is a Delaware corporation that, through its wholly-owned subsidiary, MEDIQ/PRN Life Support
                                    Services, Inc. ("MEDIQ/PRN"), operates the largest
                                    critical care, life support and movable medical
                                    equipment rental business in the United States. The
                                    Company also rents therapeutic support surfaces,
                                    overlays and mattresses, sells a variety of disposable
                                    products, accessories and repair parts associated with
                                    its rental equipment and also provides outsourcing
                                    services such as logistics and distribution services,
                                    asset management, consulting and administrative services
                                    to health care providers. The address and principal
                                    business office of the Company is One MEDIQ Plaza,
                                    Pennsauken, New Jersey, 08110-1460, telephone:
                                    (609)662-3200.
BRS...............................  BRS is a Delaware limited partnership principally engaged in the business of investing in companies. The
                                    address of the principal business offices of BRS is c/o
                                    Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th
                                    Street, New York, NY 10022, telephone: (212)521-3700.
MQ................................  MQ, a Delaware corporation organized by BRS, was organized in connection with the Merger and has not
                                    carried on any activities to date other than those
                                    incident to its formation and the transactions
                                    contemplated by the Merger Agreement. The address and
                                    principal business office of MQ is c/o Bruckmann,
                                    Rosser, Sherrill & Co., Inc., 126 East 56th Street, New
                                    York, NY 10022, telephone: (212)521-3700.
The Rotko Entities................  The Rotko Entities consist of (i) a trust established on
                                    November 18, 1983 by the late Bernard B. Rotko, the
                                    Company's founder, for the benefit of certain members of
                                    his family (the "Rotko 1983 Trust"), (ii) Michael J.
                                    Rotko, the son of Bernard B. Rotko, the chairman of the
                                    Company's Board of Directors and a trustee of the Rotko
                                    1983 Trust, (iii) Bessie G. Rotko, the spouse of Bernard
                                    B. Rotko and a trustee of the Rotko 1983 Trust and (iv)
                                    Judith M. Shipon, the daughter of Bernard B. Rotko and a
                                    trustee of the Rotko 1983 Trust. The address of each of
                                    the Rotko Entities is c/o Schnader Harrison Segal &
                                    Lewis, 1600 Market Street, Suite 3600, Philadelphia, PA
                                    19103-7286, Attention John D. Iskrant, Esquire,
                                    telephone: (215)751-2000.
The Management Stockholders.......  Mr. Thomas E. Carroll, President and Chief Executive
                                    Officer of the Company, Mr. Jay M. Kaplan, Senior Vice
                                    President and

                                    Chief Financial Officer of the Company and such other
                                    members of the management of the Company as may be
                                    selected by the Company and BRS prior to the Effective
                                    Time (the "Management Stockholders") will own shares of
                                    the capital stock of the Surviving Corporation,
                                    including common stock of the Surviving Corporation,
                                    after the Effective Time. See "-- Security Ownership in
                                    the Surviving Corporation." The address of each of them
                                    is c/o MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken,
                                    New Jersey, 08110-1460, telephone: (609)662-3200.

THE SPECIAL MEETING
Time and Place; Record Date.......  A Special Meeting of the stockholders of the Company has
                                    been scheduled for            , 1998, at 9:00 a.m. at
                                    the Company's corporate headquarters, One MEDIQ Plaza,
                                    Pennsauken, NJ 08110-1460. Stockholders of record at the
                                    close of business on April 1, 1998 (the "Record Date")
                                    will be entitled to notice of, and to vote at, the
                                    Special Meeting. The date of the mailing of this Proxy
                                    Statement/Prospectus to stockholders of the Company will
                                    be on or about            , 1998. At the close of
                                    business on the Record Date, there were outstanding and
                                    entitled to vote       shares of MEDIQ Common Stock and
                                          shares of MEDIQ Preferred Stock.
Matters to be Considered..........  The purpose of the Special Meeting is to vote upon a proposal to approve and adopt the Merger Agreement and
                                    the transactions contemplated thereby, including the
                                    Merger, pursuant to which (a) MQ will merge with and
                                    into the Company, with the Company as the Surviving
                                    Corporation, (b) the stockholders of the Company will
                                    receive the Merger Consideration, other than with
                                    respect to MEDIQ Shares owned by MQ, the Company or any
                                    direct or indirect subsidiary of MQ or the Company
                                    (which shares will be canceled and no consideration paid
                                    with respect thereto), the Rolled Shares and Dissenting
                                    Shares, and (c) the shares of capital stock of MQ, owned
                                    immediately prior to the Effective Time of the Merger by
                                    BRS and certain persons affiliated with BRS
                                    (collectively, the "BRS Holders"), other co-investors
                                    selected by BRS or Management Stockholders, together
                                    with the Rolled Shares, will be converted into shares of
                                    capital stock of the Surviving Corporation as described
                                    herein. As a consequence of the Merger, at the Effective
                                    Time, the BRS Holders, together with the other
                                    co-investors selected by BRS (collectively, the BRS
                                    Holders and any such co-investors, the "Investors"),
                                    will hold approximately 829,219 shares of the Surviving
                                    Corporation Common Stock, representing approximately
                                    82.9% of the outstanding shares of the Surviving
                                    Corporation Common Stock and approximately 5,624,565
                                    shares of Series A Preferred Stock, representing
                                    approximately 71.8% of the outstanding shares of Series
                                    A Preferred Stock, and a majority of the outstanding
                                    shares of each other class of capital stock of the
                                    Surviving Corporation. See "--Security Ownership
                                    Following the Merger," and "The Merger-- Conversion of
                                    MQ Stock." As described in "--Security Ownership
                                    Following the Merger," certain funds affiliated with
                                    Ferrer Freeman Thompson & Co, LLC ("FFT") and Galen
                                    Partners III ("Galen") have provided commitments to
                                    participate in the investment with BRS. See

                                    "SOURCES AND AMOUNT OF FUNDS--Equity Contribution."
Required Votes....................  Approval of the Merger and the Merger Agreement requires
                                    (i) the affirmative vote of the holders of a majority of
                                    the outstanding voting power of the MEDIQ Common Stock
                                    and the MEDIQ Preferred Stock, voting together as a
                                    single class and (ii) the affirmative vote of the
                                    holders of a majority of the outstanding shares of MEDIQ
                                    Preferred Stock. With respect to the vote referred to in
                                    clause (i), holders of MEDIQ Common Stock are entitled
                                    to one vote for each share owned by such holder and
                                    holders of MEDIQ Preferred Stock are entitled to ten
                                    votes for each share owned by such holder.
                                    The Rotko Entities collectively own 4,701,464 shares of
                                    MEDIQ Common Stock and 4,730,006 shares of MEDIQ
                                    Preferred Stock, representing approximately 24% of the
                                    outstanding MEDIQ Common Stock (without giving effect to
                                    the conversion of any shares of MEDIQ Preferred Stock
                                    into shares of MEDIQ Common Stock), 75% of the
                                    outstanding MEDIQ Preferred Stock and approximately 63%
                                    of the total combined voting power of the MEDIQ Common
                                    Stock and the MEDIQ Preferred Stock, voting together as
                                    a single class (in each case without giving effect to
                                    the exercise of any outstanding options to acquire MEDIQ
                                    Stock). Each Rotko Entity has entered into a stockholder
                                    agreement pursuant to which it has agreed, subject to
                                    certain limitations, that all of the MEDIQ Stock
                                    beneficially owned by such Rotko Entity will be voted
                                    (or caused to be voted) in favor of the Merger Agreement
                                    and the transactions contemplated thereby, including the
                                    Merger (collectively, the "Stockholder Agreements"). See
                                    "THE SPECIAL MEETING--Required Votes" and "THE
                                    STOCKHOLDER AGREEMENTS." The affirmative vote of the
                                    shares of MEDIQ Stock subject to the Stockholder
                                    Agreements will be sufficient to approve the Merger and
                                    the Merger Agreement.
Risks of the Transaction..........  The transaction entails certain special risks with respect to the shares of Series A Preferred Stock to be
                                    received by holders of MEDIQ Stock in the Merger, in
                                    addition to those risks that are inherent in the
                                    Company's business. The special risks include (i) the
                                    fact that a majority of the outstanding shares of each
                                    class of capital stock of the Surviving Corporation will
                                    be held by the Investors and such persons will therefore
                                    control the Company and have the power to elect a
                                    majority of its directors, appoint new management and
                                    approve any action requiring the approval of the holders
                                    of a majority of any class of its capital stock, (ii)
                                    termination of the listing of the Company's securities
                                    on the AMEX, with the expectation that such delisting,
                                    coupled with concentration of ownership in the Investors
                                    and the Management Stockholders, may prevent the
                                    existence or development of an active trading market for
                                    the Series A Preferred Stock after the Merger, and (iii)
                                    the substantial increase in the consolidated
                                    indebtedness of the Company and its subsidiaries in
                                    connection with the Merger will negatively affect the
                                    Company's earnings due to substantially increased
                                    interest costs. In addition, following the Merger,
                                    stockholders' equity will decline from its present level
                                    to a deficit of $320.5 million on a pro forma basis as
                                    if such transaction had occurred

                                    on December 31, 1997 (with the further possibility that
                                    the equity and income impairments could adversely affect
                                    the Company's ability to achieve its business strategies
                                    and prospects or to pay dividends on the Series A
                                    Preferred Stock to be issued in the Merger). In
                                    addition, the Company's ability to declare and pay
                                    dividends will also be limited by the terms of the
                                    financing arrangements the Company will enter into as
                                    part of the Merger. See "RISK FACTORS."
Voting of Proxies.................  Shares of MEDIQ Stock represented by a properly executed proxy in the form accompanying this Proxy Statement/
                                    Prospectus ("Proxy") received in time for the Special
                                    Meeting will be voted in the manner specified in the
                                    Proxy. Proxies that do not contain any instruction to
                                    vote for or against or to abstain from voting on a
                                    particular matter will be voted in favor of such matter.
                                    Abstentions and broker non-votes will be counted as
                                    present for the purposes of determining whether a quorum
                                    is present but will not be counted as votes cast in
                                    favor of the Merger Agreement. Because the outcome of
                                    the vote on the Merger Agreement and the transactions
                                    contemplated thereby, including the Merger, is based on
                                    the percentage of affirmative votes entitled to be cast
                                    by the holders of all outstanding shares of MEDIQ
                                    Preferred Stock and MEDIQ Common Stock, abstentions and
                                    broker non-votes will have the same effect as a vote
                                    against this proposal. See "THE SPECIAL MEETING--
                                    Required Vote." It is not expected that any matter other
                                    than the proposal to approve and adopt the Merger
                                    Agreement will be brought before the stockholders at the
                                    Special Meeting. If, however, other matters are properly
                                    presented, the persons named as proxies are expected to
                                    vote in accordance with their best judgment with respect
                                    to such matters.
Adjournments;
  Revocability of Proxies.........  If the Special Meeting is adjourned, for whatever reason, the approval of the Merger Agreement will be
                                    considered and voted upon by stockholders at the
                                    subsequent, reconvened meeting, if any. A stockholder
                                    may revoke a Proxy at any time prior to its exercise by
                                    (i) attending the Special Meeting and voting in person
                                    (although attendance at the Special Meeting will not in
                                    and of itself constitute revocation of a Proxy), (ii)
                                    giving notice of revocation of the Proxy at the Special
                                    Meeting, or (iii) delivering (a) a written notice of
                                    revocation of the Proxy, or (b) a duly executed Proxy
                                    relating to the matters to be considered at the Special
                                    Meeting, bearing a date later than the Proxy previously
                                    executed, to the Secretary of the Company, One MEDIQ
                                    Plaza, Pennsauken, NJ 08110-1460. Unless revoked in one
                                    of the manners set forth above, Proxies in the form
                                    enclosed will be voted at the Special Meeting in
                                    accordance with the instructions set forth therein.
Solicitation of Proxies...........  The cost of soliciting Proxies will be borne by the
                                    Company. The Company may solicit Proxies and the
                                    Company's directors, officers and employees may also
                                    solicit Proxies by telephone, telegram or personal
                                    interview. These persons will receive no additional
                                    compensation for their services. Arrangements will be
                                    made to furnish copies of Proxy materials to
                                    fiduciaries, custodians and brokerage houses for
                                    forwarding to beneficial owners of MEDIQ Stock. Such
                                    persons will be reimbursed for

                                    their reasonable out-of-pocket expenses. Holders of
                                    MEDIQ Stock should not send stock certificates with
                                    their proxy cards.
Security Ownership of Management
  and Affiliates..................  As of March 23, 1998, directors and executive officers of the Company and their affiliates, including the Rotko
                                    Entities, were beneficial owners of an aggregate of
                                    5,568,060 shares of MEDIQ Common Stock and 4,872,025
                                    shares of MEDIQ Preferred Stock (representing
                                    approximately 29% of the outstanding shares of MEDIQ
                                    Common Stock, approximately 78% of the outstanding
                                    shares of MEDIQ Preferred Stock and approximately 66% of
                                    the total combined voting power of the MEDIQ Common
                                    Stock and MEDIQ Preferred Stock) (without taking into
                                    account any exercise of stock options). The foregoing
                                    totals include the 4,701,464 shares of MEDIQ Common
                                    Stock and 4,730,006 shares of MEDIQ Preferred Stock
                                    beneficially owned by the Rotko Entities. See "SECURITY
                                    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

THE MERGER
Conversion of MEDIQ Stock.........  At the Effective Time, MQ will be merged with and into the Company and the Company will continue as the
                                    surviving corporation in the Merger. Pursuant to the
                                    Merger, each issued and outstanding share of MEDIQ
                                    Common Stock and each issued and outstanding share of
                                    MEDIQ Preferred Stock will be converted into the right
                                    to receive (i) $13.75 in cash, without interest, and
                                    (ii) 0.075 of a share of Series A Preferred Stock,
                                    except for MEDIQ Shares owned directly or indirectly by
                                    MQ or the Company, the Rolled Shares and Dissenting
                                    Shares. Each MEDIQ Share that is issued and outstanding
                                    immediately prior to the Effective Time and owned by MQ
                                    or the Company or any direct or indirect subsidiary of
                                    MQ or the Company, will be canceled and no payment of
                                    any consideration will be made with respect thereto. As
                                    a result of the transactions contemplated by the Merger
                                    Agreement, the only equity interest in the Surviving
                                    Corporation that the current holders of MEDIQ Shares,
                                    other than the Rotko Entities and the Management
                                    Stockholders, will have is an interest in the Series A
                                    Preferred Stock. Ownership of Series A Preferred Stock
                                    will not entitle or permit such holders to vote on any
                                    matter required or permitted to be voted upon by the
                                    stockholders of the Company, except as otherwise
                                    required by Delaware law; provided that, without the
                                    affirmative vote or written consent of the holders of a
                                    majority of the outstanding shares of Series A Preferred
                                    Stock, the Company will not (i) create, authorize or
                                    issue any other class or series of stock entitled to a
                                    preference prior to Series A Preferred Stock upon any
                                    dividend or distribution or any liquidation,
                                    distribution of assets, dissolution or winding up of the
                                    Company, or (ii) amend, alter or repeal any provision of
                                    the Company's Certificate of Incorporation so as to
                                    materially adversely affect the relative rights and
                                    preferences of the Series A Preferred Stock. Upon
                                    consummation of the Merger, the Investors will, in the
                                    aggregate, own a majority of the outstanding shares of
                                    Series A Preferred Stock.

Rotko Interests...................  Pursuant to the terms of the Stock Option Agreement dated January 14, 1998, by and among MQ and the Rotko
                                    Entities (the "Stock Option Agreement"), the Rotko
                                    Entities granted MQ an irrevocable option (the "Rotko
                                    Option") to purchase, under certain circumstances, at a
                                    cash exercise price of $14.50 per share, up to 4,701,464
                                    shares of MEDIQ Common Stock owned by the Rotko Entities
                                    (which represents approximately 24% of the total
                                    outstanding MEDIQ Common Stock as of January 14, 1998)
                                    and 4,730,006 shares of MEDIQ Preferred Stock owned by
                                    the Rotko Entities (which represents approximately 75%
                                    of the outstanding MEDIQ Preferred Stock as of January
                                    14, 1998). For a summary of the foregoing provisions and
                                    certain other provisions of the Stock Option Agreement,
                                    see "THE STOCK OPTION AGREEMENT."
                                    As a condition to entering into the Merger Agreement, MQ
                                    required that the Rotko Entities enter into an agreement
                                    with MQ dated January 14, 1998 (the "Rollover
                                    Agreement"). Pursuant to the Rollover Agreement, the
                                    Rotko Entities have agreed to convert an aggregate of
                                    1,000,000 shares (the "Rolled Shares") of MEDIQ
                                    Preferred Stock into certain securities of the Surviving
                                    Corporation specified therein. For a summary of the
                                    foregoing provisions and certain other provisions of the
                                    Rollover Agreement, see "THE ROLLOVER AGREEMENT."
                                    Pursuant to the Stockholder Agreements, the Rotko
                                    Entities have agreed, among other things and subject to
                                    certain conditions, to vote in favor of the Merger and
                                    the Merger Agreement. See "THE STOCKHOLDER AGREEMENTS."
Conversion of MQ Stock............  As a result of the Merger, each share of capital stock of MQ issued and outstanding immediately prior to the
                                    Effective Time, including any shares of capital stock
                                    issued by MQ to the Rotko Entities in exchange for the
                                    Rolled Shares, will be converted into and will represent
                                    the same number of shares of the same class of capital
                                    stock of the Surviving Corporation, provided that each
                                    of the Rolled Shares not owned by MQ immediately prior
                                    to the Effective Time will be converted into and
                                    thereafter represent the number of shares of capital
                                    stock of the Surviving Corporation as set forth in the
                                    Rollover Agreement. See "THE ROLLOVER AGREEMENT."
Recommendation of the Board of
  Directors.......................  The Special Committee and the Board of Directors of the
                                    Company, by unanimous vote of those directors present
                                    (who constituted all of the directors then in office)
                                    (i) determined that the Merger, the Merger Agreement and
                                    the transactions contemplated thereby are fair to and in
                                    the best interests of the holders of MEDIQ Common Stock,
                                    (ii) determined that the Merger, the Merger Agreement
                                    and the transactions contemplated thereby are fair to
                                    and in the best interests of the holders of MEDIQ
                                    Preferred Stock, and (iii) recommended that holders of
                                    MEDIQ Common Stock and holders of MEDIQ Preferred Stock
                                    each approve the Merger, the Merger Agreement and the
                                    transactions contemplated thereby. See "SPECIAL
                                    FACTORS--Background of the Merger" and "--Recommendation
                                    of the Special Committee and the Board of Directors;
                                    Reasons for the Merger."
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                                       9
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
Opinion of the Company's Financial
  Advisor.........................  Smith Barney Inc. (now associated with Salomon Brothers
                                    Inc and collectively with Salomon Brothers Inc doing
                                    business as, and herein referred to as, "Salomon Smith
                                    Barney") has acted as financial advisor to the Company
                                    in connection with the Merger and has delivered to the
                                    Board of Directors of the Company a written opinion
                                    dated January 14, 1998 to the effect that, as of the
                                    date of such opinion and based upon and subject to
                                    certain matters stated therein, the Merger Consideration
                                    was fair, from a financial point of view, to the holders
                                    of MEDIQ Shares (other than the Rotko Entities and the
                                    Management Stockholders, as to which Salomon Smith
                                    Barney was not asked to opine). The full text of the
                                    written opinion of Salomon Smith Barney dated January
                                    14, 1998, which sets forth the assumptions made, matters
                                    considered and limitations on the review undertaken, is
                                    attached as Annex B to this Proxy Statement/ Prospectus
                                    and should be read carefully in its entirety. THE
                                    OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE BOARD
                                    OF DIRECTORS OF THE COMPANY AND RELATES ONLY TO THE
                                    FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL
                                    POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE
                                    MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A
                                    RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH
                                    STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. See
                                    "SPECIAL FACTORS--Opinion of the Company's Financial
                                    Advisor."
Fractional Shares.................  No certificates or scrip representing fractional shares of Series A Preferred Stock will be issued in connection
                                    with the Merger, and such fractional share interests
                                    will not entitle the owner thereof to vote or to any
                                    rights of a stockholder of the Surviving Corporation
                                    after the Merger. Each holder of MEDIQ Shares exchanged
                                    pursuant to the Merger who would otherwise have been
                                    entitled to receive a fractional share of Series A
                                    Preferred Stock (after taking into account all MEDIQ
                                    Shares delivered by such holder) will receive, in lieu
                                    thereof, a cash payment (without interest) therefor
                                    determined as provided herein. See "THE MERGER--
                                    Fractional Shares."
Conditions to the Merger..........  The obligations of the Company and MQ to consummate the
                                    Merger are subject to various conditions, including,
                                    without limitation, the approval of the Merger Agreement
                                    and the transactions contemplated thereby by the holders
                                    of the requisite number of shares of MEDIQ Common Stock
                                    and MEDIQ Preferred Stock, the termination or expiration
                                    of the relevant waiting period under the
                                    Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
                                    amended (the "HSR Act") (which termination was granted
                                    on February 24, 1998) the effectiveness of the
                                    Registration Statement, the dissemination of this Proxy
                                    Statement/Prospectus and the Schedule 13E-3, the absence
                                    of pending material litigation intended to prevent the
                                    Merger by any governmental entity (or by any other
                                    person, which has a reasonable likelihood of success),
                                    and the absence of any injunction or other legal
                                    restraint or prohibition preventing the consummation of
                                    the Merger. See "REGULATORY APPROVALS." MQ's obligations
                                    to effect the Merger are further subject, among other
                                    things, to (i) the continuing truth in all material
                                    respects of the Company's representations made in
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                                       10
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
                                    the Merger Agreement, (ii) the performance of material
                                    obligations of the Company under the Merger Agreement,
                                    (iii) the receipt of proceeds of the financings
                                    described in the commitment letters MQ has received from
                                    financial institutions with respect to amounts
                                    sufficient to consummate the transactions contemplated
                                    by the Merger Agreement on the terms and conditions set
                                    forth therein (or on such other terms and conditions, or
                                    involving such other financing sources, as are
                                    acceptable to MQ in its sole discretion) (iv) the Rotko
                                    Entities' performance of their obligations under the
                                    Rollover Agreement, and (v) the number of Dissenting
                                    Shares not exceeding 15% of the outstanding MEDIQ
                                    Shares. See "SOURCES AND AMOUNT OF FUNDS." The Company's
                                    obligations to effect the Merger are further subject to
                                    the continuing truth of MQ's representations made in the
                                    Merger Agreement, the performance of all material
                                    obligations of MQ under the Merger Agreement and the
                                    absence of litigation intended to prevent the Merger.
                                    The Company and MQ presently believe that the pending
                                    lawsuit challenging the Merger is without merit and
                                    accordingly do not expect such litigation to result in a
                                    condition to the Merger failing to be satisfied. The
                                    Company and MQ may, to the extent permitted by
                                    applicable law, waive the conditions to their obligation
                                    to consummate the Merger; however, no such waivers are
                                    presently contemplated. See "CERTAIN PROVISIONS OF THE
                                    MERGER AGREEMENT--Conditions," "THE MERGER--Conditions
                                    to the Consummation of the Merger" and "THE COMPANY--
                                    Stockholder Litigation."
Termination of the Merger
  Agreement.......................  The Merger Agreement may be terminated at any time, notwithstanding approval thereof by the requisite vote
                                    of the Company's stockholders, prior to the Effective
                                    Time (i) by mutual written consent of MQ and the
                                    Company, (ii) by either party if such party's obligation
                                    to consummate the transactions contemplated in the
                                    Merger Agreement shall have become impossible to
                                    satisfy, (iii) by either party if the Merger has not
                                    been consummated on or before August 31, 1998 (other
                                    than due to the failure of the party seeking to
                                    terminate the Merger Agreement to perform its
                                    obligations under the Merger Agreement at or prior to
                                    the Effective Time), (iv) by either party if the other
                                    party is in breach at any time prior to the Effective
                                    Time of any of the representations and warranties made
                                    by such party as though made on and as of such date and
                                    such breach would reasonably be expected to have a
                                    "material adverse effect" (as defined in the Merger
                                    Agreement), (v) by either party if, after a cure period,
                                    the other party shall not have performed and complied in
                                    all material respects with all covenants required by the
                                    Merger Agreement to be performed or complied with by it
                                    on and as of such date, or (vi) by MQ or the Company in
                                    certain other situations, including in connection with a
                                    Superior Proposal (as defined below). Under certain
                                    circumstances related to a third party transaction,
                                    termination of the Merger Agreement prior to the
                                    Effective Time will result in the payment of a break-up
                                    fee of $16,500,000 plus expenses by the Company to MQ.
                                    See "CERTAIN PROVISIONS OF THE
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                                       11
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
                                    MERGER AGREEMENT--Termination" and "--No Solicitation of
                                    Alternative Transactions."
Regulatory Approvals..............  On February 10, 1998, the Company and BRS each filed a notification report together with requests for early
                                    termination of the waiting period under the HSR Act with
                                    the Federal Trade Commission and the Antitrust Division
                                    of the Department of Justice (the "Antitrust Division")
                                    in respect of the Merger and the related transactions.
                                    On February 24, 1998, the FTC and the Antitrust Division
                                    granted early termination of the waiting period under
                                    the HSR Act with respect to the Merger effective
                                    immediately. See "REGULATORY APPROVALS."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES....................  The receipt of cash and Series A Preferred Stock by a stockholder pursuant to the Merger will be treated as a
                                    sale of stock generating capital gain (or loss) equal to
                                    the sum of (i) the cash received and (ii) the fair
                                    market value of the Series A Preferred Stock received
                                    less the stockholder's basis in the stock surrendered in
                                    the Merger. The Company may, in certain circumstances,
                                    be required to withhold tax from cash paid to
                                    stockholders. See "SPECIAL FACTORS-- Federal Income Tax
                                    Consequences."

TREATMENT OF MEDIQ
  STOCK OPTIONS...................  Upon the consummation of the Merger, each option to acquire MEDIQ Shares outstanding immediately prior to
                                    the Effective Time under the Company's stock option
                                    plans or similar arrangements, whether vested or
                                    unvested (each, an "Option," and collectively, the
                                    "Options"), will automatically become immediately
                                    exercisable and each holder of an Option will have the
                                    right to receive from the Company in respect of each
                                    MEDIQ Share underlying the Option (less applicable
                                    withholding taxes) (i) a cash payment in an aggregate
                                    amount equal to the difference between the cash portion
                                    of the Merger Consideration of $13.75, less the exercise
                                    price per MEDIQ Share applicable to such Option as
                                    stated in the applicable stock option agreement or other
                                    agreement plus (ii) 0.075 of a share of Series A
                                    Preferred Stock (the "Option Consideration"). From and
                                    after the Effective Time, Option holders will not have
                                    any other rights in respect thereof other than to
                                    receive payment for their Options as set forth herein.
                                    The Company has agreed to take all reasonably necessary
                                    actions to terminate its stock option plans and similar
                                    arrangements. The foregoing terms are subject to the
                                    Company obtaining any required consents from the holders
                                    of any Options and the making of any necessary
                                    amendments to the Company's stock option plans and other
                                    similar agreements. See "CERTAIN PROVISIONS OF THE
                                    MERGER AGREEMENT--Option Consideration."

INTERESTS OF CERTAIN PERSONS IN
  THE MERGER......................  In considering the recommendations of the Special
                                    Committee and the Board with respect to the Merger,
                                    stockholders should be aware that certain officers and
                                    directors of the Company and affiliates, associates and
                                    persons related to the officers and directors have
                                    interests in connection with the Merger that are
                                    different from, or in addition to, the interests of the
                                    Company's stockholders generally. The Special Committee
                                    and the Board of
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                                       12
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
                                    Directors were aware of these interests and considered
                                    them in addition to the other matters described under
                                    "SPECIAL FACTORS--Recommendation of the Special
                                    Committee and the Board of Directors; Reasons for the
                                    Merger."
                                    The employment agreements with the Company's President
                                    and Chief Executive Officer, Thomas E. Carroll, its
                                    Chief Financial Officer, Jay M. Kaplan, and Michael F.
                                    Sandler, a director of the Company and its former Chief
                                    Financial Officer, include provisions entitling those
                                    persons to bonuses paid in connection with the sale of
                                    the Company, calculated based, in the cases of Messrs.
                                    Carroll and Kaplan, upon the aggregate purchase price
                                    paid for the Company and, in the case of Mr. Sandler,
                                    upon the value received by the Company's stockholders in
                                    a sale of the Company. Upon consummation of the Merger,
                                    the Company expects to pay a bonus of approximately $3.9
                                    million to Mr. Carroll, a bonus of approximately
                                    $390,000 to Mr. Kaplan and a bonus of approximately $1.3
                                    million to Mr. Sandler. Under his employment agreement,
                                    Mr. Carroll is also entitled to receive an additional
                                    payment from the Company to compensate him for
                                    liabilities, if any, imposed under Section 4999 of the
                                    Code, or any successor provision thereto. See "SPECIAL
                                    FACTORS--Interests of Certain Persons in the Merger."
                                    The Options held by officers of the Company, including
                                    Options that have not yet vested, will be treated in the
                                    same manner as Options held by non-officers, as
                                    described under "THE MERGER--Option Consideration."
                                    Under the terms of the Company's deferred compensation
                                    plan, approximately $1.6 million of previously deferred
                                    employee compensation will become payable, upon
                                    consummation of the Merger, to certain former members of
                                    senior management who previously deferred such
                                    compensation. Deferred compensation will be paid to
                                    employees only at their election. The officers of the
                                    Company will remain in place after the Merger and their
                                    current employment agreements will remain in effect. In
                                    addition, the Management Stockholders will purchase
                                    shares of capital stock of the Surviving Corporation
                                    after the Merger and will be granted certain options to
                                    purchase additional shares of capital stock of the
                                    Surviving Corporation, as set forth in "SPECIAL
                                    FACTORS--Interests of Certain Persons in the Merger."
                                    In connection with the Merger it is currently expected
                                    that the Management Stockholders will acquire an
                                    aggregate of approximately 61,000 shares of the
                                    Surviving Corporation Common Stock representing
                                    approximately 6.1% of the outstanding shares of
                                    Surviving Corporation Common Stock, approximately
                                    201,549 shares of Series A Preferred Stock (not
                                    including shares of Series A Preferred Stock to be
                                    received as Merger Consideration), representing
                                    approximately 2.6% of the outstanding shares of Series A
                                    Preferred Stock, approximately 57,419 shares of Series B
                                    13.25% Cumulative Compounding Perpetual Preferred Stock
                                    of the Surviving Corporation par value $.01 per share
                                    (the "Series B Preferred Stock") representing
                                    approximately 1.9% of the outstanding shares of Series B
                                    Preferred Stock and approximately 103,782 shares of


                                       13
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
                                    Series C 13.50% Cumulative Compounding Preferred Stock
                                    of the Surviving Corporation par value $.01 per share
                                    (the "Series C Preferred Stock") representing
                                    approximately 3.5% of the outstanding shares of Series C
                                    Preferred Stock. The Management Stockholders include
                                    Thomas E. Carroll, President and Chief Executive
                                    Officer, Jay M. Kaplan, Chief Financial Officer and
                                    other officers of the Company as may be selected by the
                                    Company and BRS prior to the Effective Time. In
                                    addition, it is expected that certain employees of the
                                    Company will be provided the opportunity to purchase
                                    additional shares of Surviving Corporation Common Stock
                                    representing approximately 8.3% of the outstanding
                                    Surviving Corporation Common Stock on a fully diluted
                                    basis and will also have the opportunity to receive
                                    options to acquire securities of the Surviving
                                    Corporation, representing approximately 2.8% of the
                                    outstanding Surviving Corporation Common Stock, on a
                                    fully diluted basis, although no final determination as
                                    to the identity of such persons or the amount of such
                                    shares has been made.
                                    As a condition to entering into the Merger Agreement, MQ
                                    required that the Rotko Entities enter into the Rollover
                                    Agreement. See "THE ROLLOVER AGREEMENT."
                                    In addition, an affiliate of BRS, together with FFT and
                                    Galen, will receive from MEDIQ/PRN a closing fee of
                                    approximately $6.0 million, in the aggregate, at the
                                    Effective Time in respect of the Transactions and
                                    thereafter will receive an annual management fee from
                                    MEDIQ/PRN of $1.0 million per year in the aggregate for
                                    certain management, business and organizational strategy
                                    and merchant and investment banking services rendered to
                                    the Company. The amount of the annual management fee may
                                    be increased in certain circumstances based upon
                                    performance or other criteria to be established by the
                                    Board of Directors of the Company. See "SPECIAL
                                    FACTORS--Interests of Certain Persons in the Merger."

STOCKHOLDER AGREEMENTS............  Pursuant to the Stockholder Agreements, the Rotko
                                    Entities have agreed, among other things and subject to
                                    certain conditions, to vote in favor of the Merger and
                                    the Merger Agreement. In addition, the Rotko Entities
                                    have agreed that they will not permit any company, trust
                                    or other person or entity controlled by them, and will
                                    not authorize any of their affiliates, to directly or
                                    indirectly (including through their officers, directors,
                                    employees or other representatives) solicit, initiate,
                                    encourage or facilitate, or furnish or disclose
                                    non-public information in furtherance of, any inquiries
                                    or the making of any proposal with respect to certain
                                    extraordinary transactions involving the Company, or
                                    negotiate, explore or otherwise engage in discussions
                                    with any third party with respect to any such
                                    transaction or enter into any agreement, arrangement or
                                    understanding with respect to any such transaction or
                                    agree to or otherwise assist in the effectuation of any
                                    such transaction; provided, however, that nothing in the
                                    Stockholder Agreements will prohibit any Rotko Entity
                                    from taking any action in his capacity as a director or
                                    officer of the Company to the extent such director or
                                    officer would be permitted to take such action under the
                                    Merger Agreement. For a summary of the foregoing
                                    provisions and certain other provisions of the
                                    Stockholder
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                                       14

                                    Agreements, see "THE STOCKHOLDER AGREEMENTS." The
                                    existence of the Stockholder Agreements may have the
                                    effect of discouraging persons who might now or prior to
                                    the Effective Time be interested in acquiring all of or
                                    a significant interest in, or otherwise effecting a
                                    business combination with, the Company, from considering
                                    or proposing such a transaction.

STOCK OPTION AGREEMENT............  Pursuant to the terms of the Stock Option Agreement, the
                                    Rotko Entities granted MQ an irrevocable option to
                                    purchase, under certain circumstances, at a cash
                                    exercise price of $14.50 per share, up to 4,701,464
                                    shares of MEDIQ Common Stock owned by the Rotko Entities
                                    (which represents approximately 24% of the total
                                    outstanding MEDIQ Common Stock) and 4,730,006 shares of
                                    MEDIQ Preferred Stock owned by the Rotko Entities (which
                                    represents approximately 75% of the outstanding MEDIQ
                                    Preferred Stock). The Rotko Option becomes exercisable
                                    only upon the occurrence of a Purchase Event (as such
                                    term is defined in the Stock Option Agreement). To the
                                    extent the Rotko Option shall not have been previously
                                    exercised, it shall terminate and be of no further force
                                    and effect upon the earlier to occur of (i) the
                                    Effective Time of the Merger; (ii) termination of the
                                    Merger Agreement in accordance with certain of its
                                    termination provisions and (iii) in the case of any
                                    other termination of the Merger Agreement, the date that
                                    is 6 months following such termination (such date, the
                                    "Termination Date"). In the event MQ exercises the Rotko
                                    Option prior to the Effective Time, the MEDIQ Shares
                                    received by MQ would be canceled and would not be
                                    entitled to be converted into any Merger Consideration
                                    in the Merger. For a summary of the foregoing provisions
                                    and certain other provisions of the Stock Option
                                    Agreement, see "THE STOCK OPTION AGREEMENT." The
                                    existence of the Stock Option Agreement may have the
                                    effect of discouraging persons who might now or prior to
                                    the Effective Time be interested in acquiring all of or
                                    a significant interest in, or otherwise effecting a
                                    business combination with, the Company, from considering
                                    or proposing such a transaction.

THE ROLLOVER AGREEMENT............  As a condition to entering into the Merger Agreement, MQ required that the Rotko Entities enter into the Rollover
                                    Agreement. The parties to the Rollover Agreement have
                                    agreed that either (i) immediately prior to the
                                    Effective Time, the Rotko Entities will transfer the
                                    Rolled Shares to MQ in exchange for securities of MQ
                                    which, at the Effective Time, will be converted into
                                    1,340,200 shares of Series B Preferred Stock and a
                                    number of shares of Common Stock of the Surviving
                                    Corporation equal to 10.98% (assuming an initial
                                    investment of $10.0 million in such common stock by the
                                    stockholders of the Surviving Corporation) of the shares
                                    of Common Stock of the Surviving Corporation to be
                                    outstanding immediately after the Effective Time (such
                                    Series B Preferred Stock and Common Stock of the
                                    Surviving Corporation are from time to time referred to
                                    herein together as the "Converted Shares") or (ii) the
                                    Certificate of Merger that is to be filed pursuant to
                                    the Merger Agreement will provide that the Rolled Shares
                                    will be converted in the Merger into the Converted
                                    Shares. For a summary of the foregoing provisions and
                                    certain other
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                                       15

                                    provisions of the Rollover Agreement, see "THE ROLLOVER
                                    AGREEMENT.

DISSENTING STOCKHOLDERS' APPRAISAL
  RIGHTS..........................  Holders of MEDIQ Common Stock and MEDIQ Preferred Stock
                                    who do not vote in favor of the Merger and who comply
                                    with the applicable provisions of the DGCL will be
                                    entitled to dissenters' rights of appraisal in
                                    connection with the Merger. See "DISSENTING
                                    STOCKHOLDERS' RIGHTS" and Annex C.

MARKET PRICE INFORMATION..........  MEDIQ Common Stock is listed and traded on the AMEX under the symbol "MED." MEDIQ Preferred Stock is listed
                                    and traded on the AMEX under the symbol "MED.PR." The
                                    following table sets forth, for the periods indicated,
                                    the high and low sales prices per share of MEDIQ Common
                                    Stock and MEDIQ Preferred Stock.
                                    On January 14, 1998, the last trading day before public
                                    announcement of the execution of the Merger Agreement,
                                    the last sale price of MEDIQ Common Stock as reported on
                                    the AMEX was $11.00 per share. On December 16, 1997, the
                                    last day the MEDIQ Preferred Stock traded prior to the
                                    execution of the Merger Agreement, the last sale price
                                    of MEDIQ Preferred Stock as reported on the AMEX was
                                    $11.50 per share (and the last sale price of MEDIQ
                                    Common Stock on such date was $11.56 per share).
                                    On March 25, 1998, the most recent practicable date
                                    prior to the date of this Proxy Statement/Prospectus,
                                    the last sale price of MEDIQ Common Stock as reported on
                                    the AMEX was $13.625 per share and the last sale price
                                    of MEDIQ Preferred Stock as reported on the AMEX was
                                    $13.375 per share.
                                    MEDIQ STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET
                                    QUOTATIONS FOR MEDIQ COMMON STOCK AND MEDIQ PREFERRED
                                    STOCK.

FUNDS REQUIRED FOR THE
  TRANSACTIONS....................  The aggregate cash consideration payable pursuant to the
                                    Merger, including amounts payable to holders of the
                                    Options, is expected to be approximately $352.0 million
                                    (net). The Merger Consideration includes $20.0 million
                                    of Series A Preferred Stock. In addition, in connection
                                    with the Merger (i) the Rotko Entities have agreed to
                                    convert 1,000,000 shares of their preferred stock in the
                                    Company into $14.5 million of common and Series B
                                    Preferred Stock of the Surviving Corporation (the "Rotko
                                    Rollover") and (ii) the Management Stockholders are
                                    expected to purchase $4.2 million of common and
                                    preferred equity securities of the Surviving Corporation
                                    (the "Management Investment"). The issuance of Series A
                                    Preferred Stock as part of the Merger Consideration, the
                                    Rotko Rollover and the Management Investment are
                                    referred to herein as the "Equity Rollover." Prior to or
                                    simultaneously with the consummation of the Merger, (i)
                                    the Company will contribute all of its assets and
                                    liabilities (including the capital stock of all of the
                                    subsidiaries of the Company other than MEDIQ/PRN) to
                                    MEDIQ/PRN on terms and conditions reasonably acceptable
                                    to MQ (the "Reorganization"), (ii) MEDIQ/PRN will enter
                                    into the New Credit Facility (as defined) providing for
                                    $175.0 million of Term Loans (as defined) described in
                                    the following paragraph and (iii) all indebtedness of
                                    the Company except approximately
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
                                    $10.1 million of 7.5% exchangeable subordinated
                                    debentures and $2.8 million of capital leases will be
                                    repaid (the "Refinancing").
                                    Management and BRS estimate that the Company will
                                    require approximately $524.9 million in cash to
                                    consummate the Merger, effect the Refinancing and pay
                                    related fees and expenses. Such funds are expected to be
                                    provided by (i) $4.4 million of existing cash balances,
                                    (ii) $6.0 million of Revolving Loans under the New
                                    Credit Facility, (iii) $175.0 million of term loans (the
                                    "Term Loans") under the New Credit Facility,(iv) $200.0
                                    million of gross proceeds from the offering by MEDIQ/
                                    PRN of senior subordinated notes (the "Senior
                                    Subordinated Note Offering"), (v) $30.0 million of gross
                                    proceeds from the offering by the Company of senior
                                    discount debentures (the "Discount Debenture Offering"),
                                    (vi) $109.5 million of gross proceeds from the purchase
                                    of common and preferred equity of MQ (the "Equity
                                    Contribution") by BRS, certain persons affiliated with
                                    BRS and certain funds affiliated with FFT and Galen.
                                    The Senior Subordinated Note Offering, the Discount
                                    Debenture Offering, the Equity Rollover and the Equity
                                    Contribution are collectively referred to herein as the
                                    "Financings," and the Financings, the Merger, the
                                    Reorganization, the other transactions described in the
                                    preceding three paragraphs, the applications of proceeds
                                    therefrom and the payment of related fees and expenses
                                    are collectively referred to herein as the
                                    "Transactions."
                                    The following table sets forth the estimated sources and
                                    uses of funds in connection with the Transactions,
                                    assuming consummation of the Transactions as of December
                                    31, 1997. To reflect the issuance of Series A Preferred
                                    Stock as part of the Merger Consideration, the Rotko
                                    Rollover and the Management Investment, the following
                                    table includes the Equity Rollover as both a source and
                                    use of funds. The amounts set forth in the table are
                                    based upon the Company's financial condition as of
                                    December 31, 1997 and the presently anticipated amounts
                                    to be invested by the Investors and the Management
                                    Stockholders in securities of the Surviving Corporation,
                                    which amounts are subject to change.

              SOURCES OF FUNDS                  AMOUNT
--------------------------------------------  -----------
                                                  (IN
                                               MILLIONS)
Cash........................................   $     4.4
Revolving Loans(1)..........................         6.0
Tranche A Term Loans(2).....................        75.0
Tranche B Term Loans(3).....................       100.0
Senior Subordinated
  Note Offering(4)..........................       200.0
Debenture Offering(5).......................        30.0
Equity Contribution(6)......................       109.5
Equity Rollover(7)..........................        38.7
                                              -----------
      Total Sources.........................   $   563.6
                                              -----------
                                              -----------


                USE OF FUNDS                    AMOUNT
--------------------------------------------  -----------
                                                  (IN
                                               MILLIONS)
Cash Portion of Merger Consideration
  (net)(8)..................................   $   352.0
Equity Rollover(7)..........................        38.7
Refinancing(9)..............................       138.9
Fees and Expenses(10).......................        34.0
                                              -----------
      Total Uses............................   $   563.6
                                              -----------
                                              -----------


------------------------

(1) This amount represents the drawn portion of a $50.0 million revolving credit facility which will be part of the New Credit Facility (as defined). See "SOURCES AND AMOUNT OF FUNDS--Description of New Credit Facility."

(2) The Tranche A Term Loans will be made pursuant to a six-year senior secured term loan facility in an aggregate principal amount equal to $75 million. See "SOURCES AND AMOUNT OF FUNDS-- Description of New Credit Facility."

(3) The Tranche B Term Loans will be made pursuant to an eight-year senior secured term loan facility in an aggregate principal amount equal to $100 million. See "SOURCES AND AMOUNT OF FUNDS--Description of New Credit Facility."

(4) In the event that MEDIQ/PRN has not received the proceeds from the Senior Subordinated Note Offering on or prior to the Effective Time, MQ and the Company have received a commitment for a Standby Senior Subordinated Credit Facility (as defined). See "SOURCES AND AMOUNT OF FUNDS--Description of the Offerings."

(5) In the event that the Company has not received the proceeds from the Discount Debenture Offering on or prior to the Effective Time, MQ and the Company have in place a Discount Debenture Standby Purchase Arrangement (as defined). See "SOURCES AND AMOUNT OF FUNDS--Description of the Offerings."


(6) Consists of approximately $56.2 million of Series A Preferred Stock, $16.0 million of Series B Preferred Stock, $29.0 million of Series C Preferred Stock and $8.3 million of Surviving Corporation Common Stock. See "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER."



(7) Consists of approximately $20.0 million of Series A Preferred Stock issued as Merger Consideration, approximately $13.4 million of Series B Preferred Stock and $1.1 million Common Stock issued pursuant to the Rotko Rollover, and approximately $2.0 million of Series A Preferred Stock, $0.6 million of Series B Preferred Stock, $1.0 million of Series C Preferred Stock and $0.6 million of Surviving Corporation Common Stock issued pursuant to the Management Investment. Does not include additional shares of Common Stock and options to acquire Common Stock which may be issued to management after the Effective Time. See "SPECIAL FACTORS--Interests of Certain Persons in the Merger."



(8) The net cash purchase price equals the cash price of $13.75 multiplied by the number of fully diluted shares outstanding less the 1,000,000 Rolled Shares and the amount of the Management Investment.

    The net cash purchase price is net of proceeds received by the Company upon the exercise of all outstanding Options.


(9) The Company will repay all outstanding debt other than $2.8 million of capital leases and $10.1 of subordinated exchangeable debentures.



(10) Estimated fees and expenses include initial purchasers' discount, bank fees, financial advisory fees, legal and accounting fees, printing costs and other expenses related to the Transactions.



Security Ownership in the           The following table sets forth certain information with
  Surviving Corporation...........  respect to the presently anticipated beneficial ownership of the equity of the Surviving Corporation
                                    immediately following consummation of the Merger. The
                                    amounts set forth below assume an overall Equity
                                    Contribution of $109.5 million by the Investors, of
                                    which $74.5, $20.0 and $15.0 million are assumed to have
                                    been provided by BRS, FFT and Galen, respectively, and
                                    an overall Management Investment of $4.2 million. Such
                                    amounts do not reflect the issuance of additional shares
                                    of Surviving Corporation Common Stock which may be
                                    purchased by certain employees of the Company after the
                                    Effective Time or the issuance of any options to acquire
                                    securities of the Surviving Corporation which may be
                                    granted to employees of the Company. See "SPECIAL
                                    FACTORS-- Interests of Certain Persons in the Merger."
                                    FFT and Galen have committed to an affiliate of BRS to
                                    invest up to $30 and $20 million, respectively, in
                                    equity of the Surviving Corporation. The amount of such
                                    investments, together with the investment by BRS, shall
                                    be determined by BRS, but the investments by FFT and
                                    Galen shall in no event be less than $20 and $15
                                    million, respectively. See "SOURCES AND AMOUNT OF
                                    FUNDS--Equity Contribution." The amounts included in the
                                    table below represent the minimum investment by FFT and
                                    Galen. The actual investments by BRS, FFT, Galen and the
                                    Management Stockholders have not been definitively
                                    determined by BRS and remain subject to change.

                                         NUMBER AND PERCENT OF SHARES IN THE SURVIVING
                                                          CORPORATION
                                    --------------------------------------------------------
                                                                   SERIES A                 SERIES B            SERIES C
                                       COMMON STOCK(1)             PREFERRED                PREFERRED          PREFERRED
NAME OF BENEFICIAL OWNER                                             STOCK                    STOCK              STOCK
----------------------------------  ----------------------  -----------------------  -----------------------  ------------
BRS Holders.......................    564,229 /       56.4%  3,827,147 /       48.9%  1,090,303 /       36.3%  1,970,686 /
Entities affiliated with FFT......    151,423 /       15.1%  1,027,096 /       13.1%    292,606 /        9.8%    528,875 /
Entities affiliated with Galen....    113,567 /       11.4%    770,322 /        9.8%    219,454 /        7.3%    396,657 /
Management Stockholders (2).......     61,000 /        6.1%    201,549 /        2.6%     57,419 /        1.9%    103,782 /
Rotko Entities (3)................    109,781 /       11.0%    632,360 /        8.1%  1,340,218 /       44.7%         -- /


NAME OF BENEFICIAL OWNER
----------------------------------
BRS Holders.......................       65.7%
Entities affiliated with FFT......       17.6%
Entities affiliated with Galen....       13.2%
Management Stockholders (2).......        3.5%
Rotko Entities (3)................         --


------------------------


(1) Does not include certain additional shares or options which may be issued to employees of the Company. See Note 2. Assumes the Company does not issue any warrants pursuant to the debt financing transactions described in "SOURCES AND AMOUNT OF FUNDS."



(2) Includes 61,000 shares of Surviving Corporation Common Stock to be acquired pursuant to the Management Investment. Does not include issuance of additional shares of Surviving Corporation Common Stock (representing approximately 8.3% of the outstanding Surviving Corporation Common Stock on a fully diluted basis) which may be purchased by certain employees of the Company to be designated by the Company and BRS after the Effective Time or the issuance of any options to certain employees of the Company to be designated by the Company and BRS to acquire securities of the Surviving Corporation (representing approximately 2.8% of the outstanding Common Stock on a fully diluted basis) which may be granted in the future, see "THE MERGER--Interests of Certain Persons in the Merger." Does not include shares of Series A Preferred Stock which may be received by Management Stockholders as Merger Consideration.



(3) Includes 632,360 shares of Series A Preferred Stock to be received by the Rotko Entities as Merger Consideration in respect of their MEDIQ Shares other than the Rolled Shares.

         SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA
                             OF MEDIQ INCORPORATED



    The following table sets forth selected consolidated historical financial data of the Company for the last five completed fiscal years and the first quarter of fiscal 1998. The Statement of Operations Data for the years ended September 30, 1993-1997 and the Balance Sheet Data as of September 30, 1993-1997 were derived from audited Consolidated Financial Statements of the Company. The Statement of Operations Data for the quarter ended December 31, 1997 and the Balance Sheet Data as of December 31, 1997 were derived from the unaudited Consolidated Financial Statements of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997. The Other Data was derived from Company prepared schedules. The selected unaudited pro forma financial data has been derived from the Pro Forma Condensed Consolidated Financial Statements (as defined) included elsewhere herein. The pro forma balance sheet data gives effect to the Transactions as if they were consummated on December 31, 1997. The pro forma statement of operations data gives effect to the Transactions and the Company's acquisition of the remaining 50% interest in SpectraCair as if they were consummated on October 1, 1996. The pro forma financial information is based on assumptions that management believes are reasonable and such information is presented for comparative and informational purposes only. The pro forma financial information does not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions and acquisition of the remaining 50% interest in SpectraCair in fact occurred on such dates or to project the Company's results of operations for any future period or financial condition on any future date. This table should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein and the Company's Annual Report on Form 10-K for the year ended September 30, 1997, as amended, the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, the Consolidated Financial Statements of the Company and related notes thereto and the other financial information contained in the documents included or incorporated by reference herein. See "INCORPORATION BY REFERENCE." The pro forma financial information does not include the effects of any potential acquisitions being evaluated by the Company. See "THE COMPANY--Growth Strategy."


                                                                                   PRO FORMA    THREE MONTHS   PRO FORMA THREE
                                                                                  YEAR ENDED        ENDED        MONTHS ENDED
                                      YEAR ENDED SEPTEMBER 30,                   SEPTEMBER 30,   DECEMBER 31     DECEMBER 31,
                     ----------------------------------------------------------  -------------  -------------  ----------------
                        1993      1994(1)       1995        1996      1997(2)        1997           1997             1997
                     ----------  ----------  ----------  ----------  ----------  -------------  -------------  ----------------

                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)          (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
STATEMENT OF
  OPERATIONS DATA:

Revenues...........  $   89,994  $   81,498  $  132,241  $  136,066  $  155,960   $   164,274     $  42,570       $   42,570
Non-Recurring
  Items............                                           2,200
Operating
  income(3)........       8,614       1,354      24,202      25,446      29,504        28,881         5,851            5,601
Interest expense...     (21,043)    (21,335)    (29,241)    (27,307)    (19,107)      (40,744)       (3,657)         (10,263)
Other(4)...........       1,918       7,381       1,381      (4,695)     (7,504)       (7,443)          228              228
Income (Loss) from
  continuing
  operations before
  income tax
  expense
  (benefit)........     (10,511)    (12,600)     (3,658)     (6,556)      2,893       (19,306)        2,422           (4,434)

                                                                                   PRO FORMA    THREE MONTHS   PRO FORMA THREE
                                                                                  YEAR ENDED        ENDED        MONTHS ENDED
                                      YEAR ENDED SEPTEMBER 30,                   SEPTEMBER 30,   DECEMBER 31     DECEMBER 31,
                     ----------------------------------------------------------  -------------  -------------  ----------------
                        1993      1994(1)       1995        1996      1997(2)        1997           1997             1997
                     ----------  ----------  ----------  ----------  ----------  -------------  -------------  ----------------
                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)          (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
Income (Loss) from
  continuing
  operations.......      (5,145)     (8,254)     (3,346)     (6,178)     (2,241)      (15,561)        1,333           (2,781)

PER SHARE DATA:

Income (Loss) from
  continuing
  operations(5)....  $     (.22) $     (.34) $     (.14) $     (.25) $     (.09)  $    (15.56)    $     .05       $    (2.78)
Cash dividends per
  common share.....  $      .12  $      .09      --          --          --           --             --               --
Cash dividends per
  preferred
  share............  $      .07  $      .05      --          --          --           --             --               --
Weighted average
  shares
  outstanding......      24,366      24,405      24,604      24,967      25,960         1,000        25,613            1,000
OTHER DATA:
  Rental
    revenues.......  $   72,829  $   69,079  $  117,043  $  114,275  $  124,316   $   133,963     $  33,395       $   33,395
  Other revenues(6)  $   17,165  $   12,419  $   15,198  $   21,791  $   31,644   $    30,311     $   9,175       $    9,175
  EBITDA(7)          $   27,565  $   22,480  $   54,363  $   55,603  $   59,863   $    61,553     $  14,143       $   13,893
  EBITDA Margin(8)           31%         28%         41%         41%         38%           37%           33%              33%
  Depreciation and
    Amortization     $   18,951  $   21,126  $   30,161  $   30,157  $   30,359   $    32,672     $   8,292            8,292
  Capital
    Expenditures     $   24,493  $   13,257  $   13,356  $   18,913  $   15,458                   $   8,280
  Earnings to fixed
    charges(9).....         .53         .44         .88         .77        1.14           .32          1.59              .34
  Book value per
    share(10)......  $     1.83  $     1.49  $     1.28  $      .70  $     1.87       --          $    1.95           --
  Branches and
    Distributors
    (at end of
    period)........          74          73          84          84          84                          84
  Equipment Units
    (at end of
    period)........      71,231      83,101     123,309     120,388     131,897                     131,864

                                                                                                              PRO FORMA
                                                         SEPTEMBER 30,                         DECEMBER 31,  DECEMBER 31,
                                   ----------------------------------------------------------  ------------  ------------
                                      1993      1994(1)       1995        1996      1997(2)        1997          1997
                                   ----------  ----------  ----------  ----------  ----------  ------------  ------------

                                                     (DOLLARS IN THOUSANDS)                    (UNAUDITED)   (UNAUDITED)
SUMMARY BALANCE SHEET DATA:
Current assets...................  $   42,500  $   35,041  $   44,436  $   45,103  $   69,751   $   78,093    $   76,285
Investments in discontinued
  operations.....................      98,095      99,911      70,162      64,967      --           --            --
Rental equipment, net............     107,914     139,073     123,190     113,335     104,267      104,716       104,716
Property, plant and equipment....       9,834       9,978       9,633       9,371       9,322        9,522         9,522
Total assets.....................     308,827     377,795     334,169     308,423     257,552      262,656       267,920
Current liabilities..............      47,001      59,610      64,685      45,614      40,019       35,559        29,771
Senior debt, net of current
  portion........................     115,604     162,436     136,949     192,461     128,131      134,320       212,121
Subordinated debt, net of current
  portion........................      86,229     103,388      81,907      41,229      10,055       10,055       210,055
Mandatory Redeemable Preferred
  Stock..........................      --          --          --          --          --           --           108,235
Stockholders' equity.............      44,574      36,280      31,517      17,445      48,603       50,067      (320,474)


------------------------
Notes to Selected Consolidated Financial Data

(1) On September 30, 1994, MEDIQ/PRN acquired the critical care and life support rental equipment inventory of Kinetic Concepts, Inc. The purchase price, which was primarily financed with long-term debt, approximated $88.0 million, including transaction costs and the assumption of certain capital lease obligations.


(2) On September 1, 1997, the Company acquired the remaining 50% interest in SpectraCair not previously owned by it for $1.9 million and the assumption of its former joint venture partner's portion of the outstanding debt of $4.4 million. Accordingly, the results of operations of SpectraCair for the one month ended September 30, 1997 are included in the Company's fiscal 1997 operating results.


(3) Fiscal 1996 includes a $2.2 million restructuring charge.

(4) Fiscal 1993 includes interest income of $1.1 million partially offset by a $0.3 million net loss on the sale of assets.

    Fiscal 1994 includes a net gain on the sale of assets of $5.8 million and interest income of $1.4 million.

    Fiscal 1995 includes $1.5 million of interest income partially offset by a $0.4 million net loss on the sale of assets.

    Fiscal 1996 includes a $6.0 million reserve on the note receivable from MHM Services, Inc. ("MHM"), interest income of $1.5 million and a net gain on the sale of assets of $0.6 million.

    Fiscal 1997 includes an equity participation charge related to the repurchase of MEDIQ/PRN warrants of $11.0 million, a gain on the sale of stock of $9.2 million, a reserve on amounts due from MHM of $5.5 million, the write-off of deferred acquisition costs of $4.0 million, a gain on a note receivable of $1.8 million, and interest income of $2.1 million.


    The three months ended December 31, 1997 include $.2 million of interest income.



(5) Earnings per share have been restated in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS 128"). In accordance with SFAS 128, since the Company has incurred losses from continuing operations for the years ended September 30, 1993-1997, no potential Common Shares have included in the computation of any diluted per share amount. Accordingly, only basic earnings per share have been presented for all periods. For the three months ended December 31, 1997, earnings per share assuming dilution was $.05 and weighted average shares outstanding were 26,556,000.

(6) Includes sales of parts, disposables and equipment, outsourcing and management consulting.

(7) EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.

(8) EBITDA divided by total revenues.


(9) Represents the ratio of earnings to combined fixed charges and preferred stock dividends. In fiscal years 1993 through 1996, earnings were inadequate to cover combined fixed charges and preferred stock dividends by $11,046, $13,324, $3,658 and $6,556, respectively. Earnings were also inadequate to cover combined fixed charges and preferred stock dividends in the pro forma periods ended September 30, 1997 and December 31, 1997 by $55,683 and $12,016, respectively.



(10) Represents Stockholders' Equity divided by weighted average shares outstanding.

                                SPECIAL FACTORS

    Holders of MEDIQ Stock should carefully consider the following factors in connection with their consideration of the Merger. See also "FORWARD-LOOKING STATEMENTS" and "RISK FACTORS" elsewhere in this Proxy Statement/Prospectus.

BACKGROUND OF THE MERGER


    In November 1994, the Company formed a special committee of the Board of Directors for the purpose of exploring alternative ways to maximize stockholder value, including the possible sale or restructuring of the Company. The special committee consisted of Mr. Rotko, Chairman of the Company's Board of Directors, Mr. Miller, who had from time to time acted as a professional advisor to the Rotko family, Dr. Shipon, Mr. Rotko's brother-in-law, and Bernard Korman, the then-Chief Executive Officer of the Company. Other than Mr. Korman, who resigned from the special committee in December 1994, none of the special committee members were employees of the Company during their service as members of the special committee.



    In January 1995, the Company retained a financial advisor to assist the special committee. Subsequently, in January 1995, a corporation that was organized by Archon Capital Partners, L.P. ("Archon"), in conjunction with certain members of management led by Mr. Korman and including Messrs. Carroll and Sandler, made an unsolicited offer to acquire the Company. Mr Carroll's participation in the Archon offer ceased in March 1995. Mr. Carroll is the Chief Executive Officer of the Company and Messrs. Carroll and Sandler are members of the Board of Directors.



    Archon offered to acquire the stock of the Company for a price of $5.00 per share to non-controlling shareholders and, with respect to controlling shareholders, alternatively either (i) $5.75 per share or (ii) $4.00 per share in cash and interests, then owned by the Company, in PCI Services, Inc. and NutraMax Products, Inc. ("NutraMax") valued at approximately $2.31 per MEDIQ share. Following receipt of the Archon offer, the special committee determined that the Company's financial advisor should conduct a market check to determine the interest of unrelated third parties in the Company.



    Beginning in March 1995, the Company solicited, with the assistance of its financial advisor, indications of interest from potential buyers for the Company and received a number of proposals from interested parties. Potential buyers were selected based on their likely interest in, and financial ability to consummate, an acquisition of the Company. Fifty-two potential buyers were solicited.



    In April 1995, the Board accepted the recommendation of the special committee, based on the assessment of the Company's financial advisor that the value of the Archon offer was below the low end of the value for the Company, to reject that offer as inadequate. Also in April, the Company entered into agreements with certain key executives that provided for the payment of "success bonuses" upon the occurrence of certain strategic transactions involving the Company, including the sale of the Company. See "SPECIAL FACTORS--Interests of Certain Persons in the Merger." The success bonuses were adopted to create an additional incentive for management to remain with the Company and maximize shareholder value in the sale of the Company.



    In June 1995, the special committee received five third-party proposals. Three of the proposals were for the acquisition of all of the stock of the Company, with the assets of the Company other than PRN Holdings, Inc. ("PRN") to be contributed to a liquidating trust the equity interests in which would be distributed to the Company's stockholders. Under those proposals, the estimated distributable value per share of MEDIQ Stock ranged from $6.19 to $6.78. The fourth proposal, for only the assets of PRN, would have resulted in substantially less distributable value to the Company's stockholders. The fifth proposal, also for the assets of PRN, would have resulted in negative distributable value to the Company's stockholders.

    After extensive review of the three proposals with the highest proposed aggregate financial return to the Company's stockholders, in July 1995 the special committee authorized its representatives to negotiate with the top two bidders (each of which required the establishment of a liquidating trust) and invite each to submit its best and final offer. Thereafter, one of the top two bidders withdrew its proposal.



    By early September 1995, following extended negotiations with the remaining bidder, the special committee had made substantial progress toward reaching an agreement for the sale of the Company. Subsequently, that bidder reduced its valuation of the Company and, accordingly, its bid for the Company. In response, the special committee and its advisors concluded that the reduced valuation and bid were unsatisfactory. Thereafter, at the request of the special committee, its representatives contacted the two next highest bidders to determine whether they remained interested in acquiring the Company. Discussions with those bidders were held in September and October 1995.



    On October 18, 1995, one of the two final bidders submitted a written proposal to acquire the outstanding capital stock of PRN. The other bidder's proposal, also to acquire the outstanding capital stock of PRN, was communicated orally to representatives of the special committee.



    The special committee met on October 19, 1995 to consider the two proposals and discuss its options: whether to recommend acceptance of one of the bids for PRN or to negotiate further with the prospective bidders, whether to continue with an auction process or, in light of the significant diversion of management time and resources required by the auction process, to cease further efforts to sell the Company at that time and continue to operate the Company as a stand-alone business, either without divestitures of non-core businesses or with divestitures that would enable management to focus its efforts on the Company's core PRN business. At that meeting, the special committee resolved to recommend to the Board that the Company terminate any further efforts to sell the Company at that time. It was the consensus of the special committee that the bids did not accord sufficient value to the potential of certain opportunities for the Company's PRN business. The higher of the two final bids was at the low end of the range of fair values of the Company prepared by the Company's financial advisor. The other bid was even lower, and both bids were highly conditional. At a subsequent meeting of the Board, the special committee's recommendation was accepted and the Board determined to continue its strategy (first announced in November 1990) of divesting non-core assets and using the divestiture proceeds to reduce indebtedness. This program was substantially completed by the fall of 1996 and included the transactions discussed below.


    In July 1996, PCI Services, Inc. ("PCI") agreed to be acquired by Cardinal Health, Inc. ("Cardinal"). In exchange for its 46% interest in PCI the Company received shares of Cardinal stock which it subsequently sold for approximately $88.4 million.


    In September 1996, the Company entered an agreement with NutraMax Products, Inc. ("NutraMax") pursuant to which NutraMax agreed to repurchase all of the NutraMax shares owned by the Company for an aggregate purchase price of approximately $36.3 million.


    Also in 1996, the Company agreed to sell its ownership interest in HealthQuest, Inc. for $75,000, and sold substantially all of the assets of MEDIQ Mobile X-Ray Services, Inc. ("Mobile X-Ray") for (i) approximately $5.3 million in cash, (ii) shares of Integrated Health Services common stock with an initial value of $5.2 million (which shares were subsequently sold), and (iii) the possibility of the Company receiving additional cash consideration based upon the occurrence of certain future events. In fiscal year 1997, the Company received approximately $1.1 million in additional cash consideration relating to the Mobile X-Ray transaction.

    In May 1997, the Company sold the stock of Health Examinetics, Inc. for $1.7 million.

    In November 1997, the Company sold to InnoServ Technologies ("InnoServ") all of the 2,026,438 shares of InnoServ common stock owned by it, as well as a warrant to acquire additional shares of InnoServ common stock. Under the terms of that agreement, no cash payment was made by InnoServ. The parties agreed, however, to terminate a non-compete covenant relating to maintenance and repair services. In addition, in the event of a change of control of InnoServ before September 30, 1998, the Company will be entitled to certain payments from the acquiring party.


    In the fall of 1996, with the implementation of the Company's strategic plan to dispose of non-core assets and apply the proceeds thereof to reduce indebtedness nearing completion, the Company engaged Salomon Smith Barney to advise the Company in respect of strategic alternatives, including the possible sale of the Company and the acquisition of companies with complementary businesses. The Company had identified Universal Hospital Services, Inc., a corporation that rents movable medical equipment to hospitals and other healthcare providers ("UHS"), as an attractive potential acquisition candidate which complemented the Company's core equipment rental business. Accordingly, Salomon Smith Barney was asked to assist the Company in connection with a possible transaction with UHS.



    In late 1996 and early 1997, the Company focused its efforts on a possible transaction with UHS and the potential growth in the Company's core equipment rental businesses which would have resulted from the acquisition of UHS. In February 1997, the Company agreed to acquire all of the outstanding shares of UHS for an aggregate purchase price (including refinancing of indebtedness) of approximately $138 million. In April 1997, the stockholders of UHS approved the acquisition subject to federal regulatory approval pursuant to the Hart-Scott-Rodino Antitrust Improvements Act. In July 1997, the Company and UHS were informed by the Federal Trade Commission (the "FTC") that it had authorized its staff to take legal action to block the proposed transaction and, subsequently, the FTC filed a motion for a preliminary injunction to block the transaction. In September 1997, facing the likelihood of a protracted administrative proceeding before the FTC, the uncertainty of the outcome and the costs associated with continuing to defend against the efforts of the FTC to prevent the transaction, the Company and UHS mutually terminated their agreement.


    During the summer of 1997, the Board of Directors also reviewed the implementation of the Company's strategic plan and its belief that the trading range of MEDIQ Stock did not necessarily reflect the value of the Company and the benefits the Company had realized and expected to realize from its focus on its core business and growth opportunities. At that time, the Board considered resuming a process designed to explore strategic alternatives and maximize stockholder value, but deferred any action pending resolution of the proposed transaction with UHS.

    Following termination in September 1997 of the agreement between the Company and UHS, the Board determined to explore a possible sale of the Company and, on October 17, 1997, the Executive Committee of the Board (the "Executive Committee") met with executive management, the Company's legal counsel and Salomon Smith Barney. At that meeting, the Executive Committee assessed the Company's current market valuation and stock price performance and discussed the possibility of enhancing stockholder value through the sale of the Company. In addition, the Executive Committee discussed with the Company's legal and financial advisors the principal anticipated events and timing of an auction process. After discussion and evaluation of different transaction scenarios, the Executive Committee authorized Salomon Smith Barney to conduct an auction on behalf of the Company, in which bids for the acquisition of the Company would be solicited with the goal of maximizing value for all stockholders. At that time, the Rotko Entities advised the Company that they did not intend to seek any treatment from any bidder different from that to be available to the Company's other stockholders.

    On October 29, 1997, the Company issued a press release stating that the Company had authorized Salomon Smith Barney to explore strategic alternatives, including the possible sale of the Company. A confidential memorandum (the "Confidential Memorandum") was then prepared for distribution to potential buyers and a list of potential buyers to be contacted directly in respect of their interest in a possible transaction was assembled.


    Between October 17 and November 17, 1997, approximately 50 potential buyers were contacted. Potential buyers were selected based on their likely interest in, and financial ability to consummate, an acquisition of the Company. In addition, following the October 29 press release, Salomon Smith Barney was contacted directly by a number of potential buyers, who were then considered for participation in the process. Confidentiality and standstill agreements were entered into with the 39 potential buyers that expressed an interest in the Company and, beginning on October 31, 1997, copies of the Confidential Memorandum, along with a letter setting forth the procedures of the auction process, the deadline for firm offers and other bidding requirements, were sent to such potential buyers.


    By the week of November 17, 1997, 20 written indications of interest had been received from potential buyers. On November 21, 1997, at a regular meeting of the Executive Committee, the Executive Committee reviewed with executive management and the Company's legal and financial advisors the status of the auction process and the identities of various potential buyers. The Executive Committee was informed that the indications of interest submitted by 17 of the 20 potential buyers contemplated that the acquisition of the Company would be treated as a recapitalization for financial reporting purposes.


    After conferring with executive management and the Company's legal and financial advisors, the Executive Committee authorized Salomon Smith Barney to contact the parties that had proposed the six highest prices for the Company, five of which were financial buyers. The five financial buyers were invited, after an opportunity for further due diligence and presentations from management, to make a definitive proposal to acquire the Company. The other potential buyer, an entity with an existing business in the Company's industry, was asked to ascertain its level of confidence regarding the antitrust issues involved in a transaction with the Company. After further discussions with representatives of such potential buyer, that party elected not to pursue further negotiations with the Company. Another potential financial buyer subsequently was included in the final group after indicating that it expected to increase its bid to be competitive with the other remaining bidders.



    On November 24, 1997, at a regular meeting of the Board of Directors, the Board, executive management and the Company's legal counsel discussed the results of the Company's requests for indications of interest and considered the six potential buyers that had been invited to proceed in the auction process. Also at that meeting, the Board affirmed the actions taken by the Executive Committee at its meeting on November 21 in authorizing the progress of the auction into a second round and selecting second round bidders.


    The six potential buyers were informed of their invitation to proceed and given access to a special "Data Room" established by the Company that contained detailed information concerning the Company. The six potential buyers were also given the opportunity to meet with senior management of the Company and visit the Company's headquarters. From December 3, 1997 through January 8, 1998, each of the six potential buyers conducted extensive meetings with members of the Company's senior management, including the chief executive officer, chief financial officer and senior vice presidents, visited Company headquarters and had access to the Data Room.

    By December 18, 1997, each of the six potential buyers had received a draft of a merger agreement prepared by the Company and its legal counsel, and a letter instructing that each bidder's "best and final" bid, indicating price per share and key terms and conditions, as well as any comments on or changes to the draft merger agreement, were due in January. This letter also stated that final bids should not be conditioned on financing or further due diligence.


    On January 7 and 8, 1998, the Company received written offers to purchase the Company, together with written revisions to the draft merger agreement, from three of the six second-round bidders. The remaining three second-round bidders did not submit offers to purchase the Company.


    A special meeting of the Board of Directors was held on January 9, 1998, at which the Board reviewed the three written offers with the Company's executive management and its legal and financial advisors. Following this review, the Board determined that the proposal from BRS, in which each share of MEDIQ Stock would be converted into $13.50 cash plus 0.1 of a share of Series A Preferred Stock, was economically and structurally superior to the other two offers. In particular, the BRS proposal represented the highest value per share of MEDIQ Stock and, in addition, the cash portion of the BRS proposal alone was higher than the total value of either of the other two offers. Furthermore, the BRS proposal was not contingent upon the completion of further due diligence.


    The BRS proposal contemplated, among other things, (i) that the Merger would qualify for recapitalization treatment for financial reporting purposes, which BRS proposed to achieve by requiring the Rotko Entities and certain key executives of the Company, including Messrs. Carroll and Kaplan, to acquire an equity interest in the Surviving Corporation, (ii) that, in satisfaction of the foregoing requirement as it related to the Rotko Entities, the Rotko Entities would be required to convert or exchange, prior to the Merger, between one million and two million shares of their MEDIQ Preferred Stock into or for stock of the Surviving Corporation, representing an equity interest of between 11.8% and 23.6% in the Surviving Corporation, (iii) that, with respect to the other shares of MEDIQ Stock owned by the Rotko Entities, the Rotko Entities would receive the same consideration in the Merger as the other stockholders, (iv) the agreement of the Rotko Entities to vote in favor of the transaction and provide MQ with an option to purchase, under certain circumstances, all of the shares of MEDIQ Stock owned by them, (v) the receipt by MQ for use in the Merger of financing that, at that time, was described in draft commitment letters from MQ's lenders which MQ indicated would be executed prior to the execution of the merger agreement, and (vi) significant restrictions on the Board's ability to terminate the merger agreement in the event of a superior proposal.



    The second highest bidder, among other things, (i) offered an aggregate price lower than the cash portion of the BRS proposal, (ii) also required the Rotko Entities and management to acquire an equity interest in the Surviving Corporation, (iii) sought to conduct additional due diligence and (iv) failed to assure the Company that it would have committed financing by the time of the execution of a definitive merger agreement. The proposal submitted by the third bidder offered a price lower than the cash portion of the BRS proposal and lower than the aggregate price offered by the second highest bidder. The third bidder's proposal also included, among other terms (i) elimination of the Company's ability to terminate the merger agreement in the event of a higher offer, (ii) a termination right in favor of the bidder in the event of a material adverse change in the Company's prospects, and (iii) a relatively weak representation and warranty from the third bidder in respect of its financing. The Board, after conferring with executive management and the Company's legal and financial advisors, determined, principally because of the lower bid price, that it was not desirable for the Company to continue discussions with the third bidder at that time.


    The Board also discussed the fact that the BRS proposal was conditioned on the Stock Option Agreement, the Rollover Agreement, the Stockholder Agreements and an equity investment in the Surviving Corporation by certain members of management. The Board noted that Mark Levitan, a director since 1989, had no interest in any proposed transaction with BRS different from that of the Company's stockholders generally. The Board also considered the fact that, of its members, (i) Messrs. Rotko and Shipon are, with their families, beneficiaries of the Rotko Trust, (ii) Mr. Carroll would receive a success fee if the Company were sold and, as president of the Company, would be likely to invest in the Surviving Corporation, (iii) Mr. Sandler would receive a success fee if the Company were sold, (iv) Messrs. Bonovitz and Miller, had from time to time acted as professional advisors to the Rotko family, and (v) each of the foregoing individuals possessed interests potentially different from, or in addition to, those of the Company's stockholders generally. Accordingly, after further discussion, the Board asked Mr. Levitan to serve as a Special Committee and evaluate independently the fairness of the proposed transactions.


    The Company's legal counsel then reviewed the function of the Special Committee with the Board which, after discussion with counsel, agreed that the Board would require the Special Committee's approval of the transactions proposed by BRS. The Special Committee was also advised that it should consider engaging separate counsel, to be independently selected by the Special Committee, to assist it in reviewing the BRS proposal. The Special Committee subsequently engaged the firm of Cozen and O'Connor to serve as its counsel. Cozen and O'Connor was selected independently by Mr. Levitan based on his past experience in dealing with the firm as his counsel in a number of matters and on the firm's general reputation and experience in corporate and securities transactions.



    The Board discussed the terms proposed by BRS for the preferred stock in the surviving corporation to be distributed to the Company's stockholders, including its liquidation preference and dividend accrual rate, and ways in which possibly to improve its value. The Board also reviewed the comments of BRS on the draft merger agreement, the probability of obtaining a break-up fee should BRS or its acquisition subsidiary default after execution of a definitive merger agreement, factors that could delay or prevent consummation of a merger after execution of a definitive merger agreement, and the nature of the financing proposed to be obtained by BRS. In addition, the Board reviewed the proposed sequence of events for the next several days, including possible responses to each of the three final bidders.


    At the conclusion of the January 9, 1998 Board meeting, the Board directed executive management, with the assistance of the Company's legal and financial advisors, to (i) commence negotiations with BRS, (ii) ascertain whether the second highest bidder would be willing to raise its bid, and (iii) not hold further discussions with the third bidder at that time. The Board also instructed executive management and the Company's legal and financial advisors to attempt to maximize the value of the BRS proposal and limit, to the extent possible, the contingencies that would allow BRS to terminate a merger agreement with the Company.

    During the afternoon of January 9, 1998, the second highest bidder, after being contacted by the Company's legal and financial advisors, advised that it expected to require three to four days of further due diligence and would also require an additional period of time to conduct "background checks" on the Company's management. This bidder also informed the Company that it was not willing to increase its bid. BRS and its legal counsel were then contacted. BRS and the Company discussed a number of issues relating to its bid. After further negotiations that evening, BRS and the Company entered into an exclusivity agreement terminable at any time by either party and which expired in any event on January 15, 1998.

    On January 10, 1998, the Company's legal counsel delivered to BRS a revised draft merger agreement.


    On January 11, 1998, representatives of BRS and its legal counsel met with the Company's general counsel, outside legal counsel and representatives of Salomon Smith Barney. At that meeting, there were further negotiations regarding the terms and conditions of the BRS offer. During these negotiations, BRS was asked to increase the value of its bid. In response, BRS indicated that it would be willing to reallocate a portion of the aggregate value of its bid from stock in the Surviving Corporation to cash, increasing the cash portion of its bid by $0.25 per share (from $13.50 to $13.75 per share) and decreasing by 0.025 of a share (from 0.1 to 0.075 of a share) the number of shares of Series A Preferred Stock of the Surviving Corporation to be received in the Merger in exchange for one share of MEDIQ Stock. BRS also agreed to increase the dividend rate on the Series A Preferred Stock to 13% from 12.5% and to provide for a premium in the event such Series A Preferred Stock was redeemed prior to January 1, 2002. The net effect of such reallocation was to increase the value of the BRS offer, which, giving effect to the reallocation, was estimated to be approximately $14.25 per share of MEDIQ Stock. Alternatively, BRS indicated during the negotiations that it would be willing to pay $14.00 cash per share of MEDIQ Stock, but in a cash-only transaction that would not provide the Company's stockholders with an equity interest in the Surviving Corporation. BRS would not, however, agree to an all-cash transaction at a price greater than $14.00. The value of the cash-only alternative, taking into account the proposed terms of the Series A Preferred Stock and its potentially limited liquidity, was estimated to be approximately $0.25 per share less than the combined cash and stock proposal. Accordingly, the cash-only alternative was not pursued and the Company continued to negotiate the Merger Agreement on the basis that the Merger Consideration would consist of $13.75 in cash and 0.075 of a share of Series A Preferred Stock. The parties also resolved most of the other significant issues with respect to the terms of the Merger Agreement. At this meeting, BRS reiterated that its offer remained subject to its reaching a satisfactory arrangement with the Rotko Entities and management in respect of their respective investments in the Surviving Corporation, and in respect of the Stock Option Agreement, the Rollover Agreement and the Stockholder Agreements.

    On January 11, 1998, the Company's legal counsel discussed with the Special Committee and its counsel the terms of the BRS proposal, including those aspects that related to the arrangements among BRS, the Rotko Entities and management. During the period from January 12 through 14, 1998, the Company's legal counsel and counsel to the Special Committee held a number of telephonic discussions in respect of the proposed transactions.

    At a special meeting of the Board of Directors held on January 11, 1998, the Board was advised of the progress of the negotiations with BRS and of the result of discussions with the second highest bidder. Mr. Bonovitz, a director of the Company and partner in the law firm of Duane, Morris & Heckscher LLP, counsel to the Rotko Entities, also reported on discussions he had with counsel to BRS regarding the general form of the proposed arrangements between BRS and the Rotko Entities. Mr. Carroll also reported that he had engaged in general discussions with BRS in respect of the terms of management's investment in the Surviving Corporation and was awaiting a more specific proposal. At the conclusion of the meeting, the Board directed the Company's executive management, with the assistance of its advisors, to seek to finalize the merger agreement with BRS on the terms described to the Board, and acknowledged that management and representatives of the Rotko Entities should begin to negotiate with BRS the arrangements requested by BRS. The Board then scheduled another special meeting for the following evening.


    On January 12, 1998, the Company and its advisors continued to negotiate the terms of the Merger Agreement with BRS and its representatives, while Mr. Rotko, independently represented by Mr. Bonovitz and the firm of Duane, Morris & Heckscher LLP, on behalf of the Rotko Entities, separately negotiated with BRS the terms of the Stockholder Agreements, the Stock Option Agreement and the Rollover Agreement. During these negotiations, the advisors to the Rotko Entities advised BRS that the Rotko Entities would agree to invest one million shares of MEDIQ Preferred Stock owned by them, representing the minimum amount sought by BRS in its initial proposal of January 8, in securities of the Surviving Corporation.



    Separately, Mr. Carroll, on behalf of himself and certain members of management, negotiated with BRS an understanding as to the basic terms governing management's participation in the Surviving Corporation, under which management would (i) use the after-tax cash proceeds from approximately $9.5 million in value received in respect of the Option Consideration paid for options to acquire 1,000,000 shares of MEDIQ Common Stock to purchase approximately 6.1% of the Surviving Corporation Common Stock, approximately 2.6% of the Series A Preferred Stock, approximately 1.9% of the Series B Preferred Stock and approximately 3.5% of the Series C Preferred Stock pursuant to the Management Investment and (ii) receive the opportunity to purchase or receive options to acquire additional shares of the Surviving Corporation Common Stock all at the same price at which BRS and the other investors would acquire securities of the same class and/or series pursuant to the Equity Contribution.


    On the evening of January 12, 1998, the Board held a special meeting at which the Board reviewed with executive management and the Company's legal and financial advisors the results of the day's negotiations and certain issues remaining to be resolved, including the status of the commitments for the financing required by BRS, the status of the discussions between executive management and BRS with respect to management's investment in the Surviving Corporation and the status of the discussions between BRS and the Rotko Entities. After a discussion, the Board authorized executive management, with the assistance of the Company's advisors, to seek to finalize the draft merger agreement on the terms discussed with the Board.

    Negotiations in respect of the final terms of the Merger Agreement, the Stock Option Agreement, the Rollover Agreement, the Stockholder Agreements and the arrangements with management continued on January 13, 1998 and concluded on January 14, 1998.

    On January 14, 1998, the Special Committee and its legal counsel met with Mr. Carroll and the Company's legal and financial advisors and discussed in detail the course of the negotiations with BRS and the proposed treatment of the Rotko Entities and Management Stockholders in the Merger. In the course of that discussion, the Special Committee compared the proposed treatment of the interests of the Rotko Entities and the Management Stockholders to the proposed treatment of the interests of the Company's other stockholders. The Special Committee discussed with its counsel and the Company's legal and financial advisors the fact that other than in respect of the Rolled Shares, the shares of MEDIQ Stock owned by the Rotko Entities would receive the same consideration in the Merger as the shares of MEDIQ Stock owned by the Company's other stockholders. The Special Committee also discussed with its counsel and the Company's advisors the fact that the Series A Preferred Stock was senior to the Series B Preferred Stock in respect of dividends, repurchase rights and liquidation preference, and that the Series B Preferred Stock, unlike the Series A Preferred Stock, would not possess optional or mandatory redemption features. The Special Committee also discussed with its counsel and the Company's advisors the fact that the Rolled Shares to be converted or exchanged by the Rotko Entities into Surviving Corporation Common Stock and Series B Preferred Stock, as well as all purchases of securities of the Surviving Corporation by the Management Stockholders pursuant to the Management Investment and the other terms of their arrangements with BRS, would be made at the same prices at which the Investors would acquire securities of the same class and/or series pursuant to the Equity Contribution, and that the conversion or exchange of the Rolled Shares would not cause the Rotko Entities to recognize any taxable income in respect of the Rolled Shares.


    After Mr. Carroll and the Company's legal and financial advisors were excused from the meeting, the Special Committee and its counsel reviewed the various aspects of the transaction, the results of the various negotiations with BRS and the treatment proposed to be received by the Rotko Entities, the Management Stockholders and the Company's other stockholders in the Merger.

    On the evening of January 14, 1998, the Board held a special meeting, attended by all Board members, executive management, the Company's legal and financial advisors and counsel to the Special Committee. The Board reviewed with the Company's advisors the terms of the Merger Agreement and the other agreements and arrangements contemplated thereby and reviewed the structure of the Merger. In addition, counsel confirmed for the Board that BRS had stated that it would not enter into the Merger Agreement unless, contemporaneously with its execution and delivery, the Rotko Entities entered into the Stock Option Agreement, the Rollover Agreement and the Stockholder Agreements.


    At the meeting, the Board also discussed, among other things, the agreements and other arrangements among the Rotko Entities, the Management Stockholders and BRS. In respect of the Stock Option Agreement, the Board discussed the fact that the exercise of the Rotko Option could, under certain circumstances, allow BRS to impede a third party bid for the Company. In reviewing the Stock Option Agreement, the Board also noted that the Stock Option Agreement was a requirement of the BRS bid and that, without it, the Company's stockholders would not be able to receive the Merger Consideration. The Board also discussed the terms on which the Rotko Entities and the Management Stockholders would acquire their equity interests in the Surviving Corporation, and noted that such persons would be acquiring their equity interests at the same prices at which the Investors would acquire securities of the same class and/or series pursuant to the Equity Contribution.


    Salomon Smith Barney then reviewed with the Board (including the Special Committee) the financial analyses it performed in connection with its evaluation of the Merger Consideration from a financial point of view. (See "--Opinion of the Company's Financial Advisor"). The Board and counsel to each of the Company and the Special Committee discussed with Salomon Smith Barney such financial analysis and the underlying methodologies and assumptions utilized for purposes of such analysis. Salomon Smith Barney then rendered its oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated January 14, 1998) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of MEDIQ Shares (other than the Rotko Entities and the Management Stockholders, as to which Salomon Smith Barney was not asked to opine). See "--Opinion of the Company's Financial Advisor."

    The Special Committee then reported to the Board that the Special Committee, after reviewing the Merger Agreement, the Stock Option Agreement, the Rollover Agreement, the Stockholder Agreements and the proposed arrangements between the Management Stockholders and BRS, conferring with its counsel, and considering the presentations of the Company's legal and financial advisors, approved the Merger and the Merger Agreement, the Stock Option Agreement, the Rollover Agreement, the Stockholder Agreements and the transactions and agreements contemplated thereby and recommended that the Board approve the same.

    Thereafter, the Board voted unanimously to approve the Merger and the Merger Agreement, the Stock Option Agreement, the Rollover Agreement, the Stockholder Agreements and the transactions and agreements contemplated thereby and to recommend them for approval by the Company's stockholders.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR
  THE MERGER

    At its meeting on January 14, 1998, the Board and the Special Committee each unanimously determined, among other things, that the transactions contemplated by the Merger Agreement, including the Merger and the execution and delivery of the Stock Option Agreement, the Rollover Agreement and the Stockholder Agreements among BRS and the Rotko Entities, and the transactions and agreements contemplated thereby, taken together, are fair to, and in the best interests of, the stockholders of the Company. The Special Committee and all of the members of the Board recommend that holders of MEDIQ Stock vote FOR the Merger.

    Other than the recommendations of the Special Committee and the Board of Directors that the Company's stockholders vote for the Merger, none of BRS, MQ, the Rotko Entities, the Management Stockholders or any of the persons or entities set forth on Schedule I hereto has made any recommendation with respect to the Merger or any transaction or agreement contemplated thereby.

    The decisions of the Board and the Special Committee to approve the Company's execution of the Merger Agreement were based, in large part, upon balancing the risks and benefits of the Merger against the risks and benefits of the other strategic alternatives available to the Company. After reviewing the terms and conditions of the Merger Agreement and the transactions contemplated thereby with their respective legal counsel and the Company's financial advisor, the Board and the Special Committee deemed the Merger to be the alternative that would be fair to, and in the best interests of, the stockholders of the Company. See "-- Background of the Merger."

    In the course of reaching the decision to approve the Merger Agreement and the Merger, during a series of meetings and special meetings that began in November 1997 and concluded with the Special Meeting held on January 14, 1998, each of the Board and the Special Committee consulted with executive management, their respective legal counsel and the Company's financial advisor and considered a number of factors, including, among others, the following:


    - that BRS offered the greatest aggregate consideration for each share of MEDIQ Stock offered in the auction process and that the $13.75 cash portion of the Merger Consideration exceeded the aggregate value offered by the next highest bidder (which had been given the opportunity to increase its bid but declined);


    - that the $13.75 per share cash portion of the Merger Consideration represents a premium of approximately 26% over the closing price of $10.9375 per share of the MEDIQ Common Stock and approximately 27% over the closing price of $10.8125 per share of the MEDIQ Preferred Stock on January 13, 1998, and approximately 62% over the closing price of $8.50 per share of the MEDIQ Common Stock and approximately 67% over the closing price of $8.25 per share of the MEDIQ Preferred Stock on October 29, 1997, the last trading day prior to the public announcement that the

      Company was evaluating strategic alternatives and had engaged Salomon Smith Barney to assist in that process;

    - that the BRS offer was substantially greater than any offer received in connection with the process conducted in 1995;


    - that, although the obligation of MQ to consummate the Merger is subject to, among other things, a funding condition, BRS had delivered to the Company commitments from its lenders for the entire amount of the debt financing needed to consummate the Merger transaction;


    - the alternatives available to the Rotko Entities as the Company's majority stockholders, including the possibility that they could sell their control position without necessarily sharing any control premium with the Company's other stockholders;

    - that the Special Committee and the Board agreed to the Merger only after a substantial number of potential buyers had been contacted over an extended period of time in a lengthy auction process designed to elicit third party proposals to acquire the Company and enhance stockholder value;


    - that the auction process, which began in October 1997, was conducted in what the Board and the Special Committee believed to be an evenhanded manner and that third parties interested in the Company had been afforded the opportunity to submit a proposal had they wished to do so and had been given access to senior management and substantial amounts of information to assist in formulating a proposal;


    - the opinion of Salomon Smith Barney to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of MEDIQ Shares (other than the Rotko Entities and the Management Stockholders, as to which Salomon Smith Barney was not asked to opine);

    - that the Rotko Entities were willing to agree to vote their shares of MEDIQ Stock in favor of the Merger and to enter into the Stock Option Agreement;


    - that the Company may, subject to the provisions set forth in the Merger Agreement, terminate the Merger Agreement in order to pursue a superior proposal if the Board of Directors determines that doing so is required by its fiduciary duty to the stockholders of the Company; however, the Board and the Special Committee recognized that (i) certain terms of the Merger Agreement limit the ability of the Company to consider and act upon competing bids in certain situations and (ii) the existence of the Stockholders Agreements and Stock Option Agreement may have the effect of discouraging persons from making or consummating competing bids;


    - that the amounts of the break-up fee and expense reimbursement under the Merger Agreement were reasonable in the judgment of the Special Committee and the Board in light of the value of the Merger Consideration to the Company's stockholders;


    - the terms of the Series A Preferred Stock and the market and other risks associated with such securities;

    - the presently favorable environment for merger transactions in the United States capital market, which market condition is subject to change;


    - that BRS had agreed to provide the Company with satisfactory financial assurances regarding the performance by MQ of its obligations under the Merger Agreement;

    - that the Surviving Corporation agreed to honor the employment agreements of the Management Stockholders, who will therefore be able to continue the pursuit of their strategic view of the future of the Company; and


    - the Special Committee's and the Board's belief that, in view of the foregoing considerations, the Merger and Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company's stockholders.


    The foregoing discussion of the information and factors considered and given weight by the Special Committee and the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the Merger, the Special Committee and the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, the Special Committee and individual members of the Board may have given different weight to different factors.

    The Special Committee and the Board of Directors evaluated the factors described above in light of their knowledge of the business and operations of the Company, and their business judgment, and concluded that the Merger and Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders.


    The Special Committee and the Board of Directors believe that the decision to enter into the Merger is procedurally fair because: (i) management, with the assistance of the Company's advisors, conducted what they believed to be a thorough auction process; (ii) the Special Committee was disinterested and was appointed to represent the interests of the Company's stockholders; (iii) the Special Committee retained and was advised by Cozen and O'Connor, counsel separate from counsel for the Company; and (iv) the Board obtained an opinion concerning the fairness, from a financial point of view, of the Merger Consideration to be received by the Company's stockholders in the Merger. In light of these approvals and factors, the Special Committee and the Board of Directors did not find it necessary to provide for the approval of the Merger Agreement by the affirmative vote of at least a majority of the unaffiliated stockholders of the Company.


PURPOSES AND REASONS OF BRS AND MQ FOR THE MERGER


    The purposes of the Merger are to enable BRS through MQ to make an investment in, and obtain a controlling interest in, the Company, and to enable existing stockholders of the Company to realize a substantial premium on the shares of MEDIQ Stock owned by them. MQ was formed by BRS for the purpose of engaging in such transactions. MQ elected to proceed with the Merger for the same purpose that motivated BRS.


POSITION OF BRS AND MQ AS TO FAIRNESS OF THE MERGER


    BRS and MQ have considered (i) the historical market prices for the MEDIQ Shares, including (x) the closing price on January 14, 1998, the last day MEDIQ Common Stock traded before public announcement of the execution of the Merger Agreement, as reported on the AMEX, of $11.00 per share and the closing price on December 16, 1997, the last day MEDIQ Preferred Stock traded before public announcement of the Merger Agreement, as reported on the AMEX, of $11.50 (the closing price of MEDIQ Common Stock on such date was $11.56), and (y) the closing price of $8.50 per share of the MEDIQ Common Stock and $8.25 per share of the MEDIQ Preferred Stock on October 29, 1997, the last trading day prior to the public announcement that the Company was evaluating strategic alternatives,
(ii) the premium the Merger Consideration represented in relation to the historical market prices for the

MEDIQ Shares, (iii) the fact that the Company has advised BRS and MQ that its offer provided holders of the MEDIQ Shares aggregate consideration in excess of that offered by any of the other participants in the sale process and that the $13.75 cash portion of the Merger Consideration exceeded the aggregate value offered by any other bidder, (iv) the extent of the sale process described in "--Background of the Merger", (v) the establishment of the Special Committee,
(vi) the unanimous recommendation of the Special Committee and the Board of the Directors, (vii) the agreement of the Rotko Entities to vote their shares of MEDIQ Stock in favor of the Merger, (viii) that the Board had received the written opinion of its independent financial advisor (see "--Opinion of the Company's Financial Advisor"), (ix) the arm's length nature of the negotiations between BRS and MQ, on the one hand, and the Company, on the other, and (x) the other analyses of and factors examined by the Special Committee and the Board (described in detail in "--Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger"), BRS and MQ believe these analyses and factors provide a reasonable basis for them to believe, as they do, that the Merger is fair to the stockholders of the Company. This belief should not, however, be construed as a recommendation to the Company's stockholders by BRS or MQ to vote to approve the Merger or the Merger Agreement. Neither BRS nor MQ has undertaken any formal evaluation of the fairness of the Merger to the stockholders of the Company and neither of them has assigned specific relative weights to the factors considered by them. BRS and MQ did not consider the net book value or liquidation value of the Company.



PURPOSES AND REASONS OF THE ROTKO ENTITIES AND MESSRS. CARROLL AND KAPLAN IN
  AGREEING TO THE MERGER



    The purposes of the Rotko Entities in agreeing to the transactions contemplated by the Merger Agreement are to obtain substantial liquidity for their equity investment in the Company, to facilitate the diversification of their assets generally and to enable existing stockholders of the Company to realize a substantial premium on the MEDIQ Shares owned by them. The purposes of Messrs. Carroll and Kaplan in agreeing to the transactions contemplated by the Merger Agreement are to continue the pursuit of Mr. Carroll's strategic view of the future of the Company and to enable existing stockholders of the Company to realize a substantial premium on the shares of MEDIQ Stock owned by them. See "-- Recommendation of the Special Committee and the Board of Directors; Reasons for the Merger" and "-- Interests of Certain Persons in the Merger."



POSITION OF THE ROTKO ENTITIES AND MESSRS. CARROLL AND KAPLAN AS TO FAIRNESS OF
  THE MERGER



    Each of the Rotko Entities and Messrs. Carroll and Kaplan believes that the Merger is fair to the stockholders of the Company. Neither the Rotko Entities nor Messrs. Carroll and Kaplan have undertaken any formal evaluation of the fairness of the Merger to the stockholders of the Company and did not find it practicable to quantify or otherwise attach relative weights to the various factors considered by them. However, in arriving at their belief that the Merger is fair to the stockholders of the Company, each of the Rotko Entities and Messrs. Carroll and Kaplan considered the fact that (i) the BRS offer reflected a multiple of the Company's estimated EBITDA that was significantly higher than was offered in the 1995 auction process and that compared favorably to multiples in recent, comparable transactions, (ii) the Merger Consideration represented a substantial premium over the market price, both current and historical, of MEDIQ Stock, (iii) the Company had conducted, with the assistance of its professional advisors, an extensive auction, (iv) the Board had received the written opinion of its independent financial advisor (see "--Opinion of the Company's Financial Advisor") and (v) the Board had appointed Mr. Levitan to serve as a Special Committee to evaluate the fairness of the proposed transaction with BRS. Finally, the Rotko Entities and Messrs. Carroll and Kaplan considered the presently favorable environment for merger transactions in the United States capital markets and the availability to BRS of financing, both of which market conditions were subject to change.

    In light of the nature of the Company's business, neither the Rotko Entities nor Messrs. Carroll and Kaplan deemed net book value or liquidation value to be relevant measures of the value of the Company. Accordingly, such values were not considered.



    In evaluating the fairness of the transaction, the Rotko Entities and Messrs. Carroll and Kaplan relied on the advice of the Company's advisors and did not accord any particular weight to interim negotiating positions, including the cash-only alternative, that were not reflected in the final offer from BRS.



    Each of the Rotko Entities and Messrs. Carroll and Kaplan believes that the Merger is procedurally fair, although the approval of a majority of the Company's stockholders other than the Rotko Entities and the Management Stockholders is not separately required. In reaching this conclusion, the Rotko Entities and Messrs. Carroll and Kaplan took into account a number of factors relevant to procedural fairness as described above, including the extensive auction process conducted by the Company, the establishment of the Special Committee, its retention of independent legal counsel and its deliberations.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Special Committee and the Board with respect to the Merger, stockholders should be aware that certain officers and directors of the Company and affiliates, and associates and persons related to the officers and directors have interests in connection with the Merger that are different from, or in addition to, the interests of the Company's stockholders generally. The Special Committee and the Board were aware of these interests and considered them among the other matters described under "SPECIAL FACTORS--Recommendation of the Board of Directors and the Special Committee; Reasons for the Merger."


    ROTKO ENTITIES. The Rotko Entities, who as of the date hereof, collectively were the beneficial owners of approximately 24% of the outstanding MEDIQ Common Stock (without giving effect to the conversion of any shares of MEDIQ Preferred Stock into shares of MEDIQ Common Stock) and 75% of the outstanding MEDIQ Preferred Stock, may be deemed to be affiliates of the Company. The Merger Agreement contemplates that the Rotko Entities, unlike other stockholders of the Company, will maintain a continued interest in the Surviving Corporation Common Stock. It is expected that immediately after the Effective Time, the Rotko Entities will own approximately 109,798 shares or approximately 11.0% of the outstanding Surviving Corporation Common Stock. The Rotko Entities will also be required to acquire approximately 1,340,218 shares of the Surviving Corporation's Series B Preferred Stock. The Rotko Entities have entered into Stockholder Agreements pursuant to which they are, subject to certain limitations, contractually bound to vote all MEDIQ Shares owned by them in favor of the Merger. The affirmative vote of the shares of MEDIQ Stock subject to the Stockholder Agreements will be sufficient to approve the Merger and the Merger Agreement. See "THE STOCKHOLDER AGREEMENTS."



    MQ has required, as a condition of its offer to purchase the Company, that the Rotko Entities enter into an agreement with MQ, pursuant to which the Rotko Entities must, immediately prior to the Merger, transfer the Rolled Shares to MQ in exchange for securities of MQ, which at the Effective Time will be converted into the Converted Shares. In the alternative, the Rolled Shares may be converted into the Converted Shares in the Merger. The conversion in the Merger of the Rolled Shares into such shares of Series B Preferred Stock and Common Stock of the Surviving Corporation will not cause the Rotko Entities to recognize federal taxable income upon such stock conversion. MQ, BRS and the Rotko Entities have also agreed to enter into a securities rollover and holders agreement with respect to the securities in the Surviving Corporation owned by the Rotko Entities (the "Equity Holders Agreement"). Such Equity Holders Agreement will contain, among other things, "drag-along" provisions requiring the Rotko Entities to sell their securities in transactions supported by BRS, "tag-along" rights to participate in sales of securities by BRS, and preemptive rights and registration rights with respect to such shares, as well as certain restrictions on their transfer. In addition, the Equity Holders Agreement will provide that the Rotko Trust will have the right to elect one director of the Company so long as the Rotko Entities collectively own 5% or more of the Surviving Corporation Common Stock. See "THE ROLLOVER AGREEMENT."

    SUCCESS BONUSES. The employment agreements with the Company's President and Chief Executive Officer, Thomas E. Carroll, its Chief Financial Officer, Jay M. Kaplan, and Michael F. Sandler, a director of the Company and its former Chief Financial Officer, include provisions entitling those persons to bonuses, calculated based upon the purchase price paid for the Company and, in the case of Mr. Sandler, the value received by the Company's stockholders upon a sale of the Company.


    Under the terms of his employment agreement with the Company, Mr. Carroll will receive a one-time "success bonus" if, before June 30, 1998, a "Strategic Transaction" (as defined in his employment agreement) occurs. The Merger constitutes a "Strategic Transaction." Mr. Carroll's bonus payable upon a Strategic Transaction is equal to the sum of (i) 0.25% of the aggregate purchase price paid for the Company up to $375.0 million plus (ii) if the aggregate purchase price paid for the Company exceeds $375.0 million, 1.5% of any purchase price in excess of $375.0 million. For purposes of calculating the bonus, the aggregate purchase price is based on the sum of (x) the total cash consideration paid, plus (y) the value of any securities or other property received as consideration, plus (z) the aggregate amount (including, without limitation, accrued but unpaid interest and the unpaid amount of any capital leases) of any liabilities assumed or refinanced by the purchaser in the acquisition, other than current liabilities taken into account in computing working capital (except for current liabilities for indebtedness for money borrowed, including accrued but unpaid interest on capital leases). Accordingly, the Company expects to pay a bonus to Mr. Carroll of approximately $3.9 million upon consummation of the Merger. Mr. Carroll's employment agreement further provides that if he becomes entitled to receive the incentive bonus referred to in the preceding sentence, he will forfeit all rights to any stock appreciation right compensation previously granted to him pursuant to his employment agreement. Under his employment agreement, Mr. Carroll is also entitled to receive an additional payment from the Company to compensate him for liabilities, if any, imposed under Section 4999 of the Code, or any successor provision thereto.



    Under the terms of his employment agreement, Mr. Kaplan, Senior Vice President and Chief Financial Officer of the Company, is entitled to receive a one-time cash bonus upon the occurrence of a "Sale Event" (as defined in his employment agreement). The Merger constitutes a "Sale Event." Mr. Kaplan's bonus payable upon a Sale Event equals the sum of (i) 0.025% of the aggregate purchase price paid for the Company up to $375.0 million plus (ii) if the aggregate purchase price paid for the Company exceeds $375.0 million, 0.15% of any purchase price in excess of $375.0 million. For purposes of calculating the bonus, the aggregate purchase price is based on the sum of (x) the total cash consideration paid for the Company, plus (y) the value of any securities or other property received as consideration for the Company, plus (z) the aggregate amount of any liabilities of the Company assumed or refinanced by the purchaser in connection with the completion of the acquisition, other than current liabilities taken into account in computing the working capital of the Company (except for current liabilities for indebtedness for money borrowed, including accrued but unpaid interest on capital leases). Accordingly, the Company expects to pay a bonus to Mr. Kaplan of approximately $390,000 upon consummation of the Merger.



    Mr. Sandler, a director of the Company, was Senior Vice President -- Finance, Treasurer and Chief Financial Officer of the Company until September 30, 1997. Under the terms of his employment agreement, Mr. Sandler is entitled to receive a one-time bonus upon an "Event of Sale" (as defined in his employment agreement), based on the value realized by the Company's stockholders in the event of such a transaction, if the transaction occurs during either the term of his employment agreement or the one-year period thereafter. The Merger constitutes an "Event of Sale." If the Company's stockholders receive value for their MEDIQ Shares equal to $6.50 or more per share, Mr. Sandler's bonus would equal $.5 million, plus an additional $1,000 for each additional $.01 by which the value received by the Company's stockholders exceeds $6.50 per MEDIQ Share. Accordingly, the Company expects to pay a bonus to Mr. Sandler of approximately $1.3 million upon consummation of the Merger.

    The executive officers of the Company are expected to remain in place after the Merger and their current employment agreements will remain in effect.

    OPTIONS. Options held by officers of the Company, (including Options which have not yet vested), will be treated in the same manner as Options held by non-officers, as described in "THE MERGER--Option Consideration" and "Effect on Employee Benefit Matters." The number of Options held by Mr. Carroll, Mr. Sandler and Mr. Kaplan are set forth in the table below.


                                                                     OPTION CONSIDERATION TO
                                                                    BE RECEIVED IN THE MERGER
                                                           -------------------------------------------
                                                                                   SHARES OF
                                    OPTIONS     OPTIONS                            SERIES A
NAME, TITLE                        (VESTED)   (UNVESTED)     CASH (1)           PREFERRED STOCK
---------------------------------  ---------  -----------  ------------  -----------------------------
Thomas E. Carroll, President and
  Chief Executive Officer........    178,000     130,000   $  2,719,000               23,100
Michael F. Sandler, former Chief
  Financial Officer..............    165,000           0   $  1,755,000               12,375
Jay M. Kaplan, Senior Vice
  President and Chief Financial
  Officer........................     52,000      71,000   $  1,063,000                9,225


------------------------

(1) Represents net proceeds reduced for applicable exercise prices.


    MANAGEMENT EQUITY INVESTMENT. The Management Stockholders are expected to use the after-tax cash proceeds from approximately $9.5 million in value received in respect of the Option Consideration paid for options to acquire 1,000,000 shares of MEDIQ Common Stock to purchase approximately $4.2 million of securities of MQ, which upon consummation of the Merger will be converted into approximately 201,549 shares (or approximately 2.6%) of the Series A Preferred Stock, approximately 57,419 shares (or approximately 1.9%) of the Series B Preferred Stock, approximately 103,782 shares (or approximately 3.5%) of the Series C Preferred Stock and approximately 61,000 shares (or approximately 6.1%) of the Surviving Corporation Common Stock. Such shares shall be acquired for a purchase price of $10 per share, the same price per share as the securities sold to the Investors pursuant to the Equity Contribution. For more information regarding the ownership of securities of the Surviving Corporation, see "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."



    Immediately after the Effective Time and in connection with the Merger, it is expected that certain employees of the Company will be provided the opportunity to purchase additional shares of Surviving Corporation Common Stock representing approximately 8.3% (on a fully diluted basis) of the Surviving Corporation Common Stock at the same per share price as the shares of Surviving Corporation Common Stock sold to the Investors pursuant to the Equity Contribution. The Surviving Corporation Common Stock so acquired (the "Management Purchase Shares") will, as to an individual employee be subject to certain rights of the Company to repurchase such Surviving Corporation Common Stock if, at any time during the five years after the date of such acquisition, such employee resigns or is terminated. The amount of shares subject to the Company's repurchase option and the price at which they may be repurchased are subject to a variety of factors, including whether the employee is terminated for cause or without cause and at what point over the five-year period any resignation or termination occurs.



    Over a five-year period beginning on the Effective Time, it is also expected that certain employees of the Company will be provided with the opportunity to receive non-qualified options (the "New Options") to purchase shares of Surviving Corporation Common Stock representing approximately 2.8% of the outstanding Surviving Corporation Common Stock on a fully diluted basis at a price per share equal to the price per share at which the shares of Surviving Corporation Common Stock are sold to the Investors pursuant to the Equity Contribution. Each year during such five-year period, such persons will have the opportunity to acquire New Options for 0.5% of the outstanding Surviving Corporation Common Stock.

For each year, the opportunity to receive any New Option will be subject to the Surviving Corporation's achievement of certain financial performance conditions. In certain circumstances, such persons will have the right to immediately receive any unissued or unvested New Options regardless of whether certain financial performance conditions have been met. See "THE MERGER--Option Consideration".



    OTHER. Under the terms of the Company's deferred compensation plan, approximately $1.6 million of previously deferred employee compensation will become payable upon consummation of the Merger to certain former members of senior management of the Company who have previously deferred such compensation. Deferred compensation will be paid to employees only at their election.


    Pursuant to the Merger Agreement, the Company is obligated, for a period of six years after the effective time of the Merger, to indemnify directors and officers of the Company and, subject to certain limitations, to maintain directors' and officers' liability insurance substantially similar to that currently in effect.


    MQ currently anticipates that BRS, or an affiliate of BRS, will enter into a Management Agreement with MEDIQ/PRN (the "Management Agreement") at the Effective Time. The Management Agreement will provide that BRS or such affiliate will receive an annual management fee of $1.0 million from MEDIQ/PRN. In addition, an affiliate of BRS, together with FFT and Galen, will receive from MEDIQ/ PRN a closing fee of approximately $6.0 million, in the aggregate, at the Effective Time in respect of the Transactions.


ANTICIPATED ACCOUNTING TREATMENT

    The transaction has been structured as a merger so that stockholders of the Company will have an opportunity to vote for or against the transaction prior to any transfer of control and so that it can qualify and be accounted for as a recapitalization. If the transaction is accounted for as a recapitalization, the historical basis of the Company's assets and liabilities will not be affected by the transaction. See "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."

FEDERAL INCOME TAX CONSEQUENCES


    The following is a general summary of the material federal income tax consequences of the Merger to owners of MEDIQ Stock and is based upon current provisions of the Internal Revenue Code of 1986, as amended ("the Code"), existing regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. The discussion assumes that stockholders of the Company hold their shares of MEDIQ Stock as a capital asset. No attempt has been made to comment on all federal income tax consequences of the Merger that may be relevant to particular stockholders who are subject to special tax rules, such as dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and persons who do not hold their shares as "capital assets," as defined in Section 1221 of the Code. Furthermore, the discussion does not address tax consequences that may apply to the Rotko Entities, the Management Stockholders or to persons who may be considered, applying the constructive stock ownership rules of Section 318 of the Code, to own shares of stock of the Surviving Corporation that are held by the Rotko Entities, BRS or other investors in MQ.



    OWNERS OF MEDIQ STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAX LAWS.


    THE MERGER. Owners of MEDIQ Stock will be treated as recognizing capital gain or loss equal to the sum of (i) the cash received and (ii) the fair market value of the Series A Preferred Stock received less the stockholder's basis in the stock surrendered in the Merger. Such capital gain or loss will be long-term (20% or 28% rate for non-corporate taxpayers) or short-term, depending on the stockholder's holding period for the MEDIQ Stock. A stockholder's basis for Series A Preferred Shares received in the Merger will also equal the fair market value of such shares at that time.

    DISTRIBUTIONS ON SERIES A PREFERRED STOCK. Cash distributions on the Series A Preferred Stock will be taxable to the holder as ordinary dividend income to the extent that the cash amount does not exceed the Company's then current or accumulated earnings and profits (as determined for federal income tax purposes). To the extent that the amount of any distribution on the outstanding Series A Preferred Stock exceeds the Company's then current or accumulated earnings and profits (as determined for federal income tax purposes), the distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such outstanding Series A Preferred Stock. The amount of any such excess distribution that is greater than the holder's adjusted tax basis in the outstanding Series A Preferred Stock will be taxed as capital gain and will be long-term capital gain (at a 20% or 28% rate for non-corporate taxpayers, as applicable) if the holder's holding period for such outstanding Series A Preferred Stock exceeds one year.

    To the extent that dividends are treated as ordinary income, dividends received by corporate holders generally will be eligible for the 70% dividends-received deduction under Section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction, such as restrictions relating to (i) the holding period of the stock on which the dividends are sought to be deducted, (ii) debt-financed portfolio stock, (iii) dividends treated as "extraordinary dividends" for purposes of Section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate stockholders should consult their own tax advisor regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situations.

    Under Section 1059 of the Code, the tax basis of Series A Preferred Stock that has been held by a corporate stockholder for two years or less is generally reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends-received deduction is allowed. To the extent that a corporate holder's tax basis in its Series A Preferred Stock would have been reduced below zero, such holder must generally recognize gain upon receipt of such an "extraordinary dividend." Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the holder's basis in the Series A Preferred Stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (ii) exceeds 20% of the holder's adjusted basis in the Series A Preferred Stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend).

    CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 OF THE CODE TO THEIR OWNERSHIP OF PREFERRED STOCK.

    The declaration and payment of cash dividends with respect to shares of Series A Preferred Stock will, after the Effective Time, be limited under the terms of the financing arrangements of the Company. See "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER--Series A Preferred Stock--Dividends" and "SOURCES AND AMOUNT OF FUNDS". Dividends that are not declared currently will, under the terms of the Series A Preferred Stock, be added to the liquidation preference of the Series A Preferred Stock unless declared and paid prior to liquidation. The Company does not believe that, under current law, holders of Series A Preferred Stock will be required to include any such accrued and unpaid dividends in income until such dividends are paid in cash, and the Company does not intend to treat any such accruing but unpaid dividends as distributions to holders of Series A Preferred Stock under the information reporting rules. Holders should be aware that the Internal Revenue Service could take the position that such dividends are includible in income as they accrue prior to the time that such dividends are declared and paid in cash.


    SERIES A PREFERRED STOCK DISCOUNT. The Series A Preferred Stock is subject to mandatory redemption on December 31, 2011 (the "Mandatory Redemption"). In addition, subject to certain restrictions, the Series A Preferred Stock is redeemable at any time or from time to time at the option of the Company at specified redemption prices (the "Optional Redemption"). See "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER--Series A Preferred Stock--Optional Redemption" and "-- Mandatory Redemption." In the event that the fair market value of a share of Series A Preferred Stock is determined to be less than its stated liquidation preference at the time of the Merger, holders of Series A Preferred Stock may be required, pursuant to Section 305(c) of the Code, to treat a portion of the difference between the Series A Preferred Stock's issue price and its redemption price as constructive distributions of property includible in income on a periodic basis as it accrues.

    Section 305(c) of the Code provides that the entire amount of a redemption premium with respect to preferred stock that is subject to mandatory redemption is treated as being distributed to the holders of such preferred stock on an economic accrual basis over the period from issuance to the date of such mandatory redemption. Preferred stock generally is considered to have a redemption premium for this purpose if the price at which it must be redeemed (the "Redemption Price") exceeds its issue price (its fair market value at the time of issuance) by more than a DE MINIMIS amount. For this purpose, such excess (the "Series A Preferred Stock Discount") will be treated as zero if it is less than 1/4 of 1% of the Redemption Price multiplied by the number of complete years from the date of issuance of the stock until the stock must be redeemed. Series A Preferred Stock Discount is taxable as a constructive distribution to the holder (treated as a dividend to the extent of the Company's current and accumulated earnings and profits and otherwise subject to the treatment described above for distributions) over the term of the preferred stock using a constant interest rate method.

    Under recently issued regulations (the "Regulations"), certain optional redemption features may also result in constructive distributions over the period from the date of issue to the date of such optional redemption distribution. The Company does not believe that the optional redemption rights will result in constructive distributions to holders of Series A Preferred Stock under these rules.

    SALE OR REDEMPTION OF SERIES A PREFERRED STOCK. A redemption of shares of Series A Preferred Stock for cash would be a taxable event. A redemption of shares of Series A Preferred Stock for cash will generally be treated as a sale or exchange if the holder does not own, actually or constructively within the meaning of Section 318 of the Code, any stock of the Company other than the redeemed Series A Preferred Stock. If a holder does own, actually or constructively, other stock of the Company (including Series A Preferred Stock not redeemed), a redemption of Series A Preferred Stock may, in certain circumstances, be treated as a dividend to the extent of the Company's current and accumulated earnings and profits (as determined for federal income tax purposes). Such dividend treatment would not be applied if the redemption is "not essentially equivalent to a dividend" with respect to the holder under
Section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in the Company. For this purpose, a redemption of Series A Preferred Stock that results in a reduction in the proportionate interest in the Company (taking into account any actual ownership of common stock of the Company and any stock constructively owned) of a holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the holder's stock interest in the Company.

    If the redemption of the Series A Preferred Stock for cash is not treated as a distribution taxable as a dividend, the redemption would result in capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in the Series A Preferred Stock redeemed, except to the extent that the redemption price includes dividends which have been declared by the Board of Directors of the Company prior to the redemption (such dividends being separately taxable as described above). Similarly, upon the sale of the Series A Preferred Stock, the difference between the sum of the amount of cash and the fair market value of other property received and the holder's adjusted basis in the Series A Preferred Stock would result in capital gain or loss. This gain or loss would be long-term capital gain or loss if the holder's holding period for the Series A Preferred Stock exceeds one year. Under current law, capital gains recognized by corporations are taxed at a maximum rate of 35% and the maximum rate on net capital gains in the case of individuals and other non-corporate taxpayers is 20% for holding periods over 18 months (28% for holding periods over one year, but not more than 18 months).

    If a redemption of Series A Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash received by the holder. The holder's adjusted tax basis in the redeemed Series A Preferred Stock will be transferred to any remaining stock holdings in the Company. If the holder does not retain any actual stock ownership in the Company (only having a stock interest constructively), the holder may lose such basis entirely. Under the "extraordinary dividend" provision of Section 1059 of the Code, a corporate holder may, under certain circumstances, be required to reduce its basis in its remaining shares of stock of the Company (and possibly recognize gain) to the extent the holder claims the 70% dividends-received deduction with respect to the dividend. See the discussion above under "--Distributions on Series A Preferred Stock."

    BACKUP WITHHOLDING. Owners of MEDIQ Shares should be aware that the Company will be required in certain cases to withhold and remit to the United States Treasury 31% of amounts payable in the Merger or as dividends on Series A Preferred Shares to any person (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the Internal Revenue Service for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Company that he is not subject to backup withholding or that he is an "exempt recipient." Backup withholding is not an additional tax, but rather may be credited against the taxpayer's tax liability for the year.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    Salomon Smith Barney was retained by the Company to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, the Company requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of MEDIQ Shares (other than the Rotko Entities and the Management Stockholders, as to which Salomon Smith Barney was not asked to opine) of the consideration to be received by such holders in the Merger. On January 14, 1998, at meetings of the Board of Directors of the Company and the Special Committee held to evaluate the proposed Merger, Salomon Smith Barney delivered an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated January 14, 1998) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Merger Consideration was fair, from a financial point of view, to the holders of MEDIQ Shares (other than the Rotko Entities and the Management Stockholders).

    In arriving at its opinion, Salomon Smith Barney reviewed the Merger Agreement and the terms of the Series A Preferred Stock attached as an exhibit thereto and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of MQ concerning the business, operations and prospects of the Company. Salomon Smith Barney examined certain publicly available business and financial information relating to the Company as well as certain financial forecasts and other information and data for the Company which were provided to or otherwise discussed with Salomon Smith Barney by the management of the Company. Salomon Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of MEDIQ Shares; the financial condition and historical and projected earnings and other operating data of the Company; and the capitalization of the Company and MQ. Salomon Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of the Company. In connection with its engagement, Salomon Smith Barney was requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the management of the Company advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Representatives of the Company also advised Salomon Smith Barney that, in the Merger, the MEDIQ Preferred Stock would be treated as the equivalent of the MEDIQ Common Stock into which it is convertible and, therefore, with the consent of the Board of Directors of the Company, Salomon Smith Barney evaluated the MEDIQ Preferred Stock as the equivalent of the MEDIQ Common Stock for purposes of its opinion. Salomon Smith Barney assumed, with the consent of the Board of Directors of the Company, that the Merger will be recorded as a recapitalization for financial reporting purposes. Salomon Smith Barney did not express any opinion as to what the value of the Series A Preferred Stock will be when issued pursuant to the Merger or the price at which the Series A Preferred Stock will trade or otherwise be transferable subsequent to the Merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor did Salomon Smith Barney make any physical inspection of the properties or assets of the Company. Although Salomon Smith Barney evaluated the Merger Consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between the Company and MQ. No other limitations were imposed by the Company on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.


    THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED JANUARY 14, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF MEDIQ SHARES ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF SALOMON SMITH BARNEY IS DIRECTED TO THE BOARD OF DIRECTORS OF THE COMPANY AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEDIQ SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS SETS FORTH THE MATERIAL ELEMENTS OF SUCH OPINION.


    In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below, and provided the Company's Board and the Special Committee with a written presentation with respect to such analyses. A copy of Salomon Smith Barney's written presentation has been filed as an exhibit to the Schedule 13E-3 filed with the Commission with respect to the Merger and will be available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder or representatives of such stockholder who have been designated as such in writing and may be inspected and copied and obtained by mail from the Commission in the manner specified in "AVAILABLE INFORMATION." The summary of such analyses does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to the Company, MQ, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company and MQ, such as, among other things, the impact of competition on the business of the Company and the medical equipment rental industry generally, industry growth, the financing capability of MQ and its affiliates and the absence of any material adverse change in the financial condition and prospects of the Company or the medical equipment rental industry or in the financial markets in general. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of the Company and the Special Committee in their evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors, the Special Committee or management of the Company with respect to the Merger Consideration or the proposed Merger.


    SELECTED COMPANY ANALYSIS. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of the following selected publicly traded companies in the medical equipment rental industry: Cohr Inc.; DVI Inc.; Hillenbrand Industries, Inc.; Kinetic Concepts, Inc.; and Leasing Solutions Inc. (collectively, the "Selected Companies"). Salomon Smith Barney compared market values as multiples of, among other things, estimated calendar 1998 and 1999 earnings per share ("EPS"), and adjusted market values (fully diluted market value, plus total debt outstanding, less cash) as multiples of, among other things, latest 12 months revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"). EPS multiples for the Selected Companies were based on estimates of selected investment banking firms and EPS multiples for the Company were based on internal estimates of the management of the Company. All multiples were based on closing stock prices as of January 12, 1998. Applying a range of selected multiples for the Selected Companies of estimated calendar 1998 and 1999 EPS and latest 12 months revenue and EBITDA of 14.0x to 18.0x, 11.5x to 14.5x, 2.2x to 2.8x and 7.7x to 9.3x, respectively, to corresponding financial data for the Company resulted in an equity reference range for MEDIQ of approximately $9.86 to $12.93 per share, as compared to the Merger Consideration of approximately $14.25 per share.

    SELECTED MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Salomon Smith Barney analyzed, among other things, the implied transaction value multiples paid in the following selected transactions in the medical equipment rental industry (acquiror/target): J.W. Childs Equity Partners LP/Universal Hospital Services, Inc.; Richard C. Blum & Associates LP and Fremont Partners LP/ Kinetic Concepts, Inc.; Universal Hospital Services, Inc./Biomedical Equipment Rental & Sales, Inc.; MEDIQ/KCI Therapeutic Services, Inc.; and MEDIQ/ATI Medical Inc. (collectively, the "Selected Transactions"). Salomon Smith Barney compared, among other things, transaction values as multiples of latest 12 months revenues, EBITDA and earnings before interest and taxes ("EBIT"). All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. Applying a range of selected multiples (excluding outliers) for the Selected Transactions of latest 12 months revenues, EBITDA and EBIT of 2.2x to 2.8x, 6.4x to 7.9x and 13.2x to 16.2x, respectively, to corresponding financial data for the Company resulted in an equity reference range for the Company of approximately $10.32 to $13.42 per share, as compared to the Merger Consideration of approximately $14.25 per share.

    No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to the Company, MQ or the Merger.

Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis of the projected free cash flows of the Company for fiscal years 1998 through 2002, based on internal estimates of the management of the Company prepared under two scenarios, a base case ("Case I") and a growth case ("Case II"). The stand-alone discounted cash flow analysis of the Company was determined by (i) adding (x) the present value of projected free cash flows over the five-year period from 1998 to 2002 and (y) the present value of the Company's estimated terminal value in year 2002 and (ii) subtracting the current net debt of the Company. The range of estimated terminal values for the Company at the end of the five-year period was calculated by applying terminal value multiples ranging from 7.0x to 8.0x to the Company's projected 2002 EBITDA. The cash flows and terminal values of the Company were discounted to present value using discount rates ranging from 10.5% to 12.5% (Case I) and 14.5% to 16.5% (Case II). Utilizing such terminal values and discount rates, these analyses resulted in equity reference ranges for the Company of approximately $13.87 to $17.60 per share (Case I) and $14.56 to $18.43 per share (Case II), as compared to the equity value implied by the Merger Consideration of approximately $14.25 per share.

    PREMIUM ANALYSIS. Salomon Smith Barney compared the premiums paid in the Selected Transactions with the implied premium payable in the Merger. Applying a range of selected premiums for the Selected Transactions of 25.0% to 40.0% to the closing stock price of MEDIQ Common Stock on October 29, 1997 (the date on which the Company publicly announced that it was exploring strategic alternatives) resulted in an equity reference range for the Company of approximately $10.63 to $11.90 per share, as compared to the Merger Consideration of approximately $14.25 per share. The trading range of MEDIQ Common Stock over the 52-week period prior to public announcement of the Merger was between $6.31 and $11.88 per share.

    ABSOLUTE ACCRETION/DILUTION ANALYSIS. Salomon Smith Barney analyzed the ranges of prices that could potentially be payable by a strategic buyer of MEDIQ Shares without the transaction having a dilutive effect on such buyer's EPS, based on internal estimates of the management of the Company as to, among other things, the pro forma combined company and the cost savings and other potential synergies that could result from a transaction with a strategic buyer. For purposes of such analysis, Salomon Smith Barney assumed, among other things, transaction borrowing costs for such buyer consistent with a high quality credit borrower. This analysis indicated that, at purchase prices in excess of $13.00 per share, the acquisition of the Company by a strategic buyer could be dilutive to such buyer's EPS.

    SERIES A PREFERRED STOCK VALUATION ANALYSIS. Salomon Smith Barney analyzed the Series A Preferred Stock issuable in the Merger, based on Case I and Case II estimates and on internal estimates of the management of the Company and representatives of MQ as to, among other things, the debt-to-latest 12 months EBITDA ratios of the pro forma combined company. The potential yield on the Series A Preferred Stock was estimated by comparing the terms of the Series A Preferred Stock with those of senior subordinated debt securities issued by entities with debt-to-EBITDA levels comparable to those of the pro forma combined entity. Risk adjustments were made for, among other things, seniority, maturity, interest rates and liquidity. This analysis resulted in a present value estimate for the Series A Preferred Stock of approximately $.50 per 0.075 of a share.

    OTHER FACTORS AND COMPARATIVE ANALYSES. In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) indications of interest received from third parties other than MQ; (ii) the Company's historical and projected financial results; (iii) the history of trading prices and volume for MEDIQ Shares and the relationship between movements of such shares, movements in the common stock of the Selected

Companies and movements in the S&P Industrial 500 Index; (iv) the liquidation, voting, conversion and dividend features of the MEDIQ Preferred Stock and the Series A Preferred Stock; (v) the potential rates of return of an equity investment in the pro forma combined company; and (vi) the break-up fees in selected transactions with transaction values of between $500 million and $750 million.

    Pursuant to the terms of Salomon Smith Barney's engagement, the Company has agreed to pay Salomon Smith Barney for its services in connection with the Merger an aggregate financial advisory fee based on a percentage of the total consideration (including liabilities assumed) payable in connection with the Merger. The fee payable to Salomon Smith Barney is currently estimated to be approximately $3.7 million. The Company has also agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

    Salomon Smith Barney has advised the Company that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of the Company for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Salomon Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with the Company and affiliates of MQ.

    Salomon Smith Barney is an internationally recognized investment banking firm and was selected by the Company based on Salomon Smith Barney's experience and expertise. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

FORECASTS; LIMITS OF RELIABILITY

    The Company does not as a matter of policy make public forecasts or projections as to future performance or earnings. The Confidential Memorandum received by potential buyers in November 1997 contained the Management Projections, an overview of management's estimates of the Company's future financial performance. The Management Projections are summarized below.

    MANAGEMENT PROJECTIONS. Set forth below is a summary of the Management Projections.


                                                           FISCAL YEAR END SEPTEMBER 30,
                                             ----------------------------------------------------------
                                                1998        1999        2000        2001        2002
                                             ----------  ----------  ----------  ----------  ----------
                                                               (DOLLARS IN THOUSANDS)
REVENUES
  Rental (1)...............................  $  149,162  $  160,148  $  171,898  $  184,924  $  200,216
  Sales of Parts, Equipment &
    Disposables............................      29,941      37,999      44,931      51,405      53,722
  Outsourcing Services(2)..................      13,444      24,238      42,310      67,723     102,617
                                             ----------  ----------  ----------  ----------  ----------
    TOTAL REVENUE..........................     192,547     222,385     259,139     304,052     356,555
                                             ----------  ----------  ----------  ----------  ----------
COSTS AND EXPENSES
  Cost of Sales............................      36,538      46,597      57,634      71,331      87,437
  Operating................................      56,147      66,068      78,056      92,947     109,773
  Selling and Administrative...............      29,326      31,292      33,357      35,525      37,801
  Depreciation and Amortization............      33,268      32,130      31,041      28,796      25,137
                                             ----------  ----------  ----------  ----------  ----------
    TOTAL EXPENSES.........................     155,279     176,087     200,088     228,599     260,148
                                             ----------  ----------  ----------  ----------  ----------
OPERATING INCOME...........................  $   37,268  $   46,298  $   59,051  $   75,453  $   96,407
                                             ----------  ----------  ----------  ----------  ----------
                                             ----------  ----------  ----------  ----------  ----------

EBITDA.....................................  $   70,536  $   78,428  $   90,092  $  104,249  $  121,544

CAPITAL EXPENDITURES.......................  $   15,000  $   15,000  $   15,000  $   15,000  $   15,000


------------------------

(1) Includes revenue sharing rentals and SpectraCair rentals.

(2) Includes logistics, reconditioning, management and other services.

    Material assumptions on which the Management Projections were based included the following:

        1. Rental revenue growth is based on a 4% assumed growth rate in base rental business, a 15% assumed growth rate in rental revenue share activities and an assumed initial 50% growth rate in the SpectraCair rental business decreasing to 25% after fiscal 1998. Base rental growth assumed expansion into geographical markets where the Company currently does not have a presence, additional penetration in the homecare and alternate care markets, and new product expansions. Rental revenue share growth assumed additional market penetration of current revenue share products and the establishment of additional revenue share programs. Growth in the SpectraCair rental business assumed internal growth through targeted pricing, new product offerings, increased volume from existing customers and new customer development.

        2. Growth in the sales businesses assumed continued market expansion of proprietary products, expansion of such products into corporate accounts and new alliances with manufacturers, and it was also assumed that volume would increase through the addition of complementary products and the establishment of joint marketing arrangements with vendors and manufacturers.


        3. Growth in other revenues primarily assumed continued expansion of outsourcing revenues through growth in the Company's medical gases business, additional CAMP-Registered Trademark- and CAMP-Plus-Registered Trademark-programs, and expansion of manufacturer logistics and biomedical services. Expansion of such services would be through increased market penetration and volume.


        4. The cost and expense categories assumed that the historical relationship of individual expenses to historical revenue streams will remain consistent for the periods covered by the projections. Depreciation and amortization was based on the Company's expected depreciation and amortization for existing assets adjusted for projected capital expenditures of $15 million per year.


    Subsequent to the preparation of the Management Projections, at the request of one of the six second-round bidders, management prepared and reviewed with each of the second-round bidders a set of projections that assumed the successful completion of a proposed acquisition program by the Company and the occurrence of certain other events (the "Acquisition Projections"). The Acquisition Projections reflected the projected effects of potential acquisitions not included in the Management Projections, the expansion of the Company's business internationally and the expansion of the Company's relationship with an existing business partner. Under the Acquisition Projections, the Company's revenues were projected to be approximately $255, $351, $405, $477 and $565 million for fiscal years 1998-2002, and EBITDA was projected to be approximately $101, $145, $165, $192 and $225 million for fiscal years 1998-2002. The expansion of the Company's relationship with an existing business partner has taken place, but has not yet resulted in additional revenues and continues to be in the developmental stage.


    Management also prepared projections that assumed a more conservative projected rate of sales and EBITDA growth than the Management Projections. These projections, together with the Management Projections and certain other materials, were utilized by Salomon Smith Barney for purposes of its financial analysis. Under such projections, the Company's revenues were projected to be approximately $185, $209, $236, $264 and $294 million for fiscal years 1998-2002, and EBITDA was projected to be approximately $68, $74, $81, $88 and $96 million for fiscal years 1998-2002. Such projections were not provided to BRS or any other bidder prior to the execution of the Merger Agreement on January 14, 1998.


    The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, and are included herein only because such information was provided to the Board and, in the case of the Management Projections and the Acquisition Projections, MQ and BRS. The projections are subjective in many respects and thus susceptible to various interpretations and periodic revisions based on actual experience and business developments. While presented with numeric specificity, the projections are based upon numerous estimates and assumptions that are inherently subject to significant business, economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the Company's control. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives and targets over the applicable periods that are more favorable than historical results. There can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. None of the Company, MQ and BRS or their respective financial advisors assumes any responsibility for the accuracy of any of the projections. Neither the Company's independent auditors, nor any other independent accountants or financial advisors, have compiled, examined or performed any procedures with respect to the projections contained herein, nor have they expressed any opinion or any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projections. The inclusion of the projections should not be regarded as an indication that the Company, MQ, BRS or any other person who received such information considers it an accurate prediction of future events.



    The projections constitute forward-looking statements and involve risks and uncertainties. The Company's actual results may differ significantly from projected results. Factors that might cause such a difference include, but are not limited to, the effect of changing economic or business conditions, the impact of competition and other risk factors described more fully in the "RISK FACTORS" section of this Proxy Statement/Prospectus and elsewhere in this Proxy Statement/ Prospectus and the Company's other reports filed with the Commission.

                                  RISK FACTORS


SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT; STOCKHOLDERS' DEFICIT



    The Company is expected to issue senior discount debentures and to cause MEDIQ/PRN to issue senior subordinated debt securities and enter into a new senior secured credit facility as described in "--SOURCES AND AMOUNT OF FUNDS" to finance a portion of the cash consideration to be paid to the holders of the MEDIQ Common Stock and the MEDIQ Preferred Stock in the Merger, to refinance a portion of indebtedness of the Company, to pay a portion of the fees and expenses incurred in connection with the Merger and the Financings and to provide for working capital requirements. Upon consummation of the Merger, it is expected that the Company will have substantial consolidated indebtedness. At December 31, 1997, on a pro forma basis, the Company would have had $423.8 million of consolidated indebtedness and a shareholders' deficit of $320.5 million. Upon completion of the Transactions, the Company will have consolidated indebtedness substantially greater than the Company's pre-Transactions consolidated indebtedness. On a pro forma basis, the ratio of earnings to fixed charges of the Company would have been .32 to 1 and .34 to 1 for the year ended September 30, 1997 and the three months ended December 31, 1997, respectively. See "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS." The Company believes it is likely to incur additional indebtedness in the future, subject to certain limitations contained in the instruments and documents governing its indebtedness. Accordingly, the Company will have significant debt service obligations.



    The degree to which the Company is leveraged will have important consequences for the Company, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes may be impaired; (ii) a substantial portion of MEDIQ/PRN's cash flow from operations will be required to pay its interest expense and principal repayment obligations and will not be available for its general corporate needs; (iii) the Company's flexibility to adjust to changing market conditions may be limited, and its ability to compete against its less highly leveraged competitors may be reduced; (iv) the Company may be far more vulnerable in the event of a downturn in its business or in the economy generally; and (v) to the extent that MEDIQ/ PRN incurs borrowings under the New Credit Facility, which borrowings will be at variable rates, it will be vulnerable to increases in interest rates. See "SOURCES AND AMOUNT OF FUNDS."



    The continued successful implementation of the Company's business strategy is necessary for the Company to be able to meet its anticipated debt service requirements. In addition, the Company's ability to meet its debt service requirements will depend on the Company's future performance, which is subject to a number of factors, most of which are outside the Company's control. There can be no assurance that the Company will generate sufficient cash flow from operating activities to meet its debt service and working capital requirements. Although the Company expects that the Discount Debentures will not require cash interest payments for a number of years after the Effective Time, interest will accrue during such time and, after five years, the Company will be required to make cash interest payments thereon. Moreover, the Company expects the New Credit Facility will require cash interest payments beginning in 1998 and that the Senior Subordinated Notes will require cash interest payments beginning
      , 1998. The outstanding 7.5% exchangeable subordinated debentures (the "Exchangeable Debentures") of the Company also currently require cash interest payments. In addition, the Company expects the principal of such loans and the entire principal amount of the Exchangeable Debentures will be repaid prior to the mandatory redemption date of the Series A Preferred Stock. See "SOURCES AND AMOUNT OF FUNDS." All or a portion of such indebtedness will need to be refinanced at or prior to the mandatory redemption date. There can be no assurance that any refinancing will be possible at that time or that any possible refinancing will be on terms that are acceptable to the Company. In the absence of such refinancing, the Company could be forced to dispose of assets in order to make up for any shortfall in the payments due on its indebtedness under circumstances that might not be favorable to realizing the highest price for such assets, and there can be no assurance that the Company's assets could be sold quickly enough, or for sufficient amounts, to enable the Company to meet its obligations, including its obligations with respect to the mandatory redemption of the Series A Preferred Stock.



    In addition, the substantial leverage will have a negative effect on the Company's net income. For the fiscal year ended September 30, 1997 and the three months ended December 31, 1997, the Company's loss from continuing operations, on a pro forma basis as adjusted to give effect to the Transactions and the acquisition of SpectraCair, but excluding non-recurring items directly attributable to the Merger, would have been $15.6 million and $2.8 million, respectively, compared to the historical amounts for such periods of a $2.2 million loss and income of $1.3 million, respectively. Pro forma net interest expense would have been $38.7 million and $10.0 million (net of interest income) for the year ended September 30, 1997 and the three months ended December 31, 1997, respectively, as compared to $17.5 million and $3.4 million (net of interest income) for the same periods on a historical basis. See "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."



    In October, 1997, Standard & Poor's ("S&P") ratings for the Company and MEDIQ/PRN were placed on CreditWatch with developing implications as a result of the Company's decision to explore strategic alternatives. On January 20, 1998, S&P revised the implication to negative from developing.



RESTRICTIVE COVENANTS



    The Company expects the indentures governing the Discount Debentures and the Senior Subordinated Notes (the "Indentures") and the terms of the New Credit Facility to contain, and any additional financing agreements are likely to contain, certain restrictive covenants. The restrictions expected to be contained in the Indentures and the New Credit Facility will affect, and in some cases will significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with stockholders and affiliates, issue capital stock, create liens, sell assets and engage in mergers and consolidations. In addition to the restrictive covenants described above, the Company expects that the New Credit Facility will require MEDIQ/PRN to maintain a number of financial ratios. The failure of MEDIQ/PRN and its subsidiaries to maintain such ratios would constitute events of default under the New Credit Facility, notwithstanding the ability of the Company to meet its debt service obligations (including its obligations with respect to the Securities). In the event the Company or MEDIQ/PRN fails to comply with the various covenants contained in the credit agreement governing the New Credit Facility (the "Credit Agreement") or the Indentures, as applicable, it would be in default thereunder, and in any such case, the maturity of substantially all of its long-term indebtedness could be accelerated. A default under either of the Indentures would also constitute an event of default under the Credit Agreement. The Company expects that the Credit Agreement will prohibit the redemption of the Series A Preferred Stock any time prior to the repayment of the borrowings under the Credit Agreement. See "SOURCES AND AMOUNT OF FUNDS."



CONTROLLING STOCKHOLDERS OF THE COMPANY



    Upon consummation of the Merger, it is expected that the Investors will own at the Effective Time approximately 82.9% of the Surviving Corporation Common Stock, 71.8% of the Series A Preferred Stock, 53.4% of the Series B Preferred Stock and 96.5% of the Series C Preferred Stock. Accordingly, such persons will control the Company and have the power to elect a majority of its directors, to appoint new management and to approve any action requiring the approval of the holders of any class of the Company's capital stock, including the adoption of most amendments to the Company's certificate of incorporation and the approval of mergers or sales of substantially all of the Company's assets or the creation of new classes or series of the Company's capital stock. The directors so elected will have the authority to effect decisions affecting the capital structure of the Company, including the issuance of additional capital stock (including classes or series which may be senior to, or pari passu with, the Series A Preferred Stock), the implementation of stock repurchase programs and the declaration of dividends. There is no present intention to issue additional capital stock senior to or PARI PASSU with Series A Preferred Stock; however, there can be no assurance that such stock will not be issued in the future. There is no present intention to engage in any post-Merger transaction that would eliminate the Series A Preferred Stock of the Company to be issued in the Merger to existing stockholders of the Company; however, no assurance can be given that such a transaction will not occur in the future.


    In addition, the existence of a small number of controlling stockholders of the Company may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of the outstanding equity securities of the Company. A third party would be required to negotiate any such transaction with such stockholders and the interests of such stockholders may be different from the interests of other stockholders.


DELISTING OF MEDIQ COMMON STOCK AND MEDIQ PREFERRED STOCK FROM AMEX; UNCERTAINTY REGARDING LIQUIDITY AND MARKET PRICE FOR SERIES A PREFERRED STOCK


    The Company and MQ have each agreed, pursuant to the Merger Agreement, to cooperate in taking, or causing to be taken, all actions necessary, following consummation of the Merger, to delist the MEDIQ Common Stock and the MEDIQ Preferred Stock from the AMEX. The Series A Preferred Stock will not be listed on the AMEX or any other securities exchange and will not be quoted on the NASDAQ. Consequently, there can be no assurance that any trading market will exist or develop for the Series A Preferred Stock after consummation of the Merger. Shares of the Series A Preferred Stock will trade only in the over-the-counter market. Although prices in respect of trades will be published by the National Association of Securities Dealers, Inc. periodically in the "pink sheets," quotes for such shares would not be readily available. As a result, it is anticipated that the shares will trade much less frequently relative to the trading volume of the Company's securities prior to consummation of the Merger. At present there is no trading market for the Series A Preferred Stock. There can be no assurance that holders will be able to sell their Series A Preferred Stock at favorable prices or that the trading prices for the Series A Preferred Stock will be comparable to the trading prices for MEDIQ Shares prior to consummation of the Merger. A large number of shares of Series A Preferred Stock may be traded by holders immediately following completion of the Merger for various reasons, including payment of taxes. This might tend to depress the market price of the Series A Preferred Stock.


    Although the stated value of the Series A Preferred Stock is set at its liquidation preference of $10.00 per share, the valuation of the Series A Preferred Stock is subject to uncertainties and contingencies, all of which are difficult to predict, and the stated value of the Series A Preferred Stock and the amounts at which the Series A Preferred Stock are reflected in the pro forma financial information contained herein are not necessarily reflective of the prices at which the Series A Preferred Stock will actually trade at or after the time of their issuance, whether before or after such securities are fully distributed. The liquidity of and the market prices for the Series A Preferred Stock can be expected to vary with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities, including in particular further fluctuations in the market for high yield securities generally. Such fluctuations in the high yield market may significantly affect liquidity and market prices independent of the financial performance of and prospects for the Company and its subsidiaries. In addition, the Series A Preferred Stock may trade at prices that do not fully reflect the value of accrued but undeclared dividends. Due in part to such considerations, the Board of Directors and the Special Committee, with the assistance of the Company's financial advisor, have attributed to the Series A Preferred Stock a significant discount from its stated value. See "SPECIAL FACTORS."


LIMITED VOTING RIGHTS

    Holders of Series A Preferred Stock will have very limited voting rights as set forth in "MEDIQ CAPITAL STOCK AFTER THE MERGER--Preferred Stock" and will have no rights with respect to the election of directors in the Surviving Corporation, which rights are vested exclusively in the holders of the Surviving Corporation Common Stock.

RESTRICTIONS ON THE PAYMENT OF DIVIDENDS


    Although dividends will accrue on the Series A Preferred Stock at the annual rate of 13.0%, the declaration and payment of cash dividends will be subject to the discretion of the Board of Directors. See "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER--Series A Preferred Stock." The ability of the Company to declare and pay such dividends will depend upon its financial condition, cash requirements, future prospects, and other factors deemed relevant by the Board of Directors. The ability of the Board of Directors to declare and pay such dividends may also be limited by the terms of any financing arrangements which the Company may enter into in connection with the Merger. See "SOURCES AND AMOUNT OF FUNDS." In addition, under Delaware law, the Company is permitted to pay dividends on its capital stock, including the Series A Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Company must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Company's ability to pay dividends, Delaware law permits the Board of Directors of the Company to revalue the Company's assets and liabilities from time to time to their fair market values in order to create surplus. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the Series A Preferred Stock. See "--Substantial Leverage; Ability to Service Debt; Stockholders' Deficit" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS." Even if the Company has the ability to pay cash dividends on the Series A Preferred Stock, the declaration and payment of such dividends will remain subject to the discretion of the Board of Directors to declare and pay any such cash dividends and there can be no assurance that the Board of Directors will declare and pay cash dividends in respect of any given dividend payment period.


POSSIBLE TERMINATION OF EXCHANGE ACT REPORTING


    After the Effective Time, the Company may not, depending upon the number of holders of the Series A Preferred Stock, be subject to the reporting requirements of the Exchange Act. The Company and MQ have agreed that, for a period of twenty-four months after the Effective Time, the Company will continue to comply with the periodic reporting requirements of the Exchange Act and provide reports or information to its public stockholders so long as at least 500,000 shares of the Series A Preferred Stock remain outstanding. After the expiration of the twenty-four month period following the Merger, the Company may, depending upon the number of holders of the Series A Preferred Stock and other factors, no longer file periodic reports under the Exchange Act or provide reports or information to its stockholders. As a result, the information available to stockholders regarding the financial condition of the Company could be reduced, which reduction could have a material adverse effect on the value of the Series A Preferred Stock. The Company currently anticipates being required to file periodic reports under the Exchange Act pursuant to the Senior Subordinated Notes and Discount Debentures (as defined in "SOURCES AND AMOUNT OF FUNDS"), although such securities may be repaid subsequent to the Effective Time and the Company's obligation to file periodic reports under the Exchange Act in respect of such securities may subsequently terminate.



COMPETITION



    The movable medical equipment rental industry is highly competitive and the Company, which operates throughout the United States, encounters competition in all locations in which it operates.

Competition is generated from (i) movable medical equipment manufacturers which sell medical equipment directly to health care providers and which the Company believes generate the strongest competition; (ii) general leasing and financing companies and financial institutions, such as banks, which finance the acquisition of movable medical equipment by health care providers; and (iii) national, regional and local medical equipment renting and leasing companies and medical equipment distributors which rent medical equipment to health care providers. The Company believes that the key factors influencing the decision regarding the selection of a medical equipment rental vendor include availability and quality of movable medical equipment, service and price. The Company faces competitive pressure in all of its markets from existing competitors and from the potential entry of new competitors. Although the Company believes that it is able to demonstrate the cost-effectiveness of renting movable medical equipment on a long term basis, the Company believes that many health care providers will continue to purchase a substantial portion of their movable medical equipment.



ABILITY TO IMPLEMENT ACQUISITION STRATEGY AND ABILITY TO MANAGE GROWTH



    A key component of the Company's business strategy is the growth of the Company's product and customer base through the acquisition of companies in similar lines of business. Although the Company believes that there currently exist ample opportunities for such acquisitions, there can be no assurance that the Company will be able to successfully capitalize on any such opportunities or that such opportunities will be available in the future. In order to capitalize on any such acquisition opportunities, the Company may need to obtain additional capital and obtain certain federal and/or state regulatory approvals. To raise additional capital, the Company may elect to undertake additional debt financings. The issuance of additional debt securities or borrowings would result in additional leverage and reduced working capital. Additionally, the issuances of additional debt securities or borrowings will be restricted by the terms of the Indentures and the New Credit Facility. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to the Company, if at all, and the inability to obtain such financing when desired could have a material adverse effect on the Company's ability to implement its acquisition strategy and capitalize on profitable opportunities.



    Following the Merger, the Company intends to grow and expand its business through internal expansion and acquisitions. If such growth occurs, it will place demands on the Company's management, employees, operations and physical and financial resources. To manage its growth, the Company must continue to implement and improve its operational and financial systems and to expand, train and manage its employee base, and any inability of the Company to attract and retain the executive and managerial personnel required by its expanding business could have a material adverse effect on the results of operations and financial condition of the Company. If the Company's systems, procedures or controls are not adequate to support the Company's operations, management may not be able to achieve the rapid expansion necessary to exploit potential market opportunities for the Company's products and services.



RELIANCE ON KEY PERSONNEL



    The Company's success depends to a significant degree upon the continued contributions of management, some of whom would be difficult to replace. The loss of the services of certain members of senior management could have a material adverse effect on the Company. Although Mssrs. Carroll and Kaplan and certain other members of senior management are expected to continue to be stockholders of the Company following consummation of the Merger and have employment contracts with the Company, there can be no assurance that the services of such personnel will continue to be available to the Company.



DEPENDENCE ON SALES REPRESENTATIVES AND SERVICE SPECIALISTS



    The Company believes that to be successful it must continue to hire, train and retain highly qualified sales representatives and service specialists. The Company's sales growth has been supported by hiring and developing new sales representatives and adding, through acquisitions, established sales representatives whose existing customers generally have become customers of the Company. Due to the relationships developed between the Company's sales representatives and its customers, upon the departure of a sales representative, the Company faces the risk of losing the representative's customers, especially if the representative were to represent one of the Company's competitors. In addition, there has been, and the Company expects that there will continue to be, intense competition in its industry for divisional managers and experienced sales representatives. There can be no assurance that the Company will be able to retain or attract qualified personnel in the future. Failure by the Company to attract or retain such personnel could have a material adverse effect on the Company's business, financial condition or results of operations.



REGULATION OF THE HEALTH CARE INDUSTRY



    The Company focuses its business on providing services to health care institutions, particularly hospitals. The health care industry is subject to extensive government regulation, licensure and prescribed operating procedures. The continued acceptance of the Company's services and products by its customers will depend, to a very significant degree, upon whether such services and products will be in compliance with applicable regulations or will assist health care institutions in complying with such regulations. While the Company closely monitors such regulations and designs its services and products accordingly, a substantial change in the level of regulation or the substance of particular regulations could have a material adverse effect on the Company's business, financial condition or results of operations.



UNCERTAINTY OF HEALTH CARE REFORM; REIMBURSEMENT OF HEALTH CARE COSTS



    There are widespread efforts to control health care costs in the United States and abroad. As an example, the Balanced Budget Act of 1997 (the "BBA") significantly reduces Federal spending on Medicare and Medicaid over the next five years by reducing annual payment updates to acute care hospitals, changing payment systems for both skilled nursing facilities and home health care services from cost-based to prospective payment systems, eliminating annual payment updates for durable medical equipment ("DME"), and allowing states greater flexibility in controlling Medicaid costs at the state level. The Company cannot reliably predict the timing of or the exact effect which these or similar initiatives could have on the pricing and profitability of, or demand for, the Company's products. However, certain provisions of the BBA, such as the changes in the manner Medicare Part A reimburses skilled nursing facilities, may change the manner in which the Company's customers make renting and purchasing decisions and could have a material adverse effect on the Company. The Company also believes it is likely that efforts by governmental and private payors to contain costs through managed care and other efforts and to reform health systems will continue in the future. There can be no assurance that current or future initiatives will not have a material adverse effect on the Company's business, financial condition or results of operations.



    The Company's products are rented and sold principally to health care providers who receive reimbursement for the products and services they provide from various public and private third party payors, including Medicare, Medicaid and private insurance programs. As a result, the demand for the Company's products in any specific care setting is dependent in part on the reimbursement policies of the various payors in that setting. In order to be reimbursed, the products generally must be found to be reasonable and necessary for the treatment of medical conditions and must otherwise fall within the payor's list of covered services. In light of increased controls on Medicare spending, there can be no assurance of the outcome of future coverage or payment decisions for any of the Company's products by governmental or private payors. If providers, suppliers and other users of the Company's products and services are unable to obtain sufficient reimbursement for the provision of the Company's products, a material adverse impact on the Company's business, financial condition or results of operations will likely result.

CONSOLIDATION OF PURCHASING ENTITIES



    One result of the health care reform debate in the United States is that many health care providers have merged or consolidated with other members of their industry in an effort to reduce costs or achieve operating synergies. Accordingly, because larger purchasers tend to have more leverage in negotiating prices and because this consolidation often results in the renegotiation of contracts and in the granting of price concessions, this trend could have a material adverse effect on the Company's business, financial condition or results of operations.



FRAUD AND ABUSE LAWS



    The Company's customers are subject to various federal and state laws pertaining to health care fraud and abuse, including prohibitions on the submission of false claims and the payment or acceptance of kickbacks or other remuneration in return for the purchase or rental of Company products. The United States Department of Justice and the Office of the Inspector General of the United States Department of Health and Human Services have launched an enforcement initiative which specifically targets the long term care, home health and DME industries. Sanctions for violating these laws include criminal penalties and civil sanctions, including fines and penalties, and possible exclusion from the Medicare, Medicaid and other federal health care programs. There can be no assurance that the practices of the Company's customers will not be challenged under federal and state fraud and abuse laws in the future or that such a challenge would not have a material adverse effect on the business, financial condition or results of operations of the Company's customers and consequently, the Company.



PRODUCT LIABILITY



    The marketing of medical products entails an inherent risk of product liability claims. Although the Company has not experienced any significant losses due to product liability claims and currently maintains umbrella liability insurance coverage, there can be no assurance that the amount or scope of the coverage maintained by the Company will be adequate to protect it in the event a significant product liability claim is successfully asserted against the Company.

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED


    The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement entered into between MQ and the Company, and the transactions contemplated thereby, including the Merger. If the Merger is approved by the stockholders of the Company, MQ will merge with and into the Company, and each issued and outstanding share of MEDIQ Common Stock and each issued and outstanding share of MEDIQ Preferred Stock will be converted into the right to receive (i) $13.75 in cash, without interest, and (ii) 0.075 of a share of Series A Preferred Stock of the Surviving Corporation having the terms described in "DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER--Series A Preferred Stock", except for MEDIQ Shares owned directly or indirectly by MQ or the Company or any direct or indirect subsidiary of MQ or the Company and Dissenting Shares. Each Share that is issued and outstanding immediately prior to the Effective Time and owned by MQ or the Company or any direct or indirect subsidiary of MQ or the Company will be canceled and no payment of any consideration will be made with respect thereto. If the Merger is approved by the stockholders of the Company, each share of capital stock of MQ issued and outstanding immediately prior to the Effective Time (including any shares of capital stock issued by MQ in exchange for the Rolled Shares) will be converted into and thereafter represent the same number of shares of the same class of capital stock of the Company, provided that, each of the Rolled Shares not owned by MQ immediately prior to the Effective Time will be converted into and thereafter represent the number of shares of capital stock of the Company as contemplated by the Rollover Agreement. If the Merger is approved, a majority of the outstanding shares of each class of capital stock of the Company will be held by the Investors (see "THE MERGER--Conversion of MQ Stock" and "RISK FACTORS--Controlling Stockholders of the Company"). Although the Investors will hold a majority of the outstanding shares of each class of capital stock of the Company at the Effective Time, there is no current intention to engage in any post-Merger transaction which would eliminate the Series A Preferred Stock of the Company to be issued in the Merger to existing stockholders of the Company. However, no assurance can be given that such a transaction will not occur in the future. The Merger Agreement (including the principal exhibits thereto) is attached to this Proxy Statement/Prospectus as Annex A. See "THE MERGER" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT." The Special Committee and the Board of Directors of the Company have each, by unanimous vote, approved the Merger and the Merger Agreement and the transactions contemplated thereby and have each recommended that the Company's stockholders vote FOR approval of the Merger, the Merger Agreement and the transactions contemplated thereby.


REQUIRED VOTES

    The Merger requires the approval at the Special Meeting of (i) the holders of a majority of the outstanding voting power of the MEDIQ Common Stock and the MEDIQ Preferred Stock, voting together as a single class and (ii) the holders of
a majority of the shares outstanding MEDIQ Preferred Stock.       affirmative
votes of the holders of the outstanding voting power of the MEDIQ Shares, voting together as a single class, with each share of MEDIQ Common Stock being entitled to one vote and each share of MEDIQ Preferred Stock being entitled to ten votes,
and (ii) the affirmative vote of stockholders holding       shares of MEDIQ
Preferred Stock, being a majority of the shares of MEDIQ Preferred Stock entitled to vote thereon, are required to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

    Pursuant to Stockholders Agreements between MQ and certain stockholders of the Company, holders of 4,701,464 shares of MEDIQ Common Stock and 4,730,006 shares of MEDIQ Preferred Stock, representing approximately 24% of the outstanding MEDIQ Common Stock (without giving effect to the conversion of any shares of MEDIQ Preferred Stock into shares of MEDIQ Common Stock), 75% of the outstanding MEDIQ Preferred Stock and approximately 63% of the total voting power of the MEDIQ Stock, voting together as a single class (in each case without going effect to the exercise of any outstanding options to acquire MEDIQ Stock) have agreed, subject to certain limitations, to vote their shares in favor of the Merger, the Merger Agreement and any other actions contemplated thereby. The affirmative vote of the shares of MEDIQ Stock subject to the Stockholder Agreements will be sufficient to approve the Merger and the Merger Agreement. See "THE STOCKHOLDER AGREEMENTS." Approval of the Merger by at least a majority of the stockholders who are not affiliated with the Company is not required.

VOTING AND REVOCATION OF PROXIES


    Shares of MEDIQ Stock that are entitled to vote and are represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions, shares of MEDIQ Stock represented by such Proxy will be voted FOR the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Abstentions and broker non-votes will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger Agreement. Because the outcome of the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, is based on a percentage of affirmative votes entitled to be cast by the holders of the outstanding shares of MEDIQ Preferred Stock and MEDIQ Stock, abstentions and broker non-votes will have the same effect as a vote against the proposal. The Board of Directors of the Company is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon in accordance with their best judgment. The persons appointed as proxies may not exercise their discretionary voting authority to vote any Proxy in favor of any adjournments or postponements of the Special Meeting if such proxy contains an instruction to vote against the approval of the Merger Agreement.


    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Special Meeting by (i) attending and voting in person at the Special Meeting, (ii) giving notice of revocation of the Proxy at the Special Meeting, or (iii) delivering to the Secretary of the Company (a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Special Meeting, bearing a date later than the previously executed Proxy. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: MEDIQ Incorporated, One MEDIQ Plaza, Pennsauken, NJ 08110-1460,
Attention: Secretary, and must be received before the taking of the votes at the Special Meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM


    Only holders of MEDIQ Stock at the close of business on April 1, 1998 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had
outstanding and entitled to vote       shares of MEDIQ Common Stock and
      shares of MEDIQ Preferred Stock. The approximate number of record holders
of MEDIQ Shares on the Record Date is     . Because the outcome of the vote on
the Merger Agreement and the transactions contemplated thereby, including the Merger, is based on the percentage of affirmative votes entitled to be cast by the holders of all outstanding shares of MEDIQ Preferred Stock and MEDIQ Stock, abstentions and broker non-votes will have the same effect as a vote against this proposal.


    The presence, in person or by proxy, at the Special Meeting of the holders
at least       shares of MEDIQ Common Stock and       shares of MEDIQ Preferred
Stock, is necessary to constitute a quorum for the transaction of business. Shares of MEDIQ Stock represented by Proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker. The presence, in person or by proxy, of the shares of MEDIQ Stock subject to the Stockholder Agreements will constitute a quorum for the transaction of business.

SOLICITATION OF PROXIES

    The Company will bear the cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or in person. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for their forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    MEDIQ STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY
CARDS.

DISSENTERS' RIGHTS

    A holder of shares of MEDIQ Stock wishing to exercise dissenters' rights of appraisal must, before the taking of the vote on the Merger at the Special Meeting, deliver to the Company a written demand for appraisal of such shares. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his or her shares and otherwise complies with applicable law. See "DISSENTING STOCKHOLDERS' RIGHTS."

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                                   THE MERGER

THE PARTIES


    The Company is a Delaware corporation that, through its wholly-owned subsidiary, MEDIQ/PRN, operates the largest critical care, life support and movable medical equipment rental business in the United States. The Company also rents therapeutic support surfaces, overlays and mattresses, sells a variety of disposable products, accessories and repair parts associated with its rental equipment and also provides outsourcing services such as logistics and distributions services, asset management, consulting and administrative services to health care providers. The address and principal business office of the Company is One MEDIQ Plaza, Pennsauken, New Jersey 08110.


    BRS is a Delaware limited partnership principally engaged in the business of investing in companies. MQ, a Delaware corporation organized by BRS, was organized in connection with the Merger and has not carried on any activities to date other than those incident to its formation and the transactions contemplated by the Merger Agreement. The address of the principal business offices of each of BRS and MQ is c/o Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, New York, NY 10022.

    The Rotko Entities consist of the Rotko 1983 Trust, Michael J. Rotko, Bessie
G. Rotko and Judith M. Shipon. The address of each of the Rotko Entities is c/o Schnader Harrison Segal & Lewis, 1600 Market Street, Suite 3600, Philadelphia, PA 19103-7286, Attention: John D. Iskrant, Esq.


    Mr. Carroll, Mr. Kaplan and such other members of the management of the Company as may be selected by the Company and BRS prior to the Effective Time comprise the Management Stockholders. No final determination has been made by the Company and BRS as to the identity of such persons. See "--Interests of Certain Persons."


EFFECTIVE TIME

    Pursuant to the Merger Agreement, upon the satisfaction or waiver (to the extent permissible) of the conditions set forth in the Merger Agreement (see "THE MERGER--Conditions to Consummation of the Merger"), MQ will merge with and into the Company with the Company as the Surviving Corporation. The Merger will be effected pursuant to the provisions of, and with the effect provided in, the DGCL. The Merger will be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in such form as may be required by, and executed and acknowledged in accordance with, the DGCL (the "Certificate of Merger"). At the Effective Time, the separate corporate existence of MQ will cease, and the Surviving Corporation will continue its corporate existence under the laws of the State of Delaware.

MERGER CONSIDERATION

    Pursuant to the Merger, each issued and outstanding share of MEDIQ Common Stock and each issued and outstanding share of MEDIQ Preferred Stock will be converted into the right to receive the Merger Consideration of (i) $13.75 in cash, without interest, and (ii) 0.075 of a share of Series A Preferred Stock of the Surviving Corporation, except for MEDIQ Shares owned directly or indirectly by MQ or the Company and Dissenting Shares. Each MEDIQ Share that is issued and outstanding immediately prior to the Effective Time and owned by MQ or the Company or any direct or indirect subsidiary of MQ or the Company will be canceled and no payment of any consideration will be made with respect thereto.

CONVERSION OF MQ STOCK

    As a result of the Merger, each share of capital stock of MQ issued and outstanding immediately prior to the Effective Time (including any shares of capital stock issued by MQ to the Rotko Entities in exchange for the Rolled Shares) will be converted into and will represent the same number of shares of the same class of capital stock of the Surviving Corporation, provided that, each of the Rolled Shares not owned by

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MQ immediately prior to the Effective Time will be converted into and thereafter represent the number of shares of capital stock of the Surviving Corporation as set forth in the Rollover Agreement. See "THE ROLLOVER AGREEMENT."

EXCHANGE OF SHARES

    [          ] or another bank or trust company designated by MQ will act as the Exchange Agent for the Merger (the "Exchange Agent"). The fees and expenses of the Exchange Agent will be paid by the Surviving Corporation. As soon as practicable after the Effective Time and in no event later than ten business days thereafter, the Surviving Corporation will cause the distribution to holders of record of the certificates representing the MEDIQ Stock (each a "Certificate") and Option Agreements (as of the Effective Time) of (i) notice of the effectiveness of the Merger and (ii) a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements for payment of the Option Consideration therefor. In the event any Certificate or Option Agreement has been lost or destroyed, the Exchange Agent is authorized to accept an affidavit from the record holder of such Certificate or the party to such Option Agreement in a form reasonably satisfactory to the Surviving Corporation , subject to other conditions as the Surviving Corporation may reasonably impose (including the posting of an indemnity bond or other surety). Upon the surrender of each such Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will pay out of the payment fund to which MQ remitted the Merger Consideration and the Option Consideration (the "Payment Fund") amounts which such holders may be entitled, less any amounts required to be withheld pursuant to applicable tax laws. Upon the surrender of Option Agreements formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will pay out of such payment fund the Option Consideration to the holders of such Option Agreements, less any amounts required to be withheld pursuant to applicable tax laws. The Exchange Agent will accept such Certificates and Option Agreements upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated in this paragraph, (i) each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and (ii) each Option Agreement will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Option Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Series A Preferred Stock, as the case may be.

FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of Series A Preferred Stock will be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation after the Merger. Each holder of MEDIQ Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Series A Preferred Stock (after taking into account all MEDIQ Shares delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) therefor in an amount equal to the value (determined with reference to the liquidation value of the Series A Preferred Stock) of such fractional share provided that such cash payments do not exceed $50,000 in the aggregate. If such cash payments exceed $50,000, each holder of MEDIQ Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Series A Preferred Stock (after taking into account all MEDIQ Shares delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the Series A

Preferred Stock (the "Excess Shares") representing such fractions. Such sale will be made as soon as practicable after the Effective Time.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, the Company will, and will cause each of its subsidiaries to, carry on its respective business in the ordinary course consistent with past practice to use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Pursuant to the Merger Agreement, the Company will, and will cause each of its subsidiaries to, use commercially reasonable efforts to (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices,
(B) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to it and (C) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, has not had and would not reasonably be expected to result in a material adverse effect on the Company.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The obligations of MQ under the Merger Agreement are subject to, among other things, the fulfillment or waiver (to the extent permitted by the Merger Agreement and applicable law), prior to or at the Effective Time, of certain conditions including: (i) the requisite vote of the Company's stockholders having been obtained; (ii) the representations and warranties made by the Company remaining true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to the Company; (iii) the Company having performed and complied with all covenants required by the Merger Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, as of the Effective Time, has not had and would not reasonably be expected to have a material adverse effect on the Company; (iv) the applicable waiting period under the HSR Act, having expired or terminated: (v) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger having been issued and remaining in effect (the Company and MQ having agreed to use their commercially reasonable efforts to have any such injunction lifted); (vi) no pending litigation by or before any governmental entity (or by any other person which has a reasonable likelihood of success) (a) challenging or seeking to restrain consummation of the Merger or any other transactions contemplated by the Merger Agreement or seeking to obtain from MQ or any of its affiliates damages that are material to such party, (b) seeking to prohibit or limit ownership or operation by MQ, the Company or any of their respective subsidiaries of any material portion of the business or assets of the Company, MQ or any of their respective subsidiaries, or (c) seeking to impose limitations on the ability of any affiliate of MQ to acquire and exercise fully rights of ownership of shares of capital stock of the Company; (vii) (a) the Registration Statement having become effective under the Securities Act and not subject to any stop order or proceedings seeking a stop order; (b) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the shares to be issued in the Merger having been complied with; and (c) this Proxy Statement/Prospectus and the Schedule 13E-3 having been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder; (viii) the Company having received the proceeds of the financings described in the commitment letters delivered to the Company by MQ in connection with the execution of the Merger Agreement, on terms and conditions set forth therein (or on such other terms and conditions, or involving such other financing sources, as are acceptable to MQ in its sole discretion) in amounts sufficient to consummate the transactions contemplated by the Merger Agreement, including, without limitation (a) to pay the Merger Consideration and Option Consideration, (b) to refinance the outstanding indebtedness (including capital lease obligations) of the Company, (c) to pay any fees and expenses in connection with the transactions contemplated by the Merger Agreement or the Financings, (d) to pay all severance, retention, bonus or other obligations which might become due and payable as a result of the consummation of the Merger and the transactions contemplated by the Merger Agreement, (e) to provide for the working capital needs of the Company upon consummation of the Merger, including, without limitation, if applicable, letters of credit, (see "SOURCES AND AMOUNT OF FUNDS"); (ix) the employment agreement with Thomas E. Carroll remaining in full force and effect unless modified with the prior written consent of MQ; (x) the number of Dissenting Shares not exceeding 15% of the outstanding MEDIQ Shares; (xi) the Rotko Entities having performed their obligations under the Rollover Agreement in all material respects; and (xii) MQ having received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties necessary to consummate the transactions contemplated hereby having been obtained, unless the failure to so obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders, individually or in the aggregate, would not have a material adverse effect on the Company.


    The obligations of the Company under the Merger Agreement are subject to, among other things, the fulfillment or waiver (to the extent permitted by the Merger Agreement and applicable law), prior to or at the Effective Time, of certain conditions, including : (i) the requisite vote of the Company's stockholders having been obtained; (ii) the representations and warranties made by MQ in the Merger Agreement remaining true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to MQ; (iii) MQ having performed and complied with all covenants required by the Merger Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on MQ; (iv) the applicable waiting period under the HSR Act having expired or been otherwise terminated; (v) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger having been issued and remaining in effect (the Company and MQ having agreed to use their commercially reasonable efforts to have any such injunction lifted); (vi) no pending litigation by or before any governmental entity (or by any other person which has a reasonable likelihood of success) (a) challenging or seeking to restrain consummation of the Merger or any other transactions contemplated by the Merger Agreement or seeking to obtain from MQ or any of its affiliates damages that are material to such party, (b) seeking to prohibit or limit ownership or operation by MQ, the Company or any of their respective subsidiaries of any material portion of the business or assets of the Company, MQ or any of their respective subsidiaries, or (c) seeking to impose limitations on the ability of any affiliate of MQ to acquire and exercise fully rights of ownership of shares of capital stock of the Company; and (vii)
(a) the Registration Statement having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;
(b) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the shares to be issued in the Merger having been complied with; and (c) the Proxy Statement/Prospectus and the
Schedule 13E-3 having been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder. The Company and MQ may, to the extent permitted by applicable law, waive the conditions to their obligations to consummate the Merger. However, no such waivers are presently contemplated and each of the Company and MQ have reserved their rights under the Merger Agreement.


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

    The Company and MQ presently believe that the pending lawsuit challenging the Merger is without merit and accordingly do not expect such lawsuit to result in a condition to the Merger failing to be satisfied. See "THE
COMPANY--Stockholder Litigation."



REGULATORY APPROVALS



    On February 24, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. See "REGULATORY APPROVALS."


EFFECT ON STOCK AND EMPLOYEE BENEFIT MATTERS

    Subject to the provisions of the plans, the employee benefit plans maintained by the Company immediately prior to the Effective Time, other than the Company's 1997 Stock Option Plan, will continue to be maintained by the Company after the Effective Time.

    Immediately prior to the Effective Time, each Option outstanding under the Company's 1987 Stock Option Plan, 1997 Stock Option Plan or similar arrangements will become exercisable. For each MEDIQ Share subject to an Option, the holder of the Option will be entitled to receive the Option Consideration as provided in the Merger Agreement. Upon payment of the Option Consideration, each Option will terminate. With respect to any person subject to Section 16 of the Exchange Act, the Option Consideration will be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Payment of the Option Consideration is subject to the Company obtaining any required consents from the holders of Options.

AMEX DE-LISTING

    Following the consummation of the Merger, the Company anticipates that none of the shares of the Company's capital stock will be listed on the AMEX or any other national securities exchange and will not be quoted on the NASDAQ Stock Market, Inc. Notwithstanding that the Surviving Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for the two (2) years following the Effective Time, MQ has agreed that the Surviving Corporation will file with the Commission such reports as are specified in Section 13 and 15(d) of the Exchange Act and required to be filed in respect of securities similar to the Series A Preferred Stock by issuers subject to the reporting requirements of Section 13 of the Exchange Act, such reports to be so filed at the times specified for the filings of such reports required under such Sections; provided that the Surviving Corporation will have no obligation with respect to the shares of Series A Preferred Stock to file such reports if fewer than 500,000 shares of Series A Preferred Stock remain outstanding.

RESALE OF MEDIQ PREFERRED STOCK FOLLOWING THE MERGER

    The Series A Preferred Stock of the Surviving Corporation to be issued in connection with the Merger will be freely transferable, except that shares issued to any stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act and generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of voting capital stock) of the Company for purposes of Rule 145 under the Securities Act will not be transferable except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover the resale of Series A Preferred Stock issued to any person who may be deemed to be an affiliate of the Company. In addition, the Investors, the Rotko Entities and the Management Stockholders may enter into agreements among themselves and with the Company restricting the transferability of their securities.

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                          SOURCES AND AMOUNT OF FUNDS


    It is expected that the funds required to consummate the Merger and the Refinancing and to pay related fees and expenses will be provided by (i) $109.5 million of gross proceeds from the Equity Contribution, (ii) $4.2 million of gross proceeds from the Management Investment, (iii) the issuance of approximately $20.0 million of Series A Preferred Stock in connection with the conversion of each issued and outstanding MEDIQ Share (other than the Rolled Shares and any shares owned directly or indirectly by MQ or the Company) into the Merger Consideration, (iv) the issuance of $14.5 million of equity pursuant to the Rollover, (v) $175.0 million from the Term Loans, (vi) $200.0 million of gross proceeds from the Senior Subordinated Note Offering, (vii) $30.0 million of gross proceeds from the Discount Debenture Offering, (viii) $4.4 million in existing cash of the Company, and (ix) $6.0 million of borrowings under the revolving credit facility.



    The documentation governing the New Credit Facility, the Senior Subordinated Notes (as defined), and the Discount Debentures (as defined) have not yet been finalized. The following summary (i) is based upon certain commitment letters provided to Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS & Co."), (ii) assumes that the Company becomes a party to such letters on or prior to the consummation of the Merger and (iii) is subject to completion of final documentation.


DESCRIPTION OF NEW CREDIT FACILITY


    The Company's existing $260.0 million credit facility (the "Existing Credit Facility") with a syndicate of banks led by Banque Nationale de Paris ("BNP") will be replaced by a senior secured credit facility provided to MEDIQ/PRN in an aggregate principal amount of $225 million (the "New Credit Facility"). Pursuant to the Senior Secured Credit Facility Commitment Letter dated as of February 2, 1998 (the "Senior Secured Credit Facility Commitment Letter") among BRS & Co., Credit Suisse First Boston ("CSFB"), NationsBank, N.A. ("NB") and BNP (together with CSFB and NB, the "Senior Lenders"), the Senior Lenders have agreed to provide the New Credit Facility to MEDIQ/PRN. The following description is qualified in its entirety by reference to the Senior Secured Credit Facility Commitment Letter, which is incorporated herein by reference.


    The New Credit Facility will consist of three facilities: (i) a six-year senior secured term loan facility in an aggregate principal amount equal to $75.0 million (the "Tranche A Term Loan Facility"); (ii) an eight-year senior secured term loan facility in an aggregate principal amount equal to $100.0 million (the "Tranche B Term Loan Facility"); and (iii) a six-year revolving credit facility in an aggregate principal amount not to exceed $50.0 million (the "Revolving Credit Facility"). Loans made under the Tranche A Term Loan Facility ("Tranche A Term Loans") and loans made under the Tranche B Term Loan Facility ("Tranche B Term Loans") constitute "Term Loans." Advances under the Revolving Credit Facility are referred to as "Revolving Loans."


    Term Loans in the aggregate principal amount of $175.0 million will be drawn on the closing date of the New Credit Facility. Subject to compliance with customary conditions precedent, loans under the Revolving Credit Facility will be available at any time prior to the final maturity of the Revolving Credit Facility. Amounts repaid under the Revolving Credit Facility may be reborrowed prior to the final maturity of the Revolving Credit Facility, provided that availability requirements are met. Letters of credit will mature at any time before the sixtieth business day prior to the final maturity of the Revolving Credit Facility.


    All obligations of MEDIQ/PRN under the New Credit Facility will be unconditionally guaranteed by each existing and each subsequently acquired or organized subsidiary of MEDIQ/PRN (the "Guarantors"). The New Credit Facility and the related guarantees will be secured by substantially all the assets of MEDIQ/PRN and each Guarantor, including but not limited to (a) a first priority pledge of all the capital stock of each Guarantor and (b) perfected first priority security interests in, and mortgages on, substantially all tangible and intangible assets of MEDIQ/PRN and each Guarantor.

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    Borrowings under the New Credit Facility will bear interest at a floating rate based upon, at MEDIQ/ PRN's option, (i) the higher of the prime rate of BNP, or the federal funds effective rate plus 0.50%, plus, in the case of the Tranche A Term Loans and the Revolving Loans, a margin equal to 1.0%, and in the case of the Tranche B Term Loans, a margin equal to 1.50%, or (ii) the London Interbank Offered Rate ("LIBOR"), plus, in the case of the Tranche A Term Loans and the Revolving Loans, a margin equal to 2.25%, and in the case of the Tranche B Term Loans, a margin equal to 2.75%. MEDIQ/PRN may elect interest periods of one, two, three or six months for LIBOR borrowings. Interest shall be payable at the end of each interest period and, in any event, at least every three months.

    In addition to paying interest on outstanding principal under the New Credit Facility, MEDIQ/PRN will be required to pay a commitment fee to the lenders in the New Credit Facility equal to 0.50% per annum of the undrawn portion of the commitments in respect of the facilities (subject to adjustment as set forth below), commencing to accrue upon the execution and delivery of the credit agreement governing the New Credit Facility (the "Credit Agreement") and payable quarterly in arrears and upon the termination of any commitment, in each case for the actual number of days elapsed in a 360-day year. The Credit Agreement will contain provisions under which commitment fees and margins on interest rates under the facilities will be adjusted in increments to be agreed upon based on performance goals to be agreed upon.


    The Term Loans will amortize on a quarterly basis and be payable in installments under a schedule to be agreed upon. Principal amounts outstanding under the Revolving Credit Facility will be due and payable in full at maturity. The Term Loans will be subject to mandatory prepayments and reductions in the event of certain extraordinary transactions or issuances of debt and equity by MEDIQ/PRN. The Term Loans will also be required to be prepaid with 75% of the Excess Cash Flow (as such term will be defined in the Credit Agreement) of MEDIQ/PRN or, if the Company's ratio of total funded debt to consolidated EBITDA (consolidated EBITDA will include pro forma adjustments if certain investments shall have been made by MEDIQ/PRN) for the preceding 12-month period is less than 5.0 to 1.0, 50% of such Excess Cash Flow.


    The New Credit Facility will contain representations and warranties, covenants, events of default and other provisions customary for credit facilities of this type. MEDIQ/PRN will pay the Senior Lenders certain syndication and administration fees, reimburse certain expenses and provide certain indemnities, in each case which are customary for credit facilities of this type.


    The Senior Secured Credit Facility Commitment Letter requires BRS & Co. to cause MQ and the Company to become parties to such letter on or prior to the consummation of the Merger and provides that the Sponsor will be released automatically from all its rights, duties and obligations thereunder when the Company becomes a party thereto.



    The Senior Lenders' commitment to provide the New Credit Facility is subject to conditions customary for facilities of this nature, including, but not limited to: (i) compliance with maximum total debt levels after giving effect to the Transactions; (ii) compliance with maximum ratios of funded debt to consolidated EBITDA (consolidated to include pro forma adjustments if certain investments shall have been made by MEDIQ/PRN) for MEDIQ/PRN and the Company;
(iii) the satisfactory completion by the Senior Lenders of a legal, tax and environmental due diligence investigation of MQ and the Company and their subsidiaries; (iv) the absence of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Holdings and its subsidiaries taken as a whole; (v) the absence of any material litigation or administrative proceedings, governmental investigations, actual or threatened, or other legal or regulatory developments that could reasonably be expected to have a material adverse effect on (A) the business, operations, property, condition (financial or otherwise) or prospects of MQ, the Company and their respective subsidiaries, taken as a whole or (B) the validity or enforceability of any of the documents entered into in connection with the Transactions or the rights, remedies and benefits available to the parties thereunder (a "Material Adverse Effect"); (vi) the receipt of

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all material governmental or third party consents or approvals necessary in connection with the Transactions and the absence of any governmental or judicial action that has a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions; (vii) the receipt of a satisfactory solvency opinion (and related going-concern valuation) from an independent valuation firm; (viii) satisfaction of the Senior Lenders that there are no "market-out" events; and (ix) satisfaction of the Senior Lenders with the terms of any class of preferred stock of the Company.

DESCRIPTION OF THE OFFERINGS

    NOTES AND DEBENTURES. MEDIQ/PRN will issue senior subordinated notes (the "Senior Subordinated Notes") in an aggregate principal amount of $200.0 million pursuant to the Senior Subordinated Note Offering. The Company will issue senior discount debentures (the "Discount Debentures") for aggregate gross proceeds of $30.0 million pursuant to the Discount Debenture Offering. The Senior Subordinated Notes will bear interest from the date of issuance at the then prevailing market rate, which interest will be payable semi-annually. The Discount Debentures will be issued at a substantial original issue discount and will accrete in value until five years after the issuance date (and not pay interest during such period). Thereafter interest will accrue and be payable semi-annually on the Discount Debentures. The Senior Subordinated Note Offering and the Discount Debenture Offering will each be made pursuant to a Rule 144A/Regulation S distribution that, in each case, is expected to be consummated concurrently with the closing of the Merger, although no assurance to this effect can be given. In the event that the Senior Subordinated Note Offering and/or the Discount Debenture Offering is not consummated concurrently with the closing of the Merger, the Standby Senior Subordinated Credit Facility and/or the Discount Debenture Standby Purchase Arrangement, as the case may be, will be made available or consummated, as the case may be, at the time of the consummation of the Transactions, which would result in the incurrence of additional interest expense by MEDIQ/PRN and the Company.

    The Senior Subordinated Notes will be senior subordinated obligations of MEDIQ/PRN, subordinated to all existing and future senior indebtedness, including indebtedness pursuant to the New Credit Facility. The Senior Subordinated Notes will be unconditionally guaranteed on a senior subordinated basis by each subsidiary of MEDIQ/PRN that guarantees the New Credit Facility. The Discount Debentures will be senior, secured obligations of the Company, ranking PARI PASSU in right of payment with all existing and future senior secured obligations of the Company and will rank senior to all future subordinated debt of the Company. The Discount Debentures will be secured by the capital stock of MEDIQ/PRN that is owned by the Company (after giving effect to the Transactions), but will not be guaranteed.

    The Senior Subordinated Notes will mature on the tenth anniversary of the date of issuance and will be non-callable for five years and will be callable at par plus one-half of the coupon following the fifth anniversary of issuance, declining ratably to par following the eighth anniversary of issuance. At any time prior to the third anniversary of issuance, MEDIQ/PRN may redeem an amount to be determined of the Senior Subordinated Notes from the proceeds of one or more public equity offerings at a redemption price to be fixed at the time of, and as a function of, the pricing of the Senior Subordinated Notes, plus accrued and unpaid interest. The Discount Debentures will mature on the eleventh anniversary of the date of issuance. The Discount Debentures will be non-callable for five years and will be callable at par plus one-half of the yield following the fifth anniversary of issuance, declining ratably to par following the eighth anniversary of issuance. At any time prior to the third anniversary of issuance, the Company may redeem the Discount Debentures in whole, but not in part, in each case from the proceeds of one or more public equity offerings at a redemption price to be fixed at the time of, and as a function of, the pricing of the Discount Debentures, plus accrued and unpaid interest.

    In the event of a Change of Control (as such term will be defined in the indentures governing the Senior Subordinated Notes and the Discount Debentures, respectively), each holder of Senior Subordinated Notes and Discount Debentures will have the right to require MEDIQ/PRN and the Company, as the case may be, to repurchase such holder's Senior Subordinated Notes and Discount Debentures at a purchase price equal to 101% of the principal amount (in the case of the Senior Subordinated Notes) or the then current accreted value (in the case of the Discount Debentures) thereof, plus accrued and unpaid interest to the date of purchase.

    The indentures governing the Senior Subordinated Notes and the Discount Debentures, respectively, will contain certain covenants customary for high yield securities such as the Senior Subordinated Notes and the Discount Debentures that, among other things, will limit the ability of MEDIQ/PRN and/or the Company to: (i) incur additional indebtedness or permit certain subsidiaries to incur additional indebtedness; (ii) create certain liens; (iii) permit the issuance of capital stock by certain subsidiaries; (iv) enter into certain transactions with affiliates; (v) issue preferred stock, pay dividends or make certain other payments or permit certain subsidiaries to pay dividends or make other distributions; or (vi) enter into certain mergers, consolidations and agreements to sell assets or permit other asset sales.

    MEDIQ/PRN and the Company will, concurrently with the Senior Subordinated Note Offering and the Discount Debenture Offering, enter into a registration rights agreement with the initial purchasers of the Senior Subordinated Notes and the Discount Debentures, pursuant to which MEDIQ/PRN and the Company will agree to file a registration statement with respect to an offer to exchange the Senior Subordinated Notes and the Discount Debentures for new issues of debt securities of MEDIQ/PRN and the Company, respectively, registered under the Securities Act, with terms substantially identical to those of the Senior Subordinated Notes and the Discount Debentures. Under certain circumstances, MEDIQ/ PRN and the Company will be required to provide a shelf registration statement to cover resales of the Senior Subordinated Notes and Discount Debentures by the holders thereof. If MEDIQ/PRN and/or the Company fail to satisfy these registration obligations, they will be required to pay liquidated damages to the holders of Senior Subordinated Notes and Discount Debentures, respectively, under certain circumstances.


    STANDBY SENIOR SUBORDINATED CREDIT FACILITY. In the event that the Senior Subordinated Note Offering is not consummated on or prior to the consummation of the Merger, pursuant to the Bridge Loan Commitment Letter (the "Bridge Commitment Letter") dated as of February 2, 1998 among the BRS & Co., CSFB, NationsBridge, L.L.C. ("NLLC") and BNP (together with CSFB and NLLC, the "Bridge Lenders"), the Bridge Lenders have agreed to provide to MEDIQ/PRN a senior subordinated credit facility (the "Standby Senior Subordinated Credit Facility") in the aggregate principal amount of $200.0 million.


    The loans under the Standby Senior Subordinated Credit Facility (the "Senior Subordinated Loans") will mature 364 days after the date of issue (the "Bridge Maturity Date"). Interest on the Senior Subordinated Loans will accrue at a floating rate which increases over time, subject to absolute and cash caps. As
of [            ], 1998, the interest rate on the Senior Subordinated Loans would have been [ ]%. Senior Subordinated Loans may be prepaid in whole or in part by MEDIQ/PRN at any time upon five days' prior written notice.

    The Senior Subordinated Loans will be senior subordinated obligations of MEDIQ/PRN, subordinated to all existing and future senior indebtedness, including indebtedness pursuant to the New Credit Facility. The Senior Subordinated Loans will be unconditionally guaranteed on a senior subordinated basis by each subsidiary of MEDIQ/PRN that guarantees the New Credit Facility.

    The Standby Senior Subordinated Credit Facility will contain representations and warranties, affirmative covenants, reporting covenants, negative covenants, mandatory prepayment requirements and events of default customary for similar financing transactions. Covenants will include (but not be limited to) certain restrictions on indebtedness, loans, investments and joint ventures, guarantees and other contingent obligations, restricted payments, fundamental changes, sale-leaseback transactions, transactions with affiliates, subsidiary distributions, capital expenditures, changes in business conducted, amendment of indebtedness and other material documents, and prepayments or repurchase of other indebtedness, all subject to customary exceptions. MEDIQ/PRN is also obligated under the terms of the Bridge Commitment Letter to refinance the Senior Subordinated Loans with a public offering or private placement of senior subordinated notes.

    The Senior Subordinated Loans will be due and payable in a single installment on the Bridge Maturity Date. Each Bridge Lender will have the option to receive, in exchange for all or a part of its loans thereunder, exchange notes of MEDIQ/PRN ("Exchange Notes") in a principal amount equal to the principal amount of the Senior Subordinated Loans so exchanged and ranking pari passu with the Senior Subordinated Loans; PROVIDED, that a Bridge Lender may not exercise this option prior to the Bridge Maturity Date otherwise than in connection with a sale of the Exchange Notes to an unaffiliated third party. If any Bridge Lender does not exchange its Senior Subordinated Loans for Exchange Notes on or prior to the Bridge Maturity Date, such Bridge Lender shall be required to extend the maturity of such Senior Subordinated Loan to another date selected by such Bridge Lender. Such Bridge Lender shall be required to continue to extend such maturity date until such Bridge Lender exchanges the Senior Subordinated Loans for Exchange Notes or until the tenth anniversary of the closing date of the Standby Senior Subordinated Credit Facility. The Exchange Notes will mature on the tenth anniversary of the closing date of the Standby Senior Subordinated Credit Facility and will initially bear interest at a rate determined in a customary manner (but no less than 0.50% above the then existing interest rate of loans under the Standby Senior Subordinated Credit Facility), which rate will increase over time, subject to absolute and cash caps. All Senior Subordinated Loans that remain outstanding after the Bridge Maturity Date will accrue interest at the same rate as the Exchange Notes. The indenture relating to the Exchange Notes will include covenants customary for a high yield senior subordinated note issue of this type.

    The occurrence of a change of control (the definition of which is to be agreed) (i) will be an event of default with respect to the Senior Subordinated Loans and (ii) will give the holders of Exchange Notes the right to require MEDIQ/PRN to repurchase such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

    MEDIQ/PRN will be required to provide a shelf registration statement to cover resales of the Exchange Notes by the holders thereof or to effect a registered exchange offer of registered notes identical to the Exchange Notes for all outstanding Exchange Notes. If MEDIQ/PRN fails to satisfy these registration obligations, it will be required to pay liquidated damages to the holders of Exchange Notes.


    In the event Senior Subordinated Loans are incurred under the Standby Senior Subordinated Credit Facility, the Company has agreed that on the closing date of the Standby Senior Subordinated Credit Facility, the Company will place in an escrow account warrants to purchase shares of capital stock of the Company, exercisable for ten years at the exercise price of $.01 per share, which will represent up to 15% (on a fully diluted basis after giving effect to the Transactions, but excluding $20.0 million of the Series A Preferred Stock) of each class of capital stock of the Company to be outstanding after giving effect to the Transactions; PROVIDED, that such warrants together with any warrants placed in escrow in connection with the Discount Debenture Standby Purchase Arrangement shall not, in the aggregate, represent more than 15% of each such class on a fully diluted basis (after giving effect to the Transactions, but excluding $20.0 million of Series A Preferred Stock). The Company will be required to enter into a registration rights agreement with respect to such warrants. Such warrants may be released from escrow in two circumstances: (i) in connection with an issuance of senior subordinated notes to refinance the loans under the Standby Senior Subordinated Credit Facility ("Refinancing"); and (ii) pursuant to an "earn-in" formula. In connection with a Refinancing, warrants will be released from escrow upon the request of the managing underwriter of such sale to the extent such warrants are being sold with the refinancing securities based on then current market conditions. The "earn-in" provision provides that on the 15 month anniversary of the closing date of the Standby Senior Subordinated Credit Facility, holders of Senior Subordinated Loans or Exchange Notes will receive 25% of their pro rata portion of any remaining warrants and thereafter will receive an additional 25% at the end of each three-month period thereafter (so long as they continue to hold Senior Subordinated Loans or Exchange Notes) until the period which is 24 months following the Bridge Maturity Date, when all remaining warrants will be released to such holders.


    The Bridge Commitment Letter requires the Sponsor to cause MQ and the Company to become parties to such letter on or prior to the consummation of the Merger and provides that BRS & Co. will be released automatically from all its rights, duties and obligations thereunder when the Company becomes a party thereto.


    The funding of the Standby Senior Subordinated Credit Facility is subject, among other things, to conditions comparable to those applicable to the funding of the New Credit Facility, including obtaining all necessary consents and the execution of satisfactory loan documentation.

    DISCOUNT DEBENTURE STANDBY PURCHASE ARRANGEMENT. In the event that the Discount Debenture Offering is not consummated on or prior to the consummation of the Merger, pursuant to the Discount Debenture Commitment Letter (the "Discount Debenture Commitment Letter") dated as of February 2, 1998 among the Sponsor, Credit Suisse First Boston Corporation ("CSFBC"), NationsBanc Montgomery Securities LLC ("NMS") and BNP (together with CSFBC and NMS, the "Initial Purchasers"), the Initial Purchasers have agreed to purchase notes having terms substantially the same as the Discount Debentures (the "Discount Debenture Standby Purchase Arrangement"), subject to satisfaction or waiver of certain conditions customary for arrangements of this type.

    If the Initial Purchasers are required to purchase the Discount Debentures in accordance with the Discount Debenture Standby Purchase Arrangement, the Company will be required to provide a shelf registration statement to cover resales of the Discount Debentures by the holders thereof. If the Company fails to satisfy this registration requirement, it will be required to pay liquidated damages to the holders of the Discount Debentures.


    If the Initial Purchasers are required to purchase the Discount Debentures in accordance with the Discount Debenture Standby Purchase Arrangement, the Company will place in an escrow account warrants to purchase shares of capital stock of the Company exercisable for ten years at the exercise price of $0.01 per share, which will represent up to the same percentage of capital stock of the Company outstanding after giving effect to the Transactions as do the warrants under the Standby Senior Subordinated Credit Facility; provided, that such warrants together with any warrants placed in escrow in connection with the Standby Senior Subordinated Credit Facility shall not, in the aggregate, represent more than such percentage. The Company will be required to enter into a registration rights agreement with respect to such warrants. Such warrants may be released from escrow in two circumstances: (i) in the event warrants are necessary for the resale of Discount Debentures by an Initial Purchaser to a party not affiliated with such Initial Purchaser and only to the extent necessary so that the sale price (including the warrants) does not exceed the then accreted value of the Discount Debentures so sold; and (ii) pursuant to an "earn-in" formula with terms identical to those of the "earn-in" formula applicable to the Standby Senior Subordinated Credit Facility.


    The Discount Debenture Commitment Letter requires the Sponsor to cause MQ and the Company to become parties to such letter on or prior to the consummation of the Merger and provides that the Sponsor will be released automatically from all its rights, duties and obligations thereunder when the Company becomes a party thereto.

    The obligation of the Initial Purchasers to purchase Discount Debentures pursuant to the Discount Debenture Standby Purchase Arrangement is subject, among other things, to conditions comparable to those applicable to the funding of the New Credit Facility.

    The Discount Debenture Commitment Letter will terminate in the event that
(i) a preliminary offering circular relating to the Discount Debenture Offering reasonably acceptable to the Initial Purchasers shall not have been printed and ready for distribution at least 30 days prior to the date of the Special Meeting, (ii) after completion of an offering memorandum relating to the Discount Debenture Offering, the Initial Purchasers shall have delivered a written notice to the Company recommending that the Company proceed with the marketing effort for the Discount Debenture Offering and the Company elects not to then proceed with such marketing effort or (iii) following the marketing effort with respect to the Discount Debenture Offering, (A) the Initial Purchasers are prepared to enter into a customary purchase agreement providing for the purchase of the Discount Debentures and (B) the Company elects not to enter into such purchase agreement or, having entered into such purchase agreement, such Discount Debenture Offering is not consummated for any reason other than the failure by the Initial Purchasers to comply with their obligations under such purchase agreement.


EQUITY CONTRIBUTION



    BRS has provided MQ with a commitment letter pursuant to which BRS and related investors have committed to invest up to $98.6 million in securities of MQ which will be converted in the Merger into a combination of equity securities of the Company. Such investment is conditioned upon the fulfillment to BRS's satisfaction of all of the conditions to MQ's obligations under the Merger Agreement.



    FFT and Galen have each committed to an affiliate of BRS to invest up to $30 million and $20 million, respectively, in securities of MQ which will be converted in the Merger into a combination of equity securities of the Company. The amount of such investments, together with the investment by the affiliate of BRS, shall be determined by BRS, but the investment by the affiliates of FFT and Galen shall in no event be less than $20 million and $15 million, respectively. Such investments will be made on a pari passu basis with the investment by BRS. See "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."



    In the event the Merger is consummated, any transaction and management fees payable by the Company and its subsidiaries (see "SPECIAL FACTORS--Interests of Certain Persons in the Merger") will be shared among BRS, FFT and Galen. With respect to any such fees, BRS shall be entitled to the first 25% thereof, and each of BRS, FFT and Galen shall be entitled to a pro rata share of the balance (based on the amounts actually invested by BRS, FFT and Galen in the securities of MQ), provided that BRS in its sole discretion may modify the allocation of any management fees at any time after the first anniversary of the Effective Time.



    In the event the Merger is not consummated, any break-up fees (or profit in connection with the Stock Option Agreement) entitled to be received by BRS pursuant to the Merger Agreement and any unreimbursed expenses or losses of BRS, shall be shared as follows: (i) BRS shall be entitled to the first 25% of any amounts remaining after payment to FFT and Galen of any out-of-pocket expenses incurred and paid by FFT or Galen in connection with the Merger, and (ii) BRS, FFT and Galen shall share the balance thereof 60%, 24% and 16%, respectively.



    The investments of FFT and Galen are conditioned upon, among other things, negotiation of definitive documentation, including a stockholders agreement providing, among other things, each of FFT and Galen with representation on the Board of Directors of the Company and the fulfillment to MQ's reasonable satisfaction of all of the conditions to MQ's obligations under the Merger Agreement.



    The foregoing commitment letters have been filed as exhibits to the Schedule 13E-3 and reference is made thereto.

                SECURITY OWNERSHIP IN THE SURVIVING CORPORATION



    The following table sets forth certain information with respect to the presently anticipated beneficial ownership of the securities of the Surviving Corporation immediately following consummation of the Merger. The amounts set forth below assume an overall Equity Contribution of $109.5 million by the Investors, of which $74.5, $20.0 and $15.0 million are assumed to have been provided by BRS, FFT and Galen, respectively, and an overall Management Investment of $4.2 million. Such amounts do not reflect the issuance of additional shares of Common Stock which may be purchased by certain employees of the Company after the Effective Time or the issuance of any options to acquire securities of the Surviving Corporation which may be granted to the employees of the Company. See "SPECIAL FACTORS-- Interests of Certain Persons in the Merger." FFT and Galen have committed to an affiliate of BRS to invest up to $30 and $20 million, respectively, in securities of the Surviving Corporation. The amount of such investments, together with the investment by BRS, shall be determined by BRS, but the investments by FFT and Galen shall in no event be less than $20 and $15 million, respectively. See "SOURCES AND AMOUNT OF FUNDS--Equity Contribution." The amounts included in the table below represent the minimum investment by FFT and Galen. The actual investments by BRS, FFT, Galen and the Management Stockholders have not been definitively determined by BRS and remain subject to change.


                                                  NUMBER AND PERCENT OF SHARES IN THE SURVIVING CORPORATION
                                    --------------------------------------------------------------------------------------
                                                                   SERIES A                 SERIES B            SERIES C
                                       COMMON STOCK(1)             PREFERRED                PREFERRED          PREFERRED
NAME OF BENEFICIAL OWNER                                             STOCK                    STOCK              STOCK
----------------------------------  ----------------------  -----------------------  -----------------------  ------------
BRS Holders.......................    564,229 /       56.4%  3,827,147 /       48.9%  1,090,303 /       36.3%  1,970,686 /
Entities affiliated with FFT......    151,423 /       15.1%  1,027,096 /       13.1%    292,606 /        9.8%    528,875 /
Entities affiliated with Galen....    113,567 /       11.4%    770,322 /        9.8%    219,454 /        7.3%    396,657 /
Management Stockholders (2).......     61,000 /        6.1%    201,549 /        2.6%     57,419 /        1.9%    103,782 /
Rotko Entities (3)................    109,781 /       11.0%    632,360 /        8.1%  1,340,218 /       44.7%         -- /



NAME OF BENEFICIAL OWNER
----------------------------------
BRS Holders.......................       65.7%
Entities affiliated with FFT......       17.6%
Entities affiliated with Galen....       13.2%
Management Stockholders (2).......        3.5%
Rotko Entities (3)................         --


------------------------


(1) Does not include certain additional shares or options which may be issued to employees of the Company. See Note 2. Assumes the Company does not issue any warrants pursuant to the debt financing transactions described in "SOURCES AND AMOUNT OF FUNDS."



(2) Includes 61,000 shares of Common Stock acquired pursuant to the Management Investment. Does not include issuance of additional shares of Common Stock (representing approximately 8.3% of the outstanding Common Stock on a fully diluted basis) which may be purchased by certain employees of the Company to be designated by the Company and BRS after the Effective Time or the issuance of any options to certain employees of the Company to be designated by the Company and BRS to acquire securities of the Surviving Corporation (representing approximately 2.8% of the outstanding Common Stock on a fully diluted basis) which may be granted in the future, see "THE MERGER-- Interests of Certain Persons in the Merger." Does not include shares of Series A Preferred Stock which may be received by Management Stockholders as Merger Consideration.



(3) Includes 632,360 shares of Series A Preferred Stock to be received by the Rotko Entities as Merger Consideration in respect of their MEDIQ Shares other than the Rolled Shares.

                     MARKET PRICE AND DIVIDEND INFORMATION


    MEDIQ Common Stock is listed and traded on the AMEX under the symbol "MED." MEDIQ Preferred Stock is listed and traded on the AMEX under the symbol "MED PR." The following table sets forth, for the periods indicated, the high and low sales prices per share of MEDIQ Common Stock and MEDIQ Preferred Stock.


                                                                               MEDIQ                 MEDIQ
                                                                               COMMON              PREFERRED
                                                                               STOCK                 STOCK
                                                                        --------------------  --------------------
                                                                          HIGH        LOW       HIGH        LOW
                                                                        ---------  ---------  ---------  ---------
FISCAL YEAR ENDED SEPTEMBER 30, 1995
  First Quarter.......................................................  $   4.063  $   3.563  $   3.813  $   3.625
  Second Quarter......................................................      5.750      3.750      5.500      3.750
  Third Quarter.......................................................      6.188      5.125      5.750      5.063
  Fourth Quarter......................................................      6.188      5.063      5.875      5.375

FISCAL YEAR ENDED SEPTEMBER 30, 1996
  First Quarter.......................................................      5.500      3.938      4.500      4.125
  Second Quarter......................................................      5.438      3.938      5.000      4.000
  Third Quarter.......................................................      6.563      4.813      6.125      4.875
  Fourth Quarter......................................................      6.063      5.125      5.625      5.500

FISCAL YEAR ENDED SEPTEMBER 30, 1997
  First Quarter.......................................................      6.375      5.688      6.000      5.500
  Second Quarter......................................................      8.188      6.063      7.750      5.750
  Third Quarter.......................................................      8.813      7.000      8.625      7.375
  Fourth Quarter......................................................      8.750      7.125      8.500      7.500

FISCAL YEAR ENDED SEPTEMBER 30, 1998
  First Quarter.......................................................     11.680      8.000     11.500      8.000
  Second Quarter (through March 25, 1998)                                  13.625     10.250     13.375     13.000


    The Company did not pay any dividends during the periods covered by the table set forth above. The Company has no current plans to pay any dividends.

    On January 14, 1998, the last trading day before public announcement of the execution of the Merger Agreement, the last sale price of MEDIQ Common Stock as reported on the AMEX was $11.00 per share. On December 16, 1997, the last day the MEDIQ Preferred Stock traded prior to the execution of the Merger Agreement, the last sale price of MEDIQ Preferred Stock as reported on the AMEX was $11.50 per share (and the last sale price of MEDIQ Common Stock on such date was $11.56 per share).


    On March 25, the most recent practicable date prior to the date of this Proxy Statement/Prospectus, the last sale price of MEDIQ Common Stock as reported on the AMEX was $13.625 per share and the last sale price of MEDIQ Preferred Stock as reported on the AMEX was $13.375 per share.


    MEDIQ STOCKHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR MEDIQ COMMON STOCK AND MEDIQ PREFERRED STOCK.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Condensed Consolidated Financial Statements") have been based on the historical consolidated financial statements of the Company as of and for the three months ended December 31, 1997, for the year ended September 30, 1997 and the historical income statement of SpectraCair for the eleven months ended August 31, 1997. The Company acquired the remaining fifty percent interest in its SpectraCair joint venture on September 1, 1997, and, accordingly, the Company's historical balance sheet at December 31, 1997 includes the assets and liabilities of SpectraCair and the Company's historical consolidated statements of operations include the results of operations of SpectraCair beginning September 1, 1997. The Pro Forma Condensed Consolidated Financial Statements do not include the effects of any potential acquisition being evaluated by the Company.


    As a result of the acquisition of SpectraCair on September 1, 1997, the Company anticipates the elimination of duplicative costs for functional areas and the reduction of certain expenses as a result of expected synergies of $445,000. In addition, SpectraCair recognized a charge in its statement of operations for the eleven months ended August 31, 1997 of $573,000 related to the revenue generated in fiscal 1996 from its acquisition of the rental assets of Bio Clinic Corporation, a subsidiary of Sunrise Medical, Inc. on January 31, 1996. The Pro Forma Condensed Consolidated Financial Statements do not reflect the elimination of the above noted items.


    The pro forma condensed consolidated balance sheet gives effect to the Transactions as if they were consummated on December 31, 1997. The pro forma condensed consolidated statement of operations gives effect to the acquisition of SpectraCair and the Transactions as if they were all consummated on October 1, 1996. The pro forma adjustments are described more fully in the accompanying notes.


    The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had such transactions been consummated on the date or for the periods indicated and do not purport to be indicative of the balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and other information contained in the documents incorporated by reference herein.

    The pro forma adjustments were applied to the respective historical statements to reflect and account for the Merger as a recapitalization. Accordingly, the historical basis of the Company's assets and liabilities has not been affected by the Merger.

                      MEDIQ INCORPORATED AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)


                                                          FISCAL YEAR ENDED SEPTEMBER 30, 1997
                                     -------------------------------------------------------------------------------
                                            HISTORICAL
                                     ------------------------  CONSOLIDATION                 PRO FORMA
                                       MEDIQ     SPECTRACAIR    ADJUSTMENTS   CONSOLIDATED  ADJUSTMENTS   PRO FORMA
                                     ---------  -------------  -------------  ------------  -----------  -----------
                                                                     (IN THOUSANDS)
REVENUES:
  Rental...........................  $ 124,316    $   9,647      $             $  133,963    $            $ 133,963
  Sales of parts, disposables and
    equipment......................     19,922          142                        20,064                    20,064
  Other............................     11,722                      (1,475)(A)      10,247                   10,247
                                     ---------       ------    -------------  ------------  -----------  -----------
                                       155,960        9,789         (1,475)       164,274                   164,274
COSTS AND EXPENSES:
  Cost of sales....................     16,334          112                        16,446                    16,446
  Operating........................     46,138        2,638         (1,475)(A)      47,301                   47,301
  Selling..........................     13,353        2,804                        16,157                    16,157
  General and administrative.......     20,272        1,545                        21,817        1,000(C)     22,817
  Depreciation and amortization....     30,359        2,313                        32,672                    32,672
                                     ---------       ------    -------------  ------------  -----------  -----------
OPERATING INCOME...................     29,504          377                        29,881       (1,000)      28,881
OTHER (CHARGES) CREDITS:
  Interest Expense.................    (19,107)        (499)                      (19,606)     (21,138)(D)    (40,744)
  Interest Income..................      2,069                                      2,069                     2,069
  Other--net.......................     (9,573)                         61(A)      (9,512)                   (9,512)
                                     ---------       ------    -------------  ------------  -----------  -----------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES..............      2,893         (122)            61          2,832      (22,138)     (19,306)
INCOME TAXES.......................      5,134                         (24)(B)       5,110      (8,855)(B)     (3,745)
                                     ---------       ------    -------------  ------------  -----------  -----------
LOSS FROM CONTINUING OPERATIONS....  $  (2,241)   $    (122)     $      85     $   (2,278)   $ (13,283)   $ (15,561)
                                     ---------       ------    -------------  ------------  -----------  -----------
                                     ---------       ------    -------------  ------------  -----------  -----------

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED

                            STATEMENT OF OPERATIONS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

(A) Reflects the elimination of transactions between the Company and SpectraCair for logistical services, and the elimination of the Company's portion of SpectraCair's historical loss, which the Company recognized on the equity method of accounting.

(B) Reflects the effect on income tax expense of the historical loss of SpectraCair and the pro forma adjustments described in the footnotes herein at an incremental effective tax rate of 40%. Prior to the September 1, 1997 acquisition of SpectraCair, SpectraCair was a limited liability company and, therefore, was not subject to income taxes.

(C) Reflects the $1.0 million annual management fee pursuant to the Management Agreement. See "THE MERGER--Interests of Certain Persons in the Merger."

(D) Reflects the increased interest cost related to the New Credit Facility, the Discount Debentures and the Senior Subordinated Notes, as follows:


New Credit Facility:
  Revolving Credit Facility.......................................  $     735
  Tranche A Term Loan.............................................      6,070
  Tranche B Term Loan.............................................      8,594
Discount Debentures...............................................      3,600
Senior Subordinated Notes.........................................     19,000
Amortization of financing fees/debt issue costs over the period of
  the related financing...........................................      1,553
Existing borrowings to carry forward (capital leases and 7.5%
  Subordinated Exchangeable Debentures)...........................      1,192
                                                                    ---------
                                                                       40,744

Historical interest costs:
  MEDIQ...........................................................    (19,107)
  SpectraCair.....................................................       (499)
                                                                    ---------
                                                                    $  21,138
                                                                    ---------
                                                                    ---------



    The Revolving Credit Facility is assumed to bear interest at LIBOR plus a margin of 2.25% on amounts borrowed, of 2.25% for amounts reserved for letters of credit and of .5% for the undrawn portion of the unreserved, unused commitments. The Tranche A Term Loan and the Tranche B Term Loan are assumed to bear interest at LIBOR plus 2.25% and LIBOR plus 2.75%, respectively. LIBOR is based on the Company's average LIBOR rate for fiscal 1997 of 5.84%. The Discount Debentures and the Senior Subordinated Notes are assumed to bear interest at

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED

                                  (UNAUDITED)
                                 (IN THOUSANDS)

    12% and 9.5%, respectively. A 0.125% change in the interest rate on the above loans would increase or decrease annual interest expense and loss from continuing operations by:


                                                          ANNUAL INTEREST    LOSS FROM CONTINUING
                                                              EXPENSE             OPERATIONS
                                                         -----------------  -----------------------
New Credit Facility....................................      $     226             $     136
Discount Debentures....................................             38                    23
Senior Subordinated Notes..............................            250                   150



    Deferred financing fees on the New Credit Facility are allocated between the tranches based on each tranche's relative value to the total facility. Amortization periods for deferred financing fees related to the Revolving Credit Facility and the Tranche A Term Loan are six years and eight years for the Tranche B Term Loan. Debt issue costs on the Discount Debentures and the Senior Subordinated Notes are amortized over eleven and ten years, respectively.

                      MEDIQ INCORPORATED AND SUBSIDIARIES



           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                                                          THREE MONTHS ENDED DECEMBER 31, 1997
                                                                          -------------------------------------
                                                                                        PRO FORMA
                                                                          HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                          -----------  -----------  -----------
                                                                                     (IN THOUSANDS)
REVENUES:
  Rental................................................................   $  33,395    $            $  33,395
  Sales of parts, disposables and equipment.............................       6,694                     6,694
  Other.................................................................       2,481                     2,481
                                                                          -----------  -----------  -----------
                                                                              42,570                    42,570
COSTS AND EXPENSES:
  Cost of sales.........................................................       5,491                     5,491
  Operating.............................................................      14,446                    14,446
  Selling...............................................................       3,619                     3,619
  General and administrative............................................       4,871          250(A)      5,121
  Depreciation and amortization.........................................       8,292                     8,292
                                                                          -----------  -----------  -----------
OPERATING INCOME........................................................       5,851         (250)       5,601
OTHER (CHARGES) CREDITS:
  Interest Expense......................................................      (3,657)      (6,606)(B)    (10,263)
  Interest Income.......................................................         225                       225
  Other--net............................................................           3                         3
                                                                          -----------  -----------  -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES............       2,422       (6,856)      (4,434)
INCOME TAXES............................................................       1,089       (2,742)(C)     (1,653)
                                                                          -----------  -----------  -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS................................   $   1,333    $  (4,114)   $  (2,781)
                                                                          -----------  -----------  -----------
                                                                          -----------  -----------  -----------

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED



                            STATEMENT OF OPERATIONS



                                  (UNAUDITED)
                                 (IN THOUSANDS)



(A) Reflects one quarter of the $1.0 million annual management fee pursuant to the Management Agreement. See "THE MERGER--Interests of Certain Persons in the Merger."



(B) Reflects the increased interest cost related to the New Credit Facility, the Discount Debentures and the Senior Subordinated Notes, as follows:



New Credit Facility:
  Revolving Credit Facility.......................................  $     184
  Tranche A Term Loan.............................................      1,518
  Tranche B Term Loan.............................................      2,149
Discount Debentures...............................................      1,008
Senior Subordinated Notes.........................................      4,750
Amortization of financing fees/debt issue costs over the period of
  the related financing...........................................        388
Existing borrowings to carry forward (capital leases and 7.5%
  Subordinated Exchangeable Debentures)...........................        266
                                                                    ---------
                                                                       10,263

Historical interest costs MEDIQ...................................     (3,657)
                                                                    ---------
                                                                    $   6,606
                                                                    ---------
                                                                    ---------



    The Revolving Credit Facility is assumed to bear interest at LIBOR plus a margin of 2.25% on amounts borrowed, of 2.25% for amounts reserved for letters of credit and of .5% for the undrawn portion of the unreserved, unused commitments. The Tranche A Term Loan and the Tranche B Term Loan are assumed to bear interest at LIBOR plus 2.25% and LIBOR plus 2.75%, respectively. The Discount Debentures and the Senior Subordinated Notes are assumed to bear interest at 12% and 9.5%, respectively. A 0.125% change in the interest rate on the above loans would increase or decrease quarterly interest expense and loss from continuing operations by:



                                                       QUARTERLY INTEREST    LOSS FROM CONTINUING
                                                             EXPENSE              OPERATIONS
                                                       -------------------  -----------------------
New Credit Facility..................................       $      57              $      34
Discount Debentures..................................              10                      6
Senior Subordinated Notes............................              63                     38



    Deferred financing fees on the New Credit Facility are allocated between the tranches based on each tranche's relative value to the total facility. Amortization periods for deferred financing fees related to the Revolving Credit Facility and the Tranche A Term Loan are six years and eight years for the Tranche B Term Loan. Debt issue costs on the Discount Debentures and the Senior Subordinated Notes are amortized over eleven and ten years, respectively.



(C) Reflects the effect on income tax expense of the pro forma adjustments described in the footnotes herein at an incremental effective tax rate of 40%.

                      MEDIQ INCORPORATED AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                                                  DECEMBER 31, 1997
                                                                       ----------------------------------------
                                                                                      PRO FORMA
                                                                       HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                       -----------  --------------  -----------
                                                                                    (IN THOUSANDS)
ASSETS:
  Cash...............................................................   $   4,957     $   (4,444)(A)  $     513
  Accounts receivable--Net...........................................      44,150                       44,150
  Inventories........................................................      14,274                       14,274
  Deferred income taxes..............................................       4,003                        4,003
  Other current assets...............................................      10,709          2,636(I)     13,345
                                                                       -----------  --------------  -----------
    Total current assets.............................................      78,093         (1,808)       76,285
  Property, Plant and equipment--Net.................................     114,238                      114,238
  Goodwill...........................................................      56,221                       56,221
  Other assets.......................................................      14,104          7,072(B)     21,176
                                                                       -----------  --------------  -----------
    TOTAL ASSETS.....................................................   $ 262,656     $    5,264     $ 267,920
                                                                       -----------  --------------  -----------
                                                                       -----------  --------------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts Payable...................................................   $  10,433     $              $  10,433
  Accrued Expenses...................................................      16,618                       16,618
  Federal & State Taxes Payable......................................         461                          461
  Other Current Liabilities..........................................         622                          622
  Current portion of long-term debt..................................       7,425         (5,788)(D)      1,637
                                                                       -----------  --------------  -----------
    Total current liabilities........................................      35,559         (5,788)       29,771

Existing Credit Facility.............................................     134,320       (133,199)(E)      1,121
New Credit Facility..................................................                    181,000(F)    181,000
Discount Debentures..................................................                     30,000(F)     30,000
Senior Subordinated Notes............................................                    200,000(F)    200,000
7.5% Subordinated Exchangeable Debentures(J).........................      10,055                       10,055
Deferred Income Taxes and Other Liabilities..........................      32,655         (1,588)(C)
                                       ..............................                     (2,855)(I)     28,212
                                                                       -----------  --------------  -----------
    Total Liabilities................................................     212,589        267,570       480,159
                                                                       -----------  --------------  -----------

Mandatory Redeemable Preferred Stock:
    Series A Preferred Stock.........................................                     78,235(G)     78,235
    Series C Preferred Stock.........................................                     30,000(G)     30,000
                                                                       -----------  --------------  -----------
                                                                                         108,235       108,235
                                                                       -----------  --------------  -----------

STOCKHOLDERS' EQUITY:
  MEDIQ Preferred Stock..............................................       3,322         (3,322)(H)

  Series B Preferred Stock...........................................                         30(G)         30
  Common Stock.......................................................      20,068        (20,068)(I)

             ........................................................                         10(G)         10
  Capital in Excess of Par Value.....................................      27,102        (27,102)(H)

                          ...........................................                     29,970(G)

                          ...........................................                      9,990(G)     39,960

  Retained Earnings..................................................       4,225       (344,862)(H)

                .....................................................                    (19,837)(I)   (360,474)
  Treasury Stock.....................................................      (4,650)         4,650(H)
                                                                       -----------  --------------  -----------

    Total Stockholders' Equity.......................................      50,067       (370,541)     (320,474)
                                                                       -----------  --------------  -----------

    TOTAL LIABILITIES and STOCKHOLDERS' EQUITY.......................   $ 262,656     $    5,264     $ 267,920
                                                                       -----------  --------------  -----------
                                                                       -----------  --------------  -----------

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

(A) The pro forma adjustments to cash reflect the following:


Total Sources:
  New Credit Facility.............................................  $ 181,000
  Discount Debentures.............................................     30,000
  Senior Subordinated Notes.......................................    200,000
  Preferred Stock.................................................    138,235
  Common Stock....................................................     10,000
                                                                    ---------
                                                                      559,235
                                                                    ---------

Total Uses:
  Merger Consideration............................................    390,704
  Repayment of Existing Credit Facility (see Notes D and E
  below)..........................................................    138,987
  Financing Fees and Expenses.....................................     13,800
  Other Fees and Expenses.........................................     18,600
  Deferred Compensation Payments..................................      1,588
                                                                    ---------
                                                                      563,679
                                                                    ---------
Net Cash Used.....................................................  $  (4,444)
                                                                    ---------
                                                                    ---------


(B) Reflects the increase in deferred financing fees related to the New Credit Facility, the Discount Debentures and the Senior Subordinated Notes, as follows:


Existing deferred financing fees related to debt to be refinanced as a result of the Merger.......................................  $  (6,728)
Deferred financing fees related to the debt to be issued as a
  result of the Merger............................................     13,800
                                                                    ---------
                                                                    $   7,072
                                                                    ---------
                                                                    ---------


(C) Reflects the payout of the Company's deferred compensation plan of $1,588 under its provisions for change of control as a result of the Merger.


(D) Represents the repayment of the funds outstanding under the existing credit facility with a portion of the proceeds from the New Credit Facility. The New Credit Facility is not anticipated to require principal payments in the first year. The remaining indebtedness of $1,637 represents the current portion of capital lease obligations.



(E) Represents the repayment of the funds outstanding under the existing credit facility with a portion of the proceeds from the New Credit Facility. The remaining indebtedness of $1,121 represents the long-term portion of capital lease obligations.


(F) Reflects the borrowings under the New Credit Facility, the Discount Debentures and the Senior Subordinated Notes.

(G) Reflects the presently anticipated issuance of securities of the Company to the Investors, the Rotko Entities and the Management Stockholders, as well as shares of Series A Preferred Stock issued to holders of MEDIQ Shares prior to the Effective Time (including the Rotko Entities and the Management Stockholders), as follows:

                                                           ROTKO       MANAGEMENT      EXISTING
                                           INVESTORS     ENTITIES     STOCKHOLDERS   STOCKHOLDERS    TOTAL
                                           ----------  -------------  -------------  ------------  ----------
Mandatory Redeemable Preferred Stock:
  Series A Preferred Stock...............  $   56,246    $  --          $   2,015     $   19,974   $   78,235
  Series C Preferred Stock...............      28,962       --              1,038         --           30,000
                                           ----------  -------------       ------    ------------  ----------
    Total Mandatory Redeemable Preferred
      Stock..............................      85,208       --              3,053         19,974      108,235
Series B Preferred Stock:
  At Par.................................          16           13              1         --               30
  Capital in Excess of Par...............      16,008       13,389            573         --           29,970
                                           ----------  -------------       ------    ------------  ----------
    Total Series B Preferred Stock.......      16,024       13,402            574         --           30,000
                                           ----------  -------------       ------    ------------  ----------
  Total Preferred Stock..................  $  101,232    $  13,402      $   3,627     $   19,974   $  138,235
                                           ----------  -------------       ------    ------------  ----------
                                           ----------  -------------       ------    ------------  ----------
Common Stock:
  At Par.................................  $        8    $       1      $       1     $   --       $       10
  Capital in Excess of Par...............       8,284        1,097            609         --            9,990
                                           ----------  -------------       ------    ------------  ----------
    Total Common Stock...................  $    8,292    $   1,098      $     610         --       $   10,000
                                           ----------  -------------       ------    ------------  ----------
                                           ----------  -------------       ------    ------------  ----------


    Year 1 dividends on the Series A, Series B and Series C Preferred Stock are anticipated to be $10.2 million, $4.0 million, $4.1 million, respectively. Each series of preferred stock includes compounding features which will increase the amount of dividends in future years if accrued dividends from prior years have not been paid.


    Although the stated value of the Surviving Corporation Preferred Stock is set at its liquidation value of $10.00 per share, the valuation of the Surviving Corporation Preferred Stock is subject to uncertainties and contingencies, all of which are difficult to predict, and stated value of the Surviving Corporation Preferred Stock and the amounts at which the Surviving Corporation Preferred Stock is reflected in the pro forma financial information are not necessarily reflective of the prices at which the Surviving Corporation Preferred Stock will actually trade at or after the time of their issuance, whether before or after such securities are fully distributed. See "RISK FACTORS."


(H) Reflects the purchase of MEDIQ Shares for the Merger Consideration, as follows:


  Preferred Stock.................................................  $   3,322
  Common Stock....................................................     20,068
  Capital in Excess of Par........................................     27,102
  Retained Earnings...............................................    344,862
  Treasury Stock..................................................     (4,650)
                                                                    ---------
  Total stock purchase price......................................  $ 390,704
                                                                    ---------
                                                                    ---------


(I) Reflects the fees and expenses anticipated to be paid to effect the Merger, costs associated with employment contracts providing for additional compensation as a result of the Merger, net of related income tax effects, and the write-off of financing fees, net of related income tax effects, related to the Existing Credit Facility repaid as a result of the Merger, as follows:


                                                                GROSS    TAX EFFECT      NET
                                                              ---------  -----------  ---------
Fees and Expenses...........................................  $  11,600   $  --       $  11,600
Additional Compensation.....................................      7,000       2,800       4,200
Write-off of Deferred Fees..................................      6,728       2,691       4,037
                                                              ---------  -----------  ---------
                                                              $  25,328   $   5,491   $  19,837
                                                              ---------  -----------  ---------
                                                              ---------  -----------  ---------



    Taxes were calculated at an incremental effective tax rate of 40%. Of the $5,491 of total taxes, $2,636 of the tax effect of the above transactions were used to increase the Company's income tax receivable reflected in Other Current Assets. Such amount represents the Company's historical fiscal 1997 income tax liability. The remainder of the tax effect of $2,855 is reflected in Deferred Income Taxes and Other Liabilities.



(J) On December 31, 1996, the Company sold to NutraMax all of the shares of NutraMax common stock owned by the Company at a price of $9.00 per share. Under the terms of the agreement the Company received from NutraMax cash and an interest bearing promissory note. The note is payable when NutraMax shares owned by the Company, which currently are held in escrow in support of the Company's 7.50% Exchangeable Subordinated Debentures are released from that escrow.

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of the Company as of December 31, 1997, and the pro forma capitalization of the Company as of December 31, 1997, after giving effect to the Transactions. The information set forth below should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements included elsewhere herein. See "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS."



                                                                HISTORICAL          PRO FORMA
                                                             DECEMBER 31, 1997  DECEMBER 31, 1997
                                                             -----------------  -----------------
                                                                    (DOLLARS IN THOUSANDS)
Long-Term Debt, including current portion:
  MEDIQ/PRN:
    Capital Lease Obligations..............................      $   2,758          $   2,758
    Existing Credit Facility...............................        138,987
    New Credit Facility:
      Revolving Credit Facility............................                             6,000
      Tranche A Term Loan..................................                            75,000
      Tranche B Term Loan..................................                           100,000
    Senior Subordinated Debentures.........................                           200,000
                                                                  --------      -----------------
  Total MEDIQ/PRN..........................................        141,745            383,758

  MEDIQ:
    7.5% Subordinated Exchangeable Debentures (1)..........         10,055             10,055
    Discount Debentures....................................                            30,000
                                                                  --------      -----------------
  Total MEDIQ..............................................         10,055             40,055
                                                                  --------      -----------------
    Total Long-Term Debt...................................        151,800            423,813

Mandatory Redeemable Preferred Stock:
    Series A Preferred Stock (2)...........................                            78,235
    Series C Preferred Stock (3)...........................                            30,000
                                                                  --------      -----------------
    Total Mandatory Redeemable Preferred Stock.............                           108,235

Stockholders' Equity:
    MEDIQ Preferred Stock..................................          3,322
    Series B Preferred Stock (4)...........................                                30
    Common Stock(5)........................................         20,068                 10
    Capital in Excess of Par...............................         27,102             39,960
    Retained Earnings......................................          4,225           (360,474)
    Treasury Stock.........................................         (4,650)
                                                                  --------      -----------------
      Total Stockholders' Equity...........................         50,067           (320,474)
                                                                  --------      -----------------
Total Capitalization.......................................      $ 201,867          $ 211,574
                                                                  --------      -----------------
                                                                  --------      -----------------


------------------------

(1) On December 31, 1996, the Company sold to NutraMax Products all of the shares of NutraMax common stock owned by the Company at a price of $9.00 per share. Under the terms of the agreement the Company received from NutraMax cash and an interest bearing promissory note. The note is payable when NutraMax shares owned by the Company, which currently are held in escrow in support of the Company's 7.50% Exchangeable Subordinated Debentures are released from that escrow.


(2) Assumes that no stockholders exercise dissenters rights in connection with the Merger. Upon the consummation of the Merger it is currently anticipated that approximately 71.8% of these shares will be held by the Investors, approximately 2.6% will be held by the Management Stockholders and approximately 25.6% will be held by existing stockholders of the Company (including the Rotko Entities and the Management Stockholders in respect of the shares of MEDIQ Stock for which they received the Merger Consideration). See "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."



(3) Upon the consummation of the Merger it is currently expected that approximately 96.5% of these shares will be held by the Investors and approximately 3.5% will be held by the Management Stockholders. See "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."



(4) Upon the consummation of the Merger it is currently expected that approximately 53.4% of these shares will be held by BRS and certain other investors designated by BRS, approximately 44.7% will be held by the Rotko Entities and approximately 1.9% will be held by the Management Stockholders. See "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."



(5) Upon the consummation of the Merger it is currently expected that approximately 82.9% of these shares will be held by BRS and certain other investors designated by BRS, approximately 11.0% will be held by the Rotko Entities and approximately 6.1% will be held by the Management Stockholders. Does not include the Management Purchase Shares or the New Options. See "THE MERGER--Interests of Certain Persons in the Merger;" "SOURCES AND AMOUNT OF FUNDS" and "SECURITY OWNERSHIP IN THE SURVIVING CORPORATION."

                                  THE COMPANY


    The Company, through its wholly-owned subsidiary, MEDIQ/PRN, operates the largest critical care, life support and movable medical equipment rental business in the United States. Through its national distribution network, the Company serves more than 5,000 hospitals, alternate care and home care providers, nursing homes and other health care providers nationwide. The Company rents over 650 different types of critical care, life support and other movable medical equipment ("Medical Equipment"), including adult and infant ventilators, adult, infant, neonatal and fetal monitors, infusion and suction pumps, incubators, infant warmers, pulse oximeters, sequential compression devices and oxygen concentrators. The Company also rents therapeutic support surfaces, overlays and mattresses ("Support Surfaces").



    In addition to its core rental business, the Company sells a variety of disposable products, accessories and repair parts primarily used with the types of Medical Equipment it rents ("Disposables and Parts"). In addition, the Company provides several outsourcing services to health care providers. The Company's outsourcing services and sales of Disposables and Parts are natural complements to the Company's core rental business, and enable the Company to generate incremental revenues within an existing customer relationship as well as leverage the Company's extensive distribution network and broad customer base.



    The Company believes that rentals of Medical Equipment and Support Surfaces and outsourcing of non-core functions of hospitals and other health care providers have benefited from certain industry trends. In recent years, hospitals have faced increasing pressure to reduce operating costs and capital expenditures, while continuing to offer state-of-the-art health care. Equipment rental programs can be more cost effective than the purchase or lease of movable medical equipment because they enable health care providers to incur the cost for equipment only when demand for such equipment exists, thus increasing the providers' equipment utilization rates and decreasing their overall cost structure. Additionally, by shifting the management of activities such as asset management and repair and maintenance to third parties, hospitals and other health care providers can reduce operating costs, increase efficiency and/ or minimize technological obsolescence of equipment. As a result, the Company believes that demand for medical equipment rentals and outsourcing services is growing.



    In fiscal 1997, rental revenue accounted for approximately 80% of the Company's revenues, sales of Disposables and Parts accounted for approximately 13% of the Company's revenues and the provision of Outsourcing Services (as defined) accounted for approximately 7% of the Company's revenues.



RENTALS



    In its rental business, the Company rents its approximately 132,000 unit Medical Equipment inventory to customers through 84 branch locations in major metropolitan areas nationwide. Such locations operate 24 hours a day, 365 days a year, with deliveries of patient-ready equipment typically made to customers within two hours of a request. The Company's customers receive a full range of rental and related services, including equipment delivery, inspection, maintenance, repair and documentation. In September 1997, the Company acquired the 50% interest in SpectraCair that it did not already own (the "SpectraCair Acquisition") to broaden its equipment rental product lines to include rentals of Support Surfaces.



    In addition to standard rentals, the Company has entered into several revenue-share arrangements with original equipment manufacturers ("OEMs") pursuant to which the Company rents Medical Equipment and sells disposable products produced by the OEMs to the Company's customers. Because the OEMs own the equipment, such arrangements permit the Company to generate additional revenues without any additional capital investment. In fiscal 1997, the Company began to focus its efforts on increasing revenue sharing rental revenues as it believes there are significant growth opportunities in this area.

DISPOSABLES AND PARTS



    The Company sells a variety of Disposables and Parts to its customers, primarily for use with the types of Medical Equipment it rents. The sales of such Disposables and Parts are a natural complement to the Company's Medical Equipment rental business. The Company distributes products to its existing rental customers in order to enable them to fill smaller turnaround needs more quickly and to smaller health care providers which do not meet the minimum order requirements of the major medical supply distributors. The Company currently supplies 4,000 disposable products primarily through contracted, centralized distribution centers located in Salt Lake City, Utah and Pennsauken, New Jersey. The Company also sells repair parts to its clients for the repair of their owned equipment.



OUTSOURCING



    To address the needs of hospitals and other health care providers to better manage their assets and increase profits, the Company also offers its customers the following services, none of which require substantial capital investment by the Company: (i) a Comprehensive Asset Management Program
(CAMP-Registered Trademark-, hereinafter "CAMP") which analyzes the critical care equipment activity of a customer and provides a variety of logistics and outsourcing services designed to manage, track and service the customer's movable medical equipment; (ii) a biomedical repair service which provides safety inspections, preventive maintenance and repairs for most critical care equipment through a team of more than 170 experienced biomedical technicians;
(iii) a logistics and distribution service to assist equipment manufacturers in reducing their transportation costs through utilization of the Company's nationwide branch office network; (iv) a medical gas supply program designed to complement the Company's respiratory equipment rentals and provide "one-stop" service to health care providers in a fragmented market; and (v) a health care consulting and management service designed to assist the Company's customers in the management of their businesses (collectively, the "Outsourcing Services").



GROWTH STRATEGY



    In order to take full advantage of its market leadership and national distribution network, the Company has introduced new services for its customers and is pursuing strategic aquisition candidates. The following are the primary elements of the Company's growth strategy.



    GROW CORE RENTAL BUSINESS. The Company expects that certain regulatory and industry trends will cause an increase in overall demand for equipment rentals. The Company believes that it will be able to take advantage of these industry trends and grow its core rental revenues by (i) capitalizing on its national customer base, which the Company believes is the largest in the industry; (ii) focusing on sub-acute and long term health care providers which have begun to face pressure to reduce operating costs; (iii) identifying incremental rental opportunities through its CAMP programs as it increases the number of hospitals under CAMP contracts; (iv) increasing revenue sharing opportunities with rental equipment manufacturers; and (v) continuing to market and grow SpectraCair as a clinically efficient lower cost alternative to specialty beds.



    LEVERAGE INFRASTRUCTURE TO INCREASE REVENUES IN NON-CAPITAL INTENSIVE BUSINESSES. Because the Company's national distribution network has the most expansive geographic coverage and broadest product line in its industry, the Company believes that it can increase revenues in certain non-capital intensive businesses by leveraging its infrastructure. In particular, the Company expects to expand its marketing of Outsourcing Services, revenue sharing activities and Disposables and Parts to its existing rental customer base. Moreover, the Company plans to utilize its established distribution channels to develop these businesses without incurring significant incremental costs. The Company believes that leveraging its infrastructure to develop these businesses will produce an increased return on assets, as these businesses require relatively low levels of capital investment.

    FOCUS ON DEVELOPING ASSET MANAGEMENT PROGRAMS. The Company believes that its CAMP programs will continue to grow as a result of increasing competitive pressure facing health care providers. Health care providers that have adopted CAMP have been able to achieve cost savings through a reduction of biomedical and other hospital staff, a decrease in equipment maintenance expenses and an increase in asset utilization rates. Additionally, they have been able to increase equipment utilization and capture increased patient charges as a result of the superior information gathering capability of CAMP. While most acute care facilities can benefit from more efficient equipment management, the typical CAMP profile is 200 beds or more and often part of an integrated network. Hospitals under CAMP contracts increased from three as of December 31, 1996, to 15 as of December 31, 1997.



    ENTER INTO STRATEGIC PARTNERSHIPS. The Company has and will continue to seek new strategic partnerships to increase revenues. In biomedical repair, the Company plans to increase revenues by partnering with equipment manufacturers to provide biomedical repair services for their equipment. In December 1997, the Company entered into an agreement with Siemens Medical Systems, Inc. USA ("Siemens"), a leading provider of medical equipment, to jointly provide biomedical repair services to hospitals and other health care providers. The Company estimates that the total biomedical repair market was $500 million in 1997 and believes that strategic partnerships such as the Siemens relationship will provide continued growth opportunities. Earlier in 1997 the Company entered into a contract with KCI New Technologies, Inc. ("NewTech") to be the exclusive rental source of circulatory foot pumps manufactured by NewTech and the exclusive distributor of related disposables, and in 1996 the Company entered into a contract with Siemens to be the exclusive distributor of certain Siemens accessories and parts.



    PURSUE STRATEGIC ACQUISITIONS. The Company has demonstrated expertise in integrating acquired medical equipment rental companies. The Company has historically acquired complementary companies and integrated them effectively into its existing operations. Since September 30, 1994, the Company has consummated three acquisitions which, together with internal growth, have resulted in an increase in revenues from $81.5 million in fiscal 1994 to $164.3 million on a pro forma basis in fiscal 1997. The Company has been able to successfully complete and integrate these acquisitions by adhering to an acquisition strategy which primarily focuses on acquisitions that (i) present a relatively low level of integration risk, (ii) allow the Company to effectively leverage its national distribution network, (iii) are complementary to the Company's lines of business and (iv) have identifiable synergies. The Company intends to continue to pursue acquisitions that it believes are consistent with this acquisition strategy as well as its overall growth strategy.



    As part of its acquisition strategy, the Company has recently entered into non-binding letters of intent to purchase certain operating assets of certain rental providers for an aggregate purchase price of approximately $63.5 million in cash. There can be no assurance that the Company will ultimately consummate these potential transactions or that, if consummated, the terms of such transactions will be as described herein. These transactions are subject to several conditions and factors including, among other things, completion of the Company's due diligence review, approval of the proposed transactions by the Company's Board of Directors, the negotiation and execution of definitive agreements satisfactory to the Company and obtaining any necessary regulatory approvals. The Company presently expects to finance the purchase price of these potential transactions with additional borrowings. Based upon preliminary unaudited due diligence information provided to it, the Company believes that the businesses which are the subject of the non-binding letters of intent generated, in the aggregate, total revenue of approximately $39.6 million during their most recent fiscal years. Because the Company has a national distribution infrastructure in place, the Company believes that these potential acquisitions, if consummated, would be fold-in acquisitions, meaning that they would enable the Company to increase its rental revenues without significant incremental increases in its existing cost structure. There can be no assurance, however, that the Company would be able to effectively integrate these potential acquisitions into its existing operations. In addition to such potential transactions, the Company is continually reviewing other potential acquisition opportunities.

STOCKHOLDER LITIGATION

    On January 15, 1998, Crandon Capital Partners, a stockholder of the Company, sued the Company and each of the Company's directors in Delaware Chancery Court, alleging breaches of fiduciary duties in connection with the directors' approval of the Merger and the related transactions. The complaint purports to be a class action complaint and plaintiff seeks to enjoin the Merger or, in the alternative, to recover compensatory damages. The Company believes that this claim is completely without merit and the Company and the directors of the Company intend to vigorously defend the action. A copy of the complaint was filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Commission on January 21, 1998 and is hereby incorporated herein by reference.


    It is a condition to the Company's and MQ's obligations to consummate the Merger that there be no litigation pending by a governmental entity (or by any other person, which has a reasonable likelihood of success) seeking to enjoin or otherwise prevent the Merger. The Company and MQ presently believe that this claim is without merit and accordingly do not expect it to be likely that the existence of this claim will relieve the Company or MQ of its obligation under the Merger Agreement to consummate the Merger although each of the Company and MQ has reserved its rights under the Merger, Agreement in respect of such matter.



    Based on information currently available to it, the Company believes that resolution of the claim will not have a material adverse effect on the operation or financial condition of the Company.


             DESCRIPTION OF MEDIQ CAPITAL STOCK PRIOR TO THE MERGER

GENERAL

    The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 40,000,000 shares of Common Stock, par value $1.00 per share and 20,000,000 shares of MEDIQ Preferred Stock, par value $.50 per share. The following is a summary of certain of the rights and privileges pertaining to the MEDIQ Stock. For a full description of the MEDIQ Stock, reference is made to the Company's Certificate of Incorporation, as amended, which has been filed as an exhibit to the Registration Statement.

    The Merger and the Merger Agreement require for the approval thereof, (i) the affirmative vote of the holders of a majority of the outstanding voting power of the MEDIQ Shares, voting together as a single class and (ii) the affirmative vote of the holders of a majority of the outstanding MEDIQ Preferred Shares.

MEDIQ COMMON STOCK

    The holders of MEDIQ Common Stock are entitled to one vote per share on all
matters submitted for action by the stockholders. As of       , 1998,
      shares of MEDIQ Common Stock were issued and outstanding.

    There is no provision for cumulative voting with respect to the election of directors. The MEDIQ Common Stock and MEDIQ Preferred Stock vote together as a single class, except that pursuant to the Company's Certificate of Incorporation, the nominees for director who are not officers or employees of the Company ("Outside Directors") are to be elected solely by the holders of MEDIQ Common Stock, voting as a separate class. Accordingly, the holders of more than 50% of the shares of MEDIQ Common Stock can elect all of the Outside Directors.

    Subject to the rights of any holders of outstanding MEDIQ Preferred Stock, all shares of MEDIQ Common Stock are entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor.

    Subject to the rights of any holders of outstanding MEDIQ Preferred Stock, upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of MEDIQ Common Stock are entitled to share equally in the assets or surplus funds available for distribution to stockholders after payment of all prior obligations of the Company.

    No holder of MEDIQ Common Stock possesses any preemptive rights to subscribe or acquire any unissued or capital stock of the Company (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Company.

MEDIQ PREFERRED STOCK

    On matters subject to a vote by holders of the MEDIQ Common Stock, the holders of the MEDIQ Preferred Stock are entitled to 10 votes for each share of MEDIQ Preferred Stock held. Without the consent of the holders of at least
66 2/3% of the outstanding shares of MEDIQ Preferred Stock, voting as a separate class, the Company may not amend, alter or repeal the certificate of incorporation of the Company in any way that would adversely affect the preferences rights or powers of the MEDIQ Preferred Stock, or authorize any class of stock ranking senior to the MEDIQ Preferred Stock. Without the consent of the holders of at least a majority of the outstanding shares of MEDIQ Preferred Stock, voting as a separate class, the Company cannot merge with any
other corporation. As of       , 1998,       shares of MEDIQ Preferred Stock
were issued and outstanding.

    There is no provision for cumulative voting with respect to the election of directors. The MEDIQ Common Stock and MEDIQ Preferred Stock vote together as a single class, except that pursuant to the Company's Certificate of Incorporation, the nominees for director who are not officers or employees of the Company (the "Outside Directors") are to be elected solely by the holders of MEDIQ Common Stock, voting as a separate class. Accordingly, the holders of more
than    % of the shares of MEDIQ Preferred Stock can elect all of the directors
(other than Outside Directors).

    All shares of MEDIQ Preferred Stock are entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor, subject to the following provisions: (i) all shares of MEDIQ Preferred Stock are entitled to share in cash dividends at a rate of 60% of the then current rate of cash dividends payable on each share of MEDIQ Common Stock and (ii) dividends of shares of MEDIQ Preferred Stock may be paid to holders of MEDIQ Preferred Stock if a dividend of shares of MEDIQ Common Stock is paid simultaneously to holders of MEDIQ Common Stock.

    Upon the liquidation or dissolution of the Company, whether voluntary or involuntary, the holders of MEDIQ Preferred Stock will be entitled to receive from assets of the Company available for distribution to its stockholders, before any payment or distribution will be made on the MEDIQ Common Stock, an amount equal to $.50 per share. If after payment to the holders of MEDIQ Preferred Stock of the full preferential amounts provided for in the preceding sentence, assets or surplus funds remain in the Company then the holders of MEDIQ Preferred Stock will be entitled to share in all such remaining assets or surplus funds in the same manner as if all shares of MEDIQ Preferred Stock had been converted into MEDIQ Common Stock.

            DESCRIPTION OF MEDIQ CAPITAL STOCK FOLLOWING THE MERGER

GENERAL


    If the Merger is approved by the requisite vote of the stockholders of MEDIQ Stock at the Special Meeting, at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended as set forth on Annex D. The following is a summary of certain of the rights and privileges that, after the Effective Time, will pertain to the stock of the Surviving Corporation. For a full description of such stock, reference is made to the Certificate of Incorporation of the Surviving Corporation, as amended, a copy of which is attached hereto as Annex D.

    The MEDIQ Common Stock and the MEDIQ Preferred Stock are currently listed on the AMEX. It is MQ's present intention that, following the Merger, neither the Series A Preferred Stock nor any other class or series of the Company's capital stock will be listed on the AMEX or any other national securities exchange and will not be quoted on the NASDAQ Stock Market, Inc. Notwithstanding that the Surviving Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for the two (2) years following the Effective Time, the Surviving Corporation will file with the Commission such reports as are specified in Section 13 and 15(d) of the Exchange Act and required to be filed in respect of securities similar to the Series A Preferred Stock by issuers subject to the reporting requirements of Section 13 of the Exchange Act, such reports to be so filed at the times specified for the filings of such reports required under such Sections; provided that the Surviving Corporation will have no obligation to file such reports if fewer than 500,000 shares of Series A Preferred Stock remain outstanding.

    In addition, the Bylaws of MQ as in effect at the Effective Time will be the Bylaws of the Surviving Company until thereafter exchanged or amended (subject to the restrictions set forth in the Merger Agreement) or by applicable law.

COMMON STOCK


    Following the Merger, the Surviving Corporation will be authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 30,000,000 shares of the Surviving Corporation Common Stock.



    The holders of Surviving Corporation Common Stock will be entitled to one vote per share on all matters submitted for action by the stockholders. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Surviving Corporation Common Stock will be able to elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors. The Rotko Entities, pursuant to the Rollover Agreement, will be entitled to designate one director of the Surviving Corporation under certain circumstances. See "THE ROLLOVER AGREEMENT."


    Subject to the rights of any holders of outstanding Surviving Corporation Preferred Stock, all shares of Surviving Corporation Common Stock will be entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor.


    Subject to the rights of any holders of outstanding Surviving Corporation Preferred Stock, upon liquidation or dissolution of the Surviving Corporation, whether voluntary or involuntary, all shares of Surviving Corporation Common Stock are entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations of the Surviving Corporation.


PREFERRED STOCK


    Following the Merger, the Surviving Corporation will be authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 30,000,000 shares Surviving Corporation Preferred Stock. The Board of Directors will also be empowered under the Surviving Corporation's Certificate of Incorporation and without further stockholder action to divide any and all shares of the Surviving Corporation Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. The issuance of Surviving Corporation Preferred Stock by the Board of Directors could affect the rights of holders of shares of Surviving Corporation Common Stock. For example, issuance of Surviving Corporation Preferred Stock could result in a class of securities outstanding that will have certain preferences with respect to dividends and in liquidation over the MEDIQ Common Stock, and may enjoy certain voting rights, contingent or otherwise, in addition to that of the Surviving Corporation Common Stock, and could result in the dilution of the voting rights, net income per share and net book value of the Surviving Corporation Common Stock.

SERIES A PREFERRED STOCK


    GENERAL. In connection with the Merger, each holder of MEDIQ Shares will receive, in exchange for each MEDIQ Share, in addition to cash consideration of $13.75 (without interest), 0.075 of a share of Series A Preferred Stock. Pursuant to the Certificate of Designation to be filed with the Secretary of State of Delaware with respect to the Series A Preferred Stock included in Annex D hereto, 10,000,000 shares of Series A Preferred Stock, par value $.01, with a liquidation value of $10.00 per share plus accrued and unpaid dividends will be authorized for issuance. The Series A Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. In connection with the Transactions, the Company expects to issue approximately 7,830,000 shares of Series A Preferred Stock.


    The Series A Preferred Stock will not be listed on the AMEX or any other securities exchange and will not be quoted on the NASDAQ, consequently, there can be no assurance that any trading market will exist or develop for the Series A Preferred Stock after the Merger. Shares of the Series A Preferred Stock would trade only in the over-the-counter market. Although prices in respect of trades would be published by the National Association of Securities Dealers, Inc. periodically in the "pink sheets," quotes for such shares would not be readily available. As a result, it is anticipated that the shares will trade much less frequently relative to the trading volume of the Company's securities prior to the Merger. At present there is no trading market for the Series A Preferred Stock. There can be no assurance that holders will be able to sell their securities at favorable prices or that the trading prices for the securities will be comparable to the trading prices for MEDIQ Shares prior to consummation of the Merger. A large number of securities may be traded by holders immediately following completion of the Merger for various reasons. This might tend to depress the market price of the Series A Preferred Stock.


    Although the stated value of the Series A Preferred Stock is set at its liquidation value of $10.00 per share, the valuation of the Series A Preferred Stock is subject to uncertainties and contingencies, all of which are difficult to predict, and stated value of the Series A Preferred Stock and the amounts at which the Series A Preferred Stock is reflected in the pro forma financial information contained herein are not necessarily reflective of the prices at which the Series A Preferred Stock will actually trade at or after the time of their issuance, whether before or after such securities are fully distributed. The liquidity of and the market prices for the Series A Preferred Stock can be expected to vary with changes in market and economic conditions, the financial condition and prospects of the Surviving Corporation and other factors that generally influence the market prices of securities, including in particular further fluctuations in the market for high yield securities generally. Such fluctuations in the high yield market may significantly affect liquidity and market prices independent of the financial performance of and prospects for the Surviving Corporation and its subsidiaries. In addition, the Series A Preferred Stock may trade at prices that do not fully reflect the value of accrued but undeclared dividends. The Board of Directors and the Special Committee, with the assistance of the Company's financial advisor, attributed to the Series A Preferred Stock a significant discount from its stated value. See "SPECIAL FACTORS."



    RANK. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Surviving Corporation, rank (a) senior to the Surviving Corporation Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, and each other class of capital stock or class or series of preferred stock issued by the Company after the Effective Date the terms of which specifically provide that such class or series will rank junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Surviving Corporation (collectively referred to as "Series A Junior Securities"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Surviving Corporation after the Effective Date the terms of which do not specifically provide that they rank junior to Series A Preferred Stock or senior to Series A Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Surviving Corporation (collectively referred to as "Series A Parity Securities"), and (c) junior to each other class of capital stock or other class or series of preferred stock issued by the

Surviving Corporation that by its terms is senior to the Series A Preferred Stock with respect to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Surviving Corporation (collectively referred to as "Series A Senior Securities").



    Although the Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, rank senior to Series A Junior Securities issued by the Surviving Corporation, it will be junior in right of payment to all existing and future indebtedness and obligations of the Surviving Corporation. The lending facilities to which the Company will be a party will restrict payment of cash dividends by the Surviving Corporation. See "RISK FACTORS--Restrictions on the Payment of Dividends" and 'SOURCES AND AMOUNT OF FUNDS."



    DIVIDENDS. Each holder of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate equal to $1.30 per share per annum. All dividends will be cumulative, whether or not earned or declared, and will accrue on a daily basis from the date of issuance of Series A Preferred Stock, and will be payable semi-annually in arrears on each dividend payment date, commencing on the second dividend payment date after the date of issuance of such Series A Preferred Stock. Each dividend on Series A Preferred Stock will be payable to the holders of record of Series A Preferred Stock as they appear on the stock register of the Surviving Corporation on such record date as may be fixed by the Board of Directors, which record date will not be less than 10 nor more than 60 days prior to the applicable dividend payment date. Dividends will cease to accrue in respect of shares of Series A Preferred Stock on the date of their repurchase by the Surviving Corporation unless the Surviving Corporation has failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there will be no obligation to pay such dividends; PROVIDED, that such dividends will continue to cumulate and will be added to the Series A Liquidation Preference at the time of repurchase as provided herein if not earlier declared and paid. Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent dividend payment date following accrual will thereafter accrue additional dividends ("Additional Dividends") in respect thereof, compounded annually, at the rate of 13.0% per annum. All dividends paid with respect to shares of Series A Preferred Stock will be paid pro rata to the holders entitled thereto.


    As long as any Series A Preferred Stock is outstanding, no dividends will be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series A Parity Securities for any period, and no Series A Parity Securities may be repurchased, redeemed or otherwise acquired, nor may funds be set apart for such payment (other than dividends, other distributions, redemptions, repurchases or acquisitions payable in Series A Junior Securities and cash in lieu of fractional shares of such Series A Junior Securities in connection therewith), unless (i) full accumulated dividends have been paid or set apart for such payment on the Series A Preferred Stock and Series A Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such dividends or distributions on, or such repurchase or redemption of, such Series A Parity Securities (the "Series A Parity Payment Date") and (ii) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Series A Preferred Stock and each other share of Series A Parity Securities will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulated dividends) per share of outstanding Series A Preferred Stock and such other outstanding shares of Series A Parity Securities bear to each other.


    The holders of Series A Preferred Stock will be entitled to receive the dividends in preference to and in priority over any dividends upon any of the Series A Junior Securities. Such dividends on the Series A Preferred Stock will be cumulative, whether or not earned or declared, so that if at any time full accumulated dividends on all shares of Series A Preferred Stock then outstanding have not been paid for all Dividend Periods then elapsed have not been paid or set aside for payment, the amount of such unpaid dividends will be paid before any sum will be set aside for or applied by the Surviving Corporation to the purchase, redemption or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution will be paid or declared and set apart for payment on any Series A Junior Securities; PROVIDED, HOWEVER, that the foregoing will not (i) prohibit the Surviving Corporation from repurchasing shares of Series A Junior Securities from a holder who is, or was, a director or employee of the Surviving Corporation (or an affiliate of the Surviving Corporation) and
(ii) prohibit the Surviving Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series A Junior Securities payable in Series A Junior Securities and paying cash in lieu of fractional shares of such Series A Junior Securities in connection therewith.


    Dividends payable on Series A Preferred Stock for any period less than one year will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.


    The additional indebtedness incurred by the Surviving Corporation in connection with the Merger may have an adverse effect on the Surviving Corporation's ability to declare and pay accrued dividends on the Series A Preferred Stock or to redeem the Series A Preferred Stock. See "RISK FACTORS-- Substantial Leverage; Stockholders' Deficit; Liquidity."



    LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of all shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Surviving Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution (the "Series A Liquidation Preference") and no more, before any distribution is made on any Series A Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation, the application of all amounts available for payments with respect to Series A Preferred Stock and all other Series A Parity Securities would not result in payment in full of Series A Preferred Stock and such other Series A Parity Securities, the holders and holders of Series A Parity Securities will share equally and ratably in any distribution of assets of the Surviving Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full in accordance with the preceding sentence, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Surviving Corporation with respect to the shares of Series A Preferred Stock.



    OPTIONAL REDEMPTION. The Surviving Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part any or all of the shares of Series A Preferred Stock, at a redemption prices set forth below, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the redemption date. The redemption price for redemptions are as follows:


                                                                              REDEMPTION PRICE
REDEMPTION DATE                                                                   PER SHARE
----------------------------------------------------------------------------  -----------------
on or before December 31, 1999..............................................      $   11.00
on or after January 1, 2000 but on or before December 31, 2001..............      $   10.50
on or after January 1, 2002.................................................      $   10.00

    No partial redemption of Series A Preferred Stock may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all dividend periods terminating on or prior to the redemption date and an amount equal to a prorated dividend thereon for the period from the dividend payment date immediately prior to the redemption date to the redemption date have been or immediately prior to the redemption notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the redemption date.

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    In the event of a redemption of only a portion of the then outstanding shares of Series A Preferred Stock, the Surviving Corporation will effect such redemption pro rata according to the number of shares held by each holder of Series A Preferred Stock.


    MANDATORY REDEMPTION. All outstanding shares of the Series A Preferred Stock will be redeemed from funds legally available therefor on December 31, 2011, at a price per share equal to the Series A Liquidation Preference on December 31, 2011.


    NOTICE OF REDEMPTION. At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series A Preferred Stock, written notice (the "Redemption Notice") will be given by first class mail, postage prepaid, to each holder of record of Series A Preferred Stock on the record date fixed for such redemption of Series A Preferred Stock at such holder's address as set forth on the stock register of the Surviving Corporation on such record date. If a Redemption Notice has been properly mailed, unless the Surviving Corporation defaults in the payment in full of the redemption price, then, notwithstanding that the certificates evidencing any shares of Series A Preferred Stock so called for redemption have not been surrendered, (x) on the redemption date, the shares represented thereby so called for redemption will be deemed no longer outstanding and will have the status of authorized but unissued shares of Surviving Corporation Preferred Stock, undesignated as to series, (y) dividends with respect to the shares so called for redemption will cease to accrue after the redemption date and (z) all rights with respect to the shares so called for redemption or subject to conversion will forthwith after such date cease and terminate, except for the right of the holders to receive the funds, if any, payable without interest upon surrender of their certificates therefor.



    VOTING RIGHTS. The holders of Series A Preferred Stock will not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Surviving Corporation, except as otherwise required by Delaware law except that, without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Surviving Corporation will not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Surviving Corporation, or (b) amend, alter or repeal any provision of the Surviving Corporation's Certificate of Incorporation so as to materially adversely affect the relative rights and preferences of the Series A Preferred Stock. In any case in which the holders will be entitled to vote, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held unless otherwise required by applicable law. Without limiting the generality of the foregoing, in no event will the holders of Series A Preferred Stock be entitled to vote (individually or as a class) on any merger or consolidation involving the Surviving Corporation, any sale of all or substantially all of the assets of the Surviving Corporation or any similar transaction. The Investors will, immediately after the Effective Time, own a majority of the outstanding shares of Series A Preferred Stock. In light of the foregoing, holders of Series A Preferred Stock will have very limited voting rights compared to the voting rights that such holders currently have with respect to their MEDIQ Common Stock or MEDIQ Preferred Stock, as the case may be. See "DESCRIPTION OF MEDIQ CAPITAL STOCK PRIOR TO THE MERGER."



    NO RIGHT OF CONVERSION OR EXCHANGE. The holders of Series A Preferred Stock will not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Surviving Corporation.



    NO PREEMPTIVE RIGHTS. No holder of Series A Preferred Stock will possess any preemptive rights to subscribe or acquire any unissued shares of capital stock of the Surviving Corporation (whether now or hereafter authorized) or securities of the Surviving Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Surviving Corporation.


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    Dividends, including dividends with respect to the Series A Preferred Stock, can only be paid by the Surviving Corporation to the extent funds are legally available therefor under the DGCL. See "RISK FACTORS--Restrictions on the Payment of Dividends."


SERIES B PREFERRED STOCK


    GENERAL. In connection with the Transactions, each Rotko Entity and certain other persons (including the Investors and the Management Stockholders will receive shares of the Series B Preferred Stock of the Surviving Corporation. Pursuant to the Certificate of Designation to be filed with the Secretary of State of Delaware with respect to the Series B Preferred Stock included in as Annex D hereto, 3,000,000 shares of Series B Preferred Stock with a stated value of $10.00 per share and a liquidation preference of $10.00 per share plus accrued and unpaid dividends will be authorized for issuance. The Series B Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.


    Neither the stated value nor the liquidation preference of the Series B Preferred Stock is necessarily indicative of the actual value of the shares of Series B Preferred Stock at or after the time of their issuance. The value of the Series B Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the value of securities.


    RANK. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Surviving Corporation, rank junior to the Series A Preferred Stock and senior to the Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Surviving Corporation.



    Although the Preferred Stock will, with respect to dividend rights and rights on liquidation, rank senior to Series C Preferred Stock issued by the Surviving Corporation, it will be junior in right of payment to all existing and future indebtedness and obligations of the Surviving Corporation. As described in "SOURCES AND AMOUNT OF FUNDS", the lending facilities to which the Company will be a party will restrict payment of cash dividends by the Surviving Corporation.


    DIVIDENDS. Each holder of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series B Preferred Stock at a rate equal to $1.325 per share per annum. All dividends will be cumulative and compounding, whether or not earned or declared, and will accrue on a daily basis from the date of issuance of Series B Preferred Stock, and will be payable semi-annually in arrears.


    LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation, the holders of all shares of Series B Preferred Stock then outstanding will be entitled to be paid out of the assets of the Surviving Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution after distributions are made on the Series A Preferred Stock and before any distribution is made on any Series C Preferred Stock. After payment in full in accordance with the preceding sentence, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Surviving Corporation with respect to the shares of Series A Preferred Stock.



    NO MANDATORY REDEMPTION. The Surviving Corporation is not required to redeem any shares of Series B Preferred Stock.


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    VOTING RIGHTS.  The holders of Series B Preferred Stock will not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Surviving Corporation, except as otherwise required by Delaware law.



    NO RIGHT OF CONVERSION OR EXCHANGE. The holders of Series B Preferred Stock will not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Surviving Corporation.



    NO PREEMPTIVE RIGHTS. No holder of Series B Preferred Stock will possess any preemptive rights to subscribe or acquire any unissued shares of capital stock of the Surviving Corporation (whether now or hereafter authorized) or securities of the Surviving Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Surviving Corporation, provided that the holders of the Series B Preferred Stock shall have the rights provided for in the Equity Holders Agreement described herein in "THE ROLLOVER AGREEMENT."


SERIES C PREFERRED STOCK


    GENERAL. In connection with the Transactions, the Investors and the Management Stockholders will receive shares of Series C Preferred Stock. Pursuant to the Certificate of Designation to be filed with the Secretary of State of Delaware with respect to the Series C Preferred Stock included in Annex D hereto, 3,000,000 shares of Series C Preferred Stock with a stated value of $10.00 per share and a liquidation preference of $10.00 per share plus accrued and unpaid dividends will be authorized for issuance. The Series C Preferred Stock to be issued will be, when issued, fully paid and non-assessable.



    Neither the stated value nor the liquidation preference of the Series C Preferred Stock is necessarily indicative of the actual value of the shares of Series C Preferred Stock at or after the time of their issuance. The value of the Series C Preferred Stock can be expected to fluctuate with changes in market and economic conditions, the financial condition and prospects of the Surviving Corporation and other factors that generally influence the value of securities.



    RANK. The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Surviving Corporation, rank junior to the Series A Preferred Stock and the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Surviving Corporation. The Series C Preferred Stock will also be junior in right of payment to all existing and future indebtedness and obligations of the Surviving Corporation. As described in "SOURCES AND AMOUNT OF FUNDS" the lending facilities to which the Surviving Corporation will be a party will restrict payment of cash dividends by the Surviving Corporation.


    DIVIDENDS. Each holder of Series C Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series C Preferred Stock at a rate equal to $1.35 per share per annum. All dividends will be cumulative and compounding, whether or not earned or declared, and will accrue on a daily basis from the date of issuance of Series C Preferred Stock, and will be payable semi-annually in arrears.


    LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation, the holders of all shares of Series C Preferred Stock then outstanding will be entitled to be paid out of the assets of the Surviving Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution, after distributions are made on the Series A Preferred Stock and the Series B Preferred Stock (the "Series C Liquidation Preference").


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    NO RIGHT OF CONVERSION OR EXCHANGE.  The holders of Series C Preferred Stock will not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Surviving Corporation.



    NO PREEMPTIVE RIGHTS. No holder of Series C Preferred Stock will possess any preemptive rights to subscribe or acquire any unissued shares of capital stock of the Surviving Corporation (whether now or hereafter authorized) or securities of the Surviving Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Surviving Corporation.



    OPTIONAL REDEMPTION. The Surviving Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part any or all of the shares of Series C Preferred Stock, at $10.00 in cash per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon to the Series C redemption date. No partial redemption of Series C Preferred Stock may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Series C redemption date and an amount equal to a prorated dividend thereon for the period from the dividend payment date immediately prior to the redemption date to the redemption date have been or immediately prior to the redemption notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the redemption date.



    In the event of a redemption of only a portion of the then outstanding shares of Series C Preferred Stock, the Surviving Corporation will effect such redemption pro rata according to the number of shares held by each holder of Series C Preferred Stock.


    MANDATORY REDEMPTION. All outstanding shares of the Series C Preferred Stock will be redeemed from funds legally available therefor on December 31, 2012 at a price per share equal to the Series C Liquidation Preference on December 31, 2012.


    VOTING RIGHTS. The holders of Series C Preferred Stock will not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Surviving Corporation, except as otherwise required by Delaware law.


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                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT


    The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms that are used in this section and elsewhere in this Proxy Statement/Prospectus and are not defined have the respective meanings given to them in the Merger Agreement.


THE MERGER

    Pursuant to the Merger Agreement, upon the satisfaction or waiver (to the extent permissible) of the conditions set forth in the Merger Agreement (see "THE MERGER--Conditions to the Consummation of the Merger"), MQ will merge with and into the Company with the Company as the Surviving Corporation. The Merger will be effected pursuant to the provisions of, and with the effect provided in, the DGCL. The Merger will be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware. At the Effective Time, the separate corporate existence of MQ will cease, and the Surviving Corporation will continue its corporate existence under the laws of the State of Delaware and the Merger will have the effects set forth in the applicable sections of the DGCL.

CERTIFICATE OF INCORPORATION AND BYLAWS


    At the Effective Time, the certificate of incorporation of MQ (which MQ will amend prior to the Effective Time in order to provide for the Series A Preferred Stock, the Merger Agreement, and the Series B Preferred Stock and the Series C Preferred Stock, and to otherwise effect the transactions contemplated by the Merger Agreement as provided in Annex D hereto), as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation until thereafter amended (subject to the restrictions set forth in the Merger Agreement) in accordance with applicable law. MQ will not amend its certificate of incorporation or bylaws prior to the Effective Time, pursuant to the previous sentence or otherwise, without the consent of the Company, not to be unreasonably withheld.


    At the Effective Time, the bylaws of MQ as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended (subject to the restrictions set forth in the Merger Agreement) in accordance with applicable law.

DIRECTORS

    The directors of MQ immediately prior to the Effective Time will be the initial directors of the Surviving Corporation in each case until their successors are elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation in each case until their successors are elected or appointed and qualified. See "MANAGEMENT OF THE SURVIVING CORPORATION AND RELATED TRANSACTIONS."

MERGER CONSIDERATION

    Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of any party hereto or the holders of any of the following securities: (i) each MEDIQ Share issued and outstanding immediately prior to the Effective Time, other than MEDIQ Shares held immediately prior to the effective time by the Company or MQ or any direct or indirect subsidiary of the Company or MQ and Dissenting Shares will be converted into and become the right to receive the Merger Consideration of, (A) $13.75 in cash without any interest thereon and
(B) 0.075 of a share of Series A Preferred Stock; (ii) each MEDIQ Share that is issued and outstanding immediately prior to the Effective Time and owned by MQ or the Company or any direct or indirect subsidiary of MQ or the Company, will be canceled and no payment of any consideration will be made with respect thereto; (iii) as a result of their conversion pursuant to clause (i), all MEDIQ

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Shares (excluding any MEDIQ Shares described in clause (ii), and any Dissenting
Shares) issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will automatically be canceled and retired, and each Certificate previously evidencing such MEDIQ Shares will thereafter solely represent the right to receive the Merger Consideration pursuant to clause (i). The holders of Certificates will cease to have any rights with respect to such Converted Shares except as otherwise provided in the Merger Agreement or by law; and (iv) each share of capital stock of MQ issued and outstanding immediately prior to the Effective Time (including any shares of capital stock issued by MQ in exchange for the Rolled Shares) will be converted into and thereafter represent the same number of shares of the same class of capital stock of the Surviving Corporation, provided that, each of the Rolled Shares not owned by MQ immediately prior to the Effective Time will be converted into and thereafter represent the number of shares of capital stock of the Surviving Corporation as set forth in the Rollover Agreement.

DISSENTING SHARES

    Notwithstanding any provision of the Merger Agreement to the contrary, any MEDIQ Shares held by a holder (a "Dissenting Stockholder") who has timely demanded and perfected his demand for appraisal of his MEDIQ Shares (such shares being "Dissenting Shares") in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal will not represent a right to receive Merger Consideration for such MEDIQ Shares, but rather the holder thereof will be entitled to only such rights as are granted by the DGCL. SEE "DISSENTING STOCKHOLDERS' RIGHTS."

OPTION CONSIDERATION

    Upon the consummation of the Merger, each Option outstanding immediately prior to the Effective Time under the Company's stock option plans or similar arrangements, whether vested or unvested, will automatically become immediately exercisable and each holder of an Option will have the right to receive from MQ in respect of each MEDIQ Share underlying the Option (less applicable withholding taxes) (i) a cash payment in an aggregate amount equal to the difference between the cash portion of the Merger Consideration of $13.75, less the exercise price per Share applicable to such Option as stated in the applicable stock option agreement or other agreement plus (ii) 0.075 of a share of Series A Preferred Stock (the "Option Consideration"); provided that, with respect to any person subject to Section 16 of the Securities Exchange Act, no Option Consideration will be paid to such person until payment can be made without liability to such person under Section 16(b) of the Exchange Act. The Company will take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated exercisability and right to obtain payment for their respective Options) as are necessary to fully advise holders of Options of their rights and to facilitate their timely exercise of such rights. From and after the Effective Time, other than as expressly set forth in the Merger Agreement, no holder of an Option will have any other rights in respect thereof other than to receive payment for his or her Options as set forth herein, and the Company will take all reasonably necessary actions to terminate the Company's stock option plans and similar arrangements. The provisions of this paragraph are subject to the Company obtaining any required consents from the holders of any Options and the making of any necessary amendments to the Company's stock option plans and other similar agreements.

EXCHANGE OF MEDIQ SHARES

    At the Effective Time, MQ will remit (or cause to be remitted) to the Exchange Agent, for the benefit of the holders of the MEDIQ Shares and Options, an amount equal to the aggregate cash portion of the Merger Consideration and the Option Consideration and a number of shares of Series A Preferred Stock equal to the aggregate portion of the Merger Consideration and Option Consideration necessary to pay the holders of the MEDIQ Shares and Options.

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    As soon as practicable after the Effective Time and in no event later than ten business days thereafter, the Surviving Corporation will cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of (i) notice of the effectiveness of the Merger and (ii) a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements for payment of the Option Consideration therefor. In the event any Certificate or Option Agreement has been lost or destroyed, the Exchange Agent is authorized to accept an affidavit from the record holder of such Certificate or the party to such Option Agreement in a form reasonably satisfactory to MQ, subject to other conditions as MQ may reasonably impose (including the posting of an indemnity bond or other surety). Upon the surrender of each such Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will pay out of the Payment Fund the Merger Consideration to the holders of such Certificates, less any amounts required to be withheld pursuant to applicable tax laws. Upon the surrender of Option Agreements formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent will pay the Option Consideration to the holders of such Option Agreements, less any amounts required to be withheld pursuant to applicable tax laws. The Exchange Agent will accept such Certificates and Option Agreements upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated in this paragraph, (i) each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and (ii) each Option Agreement will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Option Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Series A Preferred Stock, as the case may be.

    If any portion of the Cash Merger Consideration or Option Consideration is to be paid or any certificate representing shares of Series A Preferred Stock is to be issued to a person other than the person in whose name a canceled Certificate or Option Agreement is registered, it is a condition to such payment or issuance that such canceled Certificate or Option Agreement be surrendered and properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the reasonable satisfaction of MQ and the Exchange Agent that such tax either has been paid or is not payable.

    After the Effective Time of the Merger, there will be no further transfer on the records of the Company or its transfer agent of Certificates representing MEDIQ Shares which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive the Merger Consideration, and if such Certificates are presented to the Company for transfer, they will be canceled against delivery of cash and Certificates for shares of Series A Preferred Stock as provided herein.

    To the extent not immediately required for payment with respect to surrendered MEDIQ Shares and Options, proceeds in the Payment Fund will be invested by the Exchange Agent as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of MEDIQ Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto will be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

    No dividends or other distributions with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Series A Preferred Stock represented thereby and no cash payment in lieu of fractional shares will be paid to any such holder until the surrender

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of such Certificate in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Series A Preferred Stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional share of Series A Preferred Stock to which such holder is entitled and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole number of shares of Series A Preferred Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole number of shares of Series A Preferred Stock.

    After the Effective Time, holders of Certificates will cease to have any rights as stockholders of the Company, except as provided herein or under the DGCL. All cash paid and shares of Series A Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of the Merger Agreement (including any cash paid) will be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the MEDIQ Shares exchanged theretofore represented by such Certificates. No interest will be paid on any Merger Consideration or Option Consideration payable to former holders of MEDIQ Shares or Options.

    Promptly following the one-year anniversary date of the Effective Date, the Exchange Agent will return to the Surviving Corporation all cash and shares of Series A Preferred Stock in its possession out of the Payment Fund relating to the transactions described in the Merger Agreement, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate or an Option Agreement will look only to the Surviving Corporation and only as general creditors thereof for payment of their claims for the Merger Consideration and the Option Consideration, including any cash in lieu of fractional shares of Series A Preferred Stock and any dividends or distributions with respect to such shares to which such holders may be entitled, and each such holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) the Surviving Corporation will deliver to such holder the Merger Consideration and/or Option Consideration with respect to such shares or Options, as applicable.

    No certificates or scrip representing fractional shares of Series A Preferred Stock will be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation after the Merger. Each holder of MEDIQ Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Series A Preferred Stock (after taking into account all MEDIQ Shares delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) therefor in an amount equal to the value (determined with reference to the liquidation value of such Series A Preferred Stock) of such fractional share provided that such cash payments do not exceed $50,000 in the aggregate. If such cash payments exceed $50,000, each holder of MEDIQ Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Series A Preferred Stock (after taking into account all MEDIQ Shares delivered by such holder) will receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the Excess MEDIQ Shares representing such fractions. Such sale will be made as soon as practicable after the Effective Time.

    None of MQ, the Company, their respective affiliates, or the Exchange Agent will be liable to any person in respect of any shares of Series A Preferred Stock (or dividends or distributions with respect thereto) or cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates or Option Agreements have not been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any cash, if any, in lieu of fractional shares of Series A Preferred Stock would otherwise escheat to

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or become the property of any Governmental Entity (as defined below)), any such cash, dividends or distributions in respect of such Certificates and Option Agreements will, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

ADJUSTMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION

    The Merger Consideration and the Option Consideration have been calculated based upon the representations and warranties made by the Company with regard to its capitalization. In the event that, at the Effective Time, the actual number of MEDIQ Shares outstanding and/or the actual number of MEDIQ Shares issuable upon the exercise of outstanding options, warrants or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into MEDIQ Shares, or a recapitalization) is more than described, the Merger Consideration and the Option Consideration will be appropriately adjusted downward; provided that, no adjustment will be made unless, at the Effective Time, the actual number of MEDIQ Shares outstanding plus the actual number of MEDIQ Shares issuable upon the exercise of all such options, warrants or similar agreements or upon the conversion of securities is more than 20,000 more than described.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of the Company relating, with respect to the Company and its subsidiaries, to, among other things, (a) organization, good standing and similar corporate matters; (b) subsidiaries; (c) the Company's capital structure; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (e) documents filed by the Company with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities; (f) the accuracy of information supplied by the Company in connection with this Proxy Statement/Prospectus; (g) the absence of certain changes or events since the date of the most recent financial statements filed with the Commission, including material adverse changes with respect to the Company; (h) the absence of pending or threatened material litigation, certain labor matters and compliance with applicable laws; (i) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters; (j) filing of tax returns and payment of taxes;
(k) the absence of defaults under material contracts; (l) broker's fees and expenses; (m) the receipt of an opinion of the Company's financial advisor; (n) the recommendation of the Board of Directors of the Company with respect to the Merger Agreement, the Merger and related transactions; (o) the required vote of the Company's stockholders; (p) the lack of any provisions in the Company's organizational documents restricting, and the inapplicability of any state takeover or similar statutes to, the Merger Agreement, the Merger or related agreements and transactions; (q) the ownership of Company trade names; and (r) related party transactions.

    The Merger Agreement also contains customary representations and warranties of MQ relating to, among other things, (a) organization, good standing and similar corporate matters; (b) subsidiaries; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) absence of pending or threatened litigation; (e) broker's fees and expenses; (f) financing; (g) the accuracy of information supplied by MQ in connection with this Proxy Statement/Prospectus; and (h) participation by the Company's management in the transaction contemplated by the Merger Agreement.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    Except as otherwise consented to by MQ: (a) from the date of the Merger Agreement until the termination of the Merger Agreement or the Effective Time, whichever first occurs, the Company will not, and will cause its subsidiaries not to, and will use its best efforts to cause the officers, directors, employees,

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affiliates, representatives and other agents (including attorneys, investment bankers and accountants) of the Company and its subsidiaries not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, indication of interest or offer from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries, proposals, indications of interest or offers or to obtain or approve any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and the Company will immediately notify MQ of all relevant terms of any such inquiries, proposals, indications of interest or offers received by the Company or any of its subsidiaries or by any such officer, director, employee, affiliate, representative or agent, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries, proposals, indications of interest or offers, the identity of each of the persons or entities making such inquiries, proposals, indications of interest or offers, and, if any such inquiry, proposal, indication of interest or offer is in writing, the Company will immediately deliver a copy thereof to MQ; provided, however, that if, prior to the Effective Time, the Company receives an Acquisition Proposal (that was not solicited after January 9, 1998), from a New Bidder (as defined below) that the Board of Directors of the Company, after receiving the written advice of its legal counsel, reasonably believes that it has a fiduciary duty to consider, then the Company, without violating the Merger Agreement, may thereafter furnish information to and enter into discussions or negotiations with such New Bidder making such Acquisition Proposal; provided that, before furnishing any information to, or entering into discussions or negotiations with, any such New Bidder, the Company shall have obtained an executed confidentiality agreement containing confidentiality, "standstill" and other customary terms and conditions no less favorable to the Company than the terms and conditions of the Confidentiality Agreement by and between MQ and the Company, dated October 30, 1997. Neither the Board of Directors of the Company, nor any committee thereof, may (a) withdraw or modify, in a manner adverse to MQ, the approval or recommendation by the Board of Directors or any such committee thereof of the Merger Agreement or the Merger, (b) approve or recommend any Acquisition Proposal, (c) enter into any agreement with respect to any Acquisition Proposal,
(d) take any action to facilitate any other Acquisition Proposal in any respect, or (e) terminate the Merger Agreement in connection with any Acquisition Proposal; provided that, nothing contained in the Merger Agreement will prevent the Board of Directors or any committee thereof, after receiving an Acquisition Proposal as described in the immediately preceding sentence that, after receiving the written advice of its legal counsel, the Board of Directors reasonably believes that it has a fiduciary duty to consider, from considering, negotiating, approving or recommending to the stockholders of the Company such an Acquisition Proposal from a New Bidder, provided that the Board of Directors of the Company reasonably determines (after consultation with its financial advisors) that such Acquisition Proposal (a) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement, (b) is made by a person financially capable of consummating such Acquisition Proposal, (c) provides for the acquisition by such person of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or at least a majority of the MEDIQ Shares outstanding on a fully diluted basis (any such Acquisition Proposal being referred to herein as a "Superior Proposal"); provided further that, at least three business days prior to the Board of Directors (or any committee thereof) withdrawing, modifying or changing its recommendation regarding the approval of the Merger or the Merger Agreement in a manner adverse to MQ, or recommending to the stockholders of the Company any Acquisition Proposal, the Company will send notice thereof to MQ (a "Superior Proposal Notice") and, concurrently therewith, will pay the Break-Up Fee (in the amount set forth below) and the Documented Expenses to MQ. The Superior Proposal Notice will be deemed an irrevocable notice of termination of the Merger Agreement by the Company and the Merger Agreement will be terminated in accordance therewith, unless MQ, within three business days after delivery to MQ of the Superior Proposal Notice, (a) makes an offer that the Company's Board of Directors reasonably determines (after consultation with its financial advisors is at least favorable to the Company's Stockholders as the Superior Proposal that is the subject of the Superior Proposal Notice, and (b) returns the Break-up Fee and the Documented Expenses to the Company. For purposes hereof, "Acquisition Proposal" means any proposal for a merger, consolidation, tender or exchange offer or other

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business combination involving the Company or the acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company and its Subsidiaries considered as a whole, other than the transactions contemplated by the Merger Agreement. For purposes hereof, "New Bidder" means any person or entity other than those persons and entities to whom presentations by management of the Company concerning a possible sale of the Company were made between November 1, 1997 and the date of the Merger Agreement. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this paragraph (i) by any officer, director, employee, affiliate, representative or agent (including attorneys, investment bankers and accountants) of the Company or any of its Subsidiaries will be deemed to be a breach of this paragraph (i) by the Company; (b) concurrently with sending a Superior Proposal Notice, or upon any termination by MQ of the Merger Agreement pursuant to Sections 8.1(e) or (f) thereof, the Company will reimburse MQ for its Documented Expenses up to $5.0 million and (y) pay to MQ the Break-Up Fee of $16.5 million, in each case by wire transfer of immediately available funds to an account designated by MQ for such purpose.

CERTAIN COVENANTS


    On February 10, 1998, the Company and BRS each filed a notification report together with requests for early termination of the waiting period under the HSR Act with the FTC and the Antitrust Division in respect of the Merger and the related transactions. On February 24, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. At any time before or after consummation of the Merger, notwithstanding that early termination of the waiting period under the HSR Act has been granted, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. At any time before or after the Effective Time of the Merger, and notwithstanding that early termination of the waiting period under the HSR Act has been granted, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. The Company and MQ will use their best efforts to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or any other governmental entity, in connection with antitrust matters. The Company and MQ have agreed to use commercially reasonable efforts to overcome any objections which may be raised by the FTC or the Antitrust Division. MQ has agreed to reimburse the Company for all expenses (including attorney's fees) reasonably incurred by the Company in connection with matters referred to in the immediately preceding sentence. The Company will make, subject to the condition that the transactions contemplated by the Merger Agreement actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such undertakings to make divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any governmental entity, including the HSR Act, in connection with the transactions contemplated by the Merger Agreement, provided that no such divestiture or undertaking will be made unless reasonably acceptable to MQ.


    The Company has agreed to prepare and file with the Commission the Registration Statement of which this Proxy Statement/Prospectus is a part. MQ and the Company have also agreed to prepare and file with the Commission the
Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement. All filing fees required to be paid, and all printing, mailing and other costs of dissemination with respect to the Registration Statement, this Proxy Statement/Prospectus or Schedule 13E-3 will be paid by the Company. The Company has agreed to use its commercially reasonable efforts to take all steps necessary to cause the Schedule 13E-3 to be filed with the Commission and to be disseminated to the holders of MEDIQ Shares, in each case, as and to the extent required by applicable federal securities laws. The Company has agreed to take any action required to be taken under any applicable state securities laws

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in connection with the registration and qualification of the shares of the capital stock of the Company to be issued in connection with the Merger.

    To the extent requested by MQ, each of the parties has agreed to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the MEDIQ Shares from the AMEX; provided that such delisting will not be effective until after the Effective Time. The parties also acknowledged that it is MQ's intention that, following the Merger, none of the shares of the Company's capital stock will be listed on the AMEX or any other national securities exchange and will not be quoted on the NASDAQ. Notwithstanding that the Surviving Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for the two (2) years following the Effective Time, the Surviving Corporation will file with the Commission such reports as are specified in Section 13 and 15(d) of the Exchange Act and required to be filed in respect of securities similar to the Series A Preferred Stock by issuers subject to the reporting requirements of Section 13 of the Exchange Act, such reports to be so filed at the times specified for the filings of such reports required under such Sections; provided that the Surviving Corporation will have no obligation to file such reports if fewer than 500,000 shares of Series A Preferred Stock remain outstanding.

    The Company will give MQ the opportunity to participate in the defense or settlement of any litigation against the Company and its directors directly relating to any of the transactions contemplated by the Merger Agreement until the Effective Time provided, however, that no such settlement will be agreed to without MQ's consent, which consent will not be unreasonably delayed or withheld; and provided further that no settlement requiring a payment by a director will be agreed to without such director's consent.

    At the request of MQ, prior to the Effective Time, the Company will contribute all of its assets and liabilities (including any shares of capital stock of its subsidiaries other than MEDIQ/PRN) to MEDIQ/ PRN, a wholly-owned subsidiary of the Company, on terms and conditions reasonably acceptable to MQ (the "Reorganization").

    The Company has agreed to cooperate with any reasonable requests of MQ or the Commission related to the recording of the Merger as a recapitalization for financial reporting purposes and to take such actions consistent with the terms of the Merger Agreement, at MQ's reasonable request, as may be required to cause the Merger to be recorded as such, including, without limitation, to assist MQ and its affiliates with any presentation to the Commission with regard to such recording and to include appropriate disclosure with respect to such recording in all filings with the Commission and all mailings to stockholders made in connection with the Merger. In furtherance of the foregoing, the Company will provide to MQ for the prior review of MQ's advisors any description of the transactions contemplated by the Merger Agreement which is meant to be disseminated.

    The Company has agreed to provide, and will cause its Subsidiaries and its and their respective officers and employees to provide, all reasonable cooperation in connection with the arrangement of any financing contemplated by the Merger Agreement, including without limitation, (a) the execution and delivery of any commitment letters, underwriting or placement agreements, loan, pledge and security documents, other definitive financing documents, or other requested certificates or documents reasonably requested, (b) making available on a timely basis any financial information of the Company and its Subsidiaries that may be reasonably requested by MQ, (c) obtaining the solvency opinion referred to in the Merger Agreement and obtaining the comfort letters and update thereof from the Company's independent certified public accountants, with such letters to be in customary form and to cover matters of the type customarily covered by accountants in such financing transactions, and (d) making reasonably available representatives and employees of the Company and its accountants and attorneys in connection with any such financing, including for purposes of due diligence and marketing efforts (including participation in "road shows") related thereto. The obligations (including the payment of any fees and expenses) on behalf of the Company in connection with any expenses of road shows, commitment letters or other financings or

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refinancings contemplated hereby will be subject to the occurrence of the closing under the Merger Agreement.

    The Company has agreed that it will continue to timely make any such filings with the Commission as may be required by applicable federal securities laws, including without limitation required Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

EMPLOYEE BENEFITS

    As of the Effective Time, the employees of the Company and each of its subsidiaries (the "Company Employees") will continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and employee benefits, as in effect on the date of the Merger Agreement, with such changes as may occur before the Effective Time in the ordinary course of business consistent with past practice. Except as may be specifically required by applicable law or any agreement by which the Company is bound, the Surviving Corporation and its subsidiaries will have the same right to terminate or change the conditions of any Company employee's employment or to amend, modify or terminate any employee benefit plan program or policy, as the Company and its subsidiaries presently.

    Notwithstanding any provisions of any Company or subsidiary employee benefit plan, program or policy to the contrary, at the Effective Time any right of any employee to make future investments in shares of the Company or to receive employer contributions in shares of the Company will terminate, and any shares of the Company held under any such plan, program or policy will be treated in the Merger in accordance with the Merger Agreement, and any Merger Consideration (including shares of Series A Preferred Stock) received thereunder will be, to the extent applicable, reinvested in accordance with the terms of such plan, program or policy. Before the Effective Time, the Company and its Subsidiaries will take any and all action reasonably required to assure that the right of any employee to make future investments in shares of the Company and the obligation of the Company or any of its subsidiaries to contribute shares of the Company under any such plan, program or policy is terminated as of the Effective Time.

INDEMNIFICATION

    Subsequent to the Effective Time, the Surviving Corporation will not, until the later of (a) the six-year anniversary date of the Effective Date or (b) the permitted termination or expiration date of any existing indemnification agreement or arrangement of the Company or any of its subsidiaries disclosed on the applicable schedule to the Merger Agreement (the period between the Effective Date and the later of such subsequent dates, the "Indemnification Period"), amend the certificate of incorporation or bylaws of the Surviving Corporation or take any other action, or fail to take any action, the effect of which amendment, action or failure to act would be to reduce or limit the rights to indemnity or advancement of expenses afforded to those persons who served as directors or officers of the Company or any present or past subsidiary at any time prior to the Effective Time or to hinder, delay or make more difficult in any way the exercise of such rights to indemnity or advancement of expenses or the ability of the Surviving Corporation or any subsidiary to indemnify such persons or advance expenses. The Surviving Corporation will at all times promptly exercise the powers granted to it by its certificate of incorporation, its bylaws and by applicable law to indemnify (and to advance expenses to), subject to the terms and conditions thereof, to the fullest extent possible those persons who served as directors or officers of the Company and present or past subsidiaries prior to the Effective Time against all claims and expenses made against or incurred by them arising from their service in such capacities. Should any such person be made a party or be threatened to be made a party to any threatened, pending or completed action, suit or proceeding at any time during the Indemnification Period, by reason of the fact that he was a director or officer of the Company or any present or past subsidiary or was serving as an officer or director of any other enterprise at the request of the Company, the indemnification provisions of the Merger Agreement will continue in

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effect until the final disposition of all such actions, suits or proceedings, whether or not the Indemnification Period has expired. These provisions are intended to be for the benefit of, and are enforceable by, each person entitled to indemnification thereunder, his heirs and his personal representatives. In the event the Surviving Corporation or MQ or any of their respective successors or assigns (a) consolidates with or merges into any other person and the Surviving Corporation is not the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any person, the Surviving Corporation has agreed to ensure that proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the indemnification obligations set forth in the Merger Agreement. The Surviving Corporation will obtain and maintain in effect for not less than six years after the Effective Date, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor a policy or policies providing substantially equivalent coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including the Effective Date; provided that in no event will the Surviving Corporation be required to expend more than 200% of the current annual premiums paid by the Company for such coverage (the "Maximum Premium"); and provided, further, that if the Surviving Corporation is unable to obtain the amount of insurance required by the Merger Agreement for such aggregate premium, the Surviving Corporation will obtain, if available, as much insurance as can be obtained for an annual premium not in excess of the Maximum Premium.

FINANCING

    MQ will use commercially reasonable efforts, subject to normal conditions, to arrange, as promptly as practicable, and consummate the financings described in the commitment letters (or involving such other financing as may be acceptable to MQ in its sole discretion) in respect of the transactions contemplated by the Merger Agreement on customary commercial terms, including, subject to normal conditions, using commercially reasonable efforts to assist the Company in the negotiation of definitive agreements with respect thereto and to satisfy all conditions applicable to MQ in such definitive agreements. Subject to the Company having received the proceeds of such financings, MQ at Closing will be capitalized with an equity contribution sufficient to finance the transaction, in an amount up to $98,600,000. MQ will be under no obligation pursuant to the immediately preceding sentence unless and until the Company receives the proceeds of such financings on terms consistent with the commitment letters or such other financings as may be acceptable to MQ in its sole discretion. MQ will use commercially reasonable efforts to obtain a solvency opinion in connection with such financings, addressed to the Board.

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
CONDITIONS

    All obligations of MQ under the Merger Agreement are subject to, among other things, the fulfillment or waiver (to the extent permitted by the Merger Agreement and applicable law), prior to or at the Effective Time, of the following conditions:

        (a) The required Company stockholder approvals shall have been obtained.

        (b) The representations and warranties made by the Company shall be true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to the Company.

        (c) The Company shall have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company.

        (d) The Company shall have delivered to MQ a certificate of a duly authorized officer of the Company in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in (b) and (c) above.

        (e) The applicable waiting period under the HSR Act, if any, shall have expired or terminated.

        (f) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and MQ agreeing to use their commercially reasonable efforts to have any such injunction lifted).

        (g) (i) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; (ii) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the shares to be issued in the Merger shall have been complied with; and (iii) this Proxy Statement/Prospectus and the Schedule 13E-3 shall have been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder.

        (h) There shall not be pending by or before any governmental entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from MQ or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by MQ, the Company or any of their respective Subsidiaries of any material portion of the business or assets of the Company, MQ or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, MQ or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement, or (iii) seeking to impose limitations on the ability of any affiliate of MQ to acquire and hold, or exercise fully rights of ownership of, any shares of capital stock of the Company, including, without limitation, the right to vote any shares of capital stock of the Company on any matter properly presented to the holders of such class of capital stock.

        (i) The Company shall have received the proceeds of the financings described in the commitment letters on terms and conditions set forth therein (or on such other terms and conditions, or involving such other financing sources, as are acceptable to MQ in its sole discretion) in amounts sufficient to consummate the transactions contemplated by the Merger Agreement, including, without limitation (i) to pay the Merger Consideration and Option Consideration, (ii) to refinance the outstanding

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
    indebtedness (including capital lease obligations) of the Company, (iii) to pay any fees and expenses in connection with the transactions contemplated by the Merger Agreement or the financing thereof, (iv) to pay all severance, retention, bonus or other obligations which might become due and payable as a result of the consummation of the Merger and the transactions contemplated by the Merger Agreement, (v) to provide for the working capital needs of the Company upon consummation of the Merger, including, without limitation, if applicable, letters of credit.

        (j) The Company shall have used commercially reasonable efforts to cause the affiliates' agreements to be delivered to MQ.

        (k) The employment agreement with Thomas E. Carroll shall be in full force and effect unless modified with the prior written consent of MQ.

        (l) MQ shall have received "comfort letters" and updates thereof from the Company's independent certified public accountants, with such letters to be in customary form and to cover matters of the type customarily covered by accountants in transactions similar to the Merger and the other transactions contemplated by the Merger Agreement.

        (m) The number of Dissenting Shares shall not exceed 15% of the outstanding MEDIQ Shares.

        (n) All of the holders of the Options shall have (i) exercised such Options or shall have entered into agreements with the Company to exercise such Options prior to the Effective Time (or such later time as may be specified by MQ) or shall have otherwise permitted the Company to cash-out the Options and (ii) agreed to reinvest the after-tax proceeds of the Option Consideration received by them in respect of 1,000,000 Options in securities of the Surviving Corporation.

        (o) The holders of the Rolled Shares shall have performed their obligations under the Rollover Agreement in all material respects.

        (p) MQ shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities and other third parties necessary to consummate the transactions contemplated hereby shall have been obtained, unless the failure to so obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders, individually or in the aggregate, would not have a material adverse effect on the Company.

    All obligations of the Company under the Merger Agreement are subject to, among other things, the fulfillment or waiver (to the extent permitted by the Merger Agreement and applicable law), prior to or at the Effective Time, of the following conditions.

        (a) The Company stockholder approvals shall have been obtained;

        (b) The representations and warranties made by MQ in the Merger Agreement shall be true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to MQ.

        (c) MQ shall have performed and complied with all covenants required by the Merger Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on MQ.

        (d) MQ shall have delivered to the Company a certificate of a duly authorized officer in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in (b) and (c) above.

        (e) The applicable waiting period under the HSR Act shall have expired or been otherwise terminated.

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
        (f) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and MQ agreeing to use their commercially reasonable efforts to have any such injunction lifted).

        (g) (i) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; (ii) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the shares to be issued in the Merger shall have been complied with; and (iii) the Proxy Statement/Prospectus and the Schedule 13E-3 shall have been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder.

        (h) There shall not be pending by any governmental entity any suit, action or proceeding (or by any other person, any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Company or any of its affiliates any damages that are material to any such party, or (ii) seeking to prohibit or limit the ownership or operation by MQ, the Company or any of their respective Subsidiaries of any material portion of the business or assets of the Company, MQ or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, MQ or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement.


    The Company and MQ may, to the extent permitted by applicable law, waive the conditions to their obligation to consummate the Merger. However, no such waivers are presently contemplated--See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions", "THE MERGER--Conditions to the Consummation of the Merger" and "THE COMPANY--Stockholder Litigation."


TERMINATION

    The Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the applicable stockholders, but prior to the Effective Time:

        (a) by mutual written consent of MQ and the Company.

        (b) by either MQ or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in the Merger Agreement shall have become impossible to satisfy;

        (c) by either MQ or the Company, if the Merger has not been consummated on or before August 31, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate the Merger Agreement in breach of such party's obligations under the Merger Agreement) provided that the right to terminate the Merger Agreement pursuant to this provision solely because of the failure of satisfaction of the conditions relating to litigation, shall not accrue until September 30, 1998; or

        (d) by the Company, effective three business days after delivery to MQ of a Superior Proposal Notice, which Notice shall have been preceded or accompanied by payment of the Break-Up Fee and the Documented Expenses to MQ, unless, within such three business-day period, MQ (A) makes an offer that the Company's Board of Directors reasonably determines (after consultation with its financial advisors) is at least as favorable to the Company's stockholders as the Superior Proposal that is the subject of the Superior Proposal Notice, and (B) returns the Break-Up Fee and the Documented Expenses to the Company.

        (e) by MQ if (A) the Board of Directors of the Company (or any committee thereof) (i) withdraws, modifies or changes its recommendation regarding the approval of the Merger or the Merger Agreement or the transactions contemplated hereby in a manner adverse to MQ, (ii) shall have recommended to the stockholders of the Company any Acquisition Proposal; (iii) shall have taken any action in violation of the covenant prohibiting solicitation of other transactions; (iv) shall have failed to reaffirm publicly its recommendation regarding the approval of the Merger or the Merger Agreement and the transactions contemplated hereby within three business days of receipt of MQ's written request to do so; or (v) shall have resolved, or entered into any agreement, to do any of the foregoing, or (B) the parties (other than MQ) to the Option Agreement or the Stockholder Agreement shall have breached their material obligations thereunder to MQ, or (C) or there shall have been a change in control of the Company.

        (f) by MQ if (i) the Company is in breach at any time prior to the Effective Time of any of the representations and warranties made by the Company as though made on and as of such date, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to the Company, or (ii) the Company shall not have performed and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it on and as of such date, which breach in the case of clauses (i) and (ii) cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to the Company.

        (g) by the Company if (i) MQ is in breach at any time prior to the Effective Time of any of the representations and warranties made by MQ as though made on and as of such date, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a material adverse effect with respect to MQ, or (ii) MQ shall not have performed and complied in all material respects with all covenants required by the Merger Agreement to be performed or complied with by it on and as of such date, which breach in the case of clauses (i) and (ii) cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to MQ.

    Any party desiring to terminate the Merger Agreement is required to give written notice of such termination and the reasons therefor to the other parties.

    If the Merger Agreement is terminated pursuant to the above provisions, the Merger Agreement will become void and of no effect and no party hereto shall have any liability to the other for costs, expenses, loss of anticipated profits or otherwise, except that (i) the agreements contained in certain sections of the Merger Agreement concerning confidentiality and the payment of certain fees and expenses, will survive the termination of the Merger Agreement, and (ii) nothing will relieve any party from liability for any willful breach of the Merger Agreement.

EXPENSES

    Except as expressly provided in the Merger Agreement, each party will bear its respective expenses, fees and costs incurred or arising in connection with the negotiation and preparation of the Merger Agreement and all transactions related hereto, and the parties shall have no liability between or among themselves for such expenses, fees or costs.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended only by a written instrument duly signed by the parties hereto or their respective successors or assigns. The Merger Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of MEDIQ Common Stock or MEDIQ Preferred Stock or Option will be converted upon consummation of the Merger.

                             STOCK OPTION AGREEMENT


    The following is a brief summary of the material provisions of the Stock Option Agreement, a copy of which is attached as Annex E to the Proxy Statement/Prospectus and is incorporated herein. This summary is qualified in its entirety by reference to the full text of the Stock Option Agreement. Capitalized terms that are used in this section and are not otherwise defined have the respective meanings given to them in the Stock Option Agreement.


GENERAL

    As a condition to entering into the Merger Agreement, MQ required that the Rotko Entities and MQ enter into the Stock Option Agreement pursuant to which the Rotko Entities granted MQ the option to purchase, under certain circumstances, at an exercise price of $14.50 per share, up to 4,701,464 shares of MEDIQ Common Stock owned or subsequently acquired by the Rotko Entities (which represents approximately 24% of the total outstanding MEDIQ Common Stock as of January 14, 1998) and 4,730,006 shares of MEDIQ Preferred Stock owned or subsequently acquired by the Rotko Entities (which represents approximately 75% of the outstanding MEDIQ Preferred Stock as of January 14, 1998)(collectively the "Rotko Shares").


    The Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, the Company, from considering or proposing such a transaction.


    The Rotko Option becomes exercisable only upon certain events set forth in the Stock Option Agreement (each, a "Purchase Event"). A Purchase Event means any of the following events:

        (i) any person (other than MQ or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act, or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any MEDIQ Common Stock or MEDIQ Preferred Stock such that, upon consummation of such offer, such person would have beneficial ownership of 25% or more of the then outstanding MEDIQ Common Stock or MEDIQ Preferred Stock or more than 25% of the total voting power of the Company;

        (ii) the Company or any of its Subsidiaries shall or shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than MQ or any of its subsidiaries) to, or any person (other than MQ or any of its subsidiaries) shall have publicly announced a bona fide intention to, (A) effect any Acquisition Proposal with the Company, (B) purchase, lease or otherwise acquire 25% or more of the assets of the Company and its consolidated Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) beneficial ownership of securities representing 25% or more of the voting power of the Company or any of its significant subsidiaries.

        (iii) any person (other than MQ or any subsidiary or stockholder of MQ, and other than a Rotko Entity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the MEDIQ Common Stock, MEDIQ Preferred Stock or voting power of the Company or there shall otherwise have been a change in control of the Company;

        (iv) the Company's Board of Directors (or any committee thereof) (a) shall have withdrawn, modified or changed its recommendation regarding the approval of the Merger or the Merger Agreement or the transactions contemplated thereby in a manner adverse to MQ; (b) shall have recommended to the stockholders of the Company any Acquisition Proposal; (c) shall have taken any action in violation of the covenant in the Merger Agreement prohibiting solicitation of other transactions; (d) shall have failed to reaffirm publicly its recommendation regarding the approval of the Merger or the Merger Agreement and the transactions contemplated thereby within three business days' of receipt of MQ's written request to do so; or (e) shall have resolved, or entered into any agreement, to do any of the foregoing;

        (v) if any of the Rotko Entities shall have breached in any material respect any of their respective obligations under the Stockholder Agreements;

        (vi) if at the Special Meeting (including any adjournment or postponement thereof) the MEDIQ stockholder approvals shall not have been obtained or if the Company shall not have called and held a Special Meeting prior to the termination of the Merger Agreement after being requested to do so by MQ as provided in the Merger Agreement;

        (vii) the Merger Agreement shall have been terminated (or MQ shall have the right to terminate the Merger Agreement) (x) pursuant to certain provisions of the Merger Agreement relating to failure to satisfy conditions to the Merger or if the Merger is not consummated by August 31, 1998 and the Company's failure to perform any material covenant or obligation under, or other breach by the Company of, the Merger Agreement has caused or resulted in the failure of the Merger to occur on or before the date of such termination (or right to termination), or (y) pursuant to certain provisions of the Merger Agreement relating to (a) a Superior Notice Proposal, (b) a change in the Board of Directors recommendation for the Merger, (c) a breach of the Stock Option Agreements or Stockholder Agreements, (d) a change in control, or (e) the Company's material breach of its representations and warranties or failure to perform or comply with its covenants in all material respects; or

        (viii) the Company shall have delivered a Superior Proposal Notice.

TERMINATION

    To the extent the Rotko Option shall not have been previously exercised, it will terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time of the Merger; (ii) in the case of a termination of the Merger Agreement in accordance with certain provisions for termination relating to (a) mutual consent, (b) failure to satisfy conditions of the Merger,
(c) failure to consummate transaction prior to August 31, 1998 or (d) MQ's material breach of a representation and warranty or failure to perform or comply with its covenants in all material respects, the date of such termination; provided that (x) no Purchase Event shall have occurred prior to such termination and (y) the Company shall not have been in breach of the Merger Agreement prior to such termination; and (iii) in the case of any other termination of the Merger Agreement, the date that is six months following such termination (such date, the "Option Termination Date").

    Notwithstanding the foregoing, if the Rotko Option cannot be exercised before the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Rotko Option will expire on (and the Option Termination Date will be so extended until the earlier of) (i) the 30th business day after such injunction, order or restraint shall have been dissolved or (ii) when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

EXERCISE OF OPTION

    The MEDIQ Shares to be acquired pursuant to exercise of the Rotko Option (if such option is exercised in part) will be allocated pro rata as between shares of MEDIQ Common Stock and MEDIQ Preferred Stock and as among each Stockholder based upon the number of MEDIQ Shares owned by them. If MQ exercises the Rotko Option for no more than two million MEDIQ Shares in the aggregate, the Rotko Entities may designate among themselves the stockholders who will sell MEDIQ Shares to MQ pursuant to such partial exercise of the Rotko Option, provided that (x) the aggregate number of shares of MEDIQ Common Stock and MEDIQ Preferred Stock to be sold to MQ pursuant to such exercise will remain the same as if there had been no designation and (y) such designation will not adversely affect the accounting treatment or economic impact of exercise of the Rotko Option to MQ.

    In the event MQ exercises the Rotko Option in part and acquires MEDIQ Shares which represent a majority of the total voting power of the Company's capital stock, on a fully-diluted basis, MQ agrees that it will exercise the Rotko Option in respect of all the subject MEDIQ Shares.

    In the event of any change in the MEDIQ Shares by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Rotko Option, the purchase price therefor will be adjusted appropriately so that MQ will receive upon exercise of the Rotko Option the same class and number of outstanding shares or other securities or property that MQ would have received in respect of the MEDIQ Common Stock or MEDIQ Preferred Stock if the Rotko Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

    If, in connection with the exercise of the Rotko Option, prior notification to or approval of any governmental entity is required, then the required notice or application for approval will be promptly filed and/or expeditiously processed by each member of the Rotko Entities and periods of time that otherwise would run pursuant hereto (if any) will run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed.

                           THE STOCKHOLDER AGREEMENTS


    The following is a brief summary of the material provisions of the Stockholder Agreements, copies of which agreements are attached as Annex F to this Proxy Statement/Prospectus and are incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Stockholder Agreements. Capitalized terms that are used in this section and not defined have the respective meaning given to them in the Stockholder Agreements.


GENERAL

    As a condition to entering into the Merger Agreement, each of the Rotko Entities entered into a separate Stockholder Agreement, pursuant to which, among other things, the Rotko Entities granted to MQ an irrevocable proxy and power of attorney to vote all of their respective MEDIQ Shares (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, the Stockholder Agreements and the Stock Option Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under the Stockholder Agreements or the Stock Option Agreement; and (iii) except as otherwise agreed to in writing in advance by MQ, against the following actions (other than the Merger and the transactions with the Rotko Entities or their affiliates contemplated by the Merger Agreement):
(1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (3) (a) any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to MQ of the Merger or the transactions contemplated by the Merger Agreement, the Stockholder Agreements or the Stock Option Agreement. The Rotko Entities will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

    The Rotko Entities represented and warranted that they have sole voting power and sole power to issue instructions with respect to the matters set forth in the Stockholder Agreements, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth in the Stockholder Agreements, in each case with respect to the MEDIQ Shares owned by such Rotko Entities.


    The Stockholder Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise affecting a business combination with the Company from considering or proposing such a transaction.


AGREEMENT NOT TO TRANSFER

    Each of the Rotko Entities agreed that it will not, and that such Rotko Entity will not permit any company, trust or other person or entity controlled by it to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any MEDIQ Shares owned by it or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) pursuant to the Stock Option Agreement and (iii) with MQ's prior written consent. Each of the Rotko Entities agreed that it will not convert any MEDIQ Preferred Stock into MEDIQ Common Stock or take any other action which diminishes the benefits of the Stockholder Agreement to MQ.

CERTAIN COVENANTS OF THE ROTKO ENTITIES

    The Rotko Entities agreed to, and agreed to cause any company, trust or other person or entity controlled by the Rotko Entities to, cooperate fully with MQ in connection with the Merger Agreement, the Stock Option Agreement, the Stockholder Agreements and the transactions contemplated thereby. The Rotko Entities agreed that they will not, and will not permit any such company, trust or other entity or person to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice and not material in the aggregate to the Company) of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than MQ and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing in the Stockholder Agreements will require the Rotko Entities to prevent or restrict any director or trustee of the Rotko Entities who is a director or officer of the Company from taking any action in his capacity as a director or officer of the Company to the extent such director or officer would be permitted to take such action under the Merger Agreement.

TERMINATION

    The Stockholder Agreements may be terminated at the option of any party at any time after the Option Termination Date.

                             THE ROLLOVER AGREEMENT


    The following is a brief summary of the material provisions of the Rollover Agreement, a copy of which is attached as Annex G to this Proxy
Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Rollover Agreement.

Capitalized terms that are used in this section and are not defined have the respective meanings given to them in the Rollover Agreement.


    As a condition to entering into the Merger Agreement, MQ required that the Rotko Entities enter into a Rollover Agreement pursuant to which the Rotko Entities agreed to convert an aggregate of 1,000,000 Rolled Shares of MEDIQ Preferred Stock into certain securities of the Surviving Corporation specified in the Rollover Agreement, instead of receiving cash merger consideration of $13.75 and .075 of a share of Series A Preferred Stock per Rolled Share. MQ required that the Rotko Entities enter into the Rollover Agreement in order to reduce the amount required to finance the Merger and the other transactions contemplated by the Merger Agreement and to facilitate the recordation of the Merger for accounting purposes as a recapitalization of the Company. Mr. Rotko, who was represented by Mr. Bonovitz and the firm of Duane Morris & Heckscher LLP, on behalf of the Rotko Entities, separately negotiated the Rollover Agreement with MQ.


    The parties to the Rollover Agreement agreed that either (i) immediately prior to the Effective Time, the Rotko Entities will transfer the contribution of the Rolled Shares in exchange for securities of MQ, which at the Effective Time will be converted into the Converted Shares (1,340,200 shares of Series B Preferred Stock and a number of shares of Surviving Corporation Common Stock equal to 10.98% (assuming an initial investment of $10.0 million of Common Stock), of the total outstanding shares of Surviving Corporation Common Stock) or (ii) the Certificate of Merger will provide that the Rolled Shares will be converted into the Converted Shares. The decisions as to whether alternative (i) or (ii) above be employed will be determined by MQ in its sole discretion with the approval of the Company, such approval not to be unreasonably withheld.

    The Rolled Shares to be converted into the Converted Shares pursuant to the above paragraph will be determined, and the Converted Shares will be distributed to each of the Rotko Entities, based on their pro rata ownership of MEDIQ Preferred Stock; PROVIDED, HOWEVER, that the Rotko Trust may, prior to the fifth business day prior to the Effective Time, notify MQ in writing of a revised allocation of Rolled Shares among the Rotko Entities and the allocation of the Converted Shares among the Rotko Entities, whereby the schedule reflecting the ownership of Shares will be revised to reflect such revised allocation (so long as the aggregate number of Rolled Shares converted into the aggregate number of Converted Shares and the aggregate number of Converted Shares distributed in respect of the Rolled Shares remains unchanged) (the "Reallocation"); PROVIDED FURTHER, that the Reallocation will not adversely affect the accounting treatment or the economic impact of the Merger and related transactions to MQ, the Surviving Corporation and their stockholders other than the Rotko Entities.

    The Rollover Agreement will terminate immediately upon the termination of the Merger Agreement if the Merger Agreement is terminated prior to the Effective Time; provided, that if the termination of the Merger Agreement results from a failure of the condition relating to performance of the Rollover Agreement to be satisfied, such termination shall not derogate from MQ's rights under the Rollover Agreement. The obligations of the parties to the Rollover Agreement are subject to the execution of a definitive Equity Holders Agreement reasonably satisfactory to the parties embodying terms substantially as set forth in Exhibit I to the Rollover Agreement.

    The Equity Holders Agreement will provide for the following: (i) if BRS sells (other than to affiliates, coinvestors and other similar parties) or has redeemed more than 10% of its original investment in Series B Preferred Stock, the Rotko Entities will have the right to participate on same terms and conditions pro rata with BRS and other holders of Series B Preferred Stock; provided, that if such sale or redemption is to or by the Company or any person related to the Company within the meaning of Section 351(g)(3)(B) of the Internal Revenue Code (the Company and such a related person referred to herein as a "Disqualified Person"), then BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than to a Disqualified Person) will offer to purchase such shares in lieu of the Disqualified Person and any such purchase will not be directly or indirectly funded by a Disqualified Person; (ii) if holders of a majority of Series B Preferred Stock propose to sell their shares, they may elect to cause the Rotko Entities to sell their shares on the same terms and conditions and the Rotko Entities will consent to, and waive any objections with respect to, such transaction; PROVIDED THAT, if such sale is to a Disqualified Person, BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than to a Disqualified Person) will have the right to purchase such shares in lieu of the Disqualified Person and any such purchase will not be directly or indirectly funded by a Disqualified Person; and if the Company redeems shares of the Series A Preferred Stock or Series C Preferred Stock, BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than to a Disqualified Person) will offer to purchase (the "Purchase Option") from the Rotko Entities a percentage of the Series B Preferred Stock held by them equal to the aggregate liquidation preference of the Series A Preferred Stock or Series C Preferred Stock so redeemed (not including any redemption of Series A Preferred Stock issued as Merger Consideration) divided by the sum of the aggregate liquidation preference of the Series A, B and C Preferred Stock then outstanding plus the original cost of the shares of Surviving Corporation Common Stock then outstanding; it being understood that (a) the intent of the foregoing provision is to provide the Rotko Entity with a similar investment opportunity as if they converted on the same terms as BRS and its coinvestors and acquired shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Surviving Corporation Common Stock in the same proportions as BRS and other coinvestors selected by BRS, (b) a purchase pursuant to the Purchase Option shall not be directly or indirectly funded by a Disqualified Person and (c) the purchase price pursuant to the Purchase Option for the Series B Preferred Stock shall be in an amount not less than the par value plus accrued dividends on such stock and shall be paid in comparable consideration to that offered to the redeeming stockholders.

    The Equity Holders Agreement will provide that, if the Company proposes to sell any equity securities, then the holders of the Series B Preferred Stock will have an opportunity to purchase a proportionate amount of such equity securities on the same terms and conditions as offered by the Company (in the ratio of their equity ownership in the Company over the total equity in the Company prior to the sale), unless such equity securities are issued (a) in connection with a business combination (unanimously approved by Company's Board of Directors), (b) to the Company's management or directors, (c) in connection with debt financing or a bona fide public offering or (d) subject to certain other exceptions to be negotiated.

    For the five year period beginning at the Effective Time, the Rotko Entities will not be permitted to transfer their Series B Preferred Stock or their Surviving Corporation Common Stock other than to family members and others by the law of descent distribution or trusts for the benefit of such persons. For the five year period beginning on the fifth anniversary of the Effective Time and ending on the tenth anniversary of the Effective Time, the Rotko Entities may transfer their shares of Series B Preferred Stock and Surviving Corporation Common Stock subject to the restrictions applicable to such shares. After the tenth anniversary of the Effective Time, the Rotko Entities may transfer their shares of Series B Preferred Stock and Surviving Corporation Common Stock free of the restrictions applicable to such shares.

    The Equity Holders Agreement will provide that the Rotko Trust will have the right to elect one director of the Company so long as the Rotko Entities collectively own 5% of the Surviving Corporation Common Stock.

    The Equity Holders Agreement will provide that if BRS proposes to sell 10% or more of its Surviving Corporation Common Stock to a third party, then the Rotko Entities will have the right to participate on the same terms and conditions pro rata with BRS and other holders of the Surviving Corporation Common Stock subject to certain exceptions to be negotiated. The Equity Holders Agreement will provide that if the holders of a majority of the Surviving Corporation Common Stock proposes to sell their shares to a third party, they may elect to cause the Rotko Entities to sell their shares of Surviving Corporation Common Stock on the same terms and conditions and the Rotko Entities will consent to, and waive any objections with respect to, such transaction. These "tag-along" and "drag-along" rights relating to the Surviving Corporation Common Stock will terminate immediately prior to such time as there is a bona fide public offering of the Surviving Corporation Common Stock.

           MANAGEMENT OF SURVIVING CORPORATION AND OTHER TRANSACTIONS

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


    It is expected that the Board of Directors of the Surviving Corporation following the Merger will be comprised of Thomas E. Carroll, Bruce C. Bruckmann, Stephen C. Sherrill, Robert T. Thompson, L. John Wilkerson, and one individual to be designated prior to the Effective Time by the Rotko Entities and may include other individuals to be determined by BRS. Thomas E. Carroll will continue as President and Chief Executive Officer and Jay M. Kaplan will continue as Chief Financial Officer. Schedule I to this Proxy Statement/Prospectus contains certain other information with respect to the anticipated directors and executive officers of the Surviving Corporation.


THOMAS E. CARROLL, AGE 54, Chief Executive Officer and President, MEDIQ, Incorporated.

    Mr. Carroll has served as President and Chief Executive Officer of the Company since 1995. He served as President and Chief Operating Officer of MEDIQ/PRN from 1994 to 1995, and as Executive Vice President and Chief Operating Officer of MEDIQ/PRN from 1990 to 1994.

JAY M. KAPLAN, AGE 49, Senior Vice President, Finance and Chief Financial Officer, MEDIQ Incorporated.

    Mr. Kaplan has served as the Senior Vice President, Finance and Chief Financial Officer of MEDIQ Incorporated since 1997. Since 1992, Mr. Kaplan has served as the Senior Vice President and Chief Financial Officer of MEDIQ/PRN.

BRUCE C. BRUCKMANN, AGE 44, Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

    Mr. Bruckmann is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of Citicorp Venture Capital Ltd, ("CVC") from 1983 through 1994. Prior to joining CVC, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann is a director of Mohawk Industries, Inc., AmeriSource Corporation, Chromcraft Revington Corporation, Cort Furniture Rental Corp., Jitney-Jungle Stores of Health America, Inc., Town Sports International, Inc., Anvil Knitwear, Inc. and California Pizza Kitchen, Inc.

STEPHEN C. SHERRILL, AGE 44, Managing Director, Bruckmann, Rosser, Sherrill & Co., Inc.

    Mr. Sherrill is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of CVC from 1983 through 1994. Previously, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill is a director of Galey & Lord, Inc., Jitney-Jungle Stores of America, Inc., Windy Hill Pet Food Holdings, Inc., Restaurant Associates Corp., B&G Foods, Inc. and HealthPlus Corporation.


ROBERT T. THOMPSON, AGE 46, Managing Director, Ferrer Freeman Thompson & Co LLC



    Mr. Thompson is a Managing Director of Ferrer Freeman Thompson & Co. LLC, the general partner of Health Care Capital Partners, L.P., and Health Care Executive Partners, L.P. From 1988 to 1995, Mr. Thompson was Managing Director and Equity Group Leader of GE Capital Corporation. Prior to joining GE Capital, Mr. Thompson was a consultant with Bain & Company from 1983 to 1988. Mr. Thompson is currently a director of Vista Hospice Care and La Petite Academy.



L. JOHN WILKERSON, AGE 54, General Partner, Galen Associates



    Mr. Wilkerson has been a General Partner in Galen Associates, a risk capital partnership since 1990. Since 1980, Mr. Wilkerson has also held various positions with The Wilkerson Group, a dedicated health care products consulting practice, including his current position as a consultant to the Wilkerson Group. Mr. Wilkerson serves as a director of British Biotechnology PLC and Stericycle, Inc. Mr. Wilkerson holds a Ph.D from Cornell University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth, as of March 23, 1998, the beneficial ownership of shares of MEDIQ Common Stock and MEDIQ Preferred Stock by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the such shares; (ii) each director of the Company; (iii) each of the Company's executive officers named in the Summary Compensation Table (included elsewhere herein); and (iv) all directors and executive officers of the Company as a group. This information is based upon public filings and, in the case of the Company's officers and directors, information provided to the Company by such persons.



                                            COMMON STOCK                  PREFERRED STOCK
                                    -----------------------------  -----------------------------
                                      NUMBER    PERCENT OF CLASS     NUMBER    PERCENT OF CLASS
NAME(1)(2)                          OF SHARES      OUTSTANDING     OF SHARES      OUTSTANDING
----------------------------------  ----------  -----------------  ----------  -----------------
Michael J. Rotko(3)(4)............   4,137,260           21.4%      4,145,793           66.2%
Jacob A. Shipon(3)(4).............   4,091,565           21.1%      4,100,098           65.4%
Thomas E. Carroll(5)..............     342,093            1.7%         --             --
Michael F. Sandler(6).............     186,617            1.0%         --             --
Sheldon M. Bonovitz...............      34,100          *              --             --
H. Scott Miller(7)................      13,600          *               4,300          *
Mark S. Levitan...................       5,150          *              --             --
Jay M. Kaplan(8)..................     155,850          *              --             --
Bernard J. Korman.................   2,009,422           10.4%        801,030           12.8%
c/o Graduate Health System
  22nd & Chestnut Streets
  Philadelphia, PA 19103

All directors and executive
  officers as a group
  (8 persons).....................   5,327,571           26.7%      4,602,994           73.5%


------------------------

*Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and dispositive power with respect to the shares, and shares are held by the person listed or members of his or her family. Shares of MEDIQ Common Stock which the individual has the right to acquire, upon exercise of options and in certain other circumstances, are deemed to be outstanding and beneficially owned by the individual other than by conversion of shares of Preferred Stock.

(2) Unless otherwise indicated, the address of each person listed in the table is c/o One MEDIQ Plaza, Pennsauken, NJ 08110-1460.

(3) Michael J. Rotko is the son of Bessie G. Rotko. Mrs. Rotko, who resigned as a director effective November 29, 1995, is the income beneficiary, during her lifetime, of certain trusts (the "Rotko Trusts") created by her late husband, Bernard B. Rotko, M.D., who was the founder of the Company. The Rotko Trusts collectively hold 3,638,664 shares of MEDIQ Common Stock and 3,647,197 shares of MEDIQ Preferred Stock, as to which Mrs. Rotko, Mr. Rotko, Judith M. Shipon, John Iskrant, Esq. and PNC Bank Corp. share voting and dispositive power as co-trustees. Mrs. Shipon is the wife of Jacob A. Shipon and the daughter of Mrs. Rotko and the late Dr. Rotko. The shares set forth in the above chart for Mr. Rotko include 7,308 shares of MEDIQ Common Stock and 7,308 shares of MEDIQ Preferred Stock, respectively, held as custodian for children. Mr. Rotko is also a co-trustee of four additional Trusts established by the late Dr. Rotko for the benefit of certain grandchildren of Dr. Rotko. Collectively, these four Trusts hold 49,941 shares of MEDIQ Common Stock and 49,941 shares of MEDIQ Preferred Stock. As a trustee of the Trusts described above (including the Rotko Trusts), Mr. Rotko may be deemed a beneficial owner of the shares owned by the Trusts, which consequently are included in the table above. The aggregate number of shares of MEDIQ Common Stock held by Michael J. Rotko, Bessie G. Rotko, Judith M. Shipon, Thomas E. Carroll and the Rotko Trusts, all of whom are filing a statement on Schedule 13E-3 with the Company, MQ and BRS concurrently with the filing of this Proxy Statement/Prospectus, is 5,110,259, representing 26.4% of the total outstanding Common Stock; the aggregate number of shares of MEDIQ Preferred Stock held by Michael J. Rotko, Bessie G. Rotko, Judith
    M. Shipon, Thomas E. Carroll and the Rotko Trusts is 4,806,234, representing 76.7% of the total outstanding Preferred Stock.

(4) Dr. Shipon is the son-in-law of Mrs. Rotko. Includes 441,351 shares of MEDIQ Common Stock and 441,351 shares of MEDIQ Preferred Stock, respectively, which are owned by Mrs. Shipon, Dr. Shipon's spouse. Mrs. Shipon is a trustee of the Rotko Trusts described in footnote 3, and may be deemed a beneficial owner of the shares owned by the Rotko Trusts, which are included in Dr. Shipon's share ownership in the Stock Ownership Table. Mrs. Shipon is also a trustee of two additional trusts established by the late Dr. Rotko for the benefit of certain grandchildren. Collectively, the trusts for the benefit of certain grandchildren of Dr. Rotko of which Mrs. Shipon serves as co-trustee hold 9,900 shares of MEDIQ Common Stock and 9,900 shares of MEDIQ Preferred Stock, which are included in Dr. Shipon's share ownership in the Stock Ownership Table.

(5) Includes 7,375 shares of MEDIQ Common Stock owned by Mr. Carroll's spouse and children, and 307,500 shares of MEDIQ Common Stock which may be acquired upon exercise of stock options.

(6) Includes 165,000 shares of MEDIQ Common Stock which may be acquired upon exercise of stock options.

(7) H. Scott Miller provides financial advisory services to the Rotko Trusts described in footnote 3. Includes 1,600 shares of MEDIQ Preferred Stock held by the estate of Mr. Miller's mother.

(8) Includes 123,012 shares of MEDIQ Common Stock which may be acquired upon exercise of stock options.

                              REGULATORY APPROVALS

    The Merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. Certain aspects of the Merger will require notification to, and filings with, certain securities and other authorities in certain states, including jurisdictions where the Company currently operates.


    Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. On February 10, 1998, the Company and BRS each filed a notification report together with requests for early termination of the waiting period under the HSR Act with the FTC and the Antitrust Division in respect of the Merger and the related transactions. On February 24, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HSR Act with respect to the Merger effective immediately. At any time before or after consummation of the Merger, notwithstanding termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. At any time before or after the Effective Time, and notwithstanding termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


    Based on information available to them, the Company and MQ believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, the Company and MQ would prevail or would not be required to accept certain adverse conditions in order to consummate the Merger.

    The obligations of MQ under the Merger Agreement are also subject to the receipt of all necessary licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated by the Merger unless the failure to so obtain would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                        DISSENTING STOCKHOLDERS' RIGHTS


    If the Merger is consummated, stockholders of the Company who make the demand described below with respect to their shares, who continuously are the record holders of such shares through the Effective Time, who otherwise comply with the statutory requirements of Section 262 (a copy of which is attached hereto as Annex C to this Proxy Statement/Prospectus) and who neither vote in favor of the Merger Agreement nor consent thereto in writing will be entitled to an appraisal by the Delaware Court of the fair value of their shares of MEDIQ Stock. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.


    A holder of shares of MEDIQ Stock wishing to exercise dissenters' rights of appraisal must, before the taking of the vote on the Merger at the Special Meeting, deliver to the Company a written demand for appraisal of such shares. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his or her shares.

    Within 10 days after the Effective Time, the Company is required to, and will, notify each stockholder of the Company who has satisfied the foregoing conditions on the date on which the Merger became effective. Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company, a statement setting forth the aggregate number of shares of MEDIQ Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received by the Company and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company or within 10 days after expiration of the period for the delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of MEDIQ Stock, owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger."

    Holders of shares of MEDIQ Stock considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

    From and after the Effective Time, no stockholder who has demanded appraisal rights in compliance with the requirements of Section 262 of the DGCL will be entitled to vote such stock for any purpose or to receive such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions that were payable to record holders prior to the Effective Time).

    At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease, and all holders of shares of MEDIQ Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of MEDIQ Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company, and (ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.


    The foregoing is only a summary of Section 262, and is qualified in its entirety by reference to the provisions thereof, the full text of which is set forth as Annex C to this Proxy Statement/Prospectus. Each stockholder of the Company is urged to read carefully the full text of Section 262.


                                 LEGAL MATTERS

    The legality of the shares of the Series A Preferred Stock being issued in the Merger will be passed upon by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Michael J. Rotko, Chairman of the Board of Directors of the Company was a partner at the law firm of Drinker Biddle & Reath LLP until February 1997.

                                    EXPERTS

    The consolidated balance sheets as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, cash flows, and the related financial statement schedule for each of the three years in the period ended September 30, 1997 incorporated in this Proxy Statement/ Prospectus by reference from MEDIQ Incorporated's Annual Report on Form 10-K for the year ended September 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                  OTHER INFORMATION AND STOCKHOLDER PROPOSALS

    Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters.

    Proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy
materials are required to be received by the Company no later than             .
If following the Merger, the Company continues to be subject to the requirement to file and send proxy statements to its stockholders and if the 1998 Annual
Meeting of Stockholders is held             in accordance with past practice,
proposals which stockholders intend to present at the Company's 1998 Annual Meeting of Stockholders and wish to have included in the Company's proxy
materials will have to be received by the Company no later than             .

                                          By Order of the Board of Directors

                                                            , Secretary

                                   SCHEDULE I

          CERTAIN INFORMATION REGARDING MQ ACQUISITION CORPORATION AND
                    BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

    The following table sets forth the name, business address, age, principal occupation or employment at the present time and during the last five years, the name, principal business and address of any corporation or other organization in which such occupation or employment is or was conducted and current directorships of the executive officers, directors and stockholders of MQ Acquisition Corporation, all of whom are citizens of the United States. Except as otherwise noted, the address of each such corporation or organization listed and the business address of such persons is the address of Bruckmann, Rosser, Sherrill & Co., Inc., 126 East 56th Street, 29th Floor, New York, New York 10022.


BRUCE C. BRUCKMANN Age 44


    Mr. Bruckmann is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of Citicorp Venture Capital Ltd. ("CVC") from 1983 through 1994. Prior to joining CVC, Mr. Bruckmann was an associate at the New York law firm of Patterson, Belknap, Webb & Tyler. Mr. Bruckmann is a director of Mohawk Industries, Inc., AmeriSource Health Corporation, Chromcraft Revington Corporation, Cort Furniture Rental Corp., Jitney-Jungle Stores of America, Inc., Town Sports International, Inc., Anvil Knitwear, Inc. and California Pizza Kitchen, Inc.


HAROLD O. ROSSER, II Age 48


    Mr. Rosser is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of CVC from 1987 through 1994. Previously, he spent 12 years with Citicorp/Citibank in various management and corporate finance positions. He is a director of DavCo Restaurants, Inc., Jitney-Jungle Stores of America, Inc., Restaurant Associates Corp., B&G Foods, Inc. and California Pizza Kitchen, Inc.


STEPHEN C. SHERRILL Age 44


    Mr. Sherrill is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of CVC from 1983 through 1994. Previously, he was an associate at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Sherrill is a director of Galey & Lord, Inc., Jitney-Jungle Stores of America, Inc., Windy Hill Pet Food Holdings, Inc., Restaurant Associates Corp., B&G Foods, Inc. and HealthPlus Corporation.


STEPHEN F. EDWARDS Age 34


    Mr. Edwards is a Managing Director of Bruckmann, Rosser, Sherrill & Co., Inc. He was an officer of CVC from 1993 through 1994. From 1988 through 1991, he was an associate of CVC. Prior to joining CVC, Mr. Edwards worked with Citicorp/Citibank in various corporate finance positions. Mr. Edwards is a director of Windy Hill Pet Food Holdings, Inc., Town Sports International, Inc. and Anvil Knitwear, Inc.

    Bruckmann, Rosser, Sherrill & Co., L.P. is a limited partnership, the sole general partner of which is BRS Partners, L.P. and the general manager of which is Bruckmann, Rosser, Sherrill & Co., Inc. The sole general partner of BRS Partners, L.P. is BRSE Associates, Inc., Bruce C. Bruckmann, Harold O. Rosser, II, Stephen C. Sherrill and Stephen F. Edwards are the only stockholders of Bruckmann, Rosser, Sherrill & Co., Inc. and BRSE Associates, Inc.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                JANUARY 14, 1998

                                 BY AND BETWEEN

                           MQ ACQUISITION CORPORATION

                                      AND

                               MEDIQ INCORPORATED

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------

ARTICLE I--THE MERGER.....................................................................................        A-4
Section 1.1     The Merger................................................................................        A-4
Section 1.2     Closing; Effective Date and Time..........................................................        A-5
Section 1.3     Effects of the Merger.....................................................................        A-5
Section 1.4     Articles of Incorporation; Bylaws; Directors and Officers.................................        A-5
Section 1.5     Merger Consideration; Cancellation of Shares..............................................        A-5
Section 1.6     Dissenting Shares.........................................................................        A-6
Section 1.7     Stock Options.............................................................................        A-6
Section 1.8     Surrender of Securities; Funding of Payments; Stock Transfer Books........................        A-7
Section 1.9.    Subsequent Actions........................................................................        A-9
Section 1.10    Adjustment of Merger Consideration and Option Consideration...............................       A-10

ARTICLE II--REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................       A-10
Section 2.1     Corporate Organization and Authorization..................................................       A-10
Section 2.2     Capitalization............................................................................       A-12
Section 2.3     Noncontravention..........................................................................       A-12
Section 2.4     SEC Filings...............................................................................       A-13
Section 2.5     No Material Adverse Changes...............................................................       A-14
Section 2.6     Legal Proceedings.........................................................................       A-14
Section 2.7     No Dividends or Distributions.............................................................       A-14
Section 2.8     Opinion of the Company's Financial Advisor................................................       A-14
Section 2.9     Tax Matters...............................................................................       A-15
Section 2.10    Absence of Undisclosed Liabilities........................................................       A-16
Section 2.11    Compliance with Laws......................................................................       A-16
Section 2.12    Contracts and Commitments.................................................................       A-17
Section 2.13    Brokers and Finders Fees..................................................................       A-17
Section 2.14    Employee Benefit Plans; Labor Matters.....................................................       A-17
Section 2.15    Environmental Matters.....................................................................       A-19
Section 2.16    Information Supplied......................................................................       A-21
Section 2.17    Properties; Condition of Assets...........................................................       A-21
Section 2.18    Disclosure................................................................................       A-22
Section 2.19    Board Recommendation; Section 203; Required Vote..........................................       A-22
Section 2.20    Prior Negotiations........................................................................       A-22
Section 2.21    Intellectual Property.....................................................................       A-23
Section 2.22    Certain Business Practices................................................................       A-23
Section 2.23    Management Agreements.....................................................................       A-23
Section 2.24    Affiliate Transactions....................................................................       A-23

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF ACQUIROR...................................................       A-24
Section 3.1     Corporate Organization and Authorization..................................................       A-24
Section 3.2     Noncontravention..........................................................................       A-24
Section 3.3     Legal Proceedings.........................................................................       A-25
Section 3.4     Financing.................................................................................       A-25
Section 3.5     Information Supplied......................................................................       A-25
Section 3.6     Interim Operations of.....................................................................       A-25
Section 3.7     Brokers...................................................................................       A-25

ARTICLE IV--COVENANTS.....................................................................................       A-26

                                                                                                              PAGE
                                                                                                            ---------
Section 4.1     Conduct of the Company Prior to the Effective Time........................................       A-26
Section 4.2     Covenants of Acquiror; Employee Benefits; Indemnification.................................       A-30
Section 4.3     Conduct of Business by Acquiror Pending the Merger........................................       A-32
Section 4.4     Covenants of Acquiror and the Company.....................................................       A-32
Section 4.5     Transaction Litigation....................................................................       A-35

ARTICLE V--CONDITIONS TO ACQUIROR'S OBLIGATIONS...........................................................       A-35
Section 5.1     Shareholder Approval......................................................................       A-35
Section 5.2     Representations and Warranties............................................................       A-35
Section 5.3     Performance...............................................................................       A-35
Section 5.4     Officer's Certificate.....................................................................       A-35
Section 5.5     HSR Waiting Period........................................................................       A-35
Section 5.6     No Injunction.............................................................................       A-35
Section 5.7     Form S-4..................................................................................       A-35
Section 5.8     No Litigation.............................................................................       A-35
Section 5.9     Financing.................................................................................       A-36
Section 5.10    Affiliate Letters.........................................................................       A-36
Section 5.11    Comfort Letters...........................................................................       A-36
Section 5.12    Dissenting Shares; Rotko Rollover.........................................................       A-36
Section 5.13    Consents..................................................................................       A-36

ARTICLE VI--CONDITIONS TO THE COMPANY'S OBLIGATIONS.......................................................       A-37
Section 6.1     Shareholder Approval......................................................................       A-37
Section 6.2     Representations and Warranties............................................................       A-37
Section 6.3     Performance...............................................................................       A-37
Section 6.4     Officer's Certificate.....................................................................       A-37
Section 6.5     HSR Waiting Period........................................................................       A-37
Section 6.6     No Injunction.............................................................................       A-37
Section 6.7     Form S-4..................................................................................       A-37
Section 6.8     No Litigation.............................................................................       A-37

ARTICLE VII--SURVIVAL OF REPRESENTATIONS..................................................................       A-38
Section 7.1     No Survival of Representations............................................................       A-38
Section 7.2     Exclusive Remedy..........................................................................       A-38

ARTICLE VIII--TERMINATION OF AGREEMENT....................................................................       A-39
Section 8.1     Termination of Agreement Prior to the Effective Time......................................       A-39
Section 8.2     Effect of Termination.....................................................................       A-40

ARTICLE IX--MISCELLANEOUS.................................................................................       A-40
Section 9.1     Waiver of Compliance......................................................................       A-40
Section 9.2     Expenses..................................................................................       A-40
Section 9.3     Assignability; Parties in Interest........................................................       A-40
Section 9.4     Specific Performance......................................................................       A-41
Section 9.5     Agreement; Amendments.....................................................................       A-41
Section 9.6     Headings..................................................................................       A-41
Section 9.7     Severability..............................................................................       A-41
Section 9.8     Notices...................................................................................       A-42
Section 9.9     Law Governing.............................................................................       A-42
Section 9.10    Counterparts..............................................................................       A-42
Section 9.11    Representations...........................................................................       A-42
Section 9.12    Jurisdiction..............................................................................       A-43

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 14, 1998, is by and between MQ ACQUISITION CORPORATION, a Delaware corporation ("Acquiror"), and MEDIQ INCORPORATED, a Delaware corporation (the "Company").

    WHEREAS, the respective Boards of Directors of the parties hereto have each approved, upon the terms and subject to the conditions set forth in this Agreement, the merger of Acquiror with and into the Company (the "Merger"), pursuant to which each issued and outstanding share of common stock, par value $1.00 per share, of the Company (a "Common Share") and each issued and outstanding share of Series A Preferred Stock, par value $.50 per share, of the Company (a "Preferred Share"; the Common Shares and the Preferred Shares are sometimes referred to herein collectively as the "Shares"), will be converted into the right to receive (i) $13.75 per Share net to the stockholder in cash, without interest, and (ii) 0.075 shares of Series A 13% Cumulative Compounding Preferred Stock, par value $.01 per share with a liquidation preference of $10.00 per share ("Senior Preferred Shares") having the terms set forth on Exhibit A hereto, except for Shares owned directly or indirectly by Acquiror or the Company and Dissenting Shares (as defined in Section 1.6(b)); and

    WHEREAS, the respective Boards of Directors of the Company and Acquiror have determined that the Merger would be fair and in the best interests of their respective stockholders; and

    WHEREAS, the Merger and this Agreement require for the approval thereof (i) the affirmative vote of the holders of a majority of the outstanding voting power of the Shares, voting together as a single class and (ii) the affirmative vote of the holders of a majority of the outstanding Preferred Shares (the "Company Stockholder Approvals"); and

    WHEREAS, Acquiror is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company enter into agreements (collectively, the "Stockholders Agreement") providing for certain actions relating to the transactions contemplated by this Agreement and agreements (collectively, the "Option Agreement") providing Acquiror with the option to acquire the Shares owned by such persons and entities on the terms and conditions set forth in the Option Agreement; and in order to induce Acquiror to enter into this Agreement, the Company has approved the entering into by Acquiror and such stockholders of the Stockholders Agreement and the Option Agreement, and such stockholders have agreed to enter into, execute and deliver the Stockholders Agreement and the Option Agreement; and

    WHEREAS, Acquiror is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company (the "Rotko Entities") enter into agreements to roll over certain Shares (the "Rotko Rollover Shares") owned by such persons into securities of the Company, on the terms set forth on Exhibit B hereto (the "Rollover Agreement"); and

    WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

    NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 THE MERGER. Subject to the satisfaction or waiver (to the extent permissible under this Agreement) of the conditions set forth in Articles V and VI herein, at the Effective Time, Acquiror shall merge with and into the Company (the "Merger"). The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation." The Merger shall be effected pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "DGCL").

    SECTION 1.2 CLOSING; EFFECTIVE DATE AND TIME.

    (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the fifth business day after satisfaction of the conditions set forth in Articles V and VI (the "Closing Date"), at the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, unless another date, time or place is agreed to in writing by the parties hereto.

    (b) As soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI hereof, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State ofDelaware a certificate of merger (the "Certificate of Merger") in such form as may be required by, and executed and acknowledged in accordance with, the DGCL. The parties hereto shall cause the effective date of the Merger (the "Effective Date") to occur on the date that the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL (or at such later time, which shall be as soon as reasonably practicable, as may be specified in the Certificate of Merger). The time on the Effective Date when the Merger shall become effective is referred herein to as the "Effective Time."

    SECTION 1.3 EFFECTS OF THE MERGER. At the Effective Time, the separate corporate existence of Acquiror shall cease, and the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware and the Merger shall have the effects set forth in the applicable sections of the DGCL.

    SECTION 1.4 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

    (a) At the Effective Time, the Certificate of Incorporation of Acquiror (which Acquiror shall amend prior to the Effective Time in order to provide for the Senior Preferred Shares, on the terms set forth on Exhibit A, and the Series B Preferred Stock and the Series C Preferred Stock, on the terms set forth on Exhibit B hereto, and to otherwise effect the transactions contemplated by this Agreement), as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended (subject to the restrictions set forth in Section 4.2(c) hereof) in accordance with applicable law. Acquiror shall not amend its Certificate of Incorporation or Bylaws prior to the Effective Time, pursuant to the previous sentence or otherwise, without the consent of the Company, not to be unreasonably withheld.

    (b) At the Effective Time, the Bylaws of Acquiror as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended (subject to the restrictions set forth in Section 4.2(c) hereof) in accordance with applicable law.

    (c) The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation in each case until their successors are elected or appointed and qualified.

    (d) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation in each case until their successors are elected or appointed and qualified.

    SECTION 1.5 MERGER CONSIDERATION; CANCELLATION OF SHARES. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any further action on the part of any party hereto or the holders of any of the following securities:

    (a) Each Share issued and outstanding immediately prior to the Effective Time, other than Shares cancelled pursuant to Section 1.5(b) and Dissenting Shares (as defined in Section 1.6(b)), shall be converted into and become the right to receive, (i) $13.75 in net cash per Share without any interest thereon and (ii) 0.075 shares of Senior Preferred Stock (collectively, the "Merger Consideration").

    (b) Each Share that is issued and outstanding immediately prior to the Effective Time and owned by the Acquiror or the Company or any direct or indirect subsidiary of the Acquiror or the Company, shall be cancelled, extinguished and retired, and no payment of any consideration shall be made with respect thereto.

    (c) As a result of their conversion pursuant to Section 1.5(a), all Shares (excluding any Shares described in Section 1.5(b), and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired, and each certificate ("Certificate") previously evidencing such Shares ("Converted Shares") shall thereafter solely represent the right to receive the Merger Consideration pursuant to Section 1.5(a) of this Agreement. The holders of Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law.

    (d) Each share of capital stock of Acquiror issued and outstanding immediately prior to the Effective Time (including any shares of capital stock issued by Acquiror in exchange for the Rotko Rollover Shares) shall be converted into and thereafter represent the same number of shares of the same class of capital stock of the Surviving Corporation, provided that, each of the Rotko Rollover Shares not owned by the Acquiror immediately prior to the Effective Time shall be converted into and thereafter represent the number of shares of capital stock of the Surviving Corporation as set forth in the Rollover Agreement.

    SECTION 1.6 DISSENTING SHARES.

    (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder (a "Dissenting Shareholder") who has timely demanded and perfected his demand for appraisal of his Shares in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal shall not represent a right to receive Merger Consideration for such Shares pursuant to Section 1.5 above, but rather the holder thereof shall be entitled to only such rights as are granted by the DGCL.

    (b) If any Dissenting Shareholder demanding appraisal of such Dissenting Shareholder's Shares ("Dissenting Shares") under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Merger Consideration with respect to such Shares as provided in Section 1.5 above upon surrender of the Certificate or Certificates representing such Dissenting Shares in accordance with this Agreement.

    (c) The Company shall give Acquiror prompt notice of any demands by a Dissenting Shareholder for payment or notices of intent to demand payment received by the Company under Section 262 of the DGCL and Acquiror shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior consent of Acquiror or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

    SECTION 1.7 STOCK OPTIONS.

    (a) Upon the consummation of the Merger, each option to acquire Shares outstanding immediately prior to the Effective Time under the Company's stock option plans or similar arrangements (as listed in Schedule 1.7(a)), whether vested or unvested (each, an "Option," and collectively, the "Options"), shall automatically become immediately exercisable and each holder of an Option shall have the right to receive from Acquiror in respect of each Share underlying the Option (less applicable withholding taxes) (i) a cash payment in an aggregate amount equal to the difference between the cash portion of the Merger Consideration of $13.75, less the exercise price per Share applicable to such Option as stated in the applicable stock option agreement or other agreement plus (ii) 0.075 share of Senior Preferred Stock (the "Option Consideration"); provided that, with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no Option Consideration shall be paid to such person until payment can be made without liability to such person under Section 16(b) of the Exchange Act. The Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated exercisability and right to obtain payment for their respective Options) as are necessary to fully advise holders of Options of their rights and to facilitate their timely exercise of suchrights. From and after the Effective Time, other than as expressly set forth in this Section 1.7, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his or her Options as set forth herein, and the Company shall take all reasonably necessary actions to terminate the Company's stock option plans and similar arrangements.

    (b) The provisions of Section 1.7(a) shall be subject to the Company obtaining any required consents from the holders of any Options and the making of any necessary amendments to the Company's stock option plans and other similar agreements. The Company shall use its commercially reasonable efforts to obtain any such consents and make any such amendments. As used in this Agreement, the requirement that Acquiror, the Company or any Subsidiary (as defined in Section 2.1(c)) shall use its "commercially reasonable efforts" shall not include efforts which require the Acquiror, Company or any Subsidiary (i) to do any act that is commercially unreasonable under the circumstances; (ii) to amend, waive or release, other than as contemplated by this Agreement, any material rights in order to obtain approvals or consents; or (iii) except in connection with the Financing (as defined herein), to provide guarantees or to post any collateral.

    SECTION 1.8 SURRENDER OF SECURITIES; FUNDING OF PAYMENTS; STOCK TRANSFER BOOKS.

    (a) Prior to the Effective Time, Acquiror shall designate a bank or trust company to act as agent for the holders of the Shares and Options (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration and documents representing Options (the "Option Agreements") for the Option Consideration. The fees and expenses of the Exchange Agent shall be paid by the Company.

    (b) At the Effective Time, Acquiror shall remit (or cause to be remitted) to the Exchange Agent, for the benefit of the holders of the Shares and Options, an amount equal to the aggregate cash portion of the Merger Consideration and the Option Consideration and a number of Shares of Senior Preferred Stock equal to the aggregate portion of the Merger Consideration and Option Consideration necessary to pay the holders of the Shares and Options pursuant to Sections 1.5 and 1.7 (the "Payment Fund").

    (c) As soon as practicable after the Effective Time and in no event later than ten business days thereafter, the Surviving Corporation shall cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of (i) notice of the effectiveness of the Merger and (ii) a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements for payment of the Option Consideration therefor. In the event any Certificate or Option Agreement shall have been lost or destroyed, the Exchange Agent shall be authorized to accept an affidavit from the record holder of such Certificate or the party to such Option Agreement in a form reasonably satisfactory to Acquiror, subject to other conditions as Acquiror may reasonably impose (including the posting of an indemnity bond or other surety). Upon the surrender of each such Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay out of the Payment Fund the Merger Consideration to the holders of such Certificates, less any amounts required to be withheld pursuant to applicable tax laws. Upon the surrender of Option Agreements formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay the Option Consideration to the holders of such Option Agreements, less any amounts required to be withheld pursuant to applicable tax laws. The Exchange Agent shall accept such Certificates and Option Agreements upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered as contemplated by this Section 1.8(c), (i) each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 1.5, and (ii) each Option Agreement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Option Consideration as contemplated by Section 1.7. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Senior Preferred Stock, as the case may be.

    (d) If any portion of the Cash Merger Consideration or Option Consideration is to be paid or any certificate representing shares of Senior Preferred Stock is to be issued to a person other than the person in whose name a cancelled Certificate or Option Agreement is registered, it shall be a condition to such payment or issuance that such cancelled Certificate or Option Agreement shall be surrendered and shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the reasonable satisfaction of Acquiror and the Exchange Agent that such tax either has been paid or is not payable.

    (e) After the Effective Time of the Merger, there shall be no further transfer on the records of the Company or its transfer agent of Certificates representing Shares which have been converted, in whole or in part, pursuant to this Agreement into the right to receive the Merger Consideration, and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of cash and Certificates for Shares of Senior Preferred Stock as provided herein.

    (f) To the extent not immediately required for payment with respect to surrendered Shares and Options, proceeds in the Payment Fund shall be invested by the Exchange Agent as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

    (g) No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Senior Preferred Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(j) until the surrender of such Certificate in accordance with this Section 1.8. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of Senior Preferred Stock issued in connection therewith, without interest, (i) at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional share of Senior Preferred Stock to which such holder is entitled pursuant to Section 1.8(j) and the proportionate amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole number of shares of Senior Preferred Stock, and (ii) at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole number of shares of Senior Preferred Stock.

    (h) After the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company, except as provided herein or under the DGCL. All cash paid and shares of Senior Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this
Section 1.8 (including any cash paid pursuant to Section 1.8(j)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares exchanged theretofore represented by such Certificates. No interest shall be paid on any Merger Consideration or Option Consideration payable to former holders of Shares or Options.

    (i) Promptly following the one-year anniversary date of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all cash and shares of Senior Preferred Stock in its possession out of the Payment Fund relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or an Option Agreement shall look only to the Surviving Corporation and only as general creditors thereof for payment of their claims for the Merger Consideration and the Option Consideration, including any cash in lieu of fractional shares of Senior Preferred Stock and any dividends or distributions with respect to such shares to which such holders may be entitled, and each such holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) the Surviving Corporation shall deliver to such holder the Merger Consideration and/or Option Consideration with respect to such shares or Options, as applicable.

    (j) No certificates or scrip representing fractional shares of Senior Preferred Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation after the Merger. Each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional Senior Preferred Share (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) therefor in an amount equal to the value (determined with reference to the Liquidation Value of such Senior Preferred Share) of such fractional share provided that such cash payments do not exceed $50,000 in the aggregate. If such cash payments exceed $50,000, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional Share Senior Preferred Stock (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the Senior Preferred Stock (the "Excess Shares") representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.

    (k) None of Acquiror, the Company, their respective affiliates, or the Exchange Agent shall be liable to any person in respect of any shares of Senior Preferred Stock (or dividends or distributions with respect thereto) or cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates or Option Agreements shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any cash, if any, in lieu of fractional shares of Senior Preferred Stock would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such cash, dividends or distributions in respect of such Certificates and Option Agreements shall, to the extent permitted by applicable law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

    SECTION 1.9. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Acquiror acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the

Company or Acquiror, all such deeds, bills of sale, assignments and assurance and to take, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the transactions contemplated by this Agreement.

    SECTION 1.10 ADJUSTMENT OF MERGER CONSIDERATION AND OPTION
CONSIDERATION. The Merger Consideration payable pursuant to Section 1.5(a) and the Option Consideration payable pursuant to Section 1.7 have been calculated based upon the representations and warranties made by the Company in Section
2.2. In the event that, at the Effective Time, the actual number of Shares outstanding and/or the actual number of Shares issuable upon the exercise of outstanding options, warrants or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, stock dividend, including any dividend or distribution of securities convertible into Shares, or a recapitalization) is more than as described in Section 2.2, the Merger Consideration and the Option Consideration shall be appropriately adjusted downward; provided that, no adjustment shall be made pursuant to this
Section 1.10 unless, at the Effective Time, the actual number of Shares outstanding plus the actual number of Shares issuable upon the exercise of all such options, warrants or similar agreements or upon the conversion of securities is more than 20,000 more than as described pursuant to Section 2.2. The provisions of this Section 1.10 shall not, in any event, derogate from the representation and warranty set forth in Section 2.2.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Acquiror that:

    SECTION 2.1 CORPORATE ORGANIZATION AND AUTHORIZATION.

    (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, upon obtaining the Company Stockholder Approvals, has all requisite corporate power and authority to, execute and deliver this Agreement and to carry out its obligations hereunder. (b) (i) The Company has all requisite corporate power and authority and all governmental authorizations, certificates, licenses, consents and approvals required to own, lease and operate its properties and to carry on its business as currently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company (as defined in Section 2.1(b)(ii)). The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or be licensed or to maintain such good standing (either in one jurisdiction or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company.

    (ii) For purposes of this Agreement, "Material Adverse Effect" shall mean with respect to the Company or Acquiror, as applicable, any change, effect or event that (i) is material and adverse to the assets, liabilities, condition (financial or otherwise), cash flows, results of operations or business of the Company and the Subsidiaries (as defined in Section 2.1(c)) taken as a whole, or Acquiror and its subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Company or Acquiror, respectively, to perform its obligations under this Agreement or otherwise materially threatens or materially impedes the consummation of the Merger and the other transactions contemplated by this Agreement or the conduct of the business of the Company or Acquiror, as the case may be; provided, however, that Material Adverse Effect shall not be deemed to include the impact of actions or omissions of the Company or Acquiror taken with the prior written consent of the other in contemplation of the transactions contemplated hereby.

    (c) All of the Company's subsidiaries are listed on Schedule 2.1(c) hereto (the "Subsidiaries"). For purposes of this Agreement, "subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are directly or indirectly owned by such party. All of the Company's "significant subsidiaries" are marked with an asterisk on Schedule 2.1(c) (the "Significant Subsidiaries"). For purposes of this section, "significant subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X of the Securities and Exchange Commission (the "SEC"). Except as set forth on Schedule 2.1(c), each of the Company's Subsidiaries is wholly owned, directly or indirectly, by the Company. Schedule 2.1(c) lists the outstanding capital stock or other equity interests of each Subsidiary and the number of shares or other equity interests owned by the record holders thereof. Other than bonus plans and sales commission plans of the Company and the Subsidiaries implemented by the Company and the Subsidiaries in the ordinary course of business, copies or descriptions of which have been provided or made available to Acquiror, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any Subsidiary. There are no voting trusts, proxies or other agreements or understandings to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound with respect to the voting of any shares of capital stock of the Company or any Subsidiary. Except as set forth on Schedule 2.1(c), the Company and its Subsidiaries (i) do not directly or indirectly own, (ii) have not agreed to purchase or otherwise acquire and (iii) do not hold any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock or other equity interest of any corporation, partnership, company, joint venture or other business association or entity.

    (d) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws its jurisdiction of incorporation and has all requisite corporate power and authority and all governmental authorizations, certificates, licenses, consents and approvals required to own, lease and operate its properties and to carry on its business as currently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company. Each Subsidiary is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, operated or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or be licensed or to maintain such good standing (either in one jurisdiction or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company.

    (e) All of the outstanding capital stock of each Subsidiary held by the Company (i) has been validly issued, is fully paid and nonassessable and is not subject to preemptive or similar rights and (ii) except as described on Schedule 2.1(e), is owned by the Company free and clear of any lien or other encumbrance and (iii) has been issued in material compliance with all applicable federal and state securities laws. There are no outstanding (i) securities of any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in any Subsidiary (items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

    (f) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, upon obtaining the Company Stockholder Approvals, no further corporate authorization on the part of the Company will be necessary to consummate the transactions contemplated by this Agreement.

    (g) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

    (h) The Company has delivered or made available to Acquiror true and complete copies of the Certificate of Incorporation and Bylaws (or similar organizational documents) of the Company and its Subsidiaries as in effect on the date hereof and such documents have not been amended, modified, rescinded or repealed.

    SECTION 2.2 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 Common Shares, value $1.00 per share, and 20,000,000 shares of preferred stock, par value $.50 per share, all of which have been designated Series A Preferred Stock (defined in the recitals of this Agreement as the "Preferred Shares"). As of the date of this Agreement, (a) 19,368,326 Common Shares were validly issued and outstanding, fully paid and nonassessable (excluding treasury shares and except for any Common Shares issued upon the exercise of Options within three business days of the date of this Agreement) and were issued free of any preemptive or similar rights; (b) 6,267,498 Preferred Shares were issued and outstanding and were issued free of any preemptive or similar rights (excluding treasury shares); (c) 1,730,854 Common Shares were reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding Options heretofore granted under the stock option plans listed in Schedule 1.7(a); and (d) 256,710 Common Shares and 9,675 Preferred Shares were reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding non- plan Options and (e) 699,788 Common Shares and 377,253 Preferred Shares were held in the treasury of the Company. Schedule 1.7(a) lists as of a recent date, (i) each outstanding Option, the date it was granted, and the applicable stock option plan or other arrangement under which it was granted; (ii) the number of and series of Shares subject thereto; (iii) the exercise price and the name of the option holder, and (iv) the weighted average exercise price of all outstanding Options. There are no other shares of capital stock or other equity or voting securities of the Company outstanding and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any of its Subsidiaries is a party or may be bound requiring the issuance, transfer or sale of any shares of capital stock or other equity or voting securities of the Company or any securities or rights convertible into or exchangeable or exercisable for any such shares or equity or voting securities, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is obligated to issue (or to issue upon the occurrence of certain events) additional shares of its capital stock, options, warrants or rights to purchase, redeem or acquire any additional shares of its capital stock or securities convertible into or exchangeable or exercisable for any such shares or other securities. Each Preferred Share is convertible into one Common Share. All of the outstanding Common Shares and Preferred Shares are, and all Common Shares and Preferred Shares which may be issued pursuant to the exercise of outstanding Options or upon conversion of Preferred Shares will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable, issued in material compliance with all applicable federal and state securities laws and not issued in violation of any preemptive or similar rights. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company's equity or voting securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its Subsidiaries taken as a whole.

    As used herein, "Options" shall mean options to acquire Common Shares or Preferred Shares, as the case may be.

    SECTION 2.3 NONCONTRAVENTION.

    (a) Subject to the expiration or termination of the applicable waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), neither the execution or delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby:

        (i) violate, conflict with, or constitute a default under, the Certificate of Incorporation or Bylaws, as amended, of the Company or any Subsidiary; or

        (ii) assuming that all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violates or will violate any statute or law or any rule, regulation, order, writ, injunction, judgment or decree of any Federal, state, local or foreign government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity") to which the Company or any Subsidiary (or any of their respective assets or properties) is subject or (B) except as set forth on Schedule 2.3(a), result in any breach or violation of or constitute a default (or an event which with the notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound or affected, except in the case of clauses (A) and (B) for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

    (b) Except for the expiration or termination of the applicable waiting period under the HSR Act, the obtaining the Company stockholder approvals, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and as described on Schedule 2.3(b), there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to any (i) Governmental Entity or (ii) other person or entity, required to be obtained by the Company or any Subsidiary for the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby (except, in the case of consents, approvals, authorizations, filings or permits with or from persons or entities other than Governmental Entities, where the failure to make such filings or obtain such consents, approvals, orders, authorizations or permits would not reasonably be expected to result in a Material Adverse Effect on the Company.)

    SECTION 2.4 SEC FILINGS.

    (a) The Company has timely filed all required forms, reports, statements, exhibits, schedules and other documents required to be filed with the SEC since October 1, 1996 (collectively, the "Company Public Reports"). As of their respective dates, the Company Public Reports complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Public Reports, and none of the Company Public Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in each case, to the extent that a Public Company Report has been amended, revised or superseded by a subsequent filing with the SEC made prior to the date hereof. No Subsidiary has, or since October 1, 1996 has had, any obligation to file any forms, reports, statements, exhibits, schedules or other documents with the SEC.

    (b) The consolidated financial statements included in the Company Public Reports (including any pro forma financial information contained therein) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries (ii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or required by changes in generally accepted accounting principles) and (iv) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal, recurring, year-end audit adjustments), except that any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods indicated.

    (c) The unaudited preliminary financial information reflected on Schedule 2.4(c) has been prepared from, and is in accordance with, in all material respects, the books and records of the Company and the Subsidiaries and, to the Company's knowledge, are accurate in all material respects.

    SECTION 2.5 NO MATERIAL ADVERSE CHANGES. Since September 30, 1997, except as set forth on Schedule 2.5, there has been no event, change, loss, occurrence or development in the business of the Company or its Subsidiaries (including the incurrence of any liability of any nature, whether accrued, contingent or otherwise), taken as a whole, that, taken together with other events, changes, losses, occurrences and developments, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.5, since September 30, 1997 the Company has conducted its business in the ordinary course, and since such date, the Company has not taken any action which, if taken after the date hereof, would be prohibited under Section 4.1(b) hereof.

    SECTION 2.6 LEGAL PROCEEDINGS. Except as specifically described in the most recent Company Form 10-K included in the Company Public Reports or as set forth on Schedule 2.6, (a) there are no claims, actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened against the Company or any Subsidiary or their assets or properties, or with respect to which the Company or any Subsidiary has retained or assumed responsibility by contract or operation of law (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or (ii) which, if adversely determined, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect on the Company; and (b) there are no judgments, decrees, orders, writs, injunctions, determinations or awards issued by any Governmental Entity currently outstanding and unsatisfied against the Company or any Subsidiary, or for which the Company or any Subsidiary has retained or assumed responsibility by contract or operation of law having, or which could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.6, there are no indemnification agreements between the Company or its Subsidiaries on the one hand, and any directors, officers, employees or other agents of the Company or any of its current or former Subsidiaries on the other hand. Except as set forth in
Schedule 2.6, the Company is not aware of any indemnification, breach of contract or similar claim by or against the Company or any of its Subsidiaries that is pending or threatened, or which would reasonably be expected to be asserted in the future, with respect to any acquisition or disposition by the Company after January 1, 1992, which, if adversely determined would reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 2.7 NO DIVIDENDS OR DISTRIBUTIONS. Since September 30, 1997 there has not been any declaration, setting aside or payment of any dividend or any other distribution with respect to the Company's capital stock or any redemption, purchase or other acquisition of any of the Company's debt or equity securities, except in connection with purchases of stock pursuant to the Company's 401(k) Plan.

    SECTION 2.8 OPINION OF THE COMPANY'S FINANCIAL ADVISOR. The Board of Directors of the Company has received a written opinion of Salomon Smith Barney, financial advisor to the Company, dated the date of this Agreement to the effect that, as of such date, the Merger Consideration to be received in the Merger by the holders of Shares (other than certain affiliates who will be continuing stockholders) is fair to such holders from a financial point of view and such opinion has not been withdrawn, amended or modified in any material respect. A signed copy of such opinion will be delivered to Acquiror promptly after receipt thereof by the Company.

    SECTION 2.9 TAX MATTERS.

    (a) Except as set forth on Schedule 2.9, each of the Company and the Subsidiaries has filed all Tax Returns required to be filed by any of them and has paid (or the Company has paid on its behalf) all Taxes shown to be due thereon, or has set up an adequate reserve in its financial statements for the payment of, all Taxes required to be paid in respect of the periods covered by such returns whether or not shown to be due on such returns (except where the failure to pay would not reasonably be expected to have a Material Adverse Effect on the Company). The information contained in such Tax Returns is true and correct in all material respects, except where a failure to be so would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed on Schedule 2.9, neither the Company nor any Subsidiary is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not reasonably be expected to have a Material Adverse Effect on the Company. There are no Tax liens upon the assets of the Company or any Subsidiary except liens for Taxes not yet due or being contested in good faith through appropriate proceedings. Except as set forth on Schedule
2.9 no deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Subsidiary that has not been resolved or paid in full. Except as set forth on Schedule 2.9, no audits or other administrative proceedings or court proceedings are currently pending with regard to any Taxes or Tax Returns of the Company or any Subsidiary.

    (b) True and complete copies of all federal and state income tax returns of the Company and the Subsidiaries for the taxable periods ended September 30, 1994 through September 30, 1996 have been delivered or made available to Acquiror. No claim has been made by a taxing authority in a jurisdiction where the Company or a Subsidiary does not file income or franchise Tax Returns that such entity is or may be subject to income or franchise Tax in that jurisdiction. Except as disclosed on Schedule 2.9, (i) neither the Company nor any Subsidiary has ever filed an election under Section 341(f) of the Code; (ii) neither the Company nor any Subsidiary has executed a waiver or consent, which remains outstanding, extending any statute of limitations for any Tax liability;
(iii) neither the Company nor any Subsidiary has been the subject of a closing agreement with any taxing authority or the subject of a ruling from any taxing authority with respect to Tax matters that will have a continuing effect on the taxable income of the Company or a Subsidiary following the Closing; (iv) neither the Company nor any Subsidiary is required to make any adjustment under
Section 481 of the Code; (v) neither the Company nor any Subsidiary is a party to any tax sharing, tax allocation or tax indemnification agreement with any person other than the Company and/ or the Subsidiaries; (vi) all material Taxes required to be withheld, collected and deposited with any taxing authority have been so withheld, collected and deposited; (vii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897((c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)-(ii) of the Code; and (viii) neither the Company nor any Subsidiary has granted a power of attorney that is currently in effect with respect to any material Tax matter. Except as set forth on Schedule 2.9, no amount that would be received by any person (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement under any employment, severance, or other compensation arrangement or benefit plan in effect with the Company or any Subsidiary would be an excess parachute payment within the meaning of Section 280G(b)(1) of the Code.

    (c) For Purposes of this Agreement:

        (i) "Tax or Taxes" means any federal, state, county or local taxes, charges, fees, levies, or other assessments, including, but not limited to, all net income, gross income, sales and use, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes; and

        (ii) "Tax Return" means a return or report, including accompanying schedules, required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities and information returns.

    SECTION 2.10 ABSENCE OF UNDISCLOSED LIABILITIES. All of the material obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 2.9)) with respect to or based upon transactions or events ("Liabilities"), required to be reflected on the latest balance sheet contained in the most recent Company Form 10-K included in the Company Public Reports (the "Latest Balance Sheet") in accordance with generally accepted accounting principles, consistently applied, have been so reflected. The Company has no Liabilities which are, in the aggregate, material to the business, operation, condition (financial or otherwise), assets, or cash flows of the Company and the Subsidiaries, taken as a whole, except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which arose prior to the date of the Latest Balance Sheet and not required under generally accepted accounting principals to be reflected on the Latest Balance Sheet and which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (c) Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and (d) as otherwise disclosed on Schedule 2.10.

    SECTION 2.11 COMPLIANCE WITH LAWS.

    (a) Except as set forth on Schedule 2.11, each of the Company and its Subsidiaries during the last three years has complied, and any former subsidiary or operations sold by the Company or any Subsidiary within the past three years, during such period while owned by the Company or any Subsidiary had, complied with all applicable laws regulations, statutes, codes, ordinances, rules, permits, judgments, decrees and orders of any Governmental Entity ("Laws") applicable to the business, operations, assets or properties of the Company and its Subsidiaries and to which the Company or any such Subsidiary and their respective properties and assets are subject (including, without limitation, any state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting, equal employment opportunity), except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and except as set forth on Schedule 2.11 or disclosed in the Company Public Reports, no claims have been filed by any Governmental Entity against the Company or any Subsidiary alleging such a violation of any such Law which have not been resolved to the satisfaction of such Governmental Entity.

    (b) Since October 1, 1995, neither the Company nor any of its Subsidiaries has received from any Governmental Entity any written notification with respect to alleged violations of Laws, except for notices relating to alleged violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and each Subsidiary has in effect (and the Company and/or each Subsidiary has timely made appropriate filings for issuance or renewal thereof) all Federal, state, local and foreign licenses, notices, permits and rights and exemptions from any of the foregoing (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, except where the failure to have such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. No default under any Permit has occurred, except for defaults under Permits that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has received no written notice of any pending investigation or review by any Governmental Entity with respect to the Company or any Subsidiary. To the Company's knowledge, no such investigation or review is threatened.

    SECTION 2.12 CONTRACTS AND COMMITMENTS.

    (a) Except as set forth on Schedule 2.12 or in the most recent Company Form 10-K included in the Company Public Reports, neither the Company nor any Subsidiary (i) is a party to or bound by any written Contract for the employment of any officer, individual employee or other person on a full-time, part-time or consulting basis, or relating to severance pay for any such person other than those terminable at will, (ii) except for Contracts entered into in the ordinary course of business, is a party to or bound by any (A) written or oral Contract to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of any assets previously sold) or (B) Contract for the sale of any material capital asset, (iii) is a party to or bound by any Contract which is a material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the most recent Company Form 10-K included in the Company Public Reports, (iv) is a party to or bound by any Contract which prohibits the Company, its Subsidiaries or their respective affiliates from freely engaging in any business anywhere in the world, (v) is a party to or bound by any Contract relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company or its Subsidiaries, or (vi) has guaranteed any obligation for borrowed money.

    As used in this Agreement, the term "Contract" shall mean any contract, agreement, indenture, arrangement, commitment or understanding, whether written or oral.

    (b) Neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition affecting the Company, or to the Company's knowledge, other parties to such Contracts which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound except for violations or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company. Each Contract set forth on Schedule 2.12 or filed as an exhibit to the most recent Company Form 10-K included in the Company Public Reports constitutes a valid and binding obligation of the Company and/or Subsidiary which is party thereto and, to the knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms.

    (c) Prior to the date of this Agreement, Acquiror has been given an opportunity to review a true and correct copy of each written Contract, and a written description of each oral Contract, set forth on Schedule 2.12, together with all amendments, waivers or other changes thereto.

    SECTION 2.13 BROKERS AND FINDERS FEES. Except as set forth on Schedule 2.13, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company, obligating the Company or Acquiror (or any of their respective affiliates) to pay such claim. The Company has furnished to Acquiror a complete and correct copy of each agreements set forth on Schedule 2.13.

    SECTION 2.14 EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

    (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any Subsidiary, or with respect to which the Company or any Subsidiary is or reasonably would be expected to be liable under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), the Company has delivered or made available to Acquiror a copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS") for each Benefit Plan for which a Form 5500 is required to be filed, (ii) such Benefit Plan, (iii) each trust agreement, if any, relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required,

(v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan intended to be qualified under Section 401 of the Code.


    (b) Except as described on Schedule 2.14, no event has occurred with respect to the Benefit Plans and there exists no condition or set of circumstances, in connection with which the Company or any other employer (an "ERISA Affiliate") that is, with the Company or any Subsidiary, considered a single employer within the meaning of Sections 414(b), 414(c), or 414(m) of the Code, could be subject to any material liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law that would reasonably be expected to be required to be satisfied by the Company or the Acquiror and which would reasonably be expected to have a Material Adverse Effect on the Company.


    (c) Neither the Company nor any Subsidiary is bound by any collective bargaining or other labor union contract and no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary. There is no pending or, to the knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any Subsidiary that may interfere with the respective business activities of the Company or any Subsidiary and would reasonably be expected to have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, threatened charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable state agency.

    (d) The Company has delivered or made available to Acquiror (i) copies of all employment agreements with officers of the Company or its Subsidiaries; and
(ii) copies of all severance agreements, programs and policies of the Company and its Subsidiaries with or relating to its employees. Except as set forth on
Schedule 2.14, neither the Company nor any Subsidiary shall owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement and none of such persons shall be entitled to an increase in severance payments or other benefits as a result of the Merger or the other transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

    (e) Except as provided in Schedule 2.14, neither the Company nor any Subsidiary contributes to or has an obligation to contribute to, and has not within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA.

    (f) Except as disclosed on Schedule 2.14: (i) all Benefit Plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code are so qualified (subject to amendments to reflect changes where retroactive amendments are allowed, such as Public Law 104-188, the Small Business Job Protection Act of 1996); (ii) all trusts established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) to the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all Benefit Plans comply in all material respects with the requirements of ERISA and the Code; (iv) all plans have been administered in material compliance with the documents and instruments governing the Benefit Plans except in cases where changes in the law require compliance with the laws for periods preceding the date plans are required to be amended with retroactive effect; (v) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the SEC) required in connection with each Benefit Plan have been timely made; (vi) all material disclosures and notices required by law or plan provisions to be given to participants and beneficiaries in connection with each Benefit Plan have been properly and timely made; and (vii) the Company has made a good faith effort to comply in all material respects with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code.

    (g) Except as disclosed on Schedule 2.14: (i) all contributions, premium payments and other payments required to be made in connection with the plans as of the date of this Agreement have been made;

(ii) proper accrual has been made on the books of the Company for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (iii) no contribution, premium payment or other payment has been made in support of any Benefit Plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404, Section 419, Section 419A of the Code or otherwise); and (iv) with respect to each plan that is subject to Section 301 et. seq. of ERISA or Section 412 of the Code, such Benefit Plan has met the minimum funding standard for the 1997 plan year.

    (h) Except as disclosed on Schedule 2.14: (i) no action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending with regard to any Benefit Plan other than routine uncontested claims for benefits; (ii) the consummation of the transactions contemplated by this Agreement will not cause any Benefit Plan to increase benefits payable to any participant or beneficiary;
(iii) the consummation of the transactions contemplated by this Agreement will not: (A) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, benefit or award under the Benefit Plans, or (B) except as provided in Section 1.7 hereof, accelerate or modify the time of payment or vesting, or increase the amount of any benefit, award or compensation due any such employee under the Benefit Plans; (iv) no Benefit Plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Securities and Exchange Commission; (v) the Company has no actual or potential liability arising under Title IV of ERISA as a result of any Benefit Plan that has terminated or is in the process of terminating; (vi) the Company has no actual or potential liability under Section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan; and (vii) with respect to the Benefit Plans, the Company has no liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any liability for): (A) any excise taxes under Section 4971 through Section 4980B, Section 4999 or Section 5000, or (B) any penalty under Section 502(i), Section 502(l), Part 6 of Title I or any other provision of ERISA, or (C) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable law.

    (i) Except as disclosed on Schedule 2.14 (i) all accruals required under FAS 106 have been properly accrued on the financial statements of the Company and
(ii) the Company has no liability for life insurance, death or medical benefits after separation from employment other than: (A) such death benefits under the plans identified on Schedule 2.14, (B) health care continuation benefits described in Section 4980B of the Code, or (C) as may be required under other federal, state or local law.

    SECTION 2.15 ENVIRONMENTAL MATTERS.

    Except as set forth on Schedule 2.15:

    (a) The Company and its Subsidiaries (including solely for purposes of this Section 2.15 to the best knowledge of the Company, their predecessors, all former Subsidiaries and operators in respect of the period of ownership or operation by the Company) are (or were) in compliance with all Environmental Laws, including California's Safe Drinking Water & Toxic Enforcement Act of 1986 (commonly referred to as "Proposition 65"), and including the obligation to apply for, obtain and comply with all permits, authorizations, licenses or other approvals under Environmental Laws ("Environmental Permits"), except where the failure to be in compliance with Environmental Laws or to apply for, obtain or comply with Environmental Permits would not reasonably be expected to result in a Material Adverse Effect on the Company;

    (b) There is no pending or, to the knowledge of the Company, threatened claim, suit, or administrative proceeding against the Company or any of its Subsidiaries under any Environmental Law which is unresolved and would, if successful, reasonably be expected to result in a Material Adverse Effect on the

Company. Neither the Company or any of its Subsidiaries has received written communication from any person, including but not limited to, a Governmental Entity, alleging that the Company or any Subsidiary is or may be in violation of any applicable Environmental Law or otherwise may be liable or responsible under any applicable Environmental Law, including but not limited to, liability or responsibility in connection with a Cleanup or requesting information in connection with a site requiring a Cleanup, which violation or liability or responsibility is unresolved and would reasonably be expected to result in a Material Adverse Effect on the Company;

    (c) Except as would not reasonably be expected to result in a Material Adverse Effect on the Company: (i) there are no Regulated Materials present on, at, in or underneath any location which is owned by Company or its Subsidiaries ("Properties") or, to the knowledge of the Company, at any properties leased or otherwise operated by the Company or its Subsidiaries or to the knowledge of the Company, at any former properties when owned, leased or otherwise operated by the Company or any Subsidiary (including former Subsidiaries), and (ii) there have been no Releases (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended), of Regulated Materials on, at, in or underneath or from any Properties;

    (d) No friable asbestos-containing materials are present at any property owned by the Company; there are no underground storage tanks, active or abandoned, at any such property and, and no chlorofluorocarbons ("CFCs") are present at any such property or present in equipment or otherwise used by the Company in the conduct of its business that as a result of the Environmental Laws are required to be phased out and for which there is no replacement or for which the cost of replacement would have a Material Adverse Effect on the Company;

    (e) To the knowledge of the Company, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated or leased by the Company which are in the possession or control of the Company; and

    (f) For the purposes of this Agreement the following terms shall have the following meanings:

        "Cleanup" means all actions required to: (i) cleanup, remove, treat or remediate Regulated Materials; (ii) prevent the release of Regulated Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the environment; (ii) perform studies and investigations and monitoring and care; (iv) respond to any government or private party requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Regulated Materials in the environment; or (v) any legal or administrative proceeding related to items (i) through (iv) including, but not limited to, actions brought by third parties to recover costs incurred with respect to Cleanup.

        "Environmental Laws" shall mean all, federal, state, local laws, statutes, ordinances, codes, rules and regulations related to the protection of the environment, natural resources, safety or health or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Regulated Materials, and any common law cause of action relating to the environment, natural resources, safety health or the management or exposure to Regulated Materials including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 46 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et seq., each as amended.

        "Regulated Materials" shall mean any pollutants, contaminants, toxic, hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammable, corrosives, ozone depleting substances and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

    SECTION 2.16 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.4(g)) will, at the time the Form S-4 becomes effective under the Securities Act of 1933, as amended (the "Securities Act") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement (as defined in Section 4.4(g)), will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Schedule 13E-3 (as defined in Section 4.4(g)) will, at the time the Schedule 13E-3 is filed with the SEC and at the time the
Schedule 13E-3 is disseminated as required by the Exchange Act and the rules and regulations promulgated thereunder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Acquiror specifically for inclusion or incorporation by reference therein.

    SECTION 2.17 PROPERTIES; CONDITION OF ASSETS.

    (a) Schedule 2.17 sets forth each parcel of real property owned in fee by the Company or any of its Subsidiaries (collectively, the "Owned Properties") and each parcel of real property leased, subleased or licensed by the Company or any of the Subsidiaries (collectively, the "Leased Properties") (the Owned Properties and Leased Properties being sometimes referred to herein collectively as the "Company Properties"). The Company or one of the Subsidiaries has (i) good and marketable fee title to the Owned Properties and (ii) good and valid leasehold title or other occupancy right to the Leased Properties, free and clear of all liens, claims and encumbrances which individually or in the aggregate would materially impair use of such properties in the Company's business as they are currently being used.

    (b) Each agreement under which the Leased Properties are leased, subleased or licensed to the Company or its Subsidiaries as of the date hereof (collectively, the "Company Leases") is in full force and effect in accordance with its respective terms and the Company or one of the Subsidiaries is the holder of the lessee's or tenant's interest thereunder and there exists no default under any of the Company Leases by the Company or any of the Subsidiaries and no circumstance exists which, with the giving of notice, the passage of time or both would result in such a default, except for such defaults or other circumstances which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.17, the consummation of the Merger and the transactions contemplated by this Agreement do not and will not violate the terms of any of the Company Leases except for any violations, individually or in the aggregate with all other violations, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of the Subsidiaries (or any of the affiliates of any of the foregoing) has an ownership, financial or other interest in the landlord under any of the Company Leases, which exceeds a 10% ownership, financial or other interest in such landlord.

    (c) The current operation and use of the Company Properties does not violate any statutes, laws, regulations, rules, ordinances, permits, requirements, orders or decrees now in effect except for such violations which, individually or in the aggregate with all other violations, have not had and could not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 2.18 DISCLOSURE. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.19 BOARD RECOMMENDATION; SECTION 203; REQUIRED VOTE. (a) The Special Committee and the Board of Directors of the Company, at a meeting duly called and held, have each by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that the Merger, this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of Common Shares, (ii) determined that the Merger, this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of Preferred Shares, and (iii) recommended that holders of Common Shares and holders of Preferred Shares each approve the Merger, this Agreement and the transactions contemplated hereby.

    (b) The Special Committee and the Board of Directors of the Company have each approved the execution of this Agreement and the execution of the Stockholders Agreement and the Option Agreement by the Acquiror and certain stockholders of the Company prior to the execution of this Agreement in accordance with Section 203 of the DGCL, so that such Section will not apply to Acquiror, the Merger, this Agreement, the Stockholders Agreement, the Option Agreement or the transactions contemplated hereby or thereby. No provision of the certificate of incorporation, bylaws or other governing instruments of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Acquiror or its affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its Subsidiaries that may be acquired or controlled by Acquiror or its affiliates or permit any stockholder to acquire securities of the Company on a basis not available to Acquiror in the event that Acquiror were to acquire securities of the Company, and neither the Company nor any of its Subsidiaries has any rights plan, preferred stock or similar arrangement which has any of the aforementioned consequences.

    (c) The only votes of stockholders of the Company required to approve the Merger, this Agreement and the transactions contemplated hereby are (i) the affirmative vote of the holders of a majority of the Preferred Shares, and (ii) the affirmative vote of the holders of a majority of the voting power of the Common Shares and the Preferred Shares, voting together as a single class, with the holders of the Common Shares each being entitled to cast one vote for each Common Share owned of record by such holder and the holders of the Preferred Shares each being entitled to cast ten votes for each Preferred Share owned of record by such holder. No other vote of the holders of any class or series of the Company's securities (including debt securities) is necessary to approve the Merger, this Agreement or the transactions contemplated hereby and no vote of the holders of any class or series of the Company's securities is necessary to approve the Stockholders Agreement.

    (d) The execution, delivery and performance of this Agreement, the Stockholders Agreement, the Option Agreement and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any state anti-takeover or similar statute or regulation.

    SECTION 2.20. PRIOR NEGOTIATIONS. The Company and its officers, directors, employees, representatives and advisors (including the Company's financial advisor) have not been involved in substantive discussions with any group or person (or any of their respective affiliates or associates) or their representatives or advisors, or furnished material confidential information (including the offering memorandum prepared by the Company) to any such group or person (or any of their respective affiliates or associates) or their representatives in connection with a possible Acquisition Proposal except for such groups or persons which have executed and delivered to the Company a customary confidentiality agreement (containing "standstill" provisions).

    SECTION 2.21 INTELLECTUAL PROPERTY. The Company and each Subsidiary owns, or is validly licensed or otherwise has the right to use, without any obligation to make any fixed or contingent payments, including any royalty payments, as applicable, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights that are used in the conduct of the business of the Company as now operated (collectively, "Intellectual Property Rights"). Schedule 2.21 sets forth a description of all patents, trademarks and copyrights and applications therefor owned by the Company and each Subsidiary, that are used in the conduct of the business of the Company and the Subsidiaries as now operated and (i) are not generally available and (ii) are material to its business. Except as set forth in Schedule 2.21, no claims are pending or, to the knowledge of the Company, threatened that the Company is, and to the knowledge of the Company, neither the Company nor any Subsidiary is, infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right except for claims that have not had and would not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, except as set forth in Schedule 2.21, no person is infringing the rights of the Company with respect to any Intellectual Property Right. The Company has not licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

    SECTION 2.22. CERTAIN BUSINESS PRACTICES. None of the Company, its Subsidiaries or any directors, officers, agents or employees of the Company or its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment, that in the case of clauses (i)-(iv), individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 2.23. MANAGEMENT AGREEMENTS. Each of the employment agreements by and between the Company and Messrs. Carroll and Kaplan listed on Schedule 2.12 has been duly executed and delivered by the respective employee.

    SECTION 2.24. AFFILIATE TRANSACTIONS. Except as set forth in Schedule 2.24, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any of its Subsidiaries (or any immediate family member of any of the foregoing persons) (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any of its Subsidiaries in excess of $5,000; (ii) except for shares of a publicly traded company (in an amount not in excess of 5% of the outstanding shares of such Company) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (1) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (2) engaged in a business related to the business of the Company or any of its Subsidiaries, (3) participating in any transaction to which the Company or any of its Subsidiaries is a party or (iii) is otherwise a party to any Contract, arrangement or understanding with the Company or any of its Subsidiaries.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

    Acquiror represents and warrants to the Company that:

    SECTION 3.1 CORPORATE ORGANIZATION AND AUTHORIZATION.

    (a) Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.

    (b) The Acquiror has all requisite corporate power and authority and all governmental authorizations, certificates, licenses, consents and approvals required to own, lease and operate its properties and to carry on its business as currently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, operated or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on the Acquiror.

    (c) The execution, delivery and performance by the Acquiror of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Acquiror and, if necessary, the stockholders of Acquiror, and no further corporate authorization on the part of Acquiror is necessary to consummate the transactions contemplated by this Agreement, except for the amendments to Acquiror's Certificate of Incorporation contemplated by Section 1.4(a).

    (d) This Agreement has been duly executed and delivered by the Acquiror and constitutes a valid and binding agreement of Acquiror and is enforceable against Acquiror in accordance with its terms.

    (e) The copies of the Certificate of Incorporation and Bylaws, and all amendments thereto, of the Acquiror delivered to the Company are complete and true copies of such documents as in effect on the date hereof.

    SECTION 3.2 NONCONTRAVENTION.

    (a) Subject to the expiration or termination of the applicable waiting period required by the HSR Act, neither the execution or delivery by Acquiror of this Agreement nor the consummation by Acquiror of the transactions contemplated hereby:

        (i) violates, conflicts with, or constitutes a default under, the Certificate of Incorporation or Bylaws, as amended, of Acquiror; or

        (ii) assuming all consents, approvals, orders or authorizations contemplated by subsection (b) below have been obtained and all filings described therein have been made, (A) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which Acquiror is subject or (B) (with or without notice or lapse of time or both) except as set forth on Schedule 3.2(a) hereto, constitutes a default under any note, bond, mortgage, indenture, deed of trust, license, lease or other material agreement instrument or obligation to which Acquiror is a party or by which either of them is bound which default would reasonably be expected to result in a Material Adverse Effect on the Acquiror.

    (b) Except for the expiration or termination of the applicable waiting period under the HSR Act, the obtaining of the Company Stockholder Approvals, the filings with the SEC set forth in Section 4.4(g), the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and as described on

Schedule 3.2(b) there is no other consent, approval, order or authorization of, or filing with, or any permit from, or any notice to, any Governmental Entity or other person or entity required to be obtained by the Acquiror or the execution of this Agreement by the Acquiror and the consummation of the transactions contemplated hereby.

    SECTION 3.3 LEGAL PROCEEDINGS. Except as set forth on Schedule 3.3, there are no claims, actions, suits, proceedings or investigations pending or, to the Acquiror's knowledge, threatened against, the Acquiror or any of its subsidiaries (i) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or (ii) which, if adversely determined, would reasonably be expected to result in a Material Adverse Effect on the Acquiror. There are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency currently outstanding and unsatisfied against the Acquiror or any or its subsidiaries.

    SECTION 3.4 FINANCING. Acquiror has obtained and delivered true, correct and complete copies of the financing commitments Acquiror has received from financial institutions with respect to the funds necessary to consummate the transactions contemplated hereby including, but not limited to, the funds necessary to pay the aggregate Merger Consideration and Option Consideration to holders of Shares and Options in accordance with this Agreement.

    SECTION 3.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Acquiror specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Proxy Statement, will at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (iii) the Schedule 13E-3 will, at the time the Schedule 13E-3 is filed with the SEC and at the time the Schedule 13E-3 is disseminated as required by the Exchange Act and the rules and regulations promulgated thereunder, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Acquiror with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

    SECTION 3.6 INTERIM OPERATIONS OF ACQUIROR. Acquiror was organized solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    SECTION 3.7 BROKERS. Except as set forth on Schedule 3.7 or in connection with the Financing (including fees payable to sponsors), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's, or other similar commission in connection with the transactions contemplated hereby, based upon the arrangements made by or on behalf of Acquiror.

                                   ARTICLE IV
                                   COVENANTS

    SECTION 4.1 CONDUCT OF THE COMPANY PRIOR TO THE EFFECTIVE TIME. EXCEPT AS OTHERWISE CONSENTED TO BY ACQUIROR:

        (a) No Solicitation; Other Offers.

        (i) From the date of this Agreement until the termination of this Agreement or the Effective Time, whichever first occurs, the Company shall not, and shall cause the Subsidiaries not to, and shall use its best efforts to cause the officers, directors, employees, affiliates, representatives and other agents (including attorneys, investment bankers and accountants) of the Company and the Subsidiaries not to, directly or indirectly, solicit, initiate or encourage any inquiry, proposal, indication of interest or offer from any person that constitutes or would reasonably be expected to lead to any Acquisition Proposal (as hereinafter defined) or enter into discussions or negotiate with any person or entity in furtherance of any such inquiries, proposals, indications of interest or offers or to obtain or approve any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, and the Company shall immediately notify Acquiror of all relevant terms of any such inquiries, proposals, indications of interest or offers received by the Company or any Subsidiary or by any such officer, director, employee, affiliate, representative or agent, relating to any of such matters, any material change in the details (including any amendments or proposed amendments) of any such inquiries, proposals, indications of interest or offers, the identity of each of the persons or entities making such inquiries, proposals, indications of interest or offers, and, if any such inquiry, proposal, indication of interest or offer is in writing, the Company shall immediately deliver a copy thereof to Acquiror; provided, however, that if, prior to the Effective Time, the Company shall receive an Acquisition Proposal (that was not solicited after January 9, 1998), from a New Bidder (as defined below) that the Board of Directors of the Company, after receiving the written advice of its legal counsel, reasonably believes that it has a fiduciary duty to consider, then the Company, without violating this Agreement, may thereafter furnish information to and enter into discussions or negotiations with such New Bidder making such Acquisition Proposal; provided that, before furnishing any information to, or entering into discussions or negotiations with, any such New Bidder, the Company shall have obtained an executed confidentiality agreement containing confidentiality, "standstill" and other customary terms and conditions no less favorable to the Company than the terms and conditions of the Confidentiality Agreement (as defined in Section 9.5). Neither the Board of Directors of the Company, nor any committee thereof, shall (A) withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by the Board of Directors or any such committee thereof of this Agreement or the Merger, (B) approve or recommend any Acquisition Proposal, (C) enter into any agreement with respect to any Acquisition Proposal, (D) take any action to facilitate any other Acquisition Proposal in any respect, or (E) terminate this Agreement in connection with any Acquisition Proposal; provided that, nothing contained in this Section 4.1(a) or any other provision of this Agreement shall prevent the Board of Directors or any committee thereof, after receiving an Acquisition Proposal as described in the immediately preceding sentence that, after receiving the written advice of its legal counsel, the Board of Directors reasonably believes that it has a fiduciary duty to consider, from considering, negotiating, approving or recommending to the stockholders of the Company such an Acquisition Proposal from a New Bidder, provided that the Board of Directors of the Company reasonably determines (after consultation with its financial advisors) that such Acquisition Proposal (A) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement, (B) is made by a person financially capable of consummating such Acquisition Proposal,(C) provides for the acquisition by such person of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or at least a majority of the Shares outstanding on a fully diluted basis (any such Acquisition Proposal being referred to herein as a "Superior Proposal"); provided further that, at least three business days prior to the Board of

    Directors (or any committee thereof) withdrawing, modifying or changing its recommendation regarding the approval of the Merger or this Agreement in a manner adverse to Acquiror, or recommending to the stockholders of the Company any Acquisition Proposal, the Company shall send notice thereof to Acquiror (a "Superior Proposal Notice") and, concurrently therewith, shall pay the Break-Up Fee and the Documented Expenses to the Acquiror. The Superior Proposal Notice shall be deemed an irrevocable notice of termination of this Agreement by the Company pursuant to Section 8.1(d) and this Agreement shall be terminated in accordance therewith unless Acquiror takes such actions as are described in clauses (A) and (B) of Section 8.1(d). For purposes hereof, "Acquisition Proposal" means any proposal for a merger, consolidation, tender or exchange offer or other business combination involving the Company or the acquisition of any substantial equity interest in, or a substantial portion of the assets of the Company and its Subsidiaries considered as a whole, other than the transactions contemplated by this Agreement. For purposes hereof, "New Bidder" means any person or entity other than those persons and entities to whom presentations by management of the Company concerning a possible sale of the Company were made between November 1, 1997 and the date of this Agreement. Without limiting the foregoing, it is understood and agreed that any violation of the restrictions set forth in this paragraph (i) by any officer, director, employee, affiliate, representative or agent (including attorneys, investment bankers and accountants) of the Company or any of its Subsidiaries shall be deemed to be a breach of this paragraph (i) by the Company.

        (ii) Concurrently with sending a Superior Proposal Notice in accordance with Section 4.1(a)(i), or upon any termination by Acquiror of this Agreement pursuant to Sections 8.1(e) or (f), the Company shall reimburse Acquiror for its expenses (including attorney's fees) actually and reasonably incurred by Acquiror in connection with the transactions contemplated by this Agreement, documented to the reasonable satisfaction of the Company, up to a maximum of $5,000,000 (the "Documented Expenses") and
    (y) pay to Acquiror $16,500,000 (the "Break-Up Fee"), in each case by wire transfer of immediately available funds to an account designated by Acquiror for such purpose.

    (b) Conduct of the Company's Business and Operations. From the date hereof to the Effective Time, except as may be expressly otherwise provided in this Agreement or agreed to in writing by Acquiror:

        (i) The Company shall, and shall cause each Subsidiary to, carry on its respective business in the ordinary course consistent with past practice and shall, and shall cause each Subsidiary to, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. The Company shall, and shall cause each Subsidiary to use commercially reasonable efforts to (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices, (B) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to it, and (C) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Effect on the Company;

        (ii) The Company shall not and, subject to Section 4.1(a), shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any Subsidiary, (B) amend its Certificate of Incorporation or Bylaws or those of any Subsidiary, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) directly and/or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock, other than in connection with the exercise of Options outstanding on the date hereof;

       (iii) Except as contemplated in the Option Agreements outstanding on the date hereof, the Company shall not, nor shall it permit any Subsidiary to, issue, deliver or sell, or agree to issue, deliver or sell, any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire indebtedness or securities convertible into, shares of capital stock;

        (iv) The Company shall not, nor shall it permit any Subsidiary to: (A) acquire, lease or dispose of or agree to acquire, lease or dispose of any interest in any capital assets other than in the ordinary course of business and consistent with past practice; (B) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case pursuant to existing agreements or otherwise in the ordinary course of business and consistent with past practice (and in the case of incurring additional indebtedness, in any event in an amount not more than $10 million in excess of the amount reflected on the September 30, 1997 balance sheet included in the most recent Company 10-K Report, incurred in the ordinary course of business for the working capital needs of the Company or to consummate an acquisition otherwise permitted by clause (C) of this Section 4.1(b)(iv); (C) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase or lease of assets from suppliers or vendors in the ordinary course of business consistent with past practice, for an amount in excess of $2 million in any one case or $5 million in the aggregate; (D) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Acquiror, except in the ordinary course of business and consistent with past practice; (E) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; (F) make any loans or advances other than in the ordinary course of business and consistent with past practice; or (G) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (v) Except as described on Schedule 4.1(b), the Company shall not, nor shall it permit any Subsidiary to (except as required to comply with applicable law): (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, including any plan as described in Section 2.14; (B) increase in any manner the compensation, health benefit or other fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company relative to the level of such expense prior to such increase); (C) pay any material benefit not provided under any existing plan or arrangement; (D) grant any awards under any incentive, performance or other compensation plan or arrangement or employee benefit plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or (E) remove existing restrictions in any benefit plans or agreements (other than removal of restrictions in benefit plans or agreements in the ordinary course of business); (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan other than in the ordinary course of business consistent with past practice; or (G) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

        (vi) The Company shall not, nor shall it permit any Subsidiary to, waive any rights it may have under, or release any third party from its obligations under, any existing confidentiality and/or standstill agreement or arrangement relating to any Acquisition Proposal or otherwise under any confidentiality, non-competition or other similar agreement, and the Company agrees that, if requested by Acquiror, the Company shall assign to Acquiror any rights it has to enforce such agreements and shall permit Acquiror to enforce such agreements on the Company's behalf including seeking equitable relief to the extent available;

       (vii) The Company shall not, nor shall it permit any of its Subsidiaries to, (A) change, in any material respect, any of its methods of accounting in effect at September 30, 1997, or (B) make or rescind any express or deemed election relating to Taxes or make any election relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending September 30, 1997, except, in the case of clause (A) or clause (B), as may be required by Law or generally accepted accounting principles;

      (viii) The Company shall not, nor shall it permit any of its Subsidiaries to, settle or compromise any claim, lawsuit, liability or obligation or pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the settlement, payment, discharge or satisfaction of any such claims, liabilities or obligations (w) not exceeding $250,000 per claim or $500,000 in the aggregate, (x) to the extent reserved against in the September 30, 1997 balance sheet included in the most recent Company Form 10-K included in the Company Public Reports, (y) incurred in the ordinary course of business and consistent with past practice or (z) which are legally required to be paid, discharged or satisfied;

        (ix) The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement, Contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce any intention to do any of the foregoing;

        (x) The Company shall not, and shall cause its Subsidiaries not to take, or agree to take, any actions that would make any representation or warranty of the Company contained in this Agreement untrue or incorrect so as to cause any of the conditions set forth in Article VI hereof not to be fulfilled as of the Effective Time.

    (c) Reorganization. If reasonably requested by Acquiror, the Company shall contribute all of its assets and liabilities (including any shares of capital stock of its Subsidiaries) to a newly formed, wholly-owned Subsidiary of the Company, on terms and conditions reasonably acceptable to Acquiror (the "Reorganization").

    (d) Accounting. The Company shall cooperate with any reasonable requests of Acquiror or the SEC related to the recording of the Merger as a recapitalization for financial reporting purposes and to take such actions consistent with the terms of this Agreement, at Acquiror's reasonable request, as may be required to cause the Merger to be recorded as such, including, without limitation, to assist Acquiror and its affiliates with any presentation to the SEC with regard to such recording and to include appropriate disclosure with respect to such recording in all filings with the SEC and all mailings to stockholders made in connection with the Merger. In furtherance of the foregoing, the Company shall provide to Acquiror for the prior review of Acquiror's advisors any description of the transactions contemplated by this Agreement which is meant to be disseminated.

    (e) Cooperation; Financing. The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers and employees to provide, all reasonable cooperation in connection with the arrangement of any financing contemplated by Section 5.9, including without limitation, (i) the execution and delivery of any commitment letters, underwriting or placement agreements, loan, pledge and security documents, other definitive financing documents, or other requested certificates or documents reasonably requested (including with respect to the matters described in Section 6.9), (ii) making available on a timely basis any financial information of the Company and its Subsidiaries that may be reasonably requested by Acquiror, (iii) obtaining the solvency opinion referred to in Section 4.2(d) and obtaining the comfort letters and update thereof from the Company's independent certified public accountants, with such letters to be in customary form and to cover matters of the type customarily covered by accountants in such financing transactions, and
(iv) making reasonably available representatives and employees of the Company and its accountants and attorneys in connection with any such financing, including for purposes of due diligence and marketing efforts (including participation in "road shows") related thereto. The parties acknowledge that all obligations (including the payment of any fees and expenses) on behalf of the Company in connection with any expenses of road shows, commitment letters or other financings or refinancings contemplated hereby shall be subject to the occurrence of the Closing.

    (f) Affiliates. Prior to the Effective Time, the Company shall deliver to Acquiror a letter identifying all persons who are, as of the date hereof and at the time the Company Stockholder Approvals are obtained, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable best efforts to cause each such person to deliver to Acquiror on or prior to the Effective Time a written agreement substantially in the form attached as Exhibit C hereto.

    (g) WARN. Neither the Company nor any of its Subsidiaries shall effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in party any site of employment, facility, operating unit or employee of the Company or any Subsidiary.

    (h) SEC Filings. The Company agrees that it shall continue to timely make any such filings with the SEC as may be required by applicable federal securities laws, including without limitation required Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

    SECTION 4.2 COVENANTS OF ACQUIROR; EMPLOYEE BENEFITS; INDEMNIFICATION.

    (a) Employee Benefits. As of the Effective Time, the employees of the Company and each Subsidiary (the "Company Employees") shall continue employment with the Surviving Corporation and its subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and employee benefits, as in effect on the date hereof, with such changes as may occur before the Effective Time in the ordinary course of business consistent with past practice. Except as may be specifically required by applicable law or any agreement by which the Company is bound, the Surviving Corporation and its subsidiaries shall have the same right to terminate or change the conditions of any Company Employee's employment or to amend, modify or terminate any employee benefit plan program or policy, as the Company and its Subsidiaries have on the date hereof.

    (b) Notwithstanding any provisions of any Company or Subsidiary employee benefit plan, program or policy (including any employee pension benefit plan within the meaning of Section 3(2) of ERISA) to the contrary, at the Effective Time any right of any employee to make future investments in shares of the Company or to receive employer contributions in shares of the Company shall terminate, and any shares of the Company held under any such plan, program or policy shall be treated in the Merger in accordance with this Agreement, and any Merger Consideration (including shares of Senior Preferred Stock) received thereunder shall be, to the extent applicable, reinvested in accordance with the terms of such plan, program or policy. Before the Effective Time, the Company and the Subsidiaries shall take any and all action reasonably required to assure that the right of any employee to make future investments in shares of the Company and the obligation of the Company or any Subsidiary to contribute shares of the Company under any such plan, program or policy is terminated as of the Effective Time.

    (c) Indemnification; Directors' and Officers' Insurance. Subsequent to the Effective Time as contemplated by Section 1.4 hereof, the Surviving Corporation shall not, until the later of (i) the six-year anniversary date of the Effective Date or (ii) the permitted termination or expiration date of any existing Company or Subsidiary indemnification agreement or arrangement disclosed on
Schedule 4.2 (the period between the Effective Date and the later of such subsequent dates, the "Indemnification Period"), amend the Certificate of Incorporation or Bylaws of the Surviving Corporation or take any other action, or fail to take any action, the effect of which amendment, action or failure to act would be to reduce or limit the rights to indemnity or advancement of expenses afforded to those persons who served as directors or officers of the Company or any present or past subsidiary at any time prior to the Effective Time or to hinder, delay or make more difficult in any way the exercise of such rights to indemnity or advancement of expenses or the ability of the Surviving Corporation or any Subsidiary to indemnify such persons or advance expenses. The Surviving Corporation shall at all times promptly exercise the powers granted to it by its Certificate of Incorporation, its Bylaws and by applicable law to indemnify (and to advance expenses to), subject to the terms and conditions thereof, to the fullest extent possible those persons who served as directors or officers of the Company and present or past subsidiaries prior to the Effective Time against all claims and expenses made against or incurred by them arising from their service in such capacities. Should any such person be made a party or be threatened to be made a party to any threatened, pending or completed action, suit or proceeding at any time during the Indemnification Period, by reason of the fact that he was a director or officer of the Company or any present or past subsidiary or was serving as an officer or director of any other enterprise at the request of the Company, the provisions of this Section 4.2(c) shall continue in effect until the final disposition of all such actions, suits or proceedings, whether or not the Indemnification Period shall have expired. The provisions of this Section 4.2(c) are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder, his heirs and his personal representatives. In the event the Surviving Corporation or the Acquiror or any of their respective successors or assigns (A) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(B) transfers all or substantially all of its properties and assets to any person, the Surviving Corporation shall ensure that proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 4.2(c). The Surviving Corporation shall obtain and maintain in effect for not less than six years after the Effective Date, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor a policy or policies providing substantially equivalent coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including the Effective Date; provided that in no event shall the Surviving Corporation be required to expend more than 200% of the current annual premiums paid by the Company for such coverage (the Maximum Premium); and provided, further, that if the Surviving Corporation is unable to obtain the amount of insurance required by this Section 4.2(c) for such aggregate premium, the Surviving Corporation shall obtain, if available, as much insurance as can be obtained for an annual premium not in excess of the Maximum Premium.

    (d) Financing. Acquiror shall use commercially reasonable efforts, subject to normal conditions, to arrange, as promptly as practicable, and consummate the Financing (as defined in Section 5.9) pursuant to the commitment letters referred to in Section 3.4 hereof (or involving such other financing as may be acceptable to Acquiror in its sole discretion) in respect of the transactions contemplated by this Agreement on customary commercial terms, including, subject to normal conditions, using commercially reasonable efforts to assist the Company in the negotiation of definitive agreements with respect thereto and to satisfy all conditions applicable to Acquiror in such definitive agreements. Subject to the Company having received the proceeds of the Financing, Acquiror at Closing shall be capitalized with an equity contribution sufficient to finance the transaction, in an amount up to $98,600,000. Acquiror will be under no obligation pursuant to the immediately preceding sentence unless and until the Company receives the proceeds of the Financing on terms consistent with the commitment letters referenced in Section 3.4, or such other financings as may be acceptable to Acquiror in its sole discretion. Acquiror shall use commercially reasonable efforts to obtain a solvency opinion in connection with the Financing, addressed to the Board of Directors of the Company.

    SECTION 4.3 CONDUCT OF BUSINESS BY ACQUIROR PENDING THE MERGER. Prior to the Effective Time, except as otherwise contemplated or permitted by this
Agreement: Acquiror shall not, and shall cause its subsidiaries not to take, or agree to take, any actions that would make any representation or warranty of Acquiror or its subsidiaries contained in this Agreement untrue or incorrect so as to cause any of the conditions set forth in Article V hereof not to be fulfilled as of the Effective Time. Notwithstanding the foregoing, this Section
4.3 shall not create any obligation on the part of Acquiror (or its affiliates) with respect to the Financing, Acquiror's obligations with respect to the Financing are set forth in Section 4.2(d) hereof.

    SECTION 4.4 COVENANTS OF ACQUIROR AND THE COMPANY.

    (a) Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each party to this Agreement shall hold (and not use, in the conduct of its or their business or otherwise) and shall use all commercially reasonable efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents (collectively, "Representatives") to hold in confidence (and not use, in the conduct of its or their business or otherwise), unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other parties furnished in connection with the transactions contemplated by this Agreement, whether furnished before or after the date of this Agreement and regardless of the manner in which it is furnished ("Confidential Information"), together with all analyses, compilations, studies or other documents or records prepared by a party hereto or any of its Representatives to the extent that such analyses, compilations, studies or other documents or records contain or otherwise reflect or are generated from Confidential Information ("Evaluation Material"). Confidential Information shall not include information that can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party. Notwithstanding the foregoing, any party may disclose Confidential Information and Evaluation Material to its Representatives in connection with evaluating the transactions contemplated by this Agreement and to its lenders in connection with obtaining the financing for the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. A party hereto shall take, at its sole expense, all commercially reasonable actions to cause its Representatives to comply with this Section 4.4(a). Each party hereto shall be deemed to have breached this Section 4.4(a) in the event that any of its Representatives do not comply with this Section 4.4(a). If this Agreement is terminated and the Option Agreement has terminated without exercise thereunder, each party shall, and shall cause its subsidiaries, and shall use all commercially reasonable efforts to cause its Representatives to, destroy or deliver to the other party, upon request, all Confidential Information and Evaluation Material, and all copies thereof and upon request, a party shall certify in writing to the party making such request that all such Confidential Information and Evaluation Material has been so delivered or destroyed.

    (b) Subject to Section 4.4(a), the Company shall (and shall cause its Representatives to) afford to the Acquiror (or its Representatives, including without limitation directors, officers and employees of the Acquiror and its affiliates and counsel, accountants and other professionals retained by Acquiror) such access throughout the period prior to the earlier of the termination of both this Agreement and the Option Agreement (without exercise of the option thereunder) or the Effective Time to such books, records (including without limitation) tax returns, work papers of independent auditors, agreements, properties (including for the purpose of making any reasonable "Phase I" environmental investigation and compliance audit), personnel, suppliers and franchisees as the Acquiror reasonably requests from the Company.

    (c) The Company and Acquiror shall use their best efforts to file as soon as reasonably practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or any other Governmental Entity, in connection with antitrust matters. The Company and Acquiror shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC or Antitrust Division. Acquiror shall reimburse the Company for all expenses (including attorney's fees) reasonably incurred by the Company in connection with matters referred to in the immediately preceding sentence. The Company shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such undertakings to make divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any governmental entity, including the HSR Act, in connection with the transactions contemplated by this Agreement, provided that no such divestiture or undertaking shall be made unless reasonably acceptable to Acquiror.

    (d) Best Efforts. Acquiror and the Company shall each use its best efforts to perform its obligations under this Agreement to satisfy the conditions set forth in Articles V and VI, and to consummate the Merger on the terms and conditions set forth in this Agreement; provided, however, that this Section 4.4(d) shall not create any obligation to use best efforts with respect to those obligations which are expressly conditioned upon the use of "reasonable" or "commercially reasonable" efforts of similar terms.

    (e) Certain Filings. The Company and Acquiror shall use their best efforts to cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required (other than pursuant to the HSR Act), or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and in seeking to timely obtain any such actions, consents, approvals or waivers, or making any such filings or furnishing information required in connection therewith.

    (f) Public Announcements. Acquiror, and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, any securities exchange or the National Association of Securities Dealers, Inc. if it has used all commercially reasonable efforts to consult with the other party.

    (g) Form S-4; Proxy Statement; Schedule 13E-3; Shareholder Approval.

        (i) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a registration statement on Form S-4 (the "Form S-4") in which will be included a preliminary proxy statement for stockholders of the Company in connection with the solicitation of proxies to approve the transactions contemplated by this Agreement (such proxy statement together with any amendments thereof or supplements thereto, in each case, in the form or forms mailed to the Company's stockholders, being the "Proxy Statement"). Concurrently with the filing of the Proxy Statement, Acquiror and its respective affiliates (to the extent required by law) shall prepare and file with the SEC, together with the Company, a Rule 13E-3 Transaction Statement on Schedule 13E-3 (together with all supplements and amendments thereto, the "Schedule 13E-3") with respect to the transactions contemplated by this Agreement. All filing fees required to be paid, and all printing, mailing and other costs of dissemination with respect to the Form S-4, Proxy Statement or Schedule 13E-3 shall be paid by the Company. The Acquiror shall furnish all information concerning them and the holders of its capital stock as the Company may reasonably request in connection with such actions. The Company shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the

    Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall use its commercially reasonable efforts to take all steps necessary to cause the
    Schedule 13E-3 to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities laws. The Company shall take any action required to be taken under any applicable state securities laws in connection with the registration and qualification of the Shares of the Capital Stock to be issued in connection with the Merger.

        (ii) If at any time prior to the Special Meeting any event or circumstance relating to the Company, the Acquiror or any of their respective affiliates, or its or their respective officers or directors, should be discovered by the Company or the Acquiror that should be set forth in a supplement or amendment to the Proxy Statement or the Form S-4 or
    Schedule 13E-3, such party shall promptly inform the other party and the Company shall promptly supplement, amend, update, or correct the Form S-4, Proxy Statement and/or Schedule 13E-3 and shall cause such supplement, amendment, update or correction to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities laws.

       (iii) The Company shall immediately notify the Acquiror of (A) the receipt of any comments from the SEC relating to the Form S-4, the Schedule 13E-3 or the Proxy Statement, (B) any request by the SEC for any amendment or supplement to the Form S-4, the Schedule 13E-3 or Proxy Statement or for additional information, and (C) the effectiveness of the Form S-4, the
    Schedule 13E-3 and the clearance of the Proxy Statement, and the Schedule 13E-3. The Company shall consult with the Acquiror with respect to, and prior to, all filings with the SEC, including the Form S-4 and Schedule 13E-3 and any amendment or supplement thereto, and all mailings to the Companies' stockholders in connection with the Merger, including the Proxy Statement. No filing of the Form S-4, the Proxy Statement, the Schedule 13E-3 or any amendment or supplement thereto shall be made by the Company without the consent of the Acquiror (not to be unreasonably withheld.

        (iv) The Company shall, as requested by Acquiror, take such action as may be necessary with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of the Shares ("Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Proxy Statement shall contain the recommendations of the Special Committee and the Board of Directors of the Company that; the Merger, this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of Common Shares, (ii) the Merger, this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of Preferred Shares, and (iii) the recommendation referred to in
    Section 2.20 hereof that holders of Common Shares and holders of Preferred Shares each approve the Merger, this Agreement and the transactions contemplated hereby. The Company will cause its transfer agent to make stock transfer records relating to the Company available to the Acquiror.

    (h) To the extent requested by Acquiror, each of the parties shall cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Shares from the AMEX; provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Acquiror's present intention that, following the Merger, none of the shares of the Company's capital stock will be listed on the AMEX or any other national securities exchange and will not be quoted on the NASDAQ. Notwithstanding that the Surviving Corporation may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for the two (2) years following the Effective Time, the Surviving Corporation shall file with the SEC such reports as are specified in Section 13 and 15(d) of the Exchange Act and required to be filed in respect of securities similar to the Senior Preferred Shares by issuers subject to the reporting requirements of Section 13 of the Exchange Act, such reports to be so filed at the times specified for the filings of such reports required under such Sections;

provided that the Surviving Corporation shall have no obligation to file such reports if fewer than 500,000 Senior Preferred Shares remain outstanding.

    SECTION 4.5 TRANSACTION LITIGATION. The Company shall give Acquiror the opportunity to participate in the defense or settlement of any litigation against the Company and its directors directly relating to any of the transactions contemplated by this Agreement until the Effective Time provided, however, that no such settlement shall be agreed to without Acquiror's consent, which consent shall not be unreasonably delayed or withheld; and provided further that no settlement requiring a payment by a director shall be agreed to without such director's consent.

                                   ARTICLE V
                      CONDITIONS TO ACQUIROR'S OBLIGATIONS

    All obligations of Acquiror under this Agreement are subject to the fulfillment or waiver (to the extent permitted by this Agreement and applicable law), prior to or at the Effective Time, of each of the following conditions:

    SECTION 5.1 SHAREHOLDER APPROVAL. The Company Stockholder Approvals shall have been obtained.

    SECTION 5.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect with respect to the Company.

    SECTION 5.3 PERFORMANCE. The Company shall have performed and complied with all covenants required by this Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 5.4 OFFICER'S CERTIFICATE. The Company shall have delivered to Acquiror a certificate of a duly authorized officer of the Company in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 5.2 and 5.3 hereof.

    SECTION 5.5 HSR WAITING PERIOD. The applicable waiting period under the HSR Act, if any, shall have expired or terminated.

    SECTION 5.6 NO INJUNCTION. No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their commercially reasonable efforts to have any such injunction lifted).

    SECTION 5.7 FORM S-4. (a) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; (b) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the Shares to be issued in the Merger shall have been complied with; and (c) the Proxy Statement and the Schedule 13E-3 shall have been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 5.8 NO LITIGATION. There shall not be pending by or before any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Acquiror or any of its affiliates any damages that are material to any such party, (ii) seeking to prohibit or limit the ownership or operation by the Acquiror, the Company or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Acquiror or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Acquiror or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, or (iii) seeking to impose limitations on the ability of any affiliate of Acquiror to acquire and hold, or exercise fully rights of ownership of, any shares of capital stock of the Company, including, without limitation, the right to vote any shares of capital stock of the Company on any matter properly presented to the holders of such class of capital stock.

    SECTION 5.9 FINANCING. The Company shall have received the proceeds of the financing pursuant to the commitment letters referred to in Section 3.4 hereof on terms and conditions set forth therein (or on such other terms and conditions, or involving such other financing sources, as are acceptable to Acquiror in its sole discretion) in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation (i) to pay the Merger Consideration and Option Consideration, (ii) to refinance the outstanding indebtedness (including capital lease obligations) of the Company,
(iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof, (iv) to pay all severance, retention, bonus or other obligations which might become due and payable as a result of the consummation of the Merger and the transactions contemplated by this Agreement, (v) to provide for the working capital needs of the Company upon consummation of the Merger, including, without limitation, if applicable, letters of credit (the transactions referred to in this Section 5.9, the "Financing").

    SECTION 5.10 AFFILIATE LETTERS. The Company shall have used commercially reasonable efforts to cause the agreements referred to in Section 4.1(f) to be delivered to Acquiror. The employment agreement described on Schedule 5.10 shall be in full force and effect unless modified with the prior written consent of Acquiror.

    SECTION 5.11 COMFORT LETTERS. Acquiror shall have received "comfort letters" and updates thereof from the Company's independent certified public accountants, with such letters to be in customary form and to cover matters of the type customarily covered by accountants in transactions similar to the Merger and the other transactions contemplated by this Agreement.

    SECTION 5.12 DISSENTING SHARES; ROTKO ROLLOVER.

    (a) The number of Dissenting Shares shall not exceed 15% of the outstanding Shares.

    (b) All of the holders of the Options shall have (i) exercised such Options or shall have entered into agreements with the Company to exercise such Options prior to the Effective Time (or such later time as may be specified by Acquiror) or shall have otherwise permitted the Company to cash-out the Options and (ii) agreed to reinvest the after-tax proceeds of the Option Consideration received by them in respect of 1,000,000 Options in securities of the Surviving Corporation.

    (c) The holders of the Rotko Rollover Shares shall have performed their obligations under the Rotko Rollover Agreement in all material respects.

    SECTION 5.13 CONSENTS. Acquiror shall have received evidence, in form and substance reasonably satisfactory to it, that all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties necessary to consummate the transactions contemplated hereby shall have been obtained, unless the failure to so obtain such licenses, permits, consents, approvals, authorizations, qualifications and orders, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

                                   ARTICLE VI
                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

    All obligations of the Company under this Agreement are subject to the fulfillment or waiver (to the extent permitted by this Agreement and applicable law), prior to or at the Effective Time, of each of the following conditions:

    SECTION 6.1 SHAREHOLDER APPROVAL. The Company Stockholder Approvals shall have been obtained.

    SECTION 6.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Acquiror in this Agreement shall be true and correct in all material respects unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect with respect to the Acquiror.

    SECTION 6.3 PERFORMANCE. Acquiror shall have performed and complied with all covenants required by this Agreement to be performed or complied with by it on or before the Effective Time except for such nonperformance or noncompliance which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquiror.

    SECTION 6.4 OFFICER'S CERTIFICATE. Acquiror shall have delivered to the Company a certificate of a duly authorized officer in such person's capacity as an officer and without personal liability, dated the Effective Date, certifying as to the fulfillment of the conditions specified in Sections 6.2 and 6.3 hereof.

    SECTION 6.5 HSR WAITING PERIOD. The applicable waiting period under the HSR Act shall have expired or been otherwise terminated.

    SECTION 6.6 NO INJUNCTION. No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (the Company and Acquiror agreeing to use their commercially reasonable efforts to have any such injunction lifted).

    SECTION 6.7 FORM S-4. (a) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; (b) any material "blue sky" and other state securities laws applicable to the registration and qualification of, and any rules or regulations of any self-regulatory organization applicable to, the Shares to be issued in the Merger shall have been complied with; and (c) the Proxy Statement and the Schedule 13E-3 shall have been disseminated to the extent, and for the minimum time period required by, the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 6.8 NO LITIGATION. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other person, any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Company or any of its affiliates any damages that are material to any such party, or (ii) seeking to prohibit or limit the ownership or operation by the Acquiror, the Company or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Acquiror or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Acquiror or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

                                  ARTICLE VII
                          SURVIVAL OF REPRESENTATIONS

    SECTION 7.1 NO SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements made by the parties hereto in this Agreement shall terminate on, and shall have no further force or effect after, the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time (including, without limitation, Sections 4.2(a) and 4.2(b), and the officers and directors referred to therein are and shall continue to be third party beneficiaries thereof). In the event of a breach of any of such covenants or agreements, the party to whom such covenants or agreements have been made shall have all rights and remedies for such breach available to it under applicable law and the provisions of this Agreement, regardless of any disclosure to, or investigation made by or on behalf of, such party.

    SECTION 7.2 EXCLUSIVE REMEDY.

    (a) Acquiror acknowledges and agrees that (i) other than the representations and warranties of the Company specifically contained in this Agreement (including the Schedules hereto) the Stockholders Agreement and the Option Agreement, there are no representations or warranties of the Company or any Subsidiary or any other person either expressed or implied with respect to the Company, the Subsidiaries or their respective assets, liabilities and businesses, and (ii) neither it nor the Surviving Corporation shall have any claim or right to damages or indemnification from the Company, any Subsidiary, or any current or former officer, director or stockholder of the Company or any Subsidiary acting in their capacities as such with respect to any information (whether written or oral), documents or material furnished by the Company, any Subsidiary or any of their respective officers, directors, employees, agents, counsel, accountants or advisors to Acquiror with respect to the transactions contemplated by this Agreement, including any information, documents or material made available to Acquiror in certain "data rooms," management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

    (b) The Company acknowledges and agrees that (i) other than the representations and warranties of Acquiror specifically contained in this Agreement (including the Schedules hereto) the Stockholders Agreement and the Option Agreement, there are no representations or warranties of Acquiror or any other person either expressed or implied with respect to Acquiror and (ii) it shall not have any claim or right to damages or indemnification from Acquiror or any current or former officer, director or stockholder of Acquiror with respect to any information (whether written or oral), documents or material furnished by Acquiror or any of its officers, directors, employees, agents, counsel, accountants or advisors to Acquiror.

    Subject to Section 9.4, the employees, officers, directors and shareholders of Acquiror (and their respective affiliates and associates) shall not have any liability or obligation to the Company with respect to this Agreement and the transactions contemplated hereby except in respect of Bruckmann, Rosser, Sherrill & Co., Inc. ("BRS") as set forth in the letter agreement between BRS and the Company of even date herewith.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

    SECTION 8.1 TERMINATION OF AGREEMENT. Prior to the Effective Time. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the applicable stockholders, but prior to the Effective Time:

    (a) by mutual written consent of Acquiror and the Company.

    (b) by either the Acquiror or the Company, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy;

    (c) by either the Acquiror or the Company, if the Merger has not been consummated on or before August 31, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement) provided that the right to terminate this Agreement pursuant to this Section 8.1(c) solely because of the failure to be satisfied of Section 5.8 or 6.8 hereof, shall not accrue until September 30, 1998; or

    (d) by the Company, effective three business days after delivery to Acquiror of a Superior Proposal Notice pursuant to Section 4.1(a), which Notice shall have been preceded or accompanied by payment of the Break-Up Fee and the Documented Expenses to the Acquiror, unless, within such three business-day period, Acquiror (A) makes an offer that the Company's Board of Directors reasonably determines (after consultation with its financial advisors) is at least as favorable to the Company's stockholders as the Superior Proposal that is the subject of the Superior Proposal Notice, and (B) returns the Break-Up Fee and the Documented Expenses to the Company.

    (e) by the Acquiror if (A) the Board of Directors of the Company (or any committee thereof) (i) withdraws, modifies or changes its recommendation regarding the approval of the Merger or this Agreement or the transactions contemplated hereby in a manner adverse to the Acquiror, (ii) shall have recommended to the stockholders of the Company any Acquisition Proposal; (iii) shall have taken any action in violation of Section 4.1(a) of this Agreement,
(iv) shall have failed to reaffirm publicly its recommendation regarding the approval of the Merger or this Agreement and the transactions contemplated hereby within three business days' of receipt of Acquiror's written request to do so; or (v) shall have resolved, or entered into any agreement, to do any of the foregoing, or (B) the parties (other than Acquiror) to the Option Agreement or the Stockholder Agreement shall have breached their material obligations thereunder to Acquiror, or (C) or there shall have been a Change in Control of the Company.

    As used herein, "Change in Control" means any of the following:

        (i) any person or group (other than Acquiror) acquires or beneficially owns, or enters into an agreement with the Company or any of its Subsidiaries to acquire, directly or indirectly, 25% or more of the outstanding Shares or voting power in respect of the Shares or 25% or more of the assets, revenues or earning power of the Company and its Subsidiaries, taken as a whole (it being understood that (x) shares of Subsidiaries constitute assets of the Company for purposes hereof and (y) the beneficial ownership by the Rotko Entities of any Share beneficially owned by them as of the date of this Merger Agreement shall not constitute a "Change in Control"); or

        (ii) the Company distributes or transfers, or publicly announces its intention to distribute or transfer, to its shareholders, by dividend or otherwise, assets constituting 25% or more of the market value or earning power of the Company on a consolidated basis.

    The Company agrees to notify Acquiror within five business days of the occurrence of any Change in Control.

    (f) by the Acquiror if (i) the Company is in breach at any time prior to the Effective Time of any of the representations and warranties made by the Company as though made on and as of such date, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect with respect to the Company, or (ii) the Company shall not have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on and as of such date, which breach in the case of clauses (i) and (ii) cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to the Company.

    (g) by the Company if (i) the Acquiror is in breach at any time prior to the Effective Time of any of the representations and warranties made by the Acquiror as though made on and as of such date, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) in such representations and warranties, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect with respect to the Acquiror, or (ii) the Acquiror shall not have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on and as of such date, which breach in the case of clauses (i) and (ii) cannot be or has not been cured, in all material respects, within 15 days after the giving of written notice to the Acquiror.

    Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other parties.

    SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1 above, this Agreement shall become void and of no effect and no party hereto shall have any liability to the other for costs, expenses, loss of anticipated profits or otherwise, except that (i) the agreements contained in Sections 4.1(a)(ii), 4.4(a) and 9.2 shall survive the termination hereof, and
(ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. The right of any party hereto to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, advisors or other representatives, whether prior to or after the execution of this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

    SECTION 9.1 WAIVER OF COMPLIANCE. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    SECTION 9.2 EXPENSES. Except as provided in Section 4.1(a)(ii) or otherwise expressly provided in this Agreement, each party shall bear its respective expenses, fees and costs incurred or arising in connection with the negotiation and preparation of this Agreement and all transactions related hereto, and the parties shall have no liability between or among themselves for such expenses, fees or costs.

    SECTION 9.3 ASSIGNABILITY; Parties in Interest. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other party, except that Acquiror may assign, in its sole discretion, any or all of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary or subsidiaries of Acquiror, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligation. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, with respect to the provisions of Section 4.2(c), and 9.2, shall inure to the benefit of the persons or entities benefiting from the provisions thereof who are intended to be third-party beneficiaries thereof. Except as provided in the preceding sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the respective successors and permitted assigns of the parties hereto.

    SECTION 9.4 SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such nonperforming party, in addition to any damages and other remedies available to it, shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    SECTION 9.5 AGREEMENT; AMENDMENTS.

    (a) This Agreement (together with the Confidentiality Agreement, by and between the Acquiror and the Company, dated October 30, 1997, 1997 (the "Confidentiality Agreement")), including the exhibits, schedules, and other documents delivered pursuant hereto, contains the entire understanding of the parties. The Confidentiality Agreement shall terminate at the Effective Time. This Agreement may be amended only by a written instrument duly signed by the parties hereto or their respective successors or assigns. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Common Share or Preferred Share or Option shall be converted upon consummation of the Merger.

    (b) No provision of the Confidentiality Agreement shall limit Acquiror's right to exercise the Options granted to it under the Option Agreement or to acquire Shares thereunder, and the provisions of the second paragraph on page 3 of the Confidentiality Agreement shall terminate upon any termination of this Agreement in circumstances where a Break-Up Fee is paid or payable by the Company or upon exercise of the option granted to Acquiror pursuant to the Option Agreement.

    (c) No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement.

    SECTION 9.6 HEADINGS.

    The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement. The use of masculine pronouns herein is intended to include the feminine and neuter, as appropriate.

    SECTION 9.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provision of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    SECTION 9.8 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to the Company, to:                         MEDIQ Incorporated
                                               One MEDIQ Plaza
                                               Pennsauken, NJ 08110-1460
                                               Attention: Thomas E. Carroll
                                               President and Chief Executive Officer
                                               Telephone #: (609) 662-3200
                                               Facsimile #: (609) 661-0958

with a copy to:                                Drinker Biddle & Reath LLP
                                               Philadelphia National Bank Building
                                               1345 Chestnut Street
                                               Philadelphia, PA 19107
                                               Attention: F. Douglas Raymond, III
                                               Telephone #: (215) 988-2548
                                               Facsimile #: (215) 988-2757

if to Acquiror, to:                            c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                                               126 East 56th Street
                                               New York, NY 10022
                                               Attention: Bruce Bruckmann
                                               Telephone #: (212) 521-3700
                                               Facsimile #: (212) 521-3799

with a copy to:                                Dechert Price & Rhoads
                                               4000 Bell Atlantic Tower
                                               1717 Arch Street
                                               Philadelphia, PA 19103
                                               Attention: William G. Lawlor
                                               Telephone #: (215) 994-4000
                                               Facsimile #: (212) 994-2222

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and personal acknowledgment of receipt is returned, (ii) delivered by hand, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the addresses specified in this section.

    SECTION 9.9 LAW GOVERNING. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

    SECTION 9.10 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all counterparts so executed shall constitute one and the same agreement.

    SECTION 9.11 REPRESENTATIONS. No representation or warranty in this Agreement shall be deemed to be violated by a party hereto if the information therein required to be disclosed is disclosed by such party in another Schedule to this Agreement where the relevance of such disclosure to the representation or warranty at issue is apparent.

    SECTION 9.12 JURISDICTION. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Company or the Acquiror, as the case may be, at the addresses set forth Section 9.8 hereof, shall be effective service of process for any action, suit or proceedings brought against such party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

    IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

                                             MEDIQ INCORPORATED

                                             By:        /s/ THOMAS E. CARROLL
                                                        ------------------------------------------
                                                        Name: Thomas E. Carroll
                                                        Title: President and Chief Executive
                                                        Officer

                                             MQ ACQUISITION CORPORATION

                                             By:        /s/ BRUCE C. BRUCKMANN
                                                        ------------------------------------------
                                                        Name: Bruce C. Bruckmann
                                                        Title: President

                                                                         ANNEX B


                       [SALOMON SMITH BARNEY LETTERHEAD]

January 14, 1998
The Board of Directors
MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey 08110

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of MEDIQ Incorporated ("MEDIQ"), other than Rollover Holders (as defined below), of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of January 14, 1998 (the "Merger Agreement"), by and among MQ Acquisition Corporation ("MQ") and MEDIQ. As more fully described in the Merger Agreement, (i) MQ will be merged with and into MEDIQ (the "Merger") and (ii) each outstanding share of the common stock, par value $1.00 per share, of MEDIQ (the "MEDIQ Common Stock") and each outstanding share of Series A preferred stock, par value $0.50 per share, of MEDIQ (the "MEDIQ Preferred Stock" and, together with the MEDIQ Common Stock, the "Shares") will be converted into the right to receive (i) $13.75 in cash (the "Cash Amount") and (ii) 0.075 of a share of newly issued Series A 13.0% cumulative compounding preferred stock, par value $0.01 per share, of MEDIQ, with a liquidation preference of $10.00 per share (the "Senior Preferred Stock" and, together with the Cash Amount, the "Merger Consideration"). We have been advised by representatives of MEDIQ that members of the Rotko family, related trusts and certain members of the management of MEDIQ will, in connection with the transactions contemplated by the Merger, rollover a portion of their Shares or options to purchase such Shares, as the case may be, into newly issued securities of MEDIQ (such stockholders and option holders, the "Rollover Holders").

In arriving at our opinion, we reviewed the Merger Agreement and the terms of the Senior Preferred Stock attached as an exhibit thereto and held discussions with certain senior officers, directors and other representatives and advisors of MEDIQ and certain senior officers and other representatives and advisors of MQ concerning the business, operations and prospects of MEDIQ. We examined certain publicly available business and financial information relating to MEDIQ as well as certain financial forecasts and other information and data for MEDIQ which were provided to or otherwise discussed with us by the management of MEDIQ. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Shares; the financial condition and historical and projected earnings and other operating data of MEDIQ; and the capitalization of MEDIQ and MQ. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of MEDIQ. In connection with our engagement, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of MEDIQ. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information

The Board of Directors
MEDIQ Incorporated
January 14, 1998
Page 2

and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of MEDIQ that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the management of MEDIQ as to the future financial performance of MEDIQ. We also have been advised by representatives of MEDIQ that, in the Merger, the MEDIQ Preferred Stock will be treated as the equivalent of the MEDIQ Common Stock into which it is convertible and therefore, with your consent, have evaluated the MEDIQ Preferred Stock as the equivalent of the MEDIQ Common Stock for purposes of our opinion. We have assumed, with your consent, that the Merger will be recorded as a recapitalization for financial reporting purposes. We express no opinion as to what the value of the Senior Preferred Stock will be when issued pursuant to the Merger or the price at which the Senior Preferred Stock will trade or otherwise be transferable subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MEDIQ nor have we made any physical inspection of the properties or assets of MEDIQ. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney Inc. (now associated with Salomon Brothers Inc and collectively with Salomon Brothers Inc doing business as Salomon Smith Barney) has been engaged to render financial advisory services to MEDIQ in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of MEDIQ for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain relationships with MEDIQ and affiliates of MQ.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of MEDIQ in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received in the Merger by holders of Shares (other than Rollover Holders) is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ SALOMON SMITH BARNEY

                                                                         ANNEX C


                   EXCERPTS FROM DELAWARE GENERAL CORPORATION
                       LAW RELATING TO DISSENTERS' RIGHTS

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be a available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to Sec. 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsections (f) of sec. 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or Section253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that is such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           MQ ACQUISITION CORPORATION

    1. NAME. The name of the Corporation is MQ Acquisition Corporation.

    2. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

    3. PURPOSE. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

    4. AUTHORIZED CAPITAL. The aggregate number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, divided into two
(2) classes consisting of 30,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"); and 30,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock").

    The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class and upon the shares of the first series of Preferred Stock:

     a. ISSUE IN SERIES. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

     b. CREATION OF SERIES. The Board of Directors will have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

        (i) The distinctive designation of the series and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

        (ii) The dividend rate and the times of payment of dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

       (iii) The price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

        (iv) Whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

        (v) Whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

        (vi) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

       (vii) Whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

      (viii) Whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

        (ix) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

     c. DIVIDENDS. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

     d. PREFERENCE ON LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph except to the extent specifically provided for herein.

     e. REDEMPTION. The Corporation, at the option of the Board of Directors, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

     f. VOTING RIGHTS. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

    5. BYLAWS. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

    6. ELECTIONS OF DIRECTORS. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

    7. RIGHT TO AMEND. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

    8. LIMITATION ON LIABILITY. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS FOR
             SERIES A 13.0% CUMULATIVE COMPOUNDING PREFERRED STOCK
                                       OF
                               MEDIQ INCORPORATED

    MEDIQ Incorporated, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

    RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes the creation and issuance of shares of Preferred Stock on such terms as are determined by the Board of Directors), the Board of Directors hereby fixes the designations and preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the following series of Preferred Stock:

    A. SERIES A PREFERRED STOCK.


        1. DESIGNATION OF SERIES. The designation of the series of Preferred Stock authorized by this resolution shall be "Series A 13.0% Cumulative Compounding Preferred Stock" ("Series A Preferred Stock") consisting of 10,000,000 shares. The par value of Series A Preferred Stock shall be $.01 per share.


        2. RANK. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series A Preferred Stock shall rank (a) senior to the Common Stock of the Corporation, par value $.01 per share ("COMMON STOCK"), the Series B Preferred Stock (defined in paragraph B below), the Series C Preferred Stock (defined in paragraph B below), and each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES A JUNIOR SECURITIES"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series A Preferred Stock or senior to Series A Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES A PARITY SECURITIES"), and
    (c) junior to each other class of capital stock or other class or series of preferred stock issued by the Corporation that by its terms is senior to the Series A Preferred Stock with respect to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES A SENIOR SECURITIES").

        3. DIVIDENDS.

           (a) Each Holder of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series A Preferred Stock at a rate equal to $1.30 per share per annum. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series A Preferred Stock, and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing on the second Dividend Payment Date after the date of issuance of such Series A Preferred Stock. Each dividend on Series A Preferred Stock shall be payable to the Holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series A Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends; PROVIDED, that such dividends shall continue to cumulate and shall be added to the Liquidation Preference (as provided in Paragraph A4(a) below) at the time of repurchase as provided herein if not earlier declared and paid. Accrued dividends on the Series A Preferred Stock if not paid on the first or any subsequent Dividend Payment Date following accrual shall thereafter accrue additional dividends ("ADDITIONAL DIVIDENDS") in respect thereof, compounded annually, at the rate of 13.0% per annum.

           (b) All dividends paid with respect to shares of Series A Preferred Stock pursuant to paragraph A(3)(a) shall be paid pro rata to the Holders entitled thereto.

           (c) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph A(5)(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 60 days prior to the payment of such dividends.

           (d) As long as any Series A Preferred Stock is outstanding, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series A Parity Securities for any period, and no Series A Parity Securities may be repurchased, redeemed or otherwise acquired, nor may funds be set apart for such payment (other than dividends, other distributions, redemptions, repurchases or acquisitions payable in Series A Junior Securities and cash in lieu of fractional shares of such Series A Junior Securities in connection therewith), unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series A Preferred Stock and Series A Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such dividends or distributions on, or such repurchase or redemption of, such Series A Parity Securities (the "SERIES A PARITY PAYMENT DATE") and (ii) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Series A Preferred Stock and each other share of Series A Parity Securities will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any Accumulated Dividends) per share of outstanding Series A Preferred Stock and such other outstanding shares of Series A Parity Securities bear to each other.

           (e) The Holders shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series A Junior Securities. Such dividends on the Series A Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series A Preferred Stock then outstanding for all Dividend Periods then elapsed have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series A Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared or set apart for payment on any Series A Junior Securities (the date of any such actions to be referred to as the "SERIES A JUNIOR PAYMENT DATE"); PROVIDED, HOWEVER, that the foregoing shall not (i) prohibit the Corporation from repurchasing shares of Series A Junior Securities from a holder thereof who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series A Junior Securities payable in

       Series A Junior Securities and cash in lieu of fractional shares of such Series A Junior Securities in connection therewith.

           (f) Dividends payable on Series A Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

        4. LIQUIDATION PREFERENCE.

           (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution (the "LIQUIDATION PREFERENCE") and no more, before any distribution is made on any Series A Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series A Preferred Stock and all other Series A Parity Securities would not result in payment in full of Series A Preferred Stock and such other Series A Parity Securities, the Holders and holders of Series A Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full pursuant to this paragraph A(4)(a), the Holders shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

           (b) For the purposes of this paragraph A(4), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations (whether or not the Corporation is the surviving corporation) shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        5. REDEMPTION.

           (a) OPTIONAL REDEMPTION.

               (i) The Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph A(5)(c) hereof, any or all of the shares of Series A Preferred Stock, at a redemption prices set forth below, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the Redemption Date (as defined in paragraph B). The redemption price for redemptions pursuant to this paragraph 5(a) are as follows:

                                                          REDEMPTION PRICE
REDEMPTION DATE                                               PER SHARE
--------------------------------------------------------  -----------------
on or before December 31, 1999..........................      $   11.00
on or after January 1, 2000
  but before December 31, 2001..........................      $   10.50
on or after January 1, 2002.............................      $   10.00

               (ii) No partial redemption of Series A Preferred Stock pursuant to paragraph A(5)(a) hereof may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Redemption Date and an amount equal to a prorated dividend thereon for the period from the Dividend

           Payment Date immediately prior to the Redemption Date to the Redemption Date have been or immediately prior to the Redemption Notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the Redemption Date.

               (iii) In the event of a redemption pursuant to paragraph A(5)(a) hereof of only a portion of the then outstanding shares of Series A Preferred Stock, the Corporation shall effect such redemption PRO RATA according to the number of shares held by each Holder of Series A Preferred Stock.

           (b) MANDATORY REDEMPTION. All outstanding shares of the Series A Preferred Stock shall be redeemed from funds legally available therefor on December 31, 2011 (the "MANDATORY REDEMPTION DATE"), at a price per share equal to the Liquidation Preference on such Mandatory Redemption Date.

           (c) PROCEDURES FOR REDEMPTION.

               (i) At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series A Preferred Stock, written notice (the "REDEMPTION NOTICE") shall be given by first class mail, postage prepaid, to each Holder of record of Series A Preferred Stock on the record date fixed for such redemption of Series A Preferred Stock at such Holder's address as set forth on the stock register of the Corporation on such record date; PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series A Preferred Stock may be listed or admitted to trading, the Redemption Notice shall state:

                   (A) the redemption price;

                   (B) whether all or less than all of the outstanding shares of
               Series A Preferred Stock redeemable thereunder are to be redeemed and the aggregate number of shares of Series A Preferred Stock being redeemed;

                   (C) the number of shares of Series A Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

                   (D) the Redemption Date;

                   (E) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

                   (F) that dividends on the shares of Series A Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

               (ii) Each Holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) If a Redemption Notice has been mailed in accordance with paragraph A(5)(c) above, unless the Corporation defaults in the payment in full of the redemption price, then, notwithstanding that the certificates evidencing any shares of Series A Preferred Stock so called for redemption shall not have been surrendered, (x) on the Redemption Date, the shares represented thereby so called for redemption shall be deemed no longer outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, (y) dividends with respect to the shares so called for redemption shall cease to accrue after the Redemption Date and (z) all rights with respect to the shares so called for redemption or subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the funds, if any, payable pursuant to this paragraph 5 without interest upon surrender of their certificates therefor.

           (d) DEPOSIT OF FUNDS. The Corporation's obligation to deliver funds in accordance with this paragraph (5) shall be deemed fulfilled if, on or before a Redemption Date, the Corporation shall deposit, with a bank or trust Corporation, or an affiliate of a bank or trust Corporation such funds as are required to be delivered by the Corporation pursuant to this paragraph (5) upon the occurrence of the related redemption consideration sufficient to pay all accrued and unpaid dividends on the shares to be redeemed, in trust for the account of the Holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust Corporation that such shares and funds be delivered upon redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Upon surrender of the certificates pursuant to paragraph A(5)(c)(ii), each Holder shall thereupon be entitled to any funds payable pursuant to this paragraph 5 following such surrender and following the date of such redemption.

        6. VOTING RIGHTS.

           (a) The Holders shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation except that, without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock at a meeting of the holders of Series A Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series A Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to materially adversely affect the relative rights and preferences of the Series A Preferred Stock.

           (b) Without limiting the generality of the foregoing, in no event shall the Holders be entitled to vote (individually or as a class) on any merger or consolidation involving the Corporation, any sale of all or substantially all of the assets of the Corporation or any similar transaction.

           (c) In any case in which the Holders shall be entitled to vote pursuant to paragraph A(6)(a) above, each Holder shall be entitled to one vote for each share of Series A Preferred Stock held unless otherwise required by applicable law.

        7. CONVERSION OR EXCHANGE. The Holders shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

        8. REISSUANCE OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock; except that the Corporation may reissue shares of Series A Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or its affiliates).

        9. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        10. NO PREEMPTIVE RIGHTS. No Holder will possess any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Corporation.

        11. PROHIBITIONS AND RESTRICTIONS IMPOSED BY SENIOR SECURITIES AND INDEBTEDNESS. To the extent that any action required to be taken by the Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of any Series A Senior Securities or any contract or instrument to which the Corporation is a party or by which it is bound in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

    B. DEFINITIONS. As used in this Resolution, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

        "ACCUMULATED DIVIDENDS" means (i) with respect to any share of Series A Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, and (ii) with respect to any Series A Parity Security, the dividends that have accrued and are due on such security as of such specific date.

        "ADDITIONAL DIVIDENDS" has the meaning given to such term in paragraph A(3)(a).

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

        "CAPITAL STOCK" means any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

        "COMMON STOCK" shall have the meaning given to such term in paragraph
    A(2)

        "DIVIDEND PAYMENT DATE" means June 30th and December 31st of each year.

        "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Semi-Annual Dividend Period.

        "HOLDER" means a holder of shares of Series A Preferred Stock.

        "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

        "ISSUE DATE" means         , 1998.

        "LIQUIDATION PREFERENCE" has the meaning given to such term in paragraph A(4)(a).

        "MANDATORY REDEMPTION DATE" has the meaning given to such term in paragraph A(5)(b).

        "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock Corporation, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

        "PREFERRED STOCK" means the Preferred Stock of the Corporation.

        "REDEMPTION DATE", with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Corporation pursuant to paragraph A(5).

        "REDEMPTION NOTICE" has the meaning given to such term in paragraph A(5)(c).

        "SERIES A JUNIOR PAYMENT DATE" has the meaning given to such term in A(3)(e).

        "SERIES A JUNIOR SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES A PARITY PAYMENT DATE" has the meaning given to such term in A(3)(d).

        "SERIES A PARITY SECURITIES" has the meaning given to such term in paragraph A(2).

        "SEMI-ANNUAL DIVIDEND PERIOD" means the annual period commencing on each January 1st and July 1st and ending on each Dividend Payment Date, respectively.

        "SERIES A PREFERRED STOCK" has the meaning given to such term in paragraph A(1).

        "SERIES A SENIOR SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES B PREFERRED STOCK" means the Series B 13.25% Cumulative Compounding Perpetual Preferred Stock of the Corporation.

        "SERIES C PREFERRED STOCK" means the Series C 13.5% Cumulative Compounding Preferred Stock of the Corporation.

    IN WITNESS WHEREOF, the undersigned officers of the Corporation have
executed this Certificate of Designation as of the   day of         , 1998.

ATTEST:

Secretary                                      President

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS FOR
        SERIES B 13.25% CUMULATIVE COMPOUNDING PERPETUAL PREFERRED STOCK
                                       OF
                               MEDIQ INCORPORATED

    MEDIQ Incorporated, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

    RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes the creation and issuance of shares of Preferred Stock on such terms as are determined by the Board of Directors), the Board of Directors hereby fixes the designations and preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the following series of Preferred Stock:

    A. SERIES B PREFERRED STOCK.

        1. DESIGNATION OF SERIES. The designation of the series of Preferred Stock authorized by this resolution shall be "Series B 13.25% Cumulative Compounding Perpetual Preferred Stock" ("Series B Preferred Stock") consisting of 3,000,000 shares. The par value of Series B Preferred Stock shall be $.01 per share.

        2. RANK. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series B Preferred Stock shall rank (a) senior to the Common Stock of the Corporation, par value $.01 per share ("COMMON STOCK"), the Series C Preferred Stock (defined in paragraph B below), and each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES B JUNIOR SECURITIES"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank neither senior nor junior to the Series B Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES B PARITY SECURITIES"), and
    (c) junior to (i) the Series A Preferred Stock, (ii) each other class of capital stock or other class or series of preferred stock issued by the Corporation that by its terms is senior to the Series B Preferred Stock with respect to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation and (iii) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series B Preferred Stock or senior to Series B Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES B SENIOR SECURITIES").

        3. DIVIDENDS.

           (a) Each Holder of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series B Preferred Stock at a rate equal to $1.325 per share PER ANNUM. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series B Preferred Stock, and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing on the second Dividend Payment Date after the date of issuance of such Series B Preferred Stock. Each dividend on Series B Preferred Stock shall be payable to the Holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series B Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends; PROVIDED, that such dividends shall continue to cumulate and shall be added to the Liquidation Preference (as provided in paragraph A4(a) below) at the time of repurchase as provided herein if not earlier declared and paid. Accrued dividends on the Series B Preferred Stock if not paid on the first or any subsequent Dividend Payment Date following accrual shall thereafter accrue additional dividends ("ADDITIONAL DIVIDENDS") in respect thereof, compounded annually, at the rate of 13.25% per annum.

           (b) All dividends paid with respect to shares of Series B Preferred Stock pursuant to paragraph A(3)(a) shall be paid PRO RATA to the Holders entitled thereto.

           (c) Dividends on account of arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 60 days prior to the payment of such dividends.

           (d) As long as any Series B Preferred Stock is outstanding, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series B Parity Securities for any period, and no Series B Parity Securities may be repurchased, redeemed or otherwise acquired, nor may funds be set apart for such payment (other than dividends, other distributions, redemptions, repurchases or acquisitions payable in Series B Junior Securities and cash in lieu of fractional shares of such Series B Junior Securities in connection therewith), unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series B Preferred Stock and Series B Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such dividends or distributions on, or such repurchase or redemption of, such Series B Parity Securities (the "SERIES B PARITY PAYMENT DATE") and (ii) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Series B Preferred Stock and each other share of Series B Parity Securities will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any Accumulated Dividends) per share of outstanding Series B Preferred Stock and such other outstanding shares of Series B Parity Securities bear to each other.

           (e) The Holders shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series B Junior Securities. Such dividends on the Series B Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series B Preferred Stock then outstanding for all Dividend Periods then elapsed have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series B Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared or set apart for payment on any Series B Junior Securities (the date of any such actions to be referred to as the "SERIES B JUNIOR PAYMENT DATE"); PROVIDED, HOWEVER, that the foregoing shall not (i) prohibit the Corporation from repurchasing shares of Series B Junior Securities from a holder thereof who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series B Junior Securities payable in Series B Junior Securities and cash in lieu of fractional shares of such Series B Junior Securities in connection therewith.

           (f) Dividends payable on Series B Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

        4. LIQUIDATION PREFERENCE.

           (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution (the "Liquidation Preference") and no more, before any distribution is made on any Series B Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series B Preferred Stock and all other Series B Parity Securities would not result in payment in full of Series B Preferred Stock and such other Series B Parity Securities, the Holders and holders of Series B Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full pursuant to this paragraph A(4)(a), the Holders shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

           (b) For the purposes of this paragraph A(4), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations (whether or not the Corporation is the surviving corporation) shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        5. REDEMPTION. The Company shall not have the right nor the power to, and the Holders shall not have the right to require the Company to, redeem any shares of Series B Preferred Stock. Notwithstanding the foregoing, this Paragraph A(5) shall not prohibit the Corporation from acquiring from any Holder, with such Holder's consent, any shares of Series B Preferred Stock held by such Holder.

        6. VOTING RIGHTS.

           (a) The Holders shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation except that, without the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock at a meeting of the holders of Series B Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series B Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to materially adversely affect the relative rights and preferences of the Series B Preferred Stock.

           (b) Without limiting the generality of the foregoing, in no event shall the Holders be entitled to vote (individually or as a class) on any merger or consolidation involving the Corporation, any sale of all or substantially all of the assets of the Corporation or any similar transaction.

           (c) In any case in which the Holders shall be entitled to vote pursuant to paragraph A(6)(a) above, each Holder shall be entitled to one vote for each share of Series B Preferred Stock held unless otherwise required by applicable law.

        7. CONVERSION OR EXCHANGE. The Holders shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

        8. REISSUANCE OF SERIES B PREFERRED STOCK. Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock; except that the Corporation may reissue shares of Series B Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or its affiliates).

        9. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        10. NO PREEMPTIVE RIGHTS. No Holder will possess any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Corporation.

        11. PROHIBITIONS AND RESTRICTIONS IMPOSED BY SENIOR SECURITIES AND INDEBTEDNESS. To the extent that any action required to be taken by the Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of any Series B Senior Securities or any contract or instrument to which the Corporation is a party or by which it is bound in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

    B. DEFINITIONS. As used in this Resolution, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

        "ACCUMULATED DIVIDENDS" means (i) with respect to any share of Series B Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, and (ii) with respect to any Series B Parity Security, the dividends that have accrued and are due on such security as of such specific date.

        "ADDITIONAL DIVIDENDS" has the meaning given to such term in paragraph A(3)(a).

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

        "CAPITAL STOCK" means any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

        "COMMON STOCK" shall have the meaning given to such term in paragraph
    A(2)

        "DIVIDEND PAYMENT DATE" means June 30th and December 31st of each year.

        "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Semi-Annual Dividend Period.

        "HOLDER" means a holder of shares of Series B Preferred Stock.

        "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

        "ISSUE DATE" means       , 1998.

        "LIQUIDATION PREFERENCE" has the meaning given to such term in paragraph 4(a).

        "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock Corporation, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

        "PREFERRED STOCK" means the Preferred Stock of the Corporation.

        "SEMI-ANNUAL DIVIDEND PERIOD" means the annual period commencing on each January 1st and July 1st and ending on each Dividend Payment Date, respectively.

        "SERIES A PREFERRED STOCK" means the Series A 13.0% Cumulative Compounding Preferred Stock of the Corporation.

        "SERIES B JUNIOR PAYMENT DATE" has the meaning given to such term in A(3)(e).

        "SERIES B JUNIOR SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES B PARITY PAYMENT DATE" has the meaning given to such term in A(3)(d).

        "SERIES B PARITY SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES B PREFERRED STOCK" has the meaning given to such term in paragraph A(1).

        "SERIES B SENIOR SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES C PREFERRED STOCK" means the Series C 13.5% Cumulative Compounding Preferred Stock of the Corporation.

    IN WITNESS WHEREOF, the undersigned officers of the Corporation have
executed this Certificate of Designation as of the day  of       , 1998.

ATTEST:

Secretary                                      President

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS FOR
             SERIES C 13.5% CUMULATIVE COMPOUNDING PREFERRED STOCK
                                       OF
                               MEDIQ INCORPORATED

    MEDIQ Incorporated, a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors has duly adopted the following resolutions:

    RESOLVED, that, pursuant to Article 4 of the Certificate of Incorporation (which authorizes the creation and issuance of shares of Preferred Stock on such terms as are determined by the Board of Directors), the Board of Directors hereby fixes the designations and preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the following series of Preferred Stock:

    A.  SERIES C PREFERRED STOCK.

        1. DESIGNATION OF SERIES. The designation of the series of Preferred Stock authorized by this resolution shall be "Series C 13.5% Cumulative Compounding Preferred Stock" ("Series C Preferred Stock") consisting of 3,000,000 shares. The par value of Series C Preferred Stock shall be $.01 per share.

        2. Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution of the Corporation, Series C Preferred Stock shall rank (a) senior to the Common Stock of the Corporation, par value $.01 per share ("COMMON STOCK"), and each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank junior to the Series C Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES C JUNIOR SECURITIES"), (b) on a parity with each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which specifically provide that such class or series shall rank neither senior nor junior to the Series C Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES C PARITY SECURITIES"), and (c) junior to (i) the Series A Preferred Stock (defined in Paragraph B), (ii) the Series B Preferred Stock (defined in Paragraph B),
    (iii) each other class of capital stock or other class or series of preferred stock issued by the Corporation that by its terms is senior to the Series C Preferred Stock with respect to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation and (iv) each other class of capital stock or class or series of preferred stock issued by the Corporation after the date hereof the terms of which do not specifically provide that they rank junior to Series C Preferred Stock or senior to Series C Preferred Stock as to dividend distributions or distributions upon liquidation, winding up and dissolution of the Corporation (collectively referred to as "SERIES C SENIOR SECURITIES").

        3. DIVIDENDS.

           (a) Each Holder of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each share of Series C Preferred Stock at a rate equal to $1.35 per share PER ANNUM. All dividends shall be cumulative, whether or not earned or declared, and shall accrue on a daily basis from the date of issuance of Series C Preferred Stock, and shall be payable semi-annually in arrears on each

       Dividend Payment Date, commencing on the second Dividend Payment Date after the date of issuance of such Series C Preferred Stock. Each dividend on Series C Preferred Stock shall be payable to the Holders of record of Series C Preferred Stock as they appear on the stock register of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of shares of Series C Preferred Stock on the date of their repurchase by the Corporation unless the Corporation shall have failed to pay the relevant repurchase price on the date fixed for repurchase. Notwithstanding anything to the contrary set forth above, unless and until such dividends are declared by the Board of Directors, there shall be no obligation to pay such dividends; PROVIDED, that such dividends shall continue to cumulate and shall be added to the Liquidation Preference (as provided in paragraph A4(a) below) at the time of repurchase as provided herein if not earlier declared and paid. Accrued dividends on the Series C Preferred Stock if not paid on the first or any subsequent Dividend Payment Date following accrual shall thereafter accrue additional dividends ("ADDITIONAL DIVIDENDS") in respect thereof, compounded annually, at the rate of 13.5% per annum.

           (b) All dividends paid with respect to shares of Series C Preferred Stock pursuant to paragraph A(3)(a) shall be paid PRO RATA to the Holders entitled thereto.

           (c) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph A(5)(a) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of record on any date as may be fixed by the Board of Directors, which date is not more than 60 days prior to the payment of such dividends.

           (d) As long as any Series C Preferred Stock is outstanding, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends or other distributions on any Series C Parity Securities for any period, and no Series C Parity Securities may be repurchased, redeemed or otherwise acquired, nor may funds be set apart for such payment (other than dividends, other distributions, redemptions, repurchases or acquisitions payable in Series C Junior Securities and cash in lieu of fractional shares of such Series C Junior Securities in connection therewith), unless (i) full Accumulated Dividends have been paid or set apart for such payment on the Series C Preferred Stock and Series C Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such dividends or distributions on, or such repurchase or redemption of, such Series C Parity Securities (the "SERIES C PARITY PAYMENT DATE") and (ii) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Series C Preferred Stock and each other share of Series C Parity Securities will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any Accumulated Dividends) per share of outstanding Series C Preferred Stock and such other outstanding shares of Series C Parity Securities bear to each other.

           (e) The Holders shall be entitled to receive the dividends provided for in paragraph A(3)(a) hereof in preference to and in priority over any dividends upon any of the Series C Junior Securities. Such dividends on the Series C Preferred Stock shall be cumulative, whether or not earned or declared, so that if at any time full Accumulated Dividends on all shares of Series C Preferred Stock then outstanding for all Dividend Periods then elapsed have not been paid or set aside for payment, the amount of such unpaid dividends shall be paid before any sum shall be set aside for or applied by the Corporation to the purchase, redemption or other acquisition for value of any shares of Series C Junior Securities (either pursuant to any applicable sinking fund requirement or otherwise) or any dividend or other distribution shall be paid or declared or set apart for payment on any Series C Junior Securities (the date of any such actions to be referred to as the "SERIES C JUNIOR PAYMENT DATE"); PROVIDED, HOWEVER, that the foregoing shall not

       (i) prohibit the Corporation from repurchasing shares of Series C Junior Securities from a holder thereof who is, or was, a director or employee of the Corporation (or an affiliate of the Corporation) and (ii) prohibit the Corporation from making dividends, other distributions, redemptions, repurchases or acquisitions in respect of Series C Junior Securities payable in Series C Junior Securities and cash in lieu of fractional shares of such Series C Junior Securities in connection therewith.

           (f) Dividends payable on Series C Preferred Stock for any period less than one year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

        4. LIQUIDATION PREFERENCE.

           (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of all shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the date of final distribution (the "LIQUIDATION PREFERENCE") and no more, before any distribution is made on any Series C Junior Securities. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the application of all amounts available for payments with respect to Series C Preferred Stock and all other Series C Parity Securities would not result in payment in full of Series C Preferred Stock and such other Series C Parity Securities, the Holders and holders of Series C Parity Securities shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full pursuant to this paragraph A(4)(a), the Holders shall not be entitled to any further participation in any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

           (b) For the purposes of this paragraph A(4), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with one or more corporations (whether or not the Corporation is the surviving corporation) shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

        5. REDEMPTION.

           (a) OPTIONAL REDEMPTION.

               (i) The Corporation may, at its option, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph A(5)(c) hereof, any or all of the shares of Series C Preferred Stock, at a redemption price of $10.00 per share, plus an amount equal to full cumulative dividends (whether or not earned or declared) accrued and unpaid thereon, including Additional Dividends, to the Redemption Date (as defined in paragraph B).

               (ii) No partial redemption of Series C Preferred Stock pursuant to paragraph A(5)(a) hereof may be authorized or made unless prior thereto, full accrued and unpaid dividends thereon for all Dividend Periods terminating on or prior to the Redemption Date and an amount equal to a prorated dividend thereon for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date have been or immediately prior to the Redemption Notice are declared and paid in cash or are declared and there has been a sum set apart sufficient for such cash payment on the Redemption Date.

               (iii) In the event of a redemption pursuant to paragraph A(5)(a) hereof of only a portion of the then outstanding shares of Series C Preferred Stock, the Corporation shall effect such redemption PRO RATA according to the number of shares held by each Holder of Series C Preferred Stock.

           (b) MANDATORY REDEMPTION. All outstanding shares of the Series C Preferred Stock shall be redeemed from funds legally available therefor on December 31, 2012 (the "MANDATORY REDEMPTION DATE"), at a price per share equal to the Liquidation Preference on such Mandatory Redemption Date.

           (c) PROCEDURES FOR REDEMPTION.

               (i) At least 30 days and not more than 60 days prior to the date fixed for any redemption of Series C Preferred Stock, written notice (the "REDEMPTION NOTICE") shall be given by first class mail, postage prepaid, to each Holder of record of Series C Preferred Stock on the record date fixed for such redemption of Series C Preferred Stock at such Holder's address as set forth on the stock register of the Corporation on such record date; PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which shares of Series C Preferred Stock may be listed or admitted to trading, the Redemption Notice shall state:

                   (A) the redemption price;

                   (B) whether all or less than all of the outstanding shares of
               Series C Preferred Stock redeemable thereunder are to be redeemed and the aggregate number of shares of Series C Preferred Stock being redeemed;

                   (C) the number of shares of Series C Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem;

                   (D) the Redemption Date;

                   (E) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series C Preferred Stock to be redeemed; and

                   (F) that dividends on the shares of Series C Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

               (ii) Each Holder shall surrender the certificate or certificates representing such shares of Series C Preferred Stock being so redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (iii) If a Redemption Notice has been mailed in accordance with paragraph A(5)(c) above, unless the Corporation defaults in the payment in full of the redemption price, then, notwithstanding that the certificates evidencing any shares of Series C Preferred Stock so called for redemption shall not have been surrendered, (x) on the Redemption Date, the shares represented thereby so called for redemption shall be deemed no longer outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, (y) dividends with respect to the shares so called for redemption shall cease to accrue after the Redemption Date and (z) all rights with respect to the shares so called for redemption or subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the funds, if any, payable pursuant to this paragraph 5 without interest upon surrender of their certificates therefor.

           (d) DEPOSIT OF FUNDS. The Corporation's obligation to deliver funds in accordance with this paragraph (5) shall be deemed fulfilled if, on or before a Redemption Date, the Corporation shall deposit, with a bank or trust Corporation, or an affiliate of a bank or trust Corporation such funds as are required to be delivered by the Corporation pursuant to this paragraph (5) upon the occurrence of the related redemption consideration sufficient to pay all accrued and unpaid dividends on the shares to be redeemed, in trust for the account of the Holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust Corporation that such shares and funds be delivered upon redemption of the shares of Series C Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Upon surrender of the certificates pursuant to paragraph A(5)(c)(ii), each Holder shall thereupon be entitled to any funds payable pursuant to this paragraph 5 following such surrender and following the date of such redemption.

        6. VOTING RIGHTS.

           (a) The Holders shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation, except as otherwise required by Delaware law or this Certificate of Designation except that, without the written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock or the vote of the holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation shall not (a) create, authorize or issue any other class or series of stock entitled to a preference prior to Series C Preferred Stock upon any dividend or distribution or any liquidation, distribution of assets, dissolution or winding up of the Corporation, or (b) amend, alter or repeal any provision of the Corporation's Certificate of Incorporation so as to materially adversely affect the relative rights and preferences of the Series C Preferred Stock.

           (b) Without limiting the generality of the foregoing, in no event shall the Holders be entitled to vote (individually or as a class) on any merger or consolidation involving the Corporation, any sale of all or substantially all of the assets of the Corporation or any similar transaction.

           (c) In any case in which the Holders shall be entitled to vote pursuant to paragraph A(6)(a) above, each Holder shall be entitled to one vote for each share of Series C Preferred Stock held unless otherwise required by applicable law.

        7. CONVERSION OR EXCHANGE. The Holders shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

        8. REISSUANCE OF SERIES C PREFERRED STOCK. Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock; except that the Corporation may reissue shares of Series C Preferred Stock which are reacquired by the Corporation from a Holder who is, or was, an employee or director of the Corporation (or its affiliates).

        9. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

        10. NO PREEMPTIVE RIGHTS No Holder will possess any preemptive rights to subscribe for or acquire any unissued shares of Capital Stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of Capital Stock of the Corporation.

        11. PROHIBITIONS AND RESTRICTIONS IMPOSED BY SENIOR SECURITIES AND INDEBTEDNESS. To the extent that any action required to be taken by the Corporation under this Certificate of Designation shall be prohibited or restricted by the terms of any Series C Senior Securities or any contract or instrument to which the Corporation is a party or by which it is bound in respect of the incurrence of indebtedness, such Corporation's actions shall be delayed until such time as such prohibition or restriction is no longer in force.

    B. DEFINITIONS. As used in this Resolution, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires:

        "ACCUMULATED DIVIDENDS" means (i) with respect to any share of Series C Preferred Stock, the dividends that have accrued on such share as of such specific date for Dividend Periods ending on or prior to such date and that have not previously been paid in cash, and (ii) with respect to any Series C Parity Security, the dividends that have accrued and are due on such security as of such specific date.

        "ADDITIONAL DIVIDENDS" has the meaning given to such term in paragraph A(3)(a).

        "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by law or executive order to close.

        "CAPITAL STOCK" means any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock including, without limitation, partnership interests.

        "COMMON STOCK" shall have the meaning given to such term in paragraph
    A(2)

        "DIVIDEND PAYMENT DATE" means June 30th and December 31st of each year.

        "DIVIDEND PERIOD" means the Initial Dividend Period and, thereafter, each Semi-Annual Dividend Period.

        "HOLDER" means a holder of shares of Series C Preferred Stock.

        "INITIAL DIVIDEND PERIOD" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

        "ISSUE DATE" means       , 1998.

        "LIQUIDATION PREFERENCE" has the meaning given to such term in paragraph A(4)(a).

        "MANDATORY REDEMPTION DATE" has the meaning given to such term in paragraph A(5)(b).

        "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock Corporation, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

        "PREFERRED STOCK" means the Preferred Stock of the Corporation.

        "REDEMPTION DATE", with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Corporation pursuant to paragraph A(5).

        "REDEMPTION NOTICE" has the meaning given to such term in paragraph A(5)(c).

        "SEMI-ANNUAL DIVIDEND PERIOD" means the annual period commencing on each January 1st and July 1st and ending on each Dividend Payment Date, respectively.

        "SERIES A PREFERRED STOCK" means the Series A 13.0% Cumulative Compounding Preferred Stock of the Corporation.

        "SERIES B PREFERRED STOCK" means the Series B 13.25% Cumulative Compounding Preferred Stock of the Corporation.

        "SERIES C JUNIOR PAYMENT DATE" has the meaning given to such term in A(3)(e).

        "SERIES C JUNIOR SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES C PARITY PAYMENT DATE" has the meaning given to such term in A(3)(d).

        "SERIES C PARITY SECURITIES" has the meaning given to such term in paragraph A(2).

        "SERIES C PREFERRED STOCK" has the meaning given to such term in paragraph A(1).

        "SERIES C SENIOR SECURITIES" has the meaning given to such term in paragraph A(2).

    IN WITNESS WHEREOF, the undersigned officers of the Corporation have
executed this Certificate of Designation as of the   day of                ,
1998.

ATTEST:

Secretary                                      President

                                                                         ANNEX E


                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT ("Option Agreement") dated January 14, 1998, between MQ Acquisition Corporation, a Delaware corporation ("Acquiror"), and the persons who are signatories hereto (the "Stockholders").

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of Acquiror and the Board of Directors of Mediq Incorporated, a Delaware corporation (the "Company"), have approved an Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement") providing for the merger of Acquiror with and into the Company; and

    WHEREAS, as a condition and inducement to Acquiror's willingness to enter into the Merger Agreement, Acquiror has required that each Stockholder agree, and each Stockholder has agreed, to grant to Acquiror the option set forth herein to purchase all of the Common Shares and Preferred Shares owned, directly or indirectly as set forth opposite his name on Schedule I hereto, or hereafter acquired, directly or indirectly, by such Stockholder (the "Shares");

    NOW THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

    1. Definitions.

    Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    2. Grant of Option.

    Subject to the terms and conditions set forth herein, each Stockholder hereby grants to Acquiror an irrevocable option (the "Option") to purchase all of the Shares at a price per share in cash (the "Purchase Price") equal to $14.50 per Share as provided in Section 4 hereof.

    3. Exercise of Option.

    (a) Acquiror may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred; provided, however, that, to the extent the Option shall not have been previously exercised, it shall terminate and be of no further force and effect upon the earlier to occur of (i) the Effective Time of the Merger; (ii) in the case of a termination of the Merger Agreement in accordance with Sections 8.1 (a), (b),
(c) or (g), the date of such termination; provided that (x) no Purchase Event shall have occurred prior to such termination and (y) the Company shall not have been in breach of the Merger Agreement prior to such termination; and (iii) in the case of any other termination of the Merger Agreement, the date that is 6 months following such termination (such date, the "Termination Date").

    (b) Notwithstanding the foregoing, if the Option cannot be exercised before the Termination Date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on (and the Termination Date shall be so extended until the earlier of) (i) the 30th business day after such injunction, order or restraint shall have been dissolved or (ii) when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

    (c) As used herein, a "Purchase Event" shall mean any of the following events:

        (i) any person (other than Acquiror or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the

    "Securities Act"), with respect to, a tender offer or exchange offer to purchase any Common Shares or Preferred Shares such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) of 25% or more of the then outstanding Common Shares or Preferred Shares or more than 25% of the total voting power of the Company;

        (ii) the Company or any of its Subsidiaries shall or shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Acquiror or any of its subsidiaries) to, or any person (other than Acquiror or any of its subsidiaries) shall have publicly announced a bona fide intention to, (A) effect any Acquisition Proposal with the Company, (B) purchase, lease or otherwise acquire 25% or more of the assets of the Company and its consolidated Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) Beneficial Ownership (as defined below) of securities representing 25% or more of the voting power of the Company or any of its "significant subsidiaries" (as defined under Regulation S-X);

       (iii) any person (other than Acquiror or any subsidiary or stockholder of Acquiror, and other than a Stockholder) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 25% or more of the Common Shares, Preferred Shares or voting power of the Company or there shall otherwise have been a Change in Control (as defined in the Merger Agreement) of the Company;

        (iv) the Company's Board of Directors (or any committee thereof) (i) shall have withdrawn, modified or changed its recommendation regarding the approval of the Merger or the Merger Agreement or the transactions contemplated thereby in a manner adverse to the Acquiror, (ii) shall have recommended to the stockholders of the Company any Acquisition Proposal;
    (iii) shall have taken any action in violation of Section 4.1(a) of the Merger Agreement, (iv) shall have failed to reaffirm publicly its recommendation regarding the approval of the Merger or the Merger Agreement and the transactions contemplated thereby within three business days' of receipt of Acquiror's written request to do so; or (v) shall have resolved, or entered into any agreement, to do any of the foregoing;

        (v) if any of the Stockholders shall have breached in any material respect any of their respective obligations under the Stockholder Agreements, dated the date hereof, between each Stockholder and Acquiror;

        (vi) if at the Special Meeting (including any adjournment or postponement thereof) the Company Stockholder Approvals shall not have been obtained or if the Company shall not have called and held a Special Meeting prior to the termination of the Merger Agreement after being requested to do so by the Acquiror as provided in the Merger Agreement;

       (vii) the Merger Agreement shall have been terminated (or Acquiror shall have the right to terminate the Merger Agreement) (x) pursuant to Sections 8.1(b) or (c) of the Merger Agreement and the Company's failure to perform any material covenant or obligation under, or other breach by the Company of, the Merger Agreement has caused or resulted in the failure of the Merger to occur on or before the date of such termination (or right to termination), or (y) pursuant to Section 8.1(d), (e) or (f) of the Merger Agreement; or

      (viii) the Company shall have delivered a Superior Proposal Notice.

    (d) As used herein, the terms "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (e) In the event Acquiror wishes to exercise the Option, it shall deliver to each Stockholder at the address set forth on Schedule I, a written notice (the date of which being herein referred to as the "Notice

Date") specifying (i) the total number of Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than two business days nor later than 30 calendar days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Acquiror and, if applicable, each Stockholder, shall promptly file the required notice or application for approval and shall expeditiously process the same (and each Stockholder shall cooperate in a commercially reasonable manner with Acquiror in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

    (f) The Shares to be acquired pursuant to exercise of the Option shall be allocated pro rata as between Common Shares and Preferred Shares and as among each Stockholder based upon the number of Shares owned by them as set forth on
Schedule I. If Acquiror exercises the Option for no more than two million Shares in the aggregate, the Stockholders may designate among themselves the Stockholders who shall sell Shares to Acquiror pursuant to such partial exercise of the Option, provided that (x) the aggregate number of Common Shares and Preferred Shares to be sold to Acquiror pursuant to such exercise shall remain the same as if there had been no designation and (y) such designation shall not adversely affect the accounting treatment or economic impact of exercise of the Option to Acquiror.

    (g) In the event Acquiror exercises the Option in part and acquires Shares which represent a majority of the total voting power of the Company's capital stock, on a fully-diluted basis, Acquiror agrees that it will exercise the Option in respect of all the Shares set forth on Schedule I.

    4. Payment and Delivery of Certificates.

    (a) At the Closing, referred to in Section 3 hereof, Acquiror shall pay to each Stockholder the aggregate Purchase Price for the Shares purchased from such Stockholder pursuant to the exercise of the Option.

    (b) At such Closing, simultaneously with the delivery as provided in Section 4(a), each Stockholder shall transfer to Acquiror good, valid and marketable title to, and shall deliver to Acquiror a certificate or certificates representing, the number of Shares purchased by Acquiror, accompanied by appropriate stock power(s) in form reasonably satisfactory to Acquiror), which Shares shall be free and clear of all liens, claims, charges, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements and other encumbrances of any kind whatsoever other than any restrictions under the Securities Act or the Exchange Act.

    (c) If at the time of transfer of any Common Shares or Preferred Shares pursuant to any exercise of the Option, the Company shall have issued any share purchase rights or similar securities to holders of the Common Shares or the Preferred Shares, then each such Share shall also represent rights with terms substantially the same as and at least as favorable to Acquiror as those issued to the Stockholders.

    5. Authorizations, etc.

    (a) Each Stockholder hereby represents and warrants to Acquiror that:

        (i) The Stockholder has full power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

        (ii) such execution, delivery and consummation have been authorized by the Stockholder, and no other proceedings or actions by the Stockholder are necessary therefor;

       (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms;

        (iv) the Stockholder is the Beneficial Owner (in addition to the registered owner) of, and has good, valid and marketable title to, the Common Shares and the Preferred Shares set forth opposite his name on
    Schedule I hereto, which are all of the Shares owned, directly or indirectly, by the Stockholder, and the Stockholder does not have any right to acquire any additional Shares; and

        (v) the Stockholder has taken all necessary action, and obtained all necessary consents and authorizations (except as may be required by the HSR
    Act), to authorize and permit it to sell the Shares upon exercise of the Option, all of which Shares, upon sale pursuant hereto, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions and security interests, rights of first refusal or offer, and not subject to any preemptive rights.

    (b) Acquiror hereby represents and warrants to each Stockholder that:

        (i) Acquiror has full corporate power and authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

        (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Acquiror, and no other corporate proceedings are necessary therefor;

       (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms; and

        (iv) any Shares or other securities acquired by Acquiror upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

        (v) prior to the Closing, Acquiror will have taken all necessary action and obtained all necessary consents and authorizations (except as may be required by the HSR Act), to authorize and permit it to purchase the Shares upon exercise of the Option.

    6. Adjustment upon Changes in Capitalization.

    In the event of any change in the Common Shares or Preferred Shares by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately so that Acquiror shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Acquiror would have received in respect of the Common Shares or Preferred Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

    7. Severability.

    Any term, provision, covenant or restriction contained in this Option Agreement held by a court or other Governmental Entity of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement, nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    8. Miscellaneous.

    (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

    (b) Entire Agreement. This Option Agreement and the Stockholder Agreement (including the documents and the instruments referred to therein constitute the entire agreement among the Stockholders and Acquiror and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

    (c) Successors; No Third Party Beneficiaries. Acquiror may assign the Option in whole or in part to any person; provided that no such assignment shall relieve Acquiror of its obligations hereunder. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

    (d) Notices. Subject to Section 8(k) hereof, all notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered to Acquiror in accordance with Section 9.8 of the Merger Agreement and, in the case of the Stockholder, at the address set forth in the Stockholder Agreement.

    (e) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

    (f) Further Assurances. In the event of any exercise of the Option by Acquiror, each Stockholder and Acquiror shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (g) Specific Performance. The parties hereto agree that if for any reason Acquiror or any Stockholder shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

    (h) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such state. Nothing in this Option Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation.

    (i) Regulatory Approvals. If, in connection with the exercise of the Option under Section 3, prior notification to or approval of any Governmental Entity is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by each Stockholder and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed.

    (j) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (k) Jurisdiction. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at Duane Morris & Heckscher LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Sheldon M. Bonovitz or Frederick W. Dreher, or to Acquiror c/o Bruckmann, Rosser & Sherrill & Co., Inc., 126 East 56th Street, New York, N.Y. 10022, Attention: Bruce Bruckmann, shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Option Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                                MQ ACQUISITION CORPORATION

                                By:  /s/ BRUCE C. BRUCKMANN
                                     -----------------------------------------
                                     Name: Bruce C. Bruckmann
                                     Title: President

                                By:  /s/ MICHAEL J. ROTKO
                                     -----------------------------------------
                                     Michael J. Rotko

                                By:  /s/ BESSIE G. ROTKO
                                     -----------------------------------------
                                     Bessie G. Rotko

                                By:  /s/ JUDITH M. SHIPON
                                     -----------------------------------------
                                     Judith M. Shipon

                                T/D BERNARD B. ROTKO
                                DATED NOVEMBER 18, 1983

                                By:             /s/ BESSIE G. ROTKO
                                     -----------------------------------------
                                              Bessie G. Rotko, Trustee

                                By:             /s/ JUDITH M. SHIPON
                                     -----------------------------------------
                                             Judith M. Shipon, Trustee

                                By:             /s/ MICHAEL J. ROTKO
                                     -----------------------------------------
                                             Michael J. Rotko, Trustee

                                By:             /s/ JOHN D. ISKRANT
                                     -----------------------------------------
                                              John D. Iskrant, Trustee

                                                                      SCHEDULE I

                                                                                     COMPANY
                                                                                    PREFERRED         COMPANY
NAME AND ADDRESS OF STOCKHOLDER                                                      SHARES        COMMON SHARES
-------------------------------------------------------------------------------  ---------------  ---------------
T/D BERNARD B. ROTKO DATED NOVEMBER 18, 1983...................................      3,570,969        3,570,969
Bessie G. Rotko, Michael J. Rotko, Judith M. Shipon, John D. Iskrant
  and PNC Bank, Trustees.......................................................
Bessie G. Rotko................................................................        269,031          240,489
Judith M. Shipon...............................................................        458,757          459,007
Michael J. Rotko...............................................................        448,655          448,665
                                                                                 ---------------  ---------------
                                                                                     4,747,412        4,719,130
                                                                                 ---------------  ---------------
                                                                                 ---------------  ---------------

c/o John D. Iskrant
Schnader Harrison Segal & Lewis
1600 Market Street, Suite 3600
Philadelphia, PA 19103

                                                                         ANNEX F


                                January 14, 1998

MQ Acquisition Corporation
c/o Bruckmann, Rosser & Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022

    Re: Stockholder Agreement

Dear Sirs:

    The undersigned (the "Stockholder") understands that MQ Acquisition Corporation, a Delaware corporation ("Acquiror") and Mediq Incorporated, a Delaware corporation (the "Company") are entering into an Agreement and Plan of Merger, dated the date hereof, as the same may be amended from time to time (the "Merger Agreement"), providing for, among other things, the merger of Acquiror with and into the Company on the terms and conditions set forth therein (the "Merger").

    The Stockholder is a stockholder of the Company and is entering into this letter agreement (the "Stockholder Agreement") to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    The Stockholder confirms its agreement with you as follows:

        1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the Common Shares and Preferred Shares of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional Shares. The Stockholder, together with other persons who are signatories to this Stockholder Agreement or letter agreements with Acquiror containing substantially the same terms and conditions as set forth herein, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the Shares set forth on Schedule I hereto beside the name of the Stockholder or such other person.

        2. The Stockholder agrees that it will not, will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any Shares or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than
    (i) pursuant to the Merger, (ii) pursuant to the Option Agreement dated of even date herewith between Acquiror and the undersigned (iii) with your prior written consent. The Stockholder agrees that it shall not convert any Preferred Shares into Common Shares or take any other action which diminishes the benefits of this Stockholder Agreement to the Acquiror.

        3. The Stockholder agrees to, and to cause any company, trust or other person or entity controlled by the Stockholder to, cooperate fully with you in connection with the Merger Agreement, the Option Agreement, this Stockholders Agreement and the transactions contemplated thereby and hereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice and not material in the aggregate to the Company) of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall require the Stockholder to prevent or restrict any director or trustee of the Stockholder who is a director or officer of the Company from taking any action in his capacity as a director or officer of the Company to the extent such director or officer would be permitted to take such action under the Merger Agreement.

        4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and the Option Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement or the Option Agreement; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) subject to Section 7 hereof, any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Merger or the transactions contemplated by the Merger Agreement, this Stockholder Agreement or the Option Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        5. The Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in paragraph 4 above) the Shares listed on Schedule I hereto beside the name of the Stockholder, and any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof, at a duly called meeting of the Company's stockholders (and, in the event the Stockholder has breached its obligations under this Stockholder Agreement or the Option Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Special Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 16 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's Shares. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any Shares beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

        6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        7. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and with the Securities and Exchange Commission if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

        8. The Stockholder's Shares (as listed on Schedule I) and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

        10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

        11. The Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

        12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

        13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        15. Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at Duane Morris & Heckscher LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Sheldon M. Bonovitz or Frederick W. Dreher, or to Acquiror c/o Bruckmann, Rosser & Sherrill & Co., Inc., 126 East 56th Street, New York, N.Y. 10022, Attention: Bruce Bruckmann, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        16. This Stockholder Agreement may be terminated at the option of any party at any time after the Termination Date (as defined in the Option Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                              Very truly yours,

                                                                /s/ JUDITH SHIPON
                                                  ---------------------------------------------
                                                                  Judith Shipon

Confirmed on the date
first above written.

MQ ACQUISITION CORPORATION

By:                            /s/ BRUCE C. BRUCKMANN
                    -------------------------------------------
                                 Bruce C. Bruckmann
                                     President

                                                                      SCHEDULE I

                                                            COMPANY
                                                           PREFERRED         COMPANY
NAME AND ADDRESS OF STOCKHOLDER                             SHARES        COMMON SHARES
------------------------------------------------------  ---------------  ---------------
Judith Shipon.........................................       458,757          459,007
1115 Devon Road
Rydal, PA 19046

                                January 14, 1998

MQ Acquisition Corporation
c/o Bruckmann, Rosser & Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022

    Re: Stockholder Agreement

Dear Sirs:

    The undersigned (the "Stockholder") understands that MQ Acquisition Corporation, a Delaware corporation ("Acquiror") and Mediq Incorporated, a Delaware corporation (the "Company") are entering into an Agreement and Plan of Merger, dated the date hereof, as the same may be amended from time to time (the "Merger Agreement"), providing for, among other things, the merger of Acquiror with and into the Company on the terms and conditions set forth therein (the "Merger").

    The Stockholder is a stockholder of the Company and is entering into this letter agreement (the "Stockholder Agreement") to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    The Stockholder confirms its agreement with you as follows:

        1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the Common Shares and Preferred Shares of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional Shares. The Stockholder, together with other persons who are signatories to this Stockholder Agreement or letter agreements with Acquiror containing substantially the same terms and conditions as set forth herein, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the Shares set forth on Schedule I hereto beside the name of the Stockholder or such other person.

        2. The Stockholder agrees that it will not, will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any Shares or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than
    (i) pursuant to the Merger, (ii) pursuant to the Option Agreement dated of even date herewith between Acquiror and the undersigned (iii) with your prior written consent. The Stockholder agrees that it shall not convert any Preferred Shares into Common Shares or take any other action which diminishes the benefits of this Stockholder Agreement to the Acquiror.

        3. The Stockholder agrees to, and to cause any company, trust or other person or entity controlled by the Stockholder to, cooperate fully with you in connection with the Merger Agreement, the Option Agreement, this Stockholders Agreement and the transactions contemplated thereby and hereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice and not material in the aggregate to the Company) of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall require the Stockholder to prevent or restrict any director or trustee of the Stockholder who is a director or officer of the Company from taking any action in his capacity as a director or officer of the Company to the extent such director or officer would be permitted to take such action under the Merger Agreement.

        4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and the Option Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement or the Option Agreement; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) subject to Section 7 hereof, any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Merger or the transactions contemplated by the Merger Agreement, this Stockholder Agreement or the Option Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        5. The Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in paragraph 4 above) the Shares listed on Schedule I hereto beside the name of the Stockholder, and any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof, at a duly called meeting of the Company's stockholders (and, in the event the Stockholder has breached its obligations under this Stockholder Agreement or the Option Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Special Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 16 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's Shares. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any Shares beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

        6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        7. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and with the Securities and Exchange Commission if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

        8. The Stockholder's Shares (as listed on Schedule I) and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

        10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

        11. The Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

        12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

        13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        15. Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at Duane Morris & Heckscher LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Sheldon M. Bonovitz or Frederick W. Dreher, or to Acquiror c/o Bruckmann, Rosser & Sherrill & Co., Inc., 126 East 56th Street, New York, N.Y. 10022, Attention: Bruce Bruckmann, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        16. This Stockholder Agreement may be terminated at the option of any party at any time after the Termination Date (as defined in the Option Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                              Very truly yours,

                                                             /s/ MICHAEL J. ROTKO
                                                 ---------------------------------------------
                                                               Michael J. Rotko

Confirmed on the date
first above written.

MQ ACQUISITION CORPORATION

By:
                               /s/ BRUCE C. BRUCKMANN
                    -------------------------------------------
                                 Bruce C. Bruckmann
                                     PRESIDENT

                                                                      SCHEDULE I

                                                            COMPANY
                                                           PREFERRED         COMPANY
NAME AND ADDRESS OF STOCKHOLDER                             SHARES        COMMON SHARES
------------------------------------------------------  ---------------  ---------------
Michael J. Rotko......................................       448,655          448,665
P.O. Box 369
Unionville, PA 19375

                                January 14, 1998

MQ Acquisition Corporation
c/o Bruckmann, Rosser & Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022

    Re: Stockholder Agreement

Dear Sirs:

    The undersigned (the "Stockholder") understands that MQ Acquisition Corporation, a Delaware corporation ("Acquiror") and Mediq Incorporated, a Delaware corporation (the "Company") are entering into an Agreement and Plan of Merger, dated the date hereof, as the same may be amended from time to time (the "Merger Agreement"), providing for, among other things, the merger of Acquiror with and into the Company on the terms and conditions set forth therein (the "Merger").

    The Stockholder is a stockholder of the Company and is entering into this letter agreement (the "Stockholder Agreement") to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    The Stockholder confirms its agreement with you as follows:

        1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the Common Shares and Preferred Shares of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional Shares. The Stockholder, together with other persons who are signatories to this Stockholder Agreement or letter agreements with Acquiror containing substantially the same terms and conditions as set forth herein, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the Shares set forth on Schedule I hereto beside the name of the Stockholder or such other person.

        2. The Stockholder agrees that it will not, will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any Shares or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than
    (i) pursuant to the Merger, (ii) pursuant to the Option Agreement dated of even date herewith between Acquiror and the undersigned (iii) with your prior written consent. The Stockholder agrees that it shall not convert any Preferred Shares into Common Shares or take any other action which diminishes the benefits of this Stockholder Agreement to the Acquiror.

        3. The Stockholder agrees to, and to cause any company, trust or other person or entity controlled by the Stockholder to, cooperate fully with you in connection with the Merger Agreement, the Option Agreement, this Stockholders Agreement and the transactions contemplated thereby and hereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice and not material in the aggregate to the Company) of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall require the Stockholder to prevent or restrict any director or trustee of the Stockholder who is a director or officer of the Company from taking any action in his capacity as a director or officer of the Company to the extent such director or officer would be permitted to take such action under the Merger Agreement.

        4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and the Option Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement or the Option Agreement; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) subject to Section 7 hereof, any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Merger or the transactions contemplated by the Merger Agreement, this Stockholder Agreement or the Option Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        5. The Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in paragraph 4 above) the Shares listed on Schedule I hereto beside the name of the Stockholder, and any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof, at a duly called meeting of the Company's stockholders (and, in the event the Stockholder has breached its obligations under this Stockholder Agreement or the Option Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Special Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 16 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's Shares. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any Shares beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

        6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        7. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and with the Securities and Exchange Commission if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

        8. The Stockholder's Shares (as listed on Schedule I) and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

        10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

        11. The Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

        12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

        13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        15. Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at Duane Morris & Heckscher LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Sheldon M. Bonovitz or Frederick W. Dreher, or to Acquiror c/o Bruckmann, Rosser & Sherrill & Co., Inc., 126 East 56th Street, New York, N.Y. 10022, Attention: Bruce Bruckmann, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        16. This Stockholder Agreement may be terminated at the option of any party at any time after the Termination Date (as defined in the Option Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                             Very truly yours,

                                             T/D BERNARD B. ROTKO
                                             DATED NOVEMBER 18, 1983

                                             By:                    /s/ BESSIE G. ROTKO
                                                        ------------------------------------------
                                                                 Bessie G. Rotko, Trustee

                                             By:                   /s/ JUDITH M. SHIPON
                                                        ------------------------------------------
                                                                 Judith M. Shipon, Trustee

                                             By:                   /s/ MICHAEL J. ROTKO
                                                        ------------------------------------------
                                                                 Michael J. Rotko, Trustee

                                             By:                    /s/ JOHN D. ISKRANT
                                                        ------------------------------------------
                                                                 John D. Iskrant, Trustee

Confirmed on the date first above written.

MQ ACQUISITION CORPORATION

BY:
           /S/ BRUCE C. BRUCKMANN
           -------------------------------------------
           Bruce C. Bruckmann
           President

                                                                      SCHEDULE I

                                                            COMPANY
                                                           PREFERRED         COMPANY
NAME AND ADDRESS OF STOCKHOLDER                             SHARES        COMMON SHARES
------------------------------------------------------  ---------------  ---------------
T/D BERNARD B. ROTKO..................................      3,570,969        3,570,969
DATED NOVEMBER 18, 1983, Bessie G. Rotko, Michael J.
Rotko, Judith M. Shipon, John D. Iskrant and PNC Bank,
Trustees

c/o John D. Iskrant...................................
Schnader Harrison Segal & Lewis
1600 Market Street, Suite 3600
Philadelphia, PA 19103

                                January 14, 1998

MQ Acquisition Corporation
c/o Bruckmann, Rosser & Sherrill & Co., Inc.
126 East 56th Street
New York, NY 10022

    Re: Stockholder Agreement

Dear Sirs:

    The undersigned (the "Stockholder") understands that MQ Acquisition Corporation, a Delaware corporation ("Acquiror") and Mediq Incorporated, a Delaware corporation (the "Company") are entering into an Agreement and Plan of Merger, dated the date hereof, as the same may be amended from time to time (the "Merger Agreement"), providing for, among other things, the merger of Acquiror with and into the Company on the terms and conditions set forth therein (the "Merger").

    The Stockholder is a stockholder of the Company and is entering into this letter agreement (the "Stockholder Agreement") to induce you to enter into the Merger Agreement and to consummate the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

    The Stockholder confirms its agreement with you as follows:

        1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the Common Shares and Preferred Shares of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of Shares set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional Shares. The Stockholder, together with other persons who are signatories to this Stockholder Agreement or letter agreements with Acquiror containing substantially the same terms and conditions as set forth herein, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the Shares set forth on Schedule I hereto beside the name of the Stockholder or such other person.

        2. The Stockholder agrees that it will not, will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any Shares or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than
    (i) pursuant to the Merger, (ii) pursuant to the Option Agreement dated of even date herewith between Acquiror and the undersigned (iii) with your prior written consent. The Stockholder agrees that it shall not convert any Preferred Shares into Common Shares or take any other action which diminishes the benefits of this Stockholder Agreement to the Acquiror.

        3. The Stockholder agrees to, and to cause any company, trust or other person or entity controlled by the Stockholder to, cooperate fully with you in connection with the Merger Agreement, the Option Agreement, this Stockholders Agreement and the transactions contemplated thereby and hereby. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice and not material in the aggregate to the Company) of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall require the Stockholder to prevent or restrict any director or trustee of the Stockholder who is a director or officer of the Company from taking any action in his capacity as a director or officer of the Company to the extent such director or officer would be permitted to take such action under the Merger Agreement.

        4. The Stockholder agrees that all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and the Option Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement or the Option Agreement; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) subject to Section 7 hereof, any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Merger or the transactions contemplated by the Merger Agreement, this Stockholder Agreement or the Option Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

        5. The Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in paragraph 4 above) the Shares listed on Schedule I hereto beside the name of the Stockholder, and any Shares beneficial ownership of which is acquired by the Stockholder after the date hereof, at a duly called meeting of the Company's stockholders (and, in the event the Stockholder has breached its obligations under this Stockholder Agreement or the Option Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Special Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 16 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's Shares. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any Shares beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

        6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's Shares constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

        7. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and with the Securities and Exchange Commission if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

        8. The Stockholder's Shares (as listed on Schedule I) and the certificates representing such Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

        9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

        10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

        11. The Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

        12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

        13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

        14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        15. Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at Duane Morris & Heckscher LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Sheldon M. Bonovitz or Frederick W. Dreher, or to Acquiror c/o Bruckmann, Rosser & Sherrill & Co., Inc., 126 East 56th Street, New York, N.Y. 10022, Attention: Bruce Bruckmann, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        16. This Stockholder Agreement may be terminated at the option of any party at any time after the Termination Date (as defined in the Option Agreement). Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                              Very truly yours,

                                                               /s/ BESSIE G ROTKO
                                                  ---------------------------------------------
                                                                 Bessie G. Rotko

Confirmed on the date
first above written.

MQ ACQUISITION CORPORATION

BY:
                               /S/ BRUCE C. BRUCKMANN
                    -------------------------------------------
                                 Bruce C. Bruckmann
                                     PRESIDENT

                                                                      SCHEDULE I

                                                            COMPANY
                                                           PREFERRED         COMPANY
NAME AND ADDRESS OF STOCKHOLDER                             SHARES        COMMON SHARES
------------------------------------------------------  ---------------  ---------------
Bessie G. Rotko.......................................       269,031          240,489
100 Breyer Estate-4N
Elkins Park, PA 19027

                                                                         ANNEX G


                                   AGREEMENT

    THIS AGREEMENT (the "Agreement") is dated as of January 14, 1998 by and between MQ Acquisition Corporation, a Delaware corporation ("MQ"), MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), Michael J. Rotko ("Rotko"), T/D Bernard B. Rotko dated November 18, 1983 (the "Rotko Trust), Bessie G. Rotko and Judith M. Shipon (each a "Rotko Entity," and collectively with Rotko, the "Rotko Entities").

BACKGROUND

    Contemporaneously with the execution of that certain Agreement and Plan of Merger, dated as of January 14, 1998 (as may be amended from time to time, the "Merger Agreement") by and between MQ and MEDIQ, MQ requires that Rotko Entities enter into this Agreement whereby the Rotko Entities agree to convert an aggregate of 1,000,000 shares (the "Rolled Shares") of Series A Preferred Stock, par value $.50 per share of MEDIQ (the "MEDIQ Preferred Stock") into certain securities specified herein.

    Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

    NOW, THEREFORE, in consideration of the premises and the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. ROLLOVER. The parties hereto agree that either (i) immediately prior to the Effective Time, the Rotko Entities will transfer the Rolled Shares to MQ (the "Contribution") in exchange for securities of MQ, which at the Effective Time will be converted into 1,340,200 shares of Series B Preferred Stock (defined below) and a number of shares of Common Stock of the Surviving Corporation equal to 10.98% (assuming an initial investment of $10 million of Common Stock) of the total outstanding shares of Common Stock of the Surviving Corporation (the Series B Preferred Stock and the Common Stock, together the "Converted Shares") or (ii) the Certificate of Merger that is to be filed pursuant to Section 1.2 of the Merger Agreement shall provide that the Rolled Shares shall be converted into the Converted Shares. The decisions as to whether alternative (i) or (ii) above be employed shall be determined by MQ in its sole discretion with the approval of MEDIQ, such approval not to be unreasonably withheld. For purposes of this Agreement, "Series B Preferred Stock" shall mean preferred stock of the Surviving Corporation having the terms substantially in the form attached hereto as EXHIBIT I.

           2. ALLOCATION. The Rolled Shares to be converted into the Converted Shares pursuant to paragraph 1 shall be determined, and the Converted Shares shall be distributed to the each of the Rotko Entities, based on their pro rata ownership of Preferred Stock as set forth on Schedule I hereto; PROVIDED, that the Rotko Trust may, prior to the fifth business day prior to the Effective Time, notify MQ in writing of a revised allocation of Rolled Shares among the Rotko Entities and the allocation of the Converted Shares among the Rotko Entities, whereby such Schedule I shall be revised to reflect such revised allocation (so long as the aggregate number of Rolled Shares converted into the aggregate number of Converted Shares and the aggregate number of Converted Shares distributed in respect of the Rolled Shares remains unchanged) (the "Reallocation"); PROVIDED FURTHER that the Reallocation shall not adversely affect the accounting treatment or the economic impact of the Merger and related transactions to MQ, the Surviving Corporation and their shareholders other than the Rotko Entities.

           3. REPRESENTATIONS AND WARRANTIES OF THE ROTKO ENTITIES. Each of the Rotko Entities represents and warrants that (i) the Rotko Entities as the sole beneficial owner of the Rolled Shares and have good title to, the Rolled Shares, free and clear of any lien, security interest, restriction, right of first refusal or encumbrance or claim of any kind,
       (ii) at the Effective Time, the Rotko Entities will be the sole beneficial owner of the Rolled Shares and will have good title to, the Rolled Shares, free and clear of any lien, security interest, restriction, right of first refusal or encumbrance or claim of any kind,
       (iii) this Agreement has been duly executed and delivered by each of the Rotko Entities, and this Agreement constitutes the legal, valid and binding obligations of each of the Rotko Entities, enforceable in accordance with its terms, and (iv) each of the Rotko Entities has full legal right, power and authority to enter into this Agreement and to perform its other obligations hereunder.

           4. TERMINATION. This Agreement shall terminate immediately upon the termination of the Merger Agreement if the Merger Agreement is terminated prior to the Effective Time; provided, that if the termination of the Merger Agreement results from a failure of the condition set forth in
       Section 5.12(c) thereof to be satisfied, such termination shall not derogate from MQ's rights under this Agreement. The obligations of the parties hereto under this Agreement are subject to the execution of a definitive shareholders agreement (the "Shareholders Agreement") reasonably satisfactory to the parties embodying terms substantially as set forth in Exhibit I. .

           5. COUNTERPARTS. This Agreement may be executed in identical counterpart copies, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.

           6. FURTHER ASSURANCES. The parties hereto agree to execute such other documents and to take such further actions as may be necessary to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

           7. FACSIMILES. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

           8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                          MQ ACQUISITION CORPORATION

                                By:            /s/ BRUCE C. BRUCKMANN
                                     -----------------------------------------
                                                 Bruce C. Bruckmann
                                                     PRESIDENT

                                MEDIQ INCORPORATED

                                By:            /s/ THOMAS E. CARROLL
                                     -----------------------------------------
                                                 Thomas E. Carroll
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                By:             /s/ MICHAEL J. ROTKO
                                     -----------------------------------------
                                                  Michael J. Rotko

                                By:             /s/ BESSIE G. ROTKO
                                     -----------------------------------------
                                                  Bessie G. Rotko

                                By:             /s/ JUDITH M. SHIPON
                                     -----------------------------------------
                                                  Judith M. Shipon

                                T/D BERNARD B. ROTKO
                                DATED NOVEMBER 18, 1983

                                              /s/ BESSIE G. ROTKO
                                 ---------------------------------------------
                                               Bessie G. Rotko,
                                                    TRUSTEE

                                             /s/ JUDITH M. SHIPON
                                 ---------------------------------------------
                                               Judith M. Shipon
                                                    TRUSTEE

                                             /s/ MICHAEL J. ROTKO
                                 ---------------------------------------------
                                               Michael J. Rotko
                                                    TRUSTEE

                                                John D. Iskrant
                                 ---------------------------------------------
                                           John D. Iskrant, Trustee
                                                    TRUSTEE

                                                                       EXHIBIT I

SERIES B PREFERRED STOCK

 1. NAME OF SERIES: Series B 13.25% Cumulative Compounding Perpetual Preferred Stock.

 2. FACE AMOUNT: $10.00.

 3. PAR VALUE: $.01 per share.

 4. ISSUE DATE: The Effective Time.

 5. RANK: The Series B Preferred Stock will rank junior to the Series A Preferred Stock and senior to the Series C Preferred Stock and the Common Stock for dividend, repurchase and liquidation purposes.

 6. DIVIDENDS: $1.325 per share PER ANNUM. All dividends shall be cumulative, whether or not earned or declared, and shall be payable semi-annually in arrears. There shall be no obligation to pay dividends until declared by the Board of Directors. Accrued dividends, if not paid, shall accrue additional dividends at 13.25% per annum.

 7. LIQUIDATION PREFERENCE: Upon any voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation, each holder of Series B Preferred Stock then outstanding shall be entitled to be paid $10.00 in cash per share, plus accrued dividends, prior to any payments to junior security holders.

 8. OPTIONAL REDEMPTION: None.

 9. MANDATORY REDEMPTION: None.

 10. VOTING RIGHTS: Holders of Series B Preferred Stock will have no voting rights, except as otherwise required by Delaware law.

 11. TAG-ALONG/DRAG-ALONG RIGHTS. The Shareholders Agreement shall provide for the following:

     -- If BRS sells (other than to affiliates, coinvestors and other similar parties) or has redeemed more than 10% of its original investment in Series B Preferred Stock, the Rotko Entities will have the right to participate on same terms and conditions pro rata with BRS and other holders of Series B Preferred Stock; provided, that if such sale or redemption is to or by the Company or any person related to the Company within the meaning of Section 351(g)(3)(B) of the Internal Revenue Code (the Company and such a related person referred to herein as a "Disqualified Person"), then BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than a Disqualified Person) will offer to purchase such shares in lieu of the Disqualified Person and any such purchase shall not be directly or indirectly funded by a Disqualified Person.

     -- If holders of a majority of Series B Preferred Stock proposes to sell their shares, they may elect to drag along the Rotko Entities who will consent to, and waive any objections with respect to, such transaction; PROVIDED, that, if such sale is to a Disqualified Person, BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than a Disqualified Person) shall have the right to purchase such shares in lieu of the Disqualified Person and any such purchase shall not be directly or indirectly funded by a Disqualified Person.

     -- If the Company shall redeem shares of the Series A or Series C Preferred
        Stock, BRS and/or its coinvestors, their respective affiliates or a third party designated by BRS (other than a Disqualified Person) will offer to purchase (the "Purchase Option") from the Rotko Entities a percentage of the Series B Preferred Stock held by them equal to the aggregate liquidation preference of the Series A or Series C Preferred Stock so redeemed (not including any redemption of Series A

        Preferred Stock issued as Merger Consideration) divided by the sum of the aggregate liquidation preference of the Series A, B and C Preferred Stock then outstanding plus the original cost of the shares of Common Stock then outstanding; it being understood that (i) the intent of the foregoing provision is to provide the Rotko Entity with a similar investment opportunity as if they converted on the same terms as BRS and its coinvestors and acquired Shares of Series A, B and C Preferred Stock and Common Stock in the same proportions as BRS and other coinvestors,
        (ii) a purchase pursuant to the Purchase Option shall not be directly or indirectly funded by a Disqualified Person and (iii) the purchase price pursuant to the Purchase Option for the Series B Preferred Stock shall be in an amount not less than the par value plus accrued dividends on such stock and shall be paid in comparable consideration to that offered to the redeeming shareholders.

 12. PREEMPTION: The Shareholders Agreement will provide that, if the Company proposes to sell any equity securities, then the holders of the Series B Preferred Stock will have an opportunity to purchase a proportionate amount of such equity securities on the same terms and conditions as offered by the Company (in the ratio of their equity ownership in the Company over the total equity in the Company prior to the sale), unless such equity securities are issued (A) in connection with a business combination (unanimously approved by Company's Board of Directors), (B) to the Company's management or directors, (C) in connection with debt financing or a bona fide public offering or (D) subject to certain other exceptions to be negotiated.

 13. RESTRICTIONS ON TRANSFER. For the five year period beginning the Effective Time, the Rotko Entities will not be permitted to transfer their Series B Preferred Stock or their Common Stock other than to family members and others by the law of descent distribution or trusts for the benefit of such persons. For the five year period beginning on the fifth anniversary of the Effective Time and ending on the tenth anniversary of the Effective Time, the Rotko Entities may transfer their shares of Series B Preferred and Common stock subject to the restrictions applicable to such shares. After the tenth anniversary of the Effective Time, the Rotko Entities may transfer their shares of Series B Preferred and Common stock free of the restrictions applicable to such shares.

 14. BOARD OF DIRECTORS: The Shareholder Agreement will provide that the Rotko Trust shall have the right to elect one director of the Company so long as the Rotko Entities own 5% or more of the Common Stock of the Company.

 15. TAG-ALONG/DRAG-ALONG RELATING TO COMMON SHARES: The Shareholders Agreement will provide that if BRS proposes to sell 10% or more of its Common Shares to a third party, then the Rotko Entities will have the right to participate on the same terms and conditions pro rata with BRS and other holders of the Common Stock subject to certain exceptions to be negotiated. The Shareholders Agreement will provide that if the holders of a majority of the Common Shares proposes to sell their shares to a third party, they may elect to drag along the Rotko Entities on the same terms and conditions who will consent to, and waive any objections with respect to, such transaction. The tag-along and drag-along rights relating to the Common Stock will terminate immediately prior to such time as there is a bona fide public offering of the Company's Common Stock.

 16. PIGGY-BACK RIGHTS. The Rotko Entities may include their shares of the Series A Preferred Stock or Series B Preferred Stock, on a pro rata basis with other shareholders, in any registration statement filed by the Company under the Securities Act of 1933 (other than with respect to Form S-4 and Form S-8) that registers shares of Series A Preferred Stock or Series B Preferred Stock on terms and conditions to be negotiated.

                                                                      SCHEDULE I


                                                                                                       PERCENTAGE
                                                                                                      OWNERSHIP OF
                                                                                                          MEDIQ
                                                                                                        PREFERRED
ROTKO ENTITY                                                                                             SHARES
----------------------------------------------------------------------------------------------------  -------------

T/D Bernard B. Rotko................................................................................        75.22%
  dated November 18, 1983

Bessie Rotko........................................................................................         5.67%

Michael Rotko.......................................................................................         9.45%

Judith Shipon.......................................................................................         9.66%
                                                                                                           ------

AGGREGATE...........................................................................................       100.00%
                                                                                                           ------
                                                                                                           ------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The directors and officers of the registrant are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

ITEM 21 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   2.1     Agreement and Plan of Merger, dated as of January 14, 1998, by and between MEDIQ and MQ (See Annex A to the Proxy Statement/Prospectus)

   2.2     Stock Option Agreement, dated January 14, 1998, between MQ Acquisition Corporation and the persons signatory thereto (See Annex E to the Proxy Statement/Prospectus)

   2.3     Stockholder Agreements between BRS and the Rotko Entities (See Annex F of the Proxy
           Statement/Prospectus)

   2.4     Rollover Agreement, dated January 14, 1998 by and among MEDIQ, MQ and the Rotko Entities (See Annex G to the Proxy Statement/Prospectus)

   2.5     Agreement and Plan of Merger among Cardinal Health, Inc., Panther Merger Corp., PCI Services, Inc. and
           MEDIQ dated July 23, 1996 (Exhibit 2.1)(1)

   2.6     Amended and Restated Stock Purchase Agreement among MEDIQ, MEDIQ Investment Products, Services, Inc.
           and NutraMax Products, Inc. dated November 20, 1996 (Exhibit 2(a))(2)

   2.7     Affiliate Letter to Cardinal Health, Inc. from MEDIQ dated August 16, 1996 (Exhibit 4)(3)

   2.8     Stock Purchase Agreement among MEDIQ, MEDIQ Investment Services, Inc. and InnoServ Technologies, Inc.
           dated November 13, 1997 (Exhibit 2.8)(4)

   2.9     Asset Purchase Agreement by and among MEDIQ Mobile X-Ray Services, Inc., MEDIQ and Symphony Diagnostic
           Services No. 1, Inc. dated November 6, 1996 (Exhibit 2.5)(5)

   3.1     Certificate of Incorporation of MEDIQ (Exhibit 3.1)(6)

   3.2     By-Laws of MEDIQ (Exhibit 3.2)(6)

   3.3     Form of Restated Certificate of Incorporation including Certificate of Designation, Preferences and
           Rights for Series A 13.0% Cumulative Compounding Preferred Stock; Certificate of Designation,
           Preferences and Rights for Series B 12.5% Cumulative Compounding Perpetual Preferred Stock; and
           Certificate of Designation, Preferences and Rights for Series C 13.5% Cumulative Compounding Preferred
           Stock of the Surviving Corporation to be filed in connection with the consummation of the Merger (See
           Annex D to the Proxy Statement/Prospectus)

   4.1     Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties party thereto, Banque
           Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and NationsBank, N.A., as
           Documentation Agent dated October 1, 1996 (Exhibit 4.1)(5)

   4.2     Amendment No. 1 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated January 24, 1997 (Exhibit 4.1(a))(4)

   4.3     Amendment No. 2 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated April 1, 1997 (Exhibit 4.1(b))(4)

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   4.4     Amendment No. 3 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated August 8, 1997 (Exhibit 4.1(c))(4)

   4.5     Amendment No. 1 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated September 17, 1997 (Exhibit 4.1(d))(4)

   4.6     Security Agreement among MEDIQ/PRN Life Support Services, Inc., the Banque Nationale de Paris, as
           Administrative Agent and as Initial Issuing Bank, and NationsBank, N.A. as Documentation Agent dated
           October 1, 1996 (Exhibit 4)(7)

   4.7     Indenture dated as of July 1, 1993 between MEDIQ and First Union Bank, N.A. (formerly First Fidelity
           Bank, N.A.) for 7.50% Exchangeable subordinated Debentures due 2003 (Exhibit 4.1)(8)

   4.8     7.50% Exchangeable Subordinated Debentures due 2003 (Exhibit 4.2)(8)

   4.9     Senior Secured Credit Facilities Commitment Letter dated February 2, 1998 by and between Credit Suisse
           First Boston, NationsBank, N.A., Banque Nationale de Paris and Bruckmann, Rosser, Sherrill & Co., Inc.
           (Exhibit (a)(1))(9)

   4.10    Bridge Loan Commitment Letter dated February 2, 1998 by and between Credit Suisse First Boston,
           NationsBridge, L.L.C. and Bruckmann, Rosser, Sherrill & Co., Inc. (Exhibit (a)(2))(10)

   5.1*    Opinion of Drinker Biddle & Reath LLP, counsel to MEDIQ

  10.1     MEDIQ Executive Security Plan (Exhibit 10.6)(6)

  10.2     1987 Stock Option Plan (Exhibit 10.7)(6)

  10.3     Amendment to 1987 Stock Option (Exhibit 10.7(b))(5)

  10.4     1997 Stock Option Plan (Exhibit 10.7(c))(4)

  10.5     Employment contract with Michael F. Sandler dated as of June 26, 1995 (Exhibit 10.8)(6)

  10.6     Amendment No. 1 to Employment contract with Michael F. Sandler dated as of April 30, 1997 (Exhibit
           10.8(a))(4)

  10.7     Amendment No. 2 to Employment contract with Michael F. Sandler dated as of September 30, 1997 (Exhibit
           10.8(b))(4)

  10.8     Amendment No. 3 to Employment contract with Michael F. Sandler dated as of September 30, 1997 (Exhibit
           10.8(c))(8)

  10.9     Employment contract with Thomas E. Carroll dated as of April 27, 1995 (Exhibit 10.9)(6)

  10.10    Amendment No. 1 to Employment contract with Thomas E. Carroll dated as of November 14, 1997 (Exhibit
           10.9(a))(4)

  10.11    Employment contract with Jay M. Kaplan dated as of June 20, 1995 (Exhibit 10.10)(6)

  10.12    Letter Agreement dated January 14, 1998 by and between Bruckmann, Rosser, Sherrill & Co., Inc. and
           MEDIQ Incorporated (Exhibit 2.7)(11)

  10.13    Commitment Letter dated January 14, 1998 by and between Bruckmann, Rosser, Sherrill & Co., L.P. and MQ
           Acquisition Corporation (Exhibit 2.8)(11)

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  10.14    Commitment Letter dated January 14, 1998 by and between Ferrer Freeman Thompson & Co. and Bruckmann,
           Rosser, Sherrill & Co., Inc. (Exhibit (b)(4))(10)

  10.15    Commitment Letter dated January 14, 1998 by and between Galen Associates and Bruckmann, Rosser,
           Sherrill & Co., Inc. (Exhibit (b)(5))(10)

  11.1*    Statement re Computation of Earnings per Share

  12.1*    Statement re Computation of Ratios

  21.1     Subsidiaries of Registrant (Exhibit 2.1)(4)

  23.1     Consent of Deloitte & Touche LLP

  23.2*    Consent of Drinker, Biddle & Reath LLP (included in Exhibit 5.1)

 27*       Financial Data Schedule

  99.1+    Consent of Salomon Smith Barney

  99.2+    MEDIQ Proxy Card

  99.3+    Consent of Bruce C. Bruckmann

  99.4+    Consent of Stephen C. Sherrill

  99.5     Consent of Robert T. Thompson

  99.6     Consent of L. John Wilkerson


------------------------


+   Previously filed.


*   To be filed by amendment.

(1) Incorporated by reference to designated exhibit to Schedule 13D filed by Cardinal Health, Inc., July 29, 1996, File No. 5-42666.

(2) Incorporated by reference to designated exhibit to Form 10-K Annual Report filed by NutraMax Products, Inc. for the fiscal year ended September 28, 1996, File No. 0-18671.

(3) Incorporated by reference to designated exhibit to MEDIQ's Current Report on Form 8-K filed October 21, 1996, File No.1-08417.

(4) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1997, File No.1-08417.

(5) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1996, File No. 1-08417.

(6) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1995, File No. 1-08417.

(7) Incorporated by reference to designated exhibit to Schedule 13D filed by MEDIQ, October 11, 1996, File No. 5-41183.

(8) Incorporated by reference to designated exhibit to S-2 Registration Statement originally filed by MEDIQ on April 28, 1993, as amended, File No.33-61724.


(9) Incorporated by reference to designated exhibit to Schedule 13E-3 filed February 13, 1998, File No. 5-37795.



(10) Incorporated by reference to designated exhibit to Amendment No. 1 to
    Schedule 13E-3 filed the date hereof.



(11) Incorporated by reference to designated exhibit to Form 8-K filed by MEDIQ, January 21, 1998, File No. 1-08147.


ITEM 22 UNDERTAKINGS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

    The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pennsauken, State of New Jersey, on March 30, 1998.



                                MEDIQ INCORPORATED

                                By:            /s/ THOMAS E. CARROLL
                                     -----------------------------------------
                                                 Thomas E. Carroll
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                Chief Executive Officer
    /s/ THOMAS E. CARROLL         and President (principal
------------------------------    executive officer) and      March 30, 1998
      Thomas E. Carroll           Director

                                Senior Vice President
                                  Finance and Chief
              *                   Financial Officer
------------------------------    (principal financial and    March 30, 1998
        Jay M. Kaplan             principal accounting
                                  officer)

              *
------------------------------  Director                      March 30, 1998
      Michael F. Sandler

              *
------------------------------  Director                      March 30, 1998
       Mark S. Levitan

              *
------------------------------  Director                      March 30, 1998
       H. Scott Miller

              *
------------------------------  Chairman of the Board and     March 30, 1998
       Michael J. Rotko           Director

------------------------------  Director
       Jacob A. Shipon

------------------------------  Director
     Sheldon M. Bonovitz




                                              *By:           /s/ THOMAS E. CARROLL
                                                    ----------------------------------------
                                                               Thomas E. Carroll
                                                                ATTORNEY-IN-FACT

                                 EXHIBIT INDEX



 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

   2.1     Agreement and Plan of Merger, dated as of January 14, 1998, by and between MEDIQ and MQ (See Annex A to the Proxy Statement/Prospectus)

   2.2     Stock Option Agreement, dated January 14, 1998, between MQ Acquisition Corporation and the persons signatory thereto (See Annex E to the Proxy Statement/Prospectus)

   2.3     Stockholder Agreements between BRS and the Rotko Entities (See Annex F of the Proxy
           Statement/Prospectus)

   2.4     Rollover Agreement, dated January 14, 1998 by and among MEDIQ, MQ and the Rotko Entities (See Annex G to the Proxy Statement/Prospectus)

   2.5     Agreement and Plan of Merger among Cardinal Health, Inc., Panther Merger Corp., PCI Services, Inc. and
           MEDIQ dated July 23, 1996 (Exhibit 2.1)(1)

   2.6     Amended and Restated Stock Purchase Agreement among MEDIQ, MEDIQ Investment Products, Services, Inc.
           and NutraMax Products, Inc. dated November 20, 1996 (Exhibit 2(a))(2)

   2.7     Affiliate Letter to Cardinal Health, Inc. from MEDIQ dated August 16, 1996 (Exhibit 4)(3)

   2.8     Stock Purchase Agreement among MEDIQ, MEDIQ Investment Services, Inc. and InnoServ Technologies, Inc.
           dated November 13, 1997 (Exhibit 2.8)(4)

   2.9     Asset Purchase Agreement by and among MEDIQ Mobile X-Ray Services, Inc., MEDIQ and Symphony Diagnostic
           Services No. 1, Inc. dated November 6, 1996 (Exhibit 2.5)(5)

   3.1     Certificate of Incorporation of MEDIQ (Exhibit 3.1)(6)

   3.2     By-Laws of MEDIQ (Exhibit 3.2)(6)

   3.3     Form of Restated Certificate of Incorporation including Certificate of Designation, Preferences and
           Rights for Series A 13.0% Cumulative Compounding Preferred Stock; Certificate of Designation,
           Preferences and Rights for Series B 12.5% Cumulative Compounding Perpetual Preferred Stock; and
           Certificate of Designation, Preferences and Rights for Series C 13.5% Cumulative Compounding Preferred
           Stock of the Surviving Corporation to be filed in connection with the consummation of the Merger (See
           Annex D to the Proxy Statement/Prospectus)

   4.1     Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties party thereto, Banque
           Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and NationsBank, N.A., as
           Documentation Agent dated October 1, 1996 (Exhibit 4.1)(5)

   4.2     Amendment No. 1 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated January 24, 1997 (Exhibit 4.1(a))(4)

   4.3     Amendment No. 2 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated April 1, 1997 (Exhibit 4.1(b))(4)

   4.4     Amendment No. 3 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated August 8, 1997 (Exhibit 4.1(c))(4)

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
   4.5     Amendment No. 1 to Credit Agreement among MEDIQ/PRN Life Support Services, Inc., the Lender Parties
           party thereto, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and
           NationsBank, N.A., as Documentation Agent dated September 17, 1997 (Exhibit 4.1(d))(4)

   4.6     Security Agreement among MEDIQ/PRN Life Support Services, Inc., the Banque Nationale de Paris, as
           Administrative Agent and as Initial Issuing Bank, and NationsBank, N.A. as Documentation Agent dated
           October 1, 1996 (Exhibit 4)(7)

   4.7     Indenture dated as of July 1, 1993 between MEDIQ and First Union Bank, N.A. (formerly First Fidelity
           Bank, N.A.) for 7.50% Exchangeable subordinated Debentures due 2003 (Exhibit 4.1)(8)

   4.8     7.50% Exchangeable Subordinated Debentures due 2003 (Exhibit 4.2)(8)

   4.9     Senior Secured Credit Facilities Commitment Letter dated February 2, 1998 by and between Credit Suisse
           First Boston, NationsBank, N.A., Banque Nationale de Paris and Bruckmann, Rosser, Sherrill & Co., Inc.
           (Exhibit (a)(1))(9)

   4.10    Bridge Loan Commitment Letter dated February 2, 1998 by and between Credit Suisse First Boston,
           NationsBridge, L.L.C. and Bruckmann, Rosser, Sherrill & Co., Inc. (Exhibit (a)(2))(10)

   5.1*    Opinion of Drinker Biddle & Reath LLP, counsel to MEDIQ

  10.1     MEDIQ Executive Security Plan (Exhibit 10.6)(6)

  10.2     1987 Stock Option Plan (Exhibit 10.7)(6)

  10.3     Amendment to 1987 Stock Option (Exhibit 10.7(b))(5)

  10.4     1997 Stock Option Plan (Exhibit 10.7(c))(4)

  10.5     Employment contract with Michael F. Sandler dated as of June 26, 1995 (Exhibit 10.8)(6)

  10.6     Amendment No. 1 to Employment contract with Michael F. Sandler dated as of April 30, 1997 (Exhibit
           10.8(a))(4)

  10.7     Amendment No. 2 to Employment contract with Michael F. Sandler dated as of September 30, 1997 (Exhibit
           10.8(b))(4)

  10.8     Amendment No. 3 to Employment contract with Michael F. Sandler dated as of September 30, 1997 (Exhibit
           10.8(c))(8)

  10.9     Employment contract with Thomas E. Carroll dated as of April 27, 1995 (Exhibit 10.9)(6)

  10.10    Amendment No. 1 to Employment contract with Thomas E. Carroll dated as of November 14, 1997 (Exhibit
           10.9(a))(4)

  10.11    Employment contract with Jay M. Kaplan dated as of June 20, 1995 (Exhibit 10.10)(6)

  10.12    Letter Agreement dated January 14, 1998 by and between Bruckmann, Rosser, Sherrill & Co., Inc. and
           MEDIQ Incorporated (Exhibit 2.7)(11)

  10.13    Commitment Letter dated January 14, 1998 by and between Bruckmann, Rosser, Sherrill & Co., L.P. and MQ
           Acquisition Corporation (Exhibit 2.8)(11)

  10.14    Commitment Letter dated January 14, 1998 by and between Ferrer Freeman Thompson & Co. and Bruckmann,
           Rosser, Sherrill & Co., Inc. (Exhibit (b)(4))(10)

  10.15    Commitment Letter dated January 14, 1998 by and between Galen Associates and Bruckmann, Rosser,
           Sherrill & Co., Inc. (Exhibit (b)(5))(10)

  11.1*    Statement re Computation of Earnings per Share

  12.1*    Statement re Computation of Ratios

  21.1     Subsidiaries of Registrant (Exhibit 2.1)(4)

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  23.1     Consent of Deloitte & Touche LLP

  23.2*    Consent of Drinker, Biddle & Reath LLP (included in Exhibit 5.1)

 27*       Financial Data Schedule

  99.1+    Consent of Salomon Smith Barney

  99.2+    MEDIQ Proxy Card

  99.3+    Consent of Bruce C. Bruckmann

  99.4+    Consent of Stephen C. Sherrill

  99.5     Consent of Robert T. Thompson

  99.6     Consent of L. John Wilkerson


------------------------


+   Previously filed.



*   To be filed by amendment.



(1) Incorporated by reference to designated exhibit to Schedule 13D filed by Cardinal Health, Inc., July 29, 1996, File No. 5-42666.



(2) Incorporated by reference to designated exhibit to Form 10-K Annual Report filed by NutraMax Products, Inc. for the fiscal year ended September 28, 1996, File No. 0-18671.



(3) Incorporated by reference to designated exhibit to MEDIQ's Current Report on Form 8-K filed October 21, 1996, File No.1-08417.



(4) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1997, File No.1-08417.



(5) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1996, File No. 1-08417.



(6) Incorporated by reference to designated exhibit to Annual Report on Form 10-K filed by MEDIQ for the fiscal year ended September 30, 1995, File No. 1-08417.



(7) Incorporated by reference to designated exhibit to Schedule 13D filed by MEDIQ, October 11, 1996, File No. 5-41183.



(8) Incorporated by reference to designated exhibit to S-2 Registration Statement originally filed by MEDIQ on April 28, 1993, as amended, File No.33-61724.



(9) Incorporated by reference to designated exhibit to Schedule 13E-3 filed February 13, 1998, File No. 5-37795.



(10) Incorporated by reference to designated exhibit to Amendment No. 1 to
    Schedule 13E-3 filed the date hereof.



(11) Incorporated by reference to designated exhibit to Form 8-K filed by MEDIQ, January 21, 1998, File No. 1-08147.